Filed pursuant to Rule 424(b)(3)
Registration No. 333-216037

FS CREDIT REAL ESTATE INCOME TRUST, INC.

Prospectus

Maximum Offering of $2,750,000,000 in Shares of Common Stock

FS Credit Real Estate Income Trust, Inc. is a newly organized Maryland corporation formed to originate, acquire and manage a portfolio of senior loans secured by commercial real estate primarily in the United States. We are focused on floating-rate mortgage loans that are secured by first priority mortgages on transitional commercial real estate properties, but we may also invest in other real estate-related assets, including: (i) other commercial real estate mortgage loans, including fixed-rate loans, subordinated loans, B-Notes, mezzanine loans and participations in commercial mortgage loans; and (ii) commercial real estate securities, including commercial mortgage-backed securities, or CMBS, residential mortgage-backed securities, or RMBS, unsecured debt of listed and non-listed REITs, collateralized debt obligations and equity or equity-linked securities. To a lesser extent we may invest in warehouse loans secured by commercial or residential mortgages, credit loans to commercial real estate companies and portfolios of single family home mortgages. We intend to qualify as a real estate investment trust, or a REIT, for U.S. federal income tax purposes.

We are managed by our adviser, FS Real Estate Advisor, LLC (“FS Real Estate Advisor” or the “adviser”), a subsidiary of our sponsor, Franklin Square Holdings, L.P. (“FS Investments” or the “sponsor”), a national sponsor of alternative investment funds designed for the individual investor. FS Real Estate Advisor has engaged Rialto Capital Management, LLC (“Rialto” or the “sub-adviser”) to act as the sub-adviser.

We are offering on a continuous basis up to $2,750,000,000 in shares of common stock, consisting of up to $2,500,000,000 in shares of common stock in our primary offering and up to $250,000,000 in shares of common stock pursuant to our distribution reinvestment plan. We are offering to sell any combination of five classes of shares of our common stock, Class T, Class T-C, Class D, Class M and Class I shares, with a dollar value up to the maximum offering amount. Class S and Class Y shares will only be offered in this offering pursuant to our distribution reinvestment plan. The share classes have different selling commissions and dealer manager fees, and different ongoing stockholder servicing fees. Prior to the date upon which we begin to accept subscriptions from investors in this offering, the sponsor and Rialto, or their respective affiliates, will purchase an aggregate of $10.0 million of our Class S shares of common stock at $25.00 per share (the “Initial Class S Investment”). The initial purchase price for shares of our common stock will be $25.00 per share, plus, for Class T and Class T-C shares, applicable selling commissions and for Class T shares, applicable dealer manager fees. For each class, the business day following the date we receive our first subscription for shares of that particular class, the per share purchase price will vary from day-to-day and, on each day, will equal our NAV per share for each class of shares plus, for Class T and Class T-C shares, applicable selling commissions and for Class T shares, applicable dealer manager fees. This is a “best efforts” offering, which means that FS Investment Solutions, LLC, the dealer manager of this offering (the “dealer manager”), will use its best efforts but is not required to sell any specific amount of shares in this offering.

Although we do not intend to list our shares of common stock for trading on an exchange or other trading market, in an effort to provide our stockholders with liquidity in respect of their investment in our shares, we have adopted a share repurchase plan whereby, subject to certain limitations, stockholders may request on a daily basis that we repurchase all or any portion of their shares. The repurchase price per share for each class of common stock will equal the NAV per share for such class on the repurchase date.

Investing in our common stock involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 36 for risks to consider before buying our shares, including:

●	We have no prior operating history and there is no assurance that we will achieve our investment objectives.

●	This is a “blind pool” offering and thus you will not have the opportunity to evaluate our investments before we make them.

●	Since there is no public trading market for shares of our common stock, repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase plan will provide stockholders with the opportunity to request that we repurchase their shares on a daily basis, subject to certain limitations. Our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. Finally, we are not obligated by our charter or otherwise to effect a liquidity event at any time. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

●	The purchase and repurchase price for shares of our common stock will be based on our NAV and will not be based on any public trading market. Because the valuation of our investments is inherently subjective, our NAV may not accurately reflect the actual price at which our assets could be liquidated on any given day.
●	We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources.

●	We have no employees and are dependent on our adviser and the sub-adviser to conduct our operations. Our adviser and the sub-adviser will face conflicts of interest as a result of, among other things, the allocation of investment opportunities among us and other investment vehicles, the allocation of time of their investment professionals and the substantial fees and expenses that we will pay to the adviser and its affiliates.

●	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, our ability to achieve our investment objectives could be adversely affected.

●	There are limits on the ownership and transferability of our shares.

●	Our failure to qualify or remain qualified as a REIT would adversely affect our NAV and the amount of cash available for distribution to our stockholders.

None of the Securities and Exchange Commission (the “SEC”), the Attorney General of the State of New York or any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences which may result from an investment in our common stock is prohibited.

	Price to the Public(1)	Selling Commissions	Dealer Manager Fees	Proceeds to Us, Before Expenses
Maximum Primary Offering(2)	$2,500,000,000	$30,000,000	$6,250,000	$2,463,750,000
Class T Shares, Per Share	$26.11	$0.78	$0.33	$25.00
Class T-C Shares, Per Share	$25.78	$0.78	$—	$25.00
Class D Shares, Per Share	$25.00	—	—	$25.00
Class M Shares, Per Share	$25.00	—	—	$25.00
Class I Shares, Per Share	$25.00	—	—	$25.00
Maximum Distribution Reinvestment Plan(2)	$250,000,000	—	—	$250,000,000

(1)	The per share price shown will apply to each class of our shares sold in this offering until the business day following the date we receive our first subscription for shares of the respective class. Thereafter, the price at which shares of each class are sold will vary from day-to-day and, on each day will be equal to a price per share equal to our NAV per share for the applicable class of shares plus, for Class T and Class T-C shares, applicable selling commissions and for Class T shares, applicable dealer manager fees.

(2)	Assumes that 1/5 of the gross offering proceeds are from the sale of each of our Class T, Class T-C, Class D, Class M and Class I shares. For Class T shares sold in the primary offering, investors will pay selling commissions of up to 3.0% of the purchase price and dealer manager fees of up to 1.25% of the purchase price. For Class T-C shares sold in the primary offering, investors will pay selling commissions of up to 3.0% of the purchase price. We will also pay stockholder servicing fees over time to the dealer manager, subject to limitations on underwriting compensation, equal to 1.0%, 0.85%, 0.3% and 0.3% per annum of the aggregate NAV of our outstanding Class T, Class T-C, Class D and Class M shares, respectively; provided that the stockholder servicing fee for Class T-C shares will be comprised of an advisor stockholder servicing fee of 0.60% per annum, and a dealer stockholder servicing fee of 0.25% per annum, of the aggregate NAV for the Class T-C shares. No stockholder servicing fees will be paid with respect to the Class I, Class S or Class Y shares. The total amount that will be paid over time for other underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will also pay or reimburse certain organization and offering expenses. See “Estimated Use of Proceeds,” “Compensation” and “Plan of Distribution”.

The date of this prospectus is September 11, 2017.

FS Investment Solutions, LLC

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” below. Investors seeking to purchase shares of our common stock must proceed as follows:

●	Read this entire prospectus, including any documents incorporated by reference herein, and any appendices and supplements accompanying this prospectus.

●	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

●	Deliver a check or submit a wire transfer for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to your registered selling representative or investment advisor. Your check should be made payable, or wire transfer directed, to “FS Credit Real Estate Income Trust, Inc.” After you have satisfied the applicable minimum initial purchase requirements for the class of stock you are purchasing ($5,000 for Class T, Class T-C, Class D and Class M shares; $1,000,000 for Class I shares), additional purchases must be in increments of $500, except for purchases made under our distribution reinvestment plan.

By executing the subscription agreement and paying the total purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

See “Plan of Distribution—Purchase Price” for a description of the purchase price for each class of shares sold in this offering.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive this prospectus. Any subscription may be canceled at any time before it has been accepted. See “Plan of Distribution” for additional information regarding subscriptions for shares of our common stock in this offering. If for any reason we reject the subscription, we will return the check or wire, without interest or deduction, within ten business days of rejecting it.

An approved trustee must process and forward to us subscriptions made through individual retirement accounts, or IRAs, Keogh plans and 401(k) plans. In the case of investments made through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return a TOD form, which you may obtain from your financial advisor.

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SUITABILITY STANDARDS

Shares of our common stock are suitable only as a long-term investment for persons of adequate financial means who do not need near-term liquidity from their investment. We do not expect there to be a public market for our shares and thus it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares repurchased through our share repurchase plan. You should not buy shares of our common stock if you need to sell them in the near future. The minimum initial investment in shares of our common stock that we will accept is $5,000 for Class T, Class T-C, Class D and Class M shares and $1,000,000 for Class I shares.

In consideration of these factors, we require that a purchaser of shares of our common stock have either:

●	a net worth of at least $250,000; or

●	a gross annual income of at least $70,000 and a net worth of at least $70,000.

For purposes of determining whether you satisfy the standards, your net worth is calculated excluding the value of your home, home furnishings and automobiles.

Certain states have established suitability standards in addition to the minimum income and net worth standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below. Certain broker-dealers selling shares in the offering may impose greater suitability standards than those set forth above and the state-specific suitability standards set forth below.

Alabama: Alabama investors must have a liquid net worth of at least 10 times their investment in us and our affiliates.

California: A California investor must limit his or her investment in our shares to 10% of his or her net worth. An investment by a California investor that is an accredited investor within the meaning of the Federal securities laws (17 C.F.R. §230.501) is not subject to the foregoing limitation.

Iowa: Iowa investors must (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) must limit their aggregate investment in this offering and in the securities of other non-traded real estate investment trusts (REITs) to 10% of such investor’s liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities). Investors who are accredited investors as defined in 17 C.F.R. § 230.501 of Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing 10% investment concentration limit.

Kansas: It is recommended by the Office of Kansas Securities Commissioner that Kansas investors limit their aggregate investments in us and other non-traded real estate investment trusts to not more than 10% of their liquid net worth.

Kentucky: In addition to the suitability standards described above, Kentucky investors who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not invest more than 10% of their liquid net worth in us and our affiliated non-publicly traded REITs.

Maine: In addition to the suitability standards above, the Maine Office of Securities recommends that a Maine investor’s aggregate investment in our shares and the shares of similar direct participation investments not exceed 10% of the investor’s liquid net worth.

Massachusetts: Massachusetts investors may not invest more than 10% of their liquid net worth in us and in other illiquid direct participation programs.

Missouri: Missouri investors may not invest more than 10% of their liquid net worth in our shares.

Nebraska: In addition to the suitability standards above, a Nebraska investor must limit his or her aggregate investment in shares of us and other non-publicly traded REITs to 10% of the investor’s net worth (exclusive of home, home furnishings, and automobiles). Investors who are “accredited investors” as defined in 17 C.F.R. 230.501 are not subject to the foregoing concentration limit.

New Mexico: New Mexico investors may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other non-traded REITs.

Ohio: In addition to the suitability standards above, the state of Ohio requires that each Ohio investor may not invest more than 10% of his or her liquid net worth in shares of us, our affiliates and other non-traded real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles, minus total liabilities) comprised of cash, cash equivalents, and readily marketable securities.

Oregon: An Oregon investor’s maximum investment in the issuer and affiliates may not exceed 10% of their liquid net worth, excluding home, furnishings and automobiles.

Pennsylvania: Pennsylvania investors may not invest more than 10% of their net worth in us.

Tennessee: Tennessee investors who are not accredited investors may not invest more than 10% of their liquid net worth in us.

Vermont: Accredited investors in Vermont, as defined in 17 C.F.R. §230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

For the purposes of these suitability standards, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Our sponsor and each person selling shares on our behalf must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor. In making this determination, our sponsor and the dealer manager will rely upon information provided by the investor to the participating broker-dealer as well as the suitability assessment made by each participating broker-dealer. Before you purchase shares of our common stock, your participating broker-dealer, authorized representative or other person placing shares on your behalf will rely on relevant information provided by you to determine that you:

●	meet the minimum income and net worth standards established in your state;

●	are or will be in a financial position appropriate to enable you to realize the potential benefits described in the prospectus;

●	are able to bear the economic risk of the investment based on your overall financial situation; and

●	have an apparent understanding of the fundamental risks of the investment, the risk that you may lose your entire investment, the limited liquidity of our common stock, the restrictions on transferability of our common stock and the tax consequences of the investment.

Participating broker-dealers are required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

By signing the subscription agreement required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. These representations and warranties help us to ensure that you are fully informed about an investment in our common stock and that all investors meet our suitability standards. In the event you, another stockholder or a regulatory authority attempt to hold us liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state’s suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. Periodically, as material developments occur, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplements, together with additional information described under “Available Information.”

As soon as reasonably practicable after the end of each day on which the New York Stock Exchange, or the NYSE, is open for unrestricted trading, which we refer to as a “business day,” after the close of the NYSE (generally, 4:00 p.m. Eastern time), which we refer to as the “close of business,” we will (1) post our NAV per share for such day for each share class on our website and (2) make our NAV per share for each share class available on our toll-free telephone line. Our website will also contain this prospectus and any prospectus supplements that have not been superseded by a subsequent supplement. In addition, following the last business day of each month, we will file with the SEC a prospectus supplement disclosing our NAV per share for each share class for each business day in the preceding month. In order to avoid interruptions in the continuous offering of our shares of common stock, we will file an amendment to the registration statement with the SEC on or before such time as the most recent offering price per share of any class of our common stock represents a 20% change from the per share price set forth in the registration statement filed with the SEC, as amended from time to time. There can be no assurance, however, that our continuous offering will not be suspended while the SEC reviews any such amendment, until it is declared effective, if at all.

IMPORTANT NOTE FOR BROKER-DEALERS: This prospectus will be supplemented as soon as reasonably practicable following the last business day of each month with respect to the NAV per share for each share class for each business day in the preceding month and from time to time with respect to other information. All sales literature used in connection with this offering must be accompanied by the current prospectus and all prospectus supplements that have not been superseded by a subsequent supplement.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

HOW TO SUBSCRIBE	i

SUITABILITY STANDARDS	ii
ABOUT THIS PROSPECTUS	v
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	vi

QUESTIONS AND ANSWERS ABOUT THIS OFFERING	1

PROSPECTUS SUMMARY	10

PLAN OF OPERATION	118
NET ASSET VALUE CALCULATION AND VALUATION GUIDELINES	129
PRIOR PERFORMANCE SUMMARY	135
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	139

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions and accompanying answers related to our structure, our management, our business and an offering of this type. They are not a substitute for disclosures elsewhere in this prospectus. You are encouraged to read “Prospectus Summary,” “Risk Factors” and the remainder of this prospectus in their entirety for more detailed information about this offering before deciding to purchase shares of our common stock.

What is FS Credit Real Estate Income Trust, Inc.?

We are a Maryland corporation formed on November 7, 2016 to originate, acquire and manage real estate-related debt investments in the United States. We are focused on floating-rate mortgage loans that are secured by first priority mortgages on transitional commercial real estate properties but we may also invest in other real estate-related assets, including (i) other commercial real estate mortgage loans, including fixed-rate loans, subordinated loans, B-Notes, mezzanine loans and participations in commercial mortgage loans and (ii) commercial real estate securities, including commercial mortgage-backed securities, or CMBS, unsecured debt of publicly listed real estate investment trusts, or REITs, collateralized debt obligations and equity or equity-linked securities. We intend to qualify to be taxed as a REIT for U.S. federal income tax purposes.

What is a REIT?

In general, a REIT is a company that:

●	combines the capital of many investors to acquire or provide financing for real estate-related investments;

●	allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of interests, typically shares, in the REIT;

●	is required to pay distributions to investors of at least 90% of its annual REIT taxable income (which is computed without regard to the dividends-paid deduction, excludes net capital gain and does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States, or GAAP); and

●	is able to qualify to be taxed as a REIT for U.S. federal income tax purposes and therefore avoids the “double taxation” treatment of income that would normally result from investments in a corporation because a REIT does not generally pay federal corporate income taxes on its net income, provided certain income tax requirements are satisfied.

In this prospectus, we refer to an entity that qualifies and has elected to be taxed as a REIT for U.S. federal income tax purposes as a REIT. We are not yet qualified as a REIT. We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our first taxable year of operations.

What is a perpetual-life REIT?

We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration focused on real estate debt investments and other real estate-related assets, the shares of common stock of which are generally intended to be sold and repurchased by the issuer on a continuous basis. Public and private pension plan sponsors, endowments, foundations and other pension funds avail themselves of similarly structured, perpetual-life vehicles as one option for allocating a portion of their portfolio to direct investments in real estate and real estate-related assets. As a perpetual-life, publicly-offered REIT, we intend to offer a similar investment option to a broader universe of investors through this offering. While we are not obligated by our charter or otherwise to effect a liquidity event within a certain amount of time, our board of directors may determine at some point in the future to pursue a liquidity event, including a listing of our common stock on a national securities exchange, the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity.

How is an investment in shares of your common stock different from an investment in a listed REIT?

We do not intend to list our shares for trading on a national securities exchange for the foreseeable future. We believe that a non-listed structure is more appropriate for the long-term nature of the assets in which we intend to invest. This structure allows us to operate with a long-term view, similar to that of other types of private investment funds, instead of managing to quarterly market expectations. An investment in our common stock generally differs from an investment in a listed REIT because: (1) the prices of shares of listed REITs are determined by the public market, which may cause a listed REIT’s stock price to fluctuate at a premium or discount to NAV based on factors such as supply and demand, economic preferences and other market forces, while our offering price is subject to adjustment in accordance with our share pricing policy as a result of changes in the NAV of our shares, which is based on the fair value of our investments; therefore, our stockholders will not be subject to the daily share price volatility associated with the public markets; (2) unlisted investments in real estate debt have historically demonstrated a lower correlation to traditional asset classes, such as stocks and bonds, as compared to the correlation exhibited by listed REITs; and (3) shares of listed REITs are liquid and easily transferable, while shares of our common stock cannot readily be sold and have significant restrictions on their ownership, transferability and repurchase. The determination of our NAV is inherently subjective and our NAV may decrease over time, including as a result of declining asset values.

How is an investment in shares of your common stock different from traditional non-listed REITs?

As compared to the majority of non-listed REITs available to the public in the market today, an investment in shares of our stock generally differs from such REITs in two ways. First, shares of traditional non-listed REITs are typically not valued until two years and 150 days following the launch of their offering, whereas our shares will be valued on a daily basis during this offering. Changes in our daily NAV will reflect factors including, but not limited to, our portfolio income, interest expense, unrealized and realized gains (losses) on assets and accruals for fees, thereby enabling investors to invest in our shares at a price that reflects current market conditions and asset values. See “Net Asset Value Calculation and Valuation Guidelines.” Second, traditional non-listed REITs are generally illiquid, often for periods of eight years or more, with only very limited liquidity provided through share repurchase plans that have significant restrictions on the number of shares that can be repurchased each year and the sources of funding available for these repurchases. In contrast, our stockholders may request, on a daily basis, that we repurchase all or any portion of their shares, subject to limitations that are less restrictive than the repurchase plans of traditional non-listed REITs. See “Share Repurchases.”

Why should I invest in a company that is focused on commercial real estate loans and commercial real estate-related debt securities?

We believe that the absence of many historical sources of debt financing for the commercial real estate market has and will continue to create a favorable environment for experienced commercial real estate lenders to produce attractive, risk-adjusted returns. Furthermore, we believe there is unmet demand for transitional lending for the acquisition of commercial real estate properties that require renovation or repositioning, as many traditional lenders only make loans secured by more stabilized real estate properties. These transitional loans often yield more than loans with similar loan-to-value characteristics that are secured by more stabilized real estate properties as well as commercial real estate assets traded in the securitized markets. The de-leveraging and risk assessment taking place among the large commercial and investment banks and traditional credit providers has left real estate owners with limited options for obtaining debt financing. As a result, the pricing of real estate debt capital has increased and the terms and structure of real estate loans, including borrower recourse, have generally become more favorable for lenders. At the same time, as part of this overall de-leveraging, we expect that portfolios of existing loans and debt instruments secured by commercial real estate will continue to be offered for sale by banks and other institutions at discounts to par value and in some cases with relatively attractive seller financing. In addition, many owners of commercial real estate face maturities on loans that have been syndicated or securitized, or both, and may have difficulty, due to the loan structure and servicing standards, in obtaining extensions even for performing, stabilized assets. You and your financial advisor should determine whether investing in a company that focuses on commercial real estate mortgage loans and commercial real estate-related debt securities would benefit your investment portfolio.

What competitive strengths do you derive from your adviser and the sub-adviser?

We are externally managed by our adviser, FS Real Estate Advisor, LLC. Our adviser is an affiliate of FS Investments, a national sponsor of alternative investment funds designed for the individual investor. FS Real Estate Advisor is led by substantially the same personnel that form the investment and operations teams of the registered investment advisers that manage FS Investments’ other investment vehicles, including business development companies (BDCs) and closed-end funds. FS Real Estate Advisor’s senior management team has significant experience in private debt, private equity and real estate investing, and has developed an expertise in using all levels of the corporate capital structure to produce income-generating investments, while focusing on risk management. The team also has extensive knowledge of the managerial, operational and regulatory requirements of publicly registered alternative asset entities. We believe that the active and ongoing participation by FS Investments and its affiliates in the credit markets, and the depth of experience and disciplined investment approach of FS Real Estate Advisor’s management team, will allow FS Real Estate Advisor to successfully execute our investment strategy. See “Management” for more information on the experience of the members of the senior management team.

Our adviser has engaged Rialto Capital Management, LLC, or Rialto, a leading real estate investment and asset management company, to perform services on behalf of our adviser for us primarily related to the selection of our investments and to assist with the day-to-day management of our investment operations. From 2009 through June 30, 2017, Rialto has participated in approximately $8.3 billion of equity investments, relating to over $13.3 billion of real estate loans, securities, commercial and residential properties. As of June 30, 2017, Rialto had approximately $5.4 billion in regulatory assets under management, or RAUM. RAUM, which is calculated for purposes of Rialto’s filings under the Investment Advisers Act of 1940, is comprised of the estimated fair value of assets being managed and unfunded capital commitments.

We expect to capitalize on Rialto’s significant and broad experience managing various real estate strategies across equity and debt. We also expect to capitalize on its national footprint and origination platform to deploy significant amounts of capital in investments with attractive risk-return profiles. As of June 30, 2017, Rialto’s commercial real estate platform, which has (including Rialto’s sister companies) approximately 350 associates in eighteen offices across the U.S. and Europe, has originated over $7.8 billion of commercial mortgage loans since its inception and is one of the largest non-bank underwriters of commercial mortgage loans used in CMBS securitizations. As a standalone separately capitalized subsidiary of Lennar Corporation (NYSE: LEN and LEN.B), one of the nation’s largest homebuilders, Rialto is able to use its vertically integrated platform and experienced underwriting team to provide in-house evaluations of a wide variety of loans and markets. We believe Rialto’s ability to pivot throughout real estate cycles, taking advantage of opportunities with the potential to generate attractive risk-adjusted returns across the capital structure, will be a competitive advantage for us in executing upon our investment strategy.

What are the risks of an investment in your shares?

An investment in our shares involves significant risk. These risks include, among others: (1) there is no public trading market for shares of our common stock and your ability to dispose of your shares will likely be limited to our share repurchase plan; (2) the amount of distributions we make is uncertain, and we may pay distributions from sources such as borrowings or offering proceeds, which means we would have less cash available for investments and your overall returns may be reduced; (3) you will not have the opportunity to evaluate future investments we will make prior to purchasing shares of our common stock; (4) your purchase price will be based on our daily NAV per share, which may change suddenly or may not reflect changes in our NAV that are not immediately quantifiable; and (5) we will pay substantial fees and expenses to our adviser and its affiliates for this offering, which were not negotiated at arm’s length and may be higher than fees payable to unaffiliated third parties. You should read the “Risk Factors” section of this prospectus, which includes a detailed discussion of material risks that you should consider before you invest in the common stock we are selling pursuant to this prospectus.

Do you currently own any investments?

No, we do not currently own any investments or have any commitments to make any investments. For this reason, this offering is deemed to be a “blind pool” offering.

What are the differences between the various classes of common stock being offered?

We are offering to the public five classes of shares of our common stock: Class T shares, Class T-C shares, Class D shares, Class M shares and Class I shares. In addition, Class S and Class Y shares are only being offered pursuant to our distribution reinvestment plan. The differences among the share classes relate to selling commissions, dealer manager fees and ongoing stockholder servicing fees and, therefore, each class may receive different distributions. See “Description of Shares” and “Plan of Distribution” for a more detailed discussion of the differences between our various classes of shares.

Assuming a NAV per share of $25.00 and assuming applicable stockholder servicing fees are paid until the 7.25% or 1.25% of gross proceeds limit, as applicable, described in “Compensation—Stockholder Servicing Fees” is reached, we expect that a one-time investment in 400 shares of each class of our shares in our primary offering (representing an aggregate NAV of $10,000 for each class) would be subject to the following upfront selling commissions, dealer manager fees and stockholder servicing fees:

	Gross Purchase Price	Upfront Selling Commissions	Upfront Dealer Manager Fees	Annual Stock- holder Servicing Fees	Maximum Stockholder Servicing Fees Over Life of Investment (Length of Time)	Total (Length of Time)
Class T	$10,444	$313	$131	$100	$281 (3 years)	$725 (3 years)
Class T-C	$10,308	$313	$0	$85	$425 (5 years)	$725 (5 years)
Class D	$10,000	$0	$0	$30	$125 (4.2 years)	$125 (4.2 years)
Class M	$10,000	$0	$0	$30	$725 (24.2 years)	$725 (24.2 years)
Class I	$10,000	$0	$0	$0	$0	$0

Class T and Class T-C shares are available through brokerage and transactional-based accounts. Class D shares, Class M shares and Class I shares are generally available for purchase in this offering only (1) through fee-based programs that provide access to Class D, Class M or Class I shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D, Class M or Class I shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we identify in an amendment or supplement to this prospectus. In addition, Class I shares are available for purchase (1) by endowments, foundations, pension funds and other institutional investors and (2) by our executive officers and directors and their immediate family members, as well as officers and employees of our adviser, the sub-adviser, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors or our adviser, joint venture partners, consultants and other service providers. If you are eligible to purchase more than one class of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, and the selling commissions, dealer manager fees and ongoing stockholder servicing fees attributable to the Class T, Class T-C, Class D and Class M shares, as applicable. Before making your investment decision, please consult with your investment advisor regarding your account type and the classes of common stock you may be eligible to purchase.

What is the per share purchase price?

The initial purchase price for each class of shares of our common stock will be $25.00 per share, plus for Class T and Class T-C shares, applicable selling commissions and dealer manager fees. The business day following the date we receive our first subscription for shares of a particular class (the “Initial Subscription Date”), the per share purchase price for such class will vary from day-to-day and, on each day, will equal our NAV per share for such class of shares plus, for Class T and Class T-C shares, applicable selling commissions and for Class T shares, applicable dealer manager fees. Following the Initial Subscription Date, you will not know the purchase price per share when you submit your purchase request. See “Plan of Distribution—Purchase Price” for more details on the purchase price of our shares.

How will you communicate the daily NAV per share?

From and after the business day following the Initial Subscription Date, as soon as reasonably practicable after the end of each business day we will post on our website, www.fsinvestments.com, and make available on our toll-free telephone line, 877-628-8575, our NAV per share for such day for each outstanding share class. In addition, as soon as reasonably practicable following the end of each month, we will file with the SEC a prospectus supplement disclosing our NAV per share for each share class for each business day in the preceding month.

Will I be charged a sales load?

If you purchase Class T or Class T-C shares, you may be charged an upfront sales load, subject to reductions for certain categories of purchasers. Investors in Class T shares may pay upfront selling commissions of up to 3.0% of the purchase price per Class T share and dealer manager fees of up to 1.25% of the purchase price per Class T share. Investors in Class T-C shares may pay upfront selling commissions of up to 3.0% of the purchase price per Class T-C share. Selling commissions and dealer manager fees may be lower for certain participating broker-dealers and may vary from one participating broker-dealer to another. Stockholders will not pay selling commissions or dealer manager fees on Class D, Class M or Class I shares or when purchasing shares of any class pursuant to our distribution reinvestment plan. Ongoing stockholder servicing fees are payable with respect to our Class T, Class T-C, Class D and Class M shares. See “Plan of Distribution.”

If I buy shares, will I receive distributions and, if so, how often?

To qualify and maintain our qualification as a REIT for U.S. federal income tax purposes, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our

REIT taxable income (which is computed without regard to the dividends-paid deduction, excludes net capital gain and does not necessarily equal net income as calculated in accordance with GAAP). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level, and we have not established limits on the amount of offering proceeds, borrowings or cash advances we may use to pay distributions. Once we commence paying distributions, we expect to pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial condition, applicable provisions of Maryland law or other factors make it imprudent to do so.

The per share amount of distributions on Class T, Class T-C, Class D and Class M shares will likely be lower than Class I, Class S and Class Y shares because we will deduct ongoing stockholder servicing fees from the distributions with respect to the Class T, Class T-C, Class D and Class M shares.

We may fund distributions, without limitation as to amount, from any source, which may include borrowing funds, using proceeds from this offering, issuing additional securities or selling assets. To the extent that we pay our required distributions and such distributions exceed our current and accumulated earnings and profits, such excess distributions will be treated first as a return of capital to the extent of a stockholder’s tax basis in his or her shares and then as capital gain. Reducing a stockholder’s tax basis will have the effect of increasing his or her gain (or reducing loss) on a subsequent sale of shares. See “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Distributions.”

May I reinvest my distributions in additional shares of common stock?

Yes. We have adopted a distribution reinvestment plan for our stockholders that allows our stockholders to elect to reinvest any cash distributions we may declare in additional shares of our common stock. The purchase price for shares pursuant to the distribution reinvestment plan will be the NAV per share of the respective class of common stock in effect on the date that the distribution is payable. Selling commissions and dealer manager fees will not be charged with respect to shares purchased under our distribution reinvestment plan. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. Unless a stockholder specifically elects to participate in the distribution reinvestment plan, that stockholder will receive cash distributions. Stockholders who elect to receive distributions in the form of shares of common stock will be subject to the same federal, state and local tax consequences as stockholders who receive their distributions in cash. See “Distribution Reinvestment Plan.” We may terminate or suspend the distribution reinvestment plan at our discretion upon ten business days’ written notice to you; and participants may terminate their participation in the distribution reinvestment plan with ten business days’ written notice to us.

Will I be taxed on the distributions I receive?

Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the lower U.S. federal income tax rates applicable to individuals for “qualified dividends” from C corporations (i.e., corporations generally subject to U.S. federal corporate income tax). We may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from sales of assets. In addition, a portion of your distributions may be considered return of capital for U.S. federal income tax purposes. Amounts considered a return of capital generally will not be subject to tax, but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your shares are repurchased, you sell your shares or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor’s tax position is different, you should consult with your tax advisor. In particular, non-U.S. investors should consult their tax advisors regarding potential withholding taxes on distributions that you receive. See “Material U.S. Federal Income Tax Considerations.”

Can I request that my shares be repurchased?

Yes. Stockholders may request on a daily basis that we repurchase all or any portion of their shares pursuant to our share repurchase plan. However, total repurchases under the share repurchase plan during any calendar quarter are limited to the repurchase of shares whose aggregate value is 5% of the combined NAV of all classes of shares then participating in our share repurchase plan as of the last day of the previous calendar quarter, which means that in any 12-month period, we limit repurchases to approximately 20% of the total NAV. See “Net Asset Value Calculation and Valuation Guidelines” for a description of how our aggregate NAV is calculated and “Share Repurchases” for a full description of our share repurchase plan and its limitations.

What kind of offering is this?

We are offering up to $2,750,000,000 in shares of common stock on a best efforts basis. In a best efforts offering, the broker-dealers and other financial representatives participating in the offering are only required to use their best efforts to sell the shares of our common stock and do not have a firm commitment or obligation to purchase any shares. Therefore, we may not sell all or any of the shares we are offering. We are offering up to $2,500,000,000 in shares of our common stock in our primary offering. We are also offering up to $250,000,000 shares of our common stock under our distribution reinvestment plan. We reserve the right to reallocate shares of our common stock being offered between our primary offering and our distribution reinvestment plan.

It is our intent to conduct a continuous public offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws. We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock, including filing an amendment to the registration statement with the SEC on or before such time as the most recent offering price per share represents a 20% change from the per share price set forth in the registration statement as originally declared effective by the SEC or the price per share set forth in the latest amendment thereto filed with the SEC. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, other regulators, review such amendment until it is declared effective, if at all.

For whom may an investment in your shares be appropriate?

An investment in our shares may be appropriate for you if you:

●	meet the minimum suitability standards described above under “Suitability Standards;”

●	seek to allocate a portion of your investment portfolio to a direct investment vehicle with an income-oriented portfolio focused on senior loans secured by transitional commercial real estate in the United States;

●	seek to receive current income through regular distribution payments;

●	wish to obtain the potential benefit of long-term capital appreciation; and

●	are able to hold your shares as a long-term investment and do not need liquidity from your investment quickly in the near future.

We cannot assure you that an investment in our shares will allow you to realize any of these objectives. An investment in our shares is only intended for investors who do not need the ability to sell their shares quickly in the future since the opportunity to have your shares repurchased under our share repurchase plan may not always be available. See “Share Repurchases.”

Who can purchase shares in this offering?

Residents of most states may buy shares of our common stock pursuant to this prospectus if they have either (1) a net worth of at least $250,000 or (2) an annual gross income of at least $70,000 and a net worth of at least $70,000. However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the “Suitability Standards” section of this prospectus. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Our suitability standards also require that a potential investor: (i) can reasonably benefit from an investment in us based on such investor’s overall investment objectives and portfolio structuring; (ii) is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and (iii) has apparent understanding of (a) the fundamental risks of the investment, (b) the risk that such investor may lose his or her entire investment, (c) the lack of liquidity of the shares, (d) the background and qualifications of FS Real Estate Advisor and Rialto and (e) the tax consequences of the investment.

Our affiliates may also purchase shares of our common stock. The selling commissions and dealer manager fees paid by stockholders may vary in the dealer manager’s discretion. In addition, the dealer manager may waive or reduce selling commissions and/or dealer manager fees in its discretion for any stockholder, including our affiliates.

Is there a minimum initial investment requirement?

Yes. The minimum initial investment for our Class T, Class T-C, Class D and Class M shares is $5,000 and the minimum initial investment for our Class I shares is $1,000,000. Once you have satisfied the minimum initial purchase requirement for any class of our shares, any additional purchases of shares of such class in this offering must be in amounts of at least $500, except for additional purchases pursuant to our distribution reinvestment plan. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards.”

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “Certain ERISA Considerations” describes certain rules that may be relevant in connection with the purchase of shares by retirement plans subject to ERISA or Section 4975 of the Code. Prospective investors that are employee benefit plans or other plans should read that section of the prospectus very carefully.

Will I receive information regarding the performance of my investment?

Yes. We intend to provide you with periodic updates on our performance and your investment in us, including:

●	three quarterly financial reports and investor statements;

●	an annual report;

●	in the case of certain U.S. stockholders, an annual IRS Form 1099-DIV or IRS Form 1099-B, if required, and, in the case of non-U.S. stockholders, an annual IRS Form 1042-S; and

●	confirmation statements after transactions affecting your balance, except reinvestment in distributions in our shares and certain transactions through minimum account investment or withdrawal programs.

We intend to provide this information to you via U.S. mail or other courier. However, with your permission, we may furnish this information to you by electronic delivery, including, with respect to our annual reports, by notice of the posting of our annual reports on our website, which is www.fsinvestments.com. We also intend to include on our website access to our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, our proxy statements and other filings we make with the SEC. Our website and the information contained at or connected to our website do not constitute a part of this prospectus.

When will I be provided with tax information?

We intend to mail your Form 1099-DIV tax information, if required, by January 31 of each year.

Who can help answer my questions?

If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your financial representative or the dealer manager at:

FS Investment Solutions, LLC

201 Rouse Boulevard

Philadelphia, PA 19112

(877) 372-9880

Attention: Investor Services

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus carefully, including the “Risk Factors” section, before making a decision to invest in our common stock.

Unless otherwise noted, the terms “we,” “us,” “our” and the “Company” refer to FS Credit Real Estate Income Trust, Inc. In addition, the terms “FS Real Estate Advisor” and the “adviser” refer to FS Real Estate Advisor, LLC, the term “FS Investments” refers to Franklin Square Holdings, L.P. and not its affiliates, the terms “Rialto” and the “sub-adviser” refers to Rialto Capital Management, LLC, and the terms “FS Investment Solutions” and the “dealer manager” refer to FS Investment Solutions, LLC.

FS Credit Real Estate Income Trust, Inc.

We are a newly organized corporation formed to originate, acquire and manage a portfolio of primarily senior loans secured by commercial real estate primarily in the United States. We are focused on floating-rate mortgage loans that are secured by first priority mortgages on transitional commercial real estate properties, but we may also invest in other real estate-related assets, including: (i) other commercial real estate mortgage loans, including fixed-rate loans, subordinated loans, B-Notes, mezzanine loans and participations in commercial mortgage loans; and (ii) commercial real estate securities, including CMBS, RMBS, unsecured debt of listed and non-listed REITs, collateralized debt obligations and equity or equity-linked securities. To a lesser extent we may invest in warehouse loans secured by commercial or residential mortgages, credit loans to commercial real estate companies and portfolios of single family home mortgages.

Subject to regulatory approval of our filings for additional public offerings, we intend to sell shares of our common stock to the public on a continuous basis and for an indefinite period of time. In addition, we will sell our shares at a price based on the NAV of our underlying assets, as calculated by our adviser. Although our common stock will not be listed for trading on a stock market or other trading exchange, we provide our investors with limited liquidity through a share repurchase plan whereby, subject to certain limitations, stockholders may request on a daily basis that we repurchase all or any portion of their shares. The repurchase price per share for each class of common stock submitted for repurchase will be equal to the NAV per share for such class on the repurchase date. As a perpetual-life, non-listed REIT, our investment strategy is not restricted by the need to provide, and our charter does not require that we provide our stockholders with, liquidity through a single terminal “liquidity event”. We believe that our portfolio allocation to certain real-estate related securities and other liquid assets will allow us under normal market conditions to satisfy monthly repurchase requests under our share repurchase plan, and therefore enable our stockholders to obtain liquidity for their investment in us as needed.

We will elect to be taxed as a REIT for federal income tax purposes commencing with our first taxable year of operations. We intend to conduct our operations so that we are not required, as such requirements have been interpreted by the SEC staff, to register as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

Our office is located at 201 Rouse Boulevard, Philadelphia, PA 19112 and our telephone number is (215) 495-1150. We maintain a toll-free information line at 877-628-8575 where you can obtain the daily determination of our NAV per share for each share class. You may find additional information about us at our website, www.fsinvestments.com. The contents of our website are not incorporated by reference in, and are not otherwise a part of, this prospectus.

Investment Objectives

Our primary investment objectives are to:

●	provide current income in the form of regular, stable cash distributions to achieve an attractive distribution yield;

●	preserve and protect invested capital;

●	realize appreciation in NAV from proactive investment management and asset management; and

●	provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate debt with lower volatility than public real estate companies.

Investment Strategy

We plan to achieve our investment objectives by implementing our investment strategy. Our investment strategy is to originate, acquire and manage a portfolio of senior loans secured by commercial real estate primarily in the United States. We are focused on floating-rate mortgage loans that are secured by first priority mortgages on transitional commercial real estate properties. Transitional mortgage loans typically finance the acquisition of commercial properties that require renovation or repositioning before more permanent financing can be obtained. These loans typically have terms of three years or less, with extension options of one to two years tied to achievement of certain milestones by the borrower, and bear interest at floating rates. Transitional mortgage loans often yield more than loans with similar loan-to-value characteristics that are secured by more stabilized real estate properties as well as commercial real estate assets traded in the securitized markets.

In addition to transitional mortgage loans, we may also invest in other real estate-related assets, including: (i) other commercial real estate mortgage loans, including fixed-rate loans, subordinated loans, B-Notes, mezzanine loans and participations in commercial mortgage loans; and (ii) commercial real estate securities, including CMBS, RMBS, unsecured debt of listed and un-listed REITs, collateralized debt obligations and equity or equity-linked securities. To a lesser extent we may invest in warehouse loans secured by commercial or residential mortgages, credit loans to commercial real estate companies and portfolios of single family home mortgages.

Our focus on debt investments will emphasize the payment of current returns to investors and the preservation of invested capital, as well as capital appreciation. We intend to directly structure, underwrite and originate certain of our debt investments in connection with acquisitions, refinancings, and recapitalizations, as this will provide us with the best opportunity to control our borrower and partner relationships and optimize the terms of our investments.

Because most real estate markets are cyclical in nature, we believe that a broadly diversified investment strategy will allow us to more effectively deploy capital into assets where the underlying investment fundamentals are relatively strong and away from those sectors where such fundamentals are relatively weak. We will seek to create and maintain a portfolio of investments that generates a low volatility income stream of attractive and consistent cash distributions by investing across geographic regions in the United States and across property types, including office, lodging, residential, retail, industrial, and health care sectors.

Our investment strategy is expected to capitalize on Rialto’s experience, national footprint and origination platform to deploy significant amounts of capital in investments with attractive risk-return profiles. As of June 30, 2017, Rialto’s commercial real estate platform, which has (including Rialto’s sister companies) approximately 350 associates in 18 offices across the U.S. and Europe, has originated over $7.8 billion of commercial mortgage loans since its inception and is one of the largest non-bank underwriters of commercial mortgage loans used in CMBS securitizations. As a standalone separately capitalized subsidiary of Lennar Corporation, Rialto is able to use its vertically integrated platform and experienced underwriting team to provide in-house evaluations of a wide variety of loans and markets. We believe Rialto’s ability to pivot throughout real estate cycles, taking advantage of opportunities with the potential to generate attractive risk-adjusted returns across the capital structure, will be a competitive advantage for us in executing upon our investment strategy.

See the “Investment Objectives and Strategies” section of this prospectus for a more complete description of our investment policies and the investment limitations imposed by our charter.

Our Board of Directors

We will be managed by FS Real Estate Advisor and our executive officers under the direction of our board of directors, the members of which will be accountable to us and our stockholders as fiduciaries. Our board of directors will also set our policies and make major decisions as required under Maryland law. We currently have two directors, neither of whom is independent. Upon commencement of this offering, we will have a seven-member board of directors, a majority of whom will be independent under the provisions of our charter. Our directors will be elected annually by our stockholders.

FS Real Estate Advisor

FS Real Estate Advisor is a subsidiary of FS Investments, a national sponsor of alternative investment funds designed for the individual investor. FS Investments was founded in 2007 and has established itself as a leader in the world of alternative investments. FS Real Estate Advisor is led by substantially the same personnel that form the investment and operations teams of the registered investment advisers that manage FS Investments’ other affiliated registered investment companies and BDCs.

Our president and chief executive officer, Michael C. Forman, has led FS Real Estate Advisor since its inception. In 2007, he co-founded FS Investments with the goal of delivering alternative investment funds, advised by what FS Investments believes to be best-in-class institutional asset managers, to individual investors nationwide. In addition to leading FS Real Estate Advisor, Mr. Forman currently serves as chairman and chief executive officer of the FS Investments’ funds and their affiliated investment advisers.

In addition to managing our investments, the managers, officers and other personnel of FS Real Estate Advisor also currently manage the following entities through affiliated investment advisers:

Name	Entity Type	Investment Focus	Gross Assets(1)(2)
FS Energy and Power Fund	BDC	Primarily invests in the debt and income-oriented equity securities of private U.S. companies in the energy and power industry.	$4,389,484,000
FS Global Credit Opportunities Fund(3)	Closed-end management investment company	Primarily invests in secured and unsecured floating and fixed rate loans, bonds and other types of credit instruments.	$2,275,829,000
FS Investment Corporation	BDC	Primarily invests in senior secured loans, second lien secured loans and, to a lesser extent, subordinated loans of private U.S. companies.	$4,110,120,000
FS Investment Corporation II	BDC	Primarily invests in senior secured loans, second lien secured loans and, to a lesser extent, subordinated loans of private U.S. companies.	$5,088,256,000
FS Investment Corporation III	BDC	Primarily invests in senior secured loans, second lien secured loans and, to a lesser extent, subordinated loans of private U.S. companies.	$3,877,888,000
FS Investment Corporation IV(4)	BDC	Primarily invests in senior secured loans, second lien secured loans and, to a lesser extent, subordinated loans of private U.S. companies.	$313,175,000

FS Energy Total Return Fund(5)	Closed-end management investment company	Primarily invests in the equity and debt securities of natural resource companies.	$27,310,000

FS Multi-Strategy Alternatives Fund(6)	Open-end management investment company	Primarily invests in a broad spectrum of alternative investment strategies with low correlation to equity and fixed income markets.	$28,962,000

(1)	As of June 30, 2017 unless otherwise noted.

(2)	The advisory fees earned by each of FS Investment Advisor, LLC, FS Global Advisor, LLC, FB Income Advisor, LLC, FSIC II Advisor, LLC, FSIC III Advisor, LLC and FSIC IV Advisor, LLC, the investment advisers to FS Energy and Power Fund, FS Global Credit Opportunities Fund, FS Investment Corporation, FS Investment Corporation II, FS Investment Corporation III and FS Investment Corporation IV, respectively, are based, in part, on the performance of each respective entity.

(3)	Two funds affiliated with FS Global Credit Opportunities Fund: FS Global Credit Opportunities Fund—T and FS Global Credit Opportunities Fund—ADV, (or together, the “FSGCOF Offered Funds”), which have the same investment objectives and strategies as FS Global Credit Opportunities Fund, currently offer common shares of beneficial interest to the public and invest substantially all of the net proceeds of their respective offerings in FS Global Credit Opportunities Fund. Two other funds affiliated with FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A and FS Global Credit Opportunities Fund—D, or together, the FSGCOF Closed Funds, which also have the same investment objectives and strategies as FS Global Credit Opportunities Fund, closed their respective continuous public offerings to new investors in April 2016.

(4)	FS Investment Corporation IV commenced investment operations on January 6, 2016.

(5)	FS Energy Total Return Fund commenced operations on March 15, 2017. Gross assets are as of April 30, 2017.

(6)	FS Multi-Strategy Alternatives Fund commenced investment operations on May 15, 2017.

FS Real Estate Advisor’s senior management team has significant experience in private debt, private equity and real estate investing, and has developed an expertise in using all levels of the corporate capital structure to produce income-generating investments, while focusing on risk management. The team also has extensive knowledge of the managerial, operational and regulatory requirements of publicly registered alternative asset entities. We believe that the active and ongoing participation by FS Investments and its affiliates in the credit markets, and the depth of experience and disciplined investment approach of FS Real Estate Advisor’s management team, will allow FS Real Estate Advisor to successfully execute our investment strategy. See “Management” for biographical information regarding FS Real Estate Advisor’s senior management team.

Subject to our board of directors’ oversight, we rely on our adviser to manage our day-to-day activities and to implement our investment strategy. Our adviser performs its duties and responsibilities under an advisory agreement with us as a fiduciary of ours and our stockholders. The term of the advisory agreement is for one year, subject to renewals by our board of directors for an unlimited number of successive one year periods.

Our board of directors has approved very broad investment guidelines that delegate to FS Real Estate Advisor the authority to execute originations, acquisitions and dispositions of assets on our behalf, in each case so long as such investments are consistent with the investment guidelines and our charter. These investment decisions will be made by FS Real Estate Advisor and will require the unanimous approval of its investment committee. The members of FS Real Estate Advisor’s investment committee are Michael Kelly, Robert Haas, Steve Landau and David Weiser. Pursuant to a sub-advisory agreement between FS Real Estate Advisor and Rialto, Rialto acts as the sub-adviser, and will make investment recommendations for our benefit to FS Real Estate Advisor. Our board of directors, including a majority of our independent directors, will oversee and monitor the performance of FS Real Estate Advisor.

Rialto

FS Real Estate Advisor has engaged Rialto to act as the sub-adviser. Rialto will assist FS Real Estate Advisor in identifying investment opportunities and will make investment recommendations for approval by FS Real Estate Advisor according to guidelines set by FS Real Estate Advisor. Rialto will also oversee the management of our investment portfolio.

Founded in 2007, Rialto is an integrated investment and asset management and operating business with approximately 350 professionals operating from 18 offices across the United States and Europe as of June 30, 2017. The professional team includes specialists in acquisitions, underwriting, real estate asset management, property management, leasing and development services, loan asset management and workouts, loan origination, finance, reporting, legal and special servicing. Rialto is an indirect wholly owned subsidiary of Lennar Corporation (NYSE: LEN and LEN.B). Lennar is one of the nation’s largest homebuilders, a provider of real estate related financial services, a commercial real estate, investment management and finance company through its Rialto segment and a developer of multifamily rental properties in select U.S. markets primarily through unconsolidated entities.

From 2009 through June 30, 2017, Rialto has participated in approximately $8.3 billion of equity investments, relating to over $13.3 billion of real estate loans, securities, commercial and residential properties. As of June 30, 2017, Rialto had approximately $5.4 billion in regulatory assets under management, or RAUM. RAUM, which is calculated for purposes of Rialto’s filings under the Investment Advisers Act of 1940, is comprised of the estimated fair value of assets being managed and unfunded capital commitments. See “Prior Performance Summary” for information about Rialto’s performance in managing or advising real estate investment entities.

Rialto’s executive management team includes seasoned professionals with significant experience in real estate, distressed debt, property and securities investing through multiple real estate market cycles. Since the early 1990s, members of Rialto’s executive management team have been among the most active acquirers of portfolios of real estate loans and assets from banks, government entities and other financial institutions and investors in structured real estate debt securities, including commercial mortgage-backed securities.

Rialto’s resources and expertise have allowed it to take advantage of an array of real estate investment opportunities arising from the 2007-2009 dislocation and subsequent improvement of real estate markets, including investments in senior and subordinated debt, structured real estate debt securities (such as commercial backed securities) and portfolios of distressed real estate loans and assets from banks, government entities and other financial institutions. Below is a summary of Rialto’s principal investment management vehicles that have completed fundraising as of June 30, 2017(1):

Name(2)	Inception Year	Investment Focus	Commitment	Gross Assets(3)
Rialto Real Estate Fund, LP	2010	Junior tranches of new issue CMBS and distressed real estate debt and property acquisitions from financial institutions.	$700 million	$456,636

Rialto Real Estate Fund II, LP	2012	Junior tranches of new issue CMBS, portfolios of real estate loans, direct real estate assets primarily from financial institutions and corporate users.	$1.3 billion	$1,298,570

Rialto Mezzanine Partners Fund, LP	2013	U.S. commercial real estate mezzanine loans, B-Notes, transitional bridge loans, and preferred equity investments, secured primarily by US commercial real estate.	$300 million	$194,685

Rialto Real Estate Fund III Debt, LP	2015	Real estate loans and securities, including: newly issued B-pieces of CMBS, non-performing and sub-performing loan portfolios, structured credit, including mezzanine loans, B-notes, and preferred equity and other high yield debt and opportunistic credit investments located primarily in the U.S.	$1.522 billion	$558,690

Rialto Real Estate Fund III Property, LP	2015	Commercial and residential real estate assets that exhibit potential for income growth and value enhancement through recapitalizations, intensive asset management, repositioning and redevelopment strategies.	$365 million	$99,307

(1)	As of June 30, 2017, privately offered investment vehicles managed by Rialto that were accepting investments as of such date had approximately $219.2 million in commitments and approximately $134.8 million in gross assets (including debt instruments reflected in accordance with GAAP at their purchase price, adjusted for amortization of purchase discounts, asset impairments and other items). This prospectus is not an offer to invest in any such private funds. Rialto also manages separate accounts for individual investors in the total amount of $931.6 million as of June 30, 2017.

(2)	Rialto earns fees for its role as a manager of these vehicles and for providing asset management and other services to these vehicles and other third parties.

(3)	Includes debt instruments reflected in accordance with GAAP at their purchase price, adjusted for amortization of purchase discounts, asset impairments and other items. Dollars presented in thousands as of June 30, 2017.

Rialto Real Estate Fund, LP (“RREF I”)

Rialto’s first opportunistic fund, RREF I, with $700 million of capital commitments, had its initial closing of capital commitments in November 2010. RREF I focused primarily on the junior tranches of new issue CMBS and distressed real estate debt and property acquisitions from financial institutions. As of June 30, 2017, RREF I invested $987 million of equity (including recycling) in 60 transactions. This includes (i) 35 portfolio investments from financial institutions (62% of invested equity) with an aggregate unpaid principal balance of approximately $1.63 billion; (ii) 17 CMBS B-piece transactions (30% of invested equity) with an aggregate unpaid principal balance of approximately $20.3 billion; and (iii) 8 property transactions (8% of invested equity) with a total transaction size of $305 million.

Rialto Real Estate Fund II, LP (“RREF II”)

Rialto’s second opportunistic fund, RREF II, with $1.3 billion of capital commitments, held its initial closing in December 2012. The fund continued Rialto’s focus on acquiring the junior tranches of new issue CMBS and portfolios of real estate loans as well as direct real estate assets primarily from financial institutions and corporate users. As of June 30, 2017, RREF II had invested over $1.67 billion of equity (including recycling) in 100 transactions including (i) 29 CMBS B-piece transactions (53% of invested equity) with an aggregate unpaid principal balance of approximately $33.3 billion; (ii) 42 direct property investments (30% of invested equity) with a total transaction size of $1,038 million; (iii) 24 portfolio investments (13% of invested equity) with an aggregate unpaid principal balance of approximately $695 million; and (iv) 5 structured credit transactions (4% of invested equity) with underlying collateral valued at approximately $420 million.

Rialto Mezzanine Partners Fund, LP (“RMPF”)

RMPF, with $300 million of capital commitments, held its initial closing in August 2013 and completed its investing activity in August 2015. RMPF was formed to invest primarily in U.S. commercial real estate mezzanine loans, B-Notes, transitional bridge loans, and preferred equity investments. RMPF has invested in 37 mezzanine loans with an aggregate original principal balance of approximately $262 million with the underlying collateral primarily comprised of stabilized, institutional quality commercial real estate that is well diversified across property type and geographic location.

Rialto Real Estate Fund III - Debt, LP (“RREF III - Debt”)

RREF III - Debt, with over $1.5 billion in capital commitments, held its initial closing in October 2015. RREF III - Debt’s investment policy provides that it will generally seek to target real estate loans and securities, including, newly issued or secondary B-pieces of CMBS, non-performing and sub-performing loan portfolios, structured credit, including mezzanine loans, B-notes, preferred equity and other high yield debt and opportunistic credit investments located primarily in the United States. As of June 30, 2017, RREF III - Debt had invested over $537 million of equity (including recycling) in 26 transactions including (i) 21 CMBS B-piece transactions (93% of invested equity) with an aggregate unpaid principal balance of approximately $16.88 billion; (ii) one direct property investment (0.1% of invested equity) with a total transaction size of $0.4 million; (iii) one portfolio investment (0.8% of invested equity) with an aggregate unpaid principal balance of approximately $ 8.5 million; (iv) one structured credit transaction (1.8% of invested equity) with underlying collateral valued at approximately $70.2 million; and (v) two preferred equity transactions (4.2% of invested equity) with a total transaction size of $18.4 million.

Rialto Real Estate Fund III - Property, LP (“RREF III - Property”)

RREF III - Property launched in 2015 and closed on April 29, 2017, with $365 million of capital commitments (including $40 million from an affiliate of Rialto). RREF III - Property’s investment policy provides that it will generally seek to target commercial and residential real estate assets that exhibit potential for income growth and value enhancement through recapitalizations, intensive asset management, repositioning and redevelopment strategies. As of June 30, 2017, RREF III - Property had invested over $90.3 million of equity (including recycling) in seven transactions including: (i) six commercial property investments (87.3% of invested equity) with a total transaction size of $78.8 million; and (ii) one residential investment (12.7% of invested equity) with a total transaction size of $11.5 million.

Rialto Mortgage Finance, LLC (“RMF”)

In addition to the investment management vehicles described above, in May 2013, Rialto established Rialto Mortgage Finance, LLC, a wholly owned business (now a sister company) primarily focused on originating commercial real estate mortgage loans for securitization, as well as floating rate senior loans and subordinate debt. RMF is led by Brett Ersoff and John Herman, who collectively have over 60 years of commercial real estate and mortgage lending experience. RMF‘s associates have significant real estate experience in loan origination, underwriting, legal, capital markets and loan pricing. As of June 30, 2017, RMF has originated approximately $7.8 billion of commercial real estate mortgage loans and was the largest non-bank CMBS loan originator in the United States as of December 31, 2016, according to Commercial Mortgage Alert.

Capital Contributions by FS Real Estate Advisor and Rialto

Michael C. Forman and David J. Adelman, the principals of FS Investments, have contributed an aggregate of $200,000 to purchase 8,000 shares of our Class S common stock as our initial capitalization. These principals will hold these shares of common stock for so long as FS Real Estate Advisor or its affiliates remains our adviser.

In addition, we are conducting a private placement to certain individuals and entities affiliated with FS Real Estate Advisor and Rialto concurrent with this offering, in which these parties collectively intend to purchase $50.0 million of our Class S shares at a price of $25.00 per share. We will not accept subscriptions from investors in this offering until our sponsor and Rialto have made the Initial Class S Investment. Class S shares are not eligible to participate in our share repurchase plan until the second anniversary of the commencement of this offering. Each of our sponsor and the sub-adviser has agreed that, after the initial $50.0 million is purchased, for so long as it or its affiliate is serving as our adviser or our sub-adviser, respectively, it or its affiliates shall maintain an investment of at least $10 million in our common stock until such date as we reach $750 million in net assets. The Class S shares are not subject to any advisory fees and as a result are expected to have a higher NAV per share or receive higher distributions than our other share classes. See “Description of Shares—Class S Shares.”

Our Dealer Manager

FS Investment Solutions, LLC, our dealer manager, is distributing shares of our common stock in this offering on a best efforts basis. Our dealer manager was formed in 2007 and is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, and is an affiliate of our adviser. Our dealer manager coordinates our distribution effort, manages our relationships with participating broker-dealers and provides assistance in connection with compliance matters relating to marketing the offering.

WF-1 Facility

On August 30, 2017, our indirect wholly owned, special-purpose financing subsidiary, FS CREIT Finance WF-1 LLC, as seller, entered into a Master Repurchase and Securities Contract (the “Repurchase Agreement,” and together with the related transaction documents, the “WF-1 Facility”) with Wells Fargo Bank, National Association (“Wells Fargo”), as buyer, to finance the acquisition or origination of commercial real estate whole loans or senior controlling participation interests in such loans. The initial maximum amount of financing available under the WF-1 Facility is $75 million, with the ability to increase the maximum amount up to $200 million upon meeting certain conditions. See “Investment Objectives and Strategies—Financing Strategy and Financial Risk Management.”

Structure

The following chart shows our current ownership structure and our relationship with FS Real Estate Advisor, Rialto and FS Investment Solutions as of the commencement of this offering.

(1)	As of the date of this prospectus, FS Investments and its directors, officers and affiliates collectively own 58,000 shares of Class S common stock.

(2)	As of the date of this prospectus, Rialto and its directors, officers and affiliates collectively own 50,000 shares of Class S common stock.

Summary Risk Factors

An investment in our common stock involves significant risk. You should carefully consider the information found in “Risk Factors” before deciding to invest in shares of our common stock. The following are some of the risks an investment in us involves:

●	We have no prior operating history or established financing sources, other than the WF-1 Facility, and will rely on FS Real Estate Advisor to conduct our operations. FS Real Estate Advisor has no operating history and has no experience operating a public company.

●	This is a “blind pool” offering and thus you will not have the opportunity to evaluate our investments before we make them.

●	The purchase and repurchase price for shares of our common stock will be based on our NAV and will not be based on any public trading market. Because the valuation of our investments is inherently subjective, our NAV may not accurately reflect the actual price at which our assets could be liquidated on any given day.

●	Since there is no public trading market for shares of our common stock, repurchase of shares by us will likely be the only way to dispose of your shares. Our share repurchase plan will provide stockholders with the opportunity to request that we repurchase their shares on a daily basis. In addition, repurchases will be subject to available liquidity and other significant restrictions. Further, our board of directors may modify, suspend or terminate our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid. Finally, we are not obligated by our charter or otherwise to effect a liquidity event at any time.

●	We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources.

●	We have no employees and are dependent on our adviser and the sub-adviser to conduct our operations. Our adviser and the sub-adviser will face conflicts of interest as a result of, among other things, the obligation to allocate investment opportunities among us and other investment vehicles, the allocation of time of their investment professionals and the substantial fees and expenses that we will pay to the adviser and its affiliates.

●	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, our ability to achieve our investment objectives could be adversely affected.

●	There are limits on the ownership and transferability of our shares.

●	Our failure to qualify or remain qualified to be taxed as a REIT would adversely affect our NAV and the amount of cash available for distribution to our stockholders.

Class T, Class T-C, Class D, Class M and Class I Shares of Common Stock

We are offering to the public five classes of shares of our common stock: Class T shares, Class T-C shares, Class D shares, Class M shares and Class I shares. In addition, we are offering Class S and Class Y shares only through our distribution reinvestment program. The minimum initial investment in our Class T, Class T-C, Class D and Class M shares is $5,000 and the minimum initial investment in our Class I shares is $1,000,000, provided that the minimum investment amount may be reduced in the discretion of our board of directors and by our adviser with respect to investments in Class I shares by our executive officers and directors and their immediate family members and officers and employees of our adviser, our sponsor or their affiliates. The minimum subsequent investment in shares of any class is $500 per transaction, provided that the minimum subsequent investment amount for all share classes does not apply to purchases made under our distribution reinvestment plan.

Class T and Class T-C shares are available through brokerage and transactional-based accounts. Class D, Class M and Class I shares are generally available for purchase in this offering only (1) through fee-based programs that provide access to Class D, Class M or Class I shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D, Class M or Class I shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we identify in an amendment or supplement to this prospectus. In addition, Class I shares are available for purchase (1) by endowments, foundations, pension funds and other institutional investors or (2) by our executive officers and directors and their immediate family members, as well as officers and employees of our adviser, the sub-adviser, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors or our adviser, joint venture partners, consultants and other service providers.

For Class T shares, selling commissions of up to 3.0% of the purchase price per Class T share and dealer manager fees of up to 1.25% of the purchase price per Class T share will be paid at the time of sale (subject to reductions for certain categories of purchasers). For Class T-C shares, selling commissions of up to 3.0% of the purchase price per Class T-C share will be paid at the time of sale (subject to certain reductions for certain purchasers). We expect that all selling commissions and all or a portion of the dealer manager fee will be re-allowed to participating broker-dealers. No selling commissions or dealer manager fees will be charged on the sale of Class D, Class M or Class I shares or on Class T or Class T-C shares issued pursuant to the distribution reinvestment plan.

Class T, Class T-C, Class D and Class M shares will be subject to a stockholder servicing fee equal to 1.0%, 0.85%, 0.3% and 0.3% per annum, respectively, of the aggregate NAV of our outstanding shares of the applicable class; provided that the stockholder servicing fee for Class T-C shares will be comprised of an advisor stockholder servicing fee of 0.60% per annum, and a dealer stockholder servicing fee of 0.25% per annum, of the aggregate NAV for the Class T-C shares. No stockholder servicing fees will be charged on the Class I shares. See “Compensation—Stockholder Servicing Fees” for a detailed description of the stockholder servicing fee. Because stockholder servicing fees are calculated based on the NAV of our Class T, Class T-C, Class D and Class M shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan. In addition, because advisory fees are calculated based on the NAV of our Class T, Class T-C, Class D, Class M and Class I shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

Class S and Class Y Shares of Common Stock

We are offering Class S and Class Y shares in this offering only pursuant to our distribution reinvestment plan. We are also conducting a private placement to certain individuals and entities affiliated with FS Real Estate Advisor and Rialto, in which these parties collectively intend to purchase $50.0 million of our Class S shares at a purchase price of $25.00 per share. We will not accept subscriptions from investors in this offering until our sponsor and Rialto have made the Initial Class S Investment. The Class S shares are not subject to any advisory fees or stockholder servicing fees and as a result are expected to have a higher NAV per share or receive higher distributions than our other share classes.

We are also conducting a private offering of our Class Y common shares to certain accredited investors. The minimum commitment is for $1,000,000 of Class Y shares; provided that we may waive this minimum in our discretion. The Class Y shares will not be subject to any advisory fees until the commencement of this offering. Upon commencement of this offering, the Class Y shares will be subject to a performance fee as described in “Compensation.” As a result, the Class Y shares are expected to have a higher NAV per share or receive higher distributions than the Class T, T-C, D, M and I shares.

Fees and Expenses

We will pay our adviser and our dealer manager the fees and expense reimbursements described below in connection with performing services for us. Our adviser has engaged the sub-adviser to perform certain services for us on our adviser’s behalf. Our adviser will compensate the sub-adviser for such services, and we will reimburse the sub-adviser for certain expenses incurred by the sub-adviser in performing services for us to the extent such expenses are reimbursable pursuant to the advisory agreement. We do not intend to pay acquisition, disposition or financing fees to our adviser or the sub-adviser in connection with the purchase or sale of our investments, although our charter authorizes us to do so.

Type of Compensation – Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
Organization and Offering Stage

Upfront Selling Commissions and Dealer Manager Fees— The Dealer Manager

We will pay the dealer manager upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 1.25%, of the purchase price per Class T share of each Class T share sold in the primary offering (subject to reductions for certain categories of purchasers). We will pay the dealer manager upfront selling commissions of up to 3.0% of the purchase price per Class T-C share sold in the primary offering (subject to reductions for certain categories of purchasers). The dealer manager anticipates that all of the selling commissions and all or a portion of the dealer manager fees will be re-allowed to participating broker-dealers.

No selling commissions or dealer manager fees will be payable on the sale of Class D, Class M or Class I shares or on shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class T and Class T-C shares sold and the purchase price of each Class T and Class T-C share. Aggregate upfront selling commissions and dealer manager fees will equal approximately $30.00 million and $6.25 million, respectively, if we sell the maximum amount in our primary offering and 1/5 of our offering proceeds are from the sale of each of our Class T and Class T-C shares.

Stockholder Servicing Fees—The Dealer Manager

Subject to limitations described below, we will pay the dealer manager stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or by broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:

●   with respect to our outstanding Class T shares equal to 1.0% per annum of the aggregate NAV of our outstanding Class T shares;

●   with respect to our outstanding Class T-C shares equal to 0.85% per annum of the

Actual amounts depend upon the NAV of our Class T, Class T-C, Class D and Class M shares, the number of Class T, Class D and Class M shares outstanding and when such shares are purchased. For Class T, Class T-C, Class D and Class M shares, stockholder servicing fees will equal

Type of Compensation – Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

aggregate NAV our outstanding T-C shares, consisting of an advisor stockholder servicing fee of 0.60% per annum and a dealer stockholder servicing fee of 0.25% per annum; however, with respect to Class T-C shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;

●   with respect to our outstanding Class D shares equal to 0.3% per annum of the aggregate NAV of our outstanding Class D shares; and

●   with respect to our outstanding Class M shares equal to 0.3% per annum of the aggregate NAV of our outstanding Class M shares.

We will not pay a stockholder servicing fee with respect to our Class I, Class S or Class Y shares.

Stockholder servicing fees will be paid monthly in arrears. The dealer manager will re-allow (pay) stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because stockholder servicing fees are a class-specific expense and are calculated based on the NAV of our Class T, Class T-C, Class D and Class M shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying stockholder servicing fees with respect to any Class T, Class T-C and Class M shares held in a stockholder’s approximately $4.79 million, $4.12 million, $1.50 million and $1.50 million per annum, respectively, if we sell the maximum amount in our primary offering. In each case, we are assuming that, in our primary offering, 1/5 of our offering proceeds are from the sale of each of our five classes of common stock being sold in this offering, that the NAV per share of such shares remains constant at $25.00 and none of our stockholders participate in our distribution reinvestment plan.

Type of Compensation – Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation from the upfront selling commissions, dealer manager fees and stockholder servicing fees, as applicable, paid with respect to such account would exceed 7.25% (or a lower limit for shares sold by certain participating broker-dealers) of the gross proceeds from the sale of shares in such account. Similarly, we will cease paying stockholder servicing fees with respect to any Class D shares held in a stockholder’s account at the end of the month when the total underwriting compensation from the stockholder serving fee paid with respect to such account equals 1.25% (or a lower limit for shares sold by certain participating broker-dealers) of gross proceeds from the sale of shares in such account. We refer to these amounts as the sales charge cap.

At the end of such month that the sales charge cap is reached, each Class T share, Class T-C share, Class D share or Class M share in such account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which stockholder servicing fees will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to Class T shares over approximately 3 years from the date of purchase, with respect to Class T-C shares over approximately 5 years from the date of purchase, with respect to Class D shares over approximately 4.2 years from the date of purchase and with respect to Class M shares over approximately 24.2 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, no reinvestment of distributions and a constant NAV of $25.00 per share.

Type of Compensation – Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

In addition, we will cease paying stockholder servicing fees on each Class T share, Class T-C share, Class D share and Class M share held in a stockholder’s account and such shares will convert to Class I shares on the earliest to occur of the following: (i) a listing of Class I shares, (ii) the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity, in a transaction in which holders of Class T shares, Class T-C shares, Class D shares and Class M shares receive cash and/or shares of stock that are listed on a national securities exchange or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

In calculating our stockholder servicing fee, we will use our NAV before giving effect to accruals for stockholder servicing fees or distributions payable on our shares.

For a description of the services required from the participating broker-dealer or servicing broker-dealer, see “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers — Stockholder Servicing Fees — Class T, Class T-C, Class D and Class M Shares.”

Organization and Offering Expenses –Our Adviser	Our adviser has agreed to advance all of our organization and offering expenses on our behalf until we have raised $250 million of gross proceeds in this offering. These expenses include legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in	If we sell the maximum amount in our primary offering, we estimate our organization and offering expenses with respect to this offering will be $16.88 million. To date, our adviser has incurred $0.93 million in

Type of Compensation – Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding selling commissions, dealer manager fees and stockholder servicing fees.

From and after the date we raise $250 million in gross proceeds in this offering, we will reimburse our adviser for any organization and offering expenses that it or the sub-adviser has incurred on our behalf, in any amount up to 0.75% of the gross proceeds of this offering in excess of $250 million.

After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our adviser has agreed to reimburse us to the extent, if any, that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

organization and offering expenses on our behalf.

Operational Stage

Operating Expenses –Our Adviser and the Sub-Adviser

We will reimburse any operating expenses paid by or on behalf of our adviser, the sub-adviser or their respective affiliates, subject to the 2%/25% limitation set forth in our charter that operating expenses (including the advisory fee) during any four consecutive fiscal quarters cannot exceed the greater of

(i) 2% of our average invested assets or (ii) 25% of our net income, unless the excess amount is approved by a majority of our independent directors. We will not reimburse our adviser or the sub-adviser for any services for which it receives a separate fee or for any administrative expenses allocated to employees to the extent they serve as our executive officers.

Our adviser and the sub-adviser have agreed to waive reimbursement of or pay,

Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation – Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
on a quarterly basis, our annualized ordinary operating expenses for such quarter to the extent such expenses exceed 1.5% per annum of our average daily net assets attributable to each of our classes of common stock. See “Management — Expense Limitation Agreement.”

Advisory Fees—Our Adviser

Base management fee: Our adviser will receive a base management fee that accrues daily equal to 1/365th of 1.25% of our NAV for our Class T, Class T-C, Class D, Class M and Class I shares for such day, payable quarterly and in arrears. The payment of all or any portion of the base management fee accrued with respect to any quarter may be deferred by our adviser, without interest, and may be taken in any such other quarter as our adviser may determine. In calculating our base management fee, we will use our NAV before giving effect to accruals for such fee, stockholder servicing fees or distributions payable on our shares. The base management fee is a class-specific expense. No base management fee will be paid on our Class S or Class Y shares.

Performance fee: Our adviser will be entitled to a performance fee, which will be calculated and payable quarterly in arrears in an amount equal to 10.0% of our Core Earnings (as defined below) for the immediately preceding quarter, subject to a hurdle rate, expressed as a rate of return on average adjusted capital, equal to 1.625% per quarter, or an annualized hurdle rate of 6.5%. As a result, our adviser does not earn a performance fee for any quarter until our Core Earnings for such quarter exceed the hurdle rate of 1.625%. For purposes of the performance fee, “adjusted capital” means cumulative net proceeds generated from sales of our common stock (including proceeds from our distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of our investments paid to stockholders and amounts paid for share repurchases

Not determinable at this time.

Type of Compensation – Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering

pursuant to the our share repurchase plan. Once our Core Earnings in any quarter exceed the hurdle rate, our adviser will be entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the hurdle rate, until our Core Earnings for such quarter equal 1.806%, or 7.222% annually, of adjusted capital. Thereafter, our adviser is entitled to receive 10.0% of our Core Earnings.

For purposes of calculating the performance fee, “Core Earnings” means: the net income (loss) attributable to stockholders of Class T, Class T-C, Class D, Class M, Class I and Class Y shares computed in accordance with GAAP, including realized gains (losses) not otherwise included in GAAP (provided that net income (loss) attributable to Class Y stockholders shall be subject to certain reductions) net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the performance fee, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items, in each case after discussions between our adviser and our independent directors and approved by a majority of our independent directors.

The performance fee is a class-specific expense. No performance fee will be paid on our Class S shares.

Pursuant to the sub-advisory agreement, the sub-adviser will be entitled to receive 50% of all base management fees and performance fees payable to the adviser.

Acquisition Expense Reimbursement –Our Adviser and the Sub-Adviser	We will reimburse our adviser and the sub-adviser for out-of-pocket expenses in connection with the selection, origination and acquisition of investments, whether or not such investments are acquired. In no	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation – Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering
event shall such expenses exceed an amount equal to 6% of the loan amount or contract purchase price of the investment.

Fees from Other Services— Affiliates of Our Adviser and the Sub-Adviser	We may retain third parties, including certain affiliates of our adviser and the sub-adviser, for necessary services relating to our investments or our operations, including administrative services, special servicing, property oversight and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing, property, title and other types of insurance, management consulting and other similar operational matters. Any fees paid to such affiliates for any such services will not reduce the advisory fee. Any such arrangements will be at market terms and rates. In addition, our adviser or the sub-adviser may retain from the borrower origination fees of up to 1.0% of the loan amount for first lien, subordinated or mezzanine debt or preferred equity financing.	Actual amounts depend on whether such affiliates are actually engaged to perform such services.

Conflicts of Interest

Our adviser, our dealer manager, the sub-adviser and certain of their affiliates may experience conflicts of interest in connection with the management of our business affairs and this offering, including, but not limited to, the following:

●	Our adviser, the sub-adviser and their managers, directors, officers and other personnel will have to allocate their time between us and other investment programs and business activities in which they may be involved;

●	The terms of our advisory agreement and dealer manager agreement were not negotiated at arm’s length;

●	Regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders, our adviser will receive advisory fees (which it will share with the sub-adviser) and may receive other compensation in connection with the management of our portfolio;

●	The base management fee that we pay to our adviser is based upon our NAV, and our adviser will be responsible for the calculation of our daily NAV;

●	Because our dealer manager is an affiliate of our adviser, its due diligence review and investigation of us and this prospectus cannot be considered to be an independent review;

●	The sub-adviser has obligations to other investment vehicles which it manages or advises that may prevent it from presenting to our adviser and to us investment opportunities that might be of interest to us; and

●	The sub-adviser has affiliates that originate commercial mortgage loans, and we may purchase portfolios of loans, or securities backed by loans, that were originated by affiliates of the sub-adviser or engage in other transactions with its affiliates.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate these potential conflicts, as well as “Risk Factors—Risks Related to Conflicts of Interest.”

Estimated Use of Proceeds

We intend to use substantially all of the proceeds from this offering, net of expenses, to originate, acquire and manage a portfolio of real estate-related investments in accordance with our investment objectives and using the strategies described in this prospectus. We anticipate that any remaining proceeds will be used for working capital and general corporate purposes, including the payment of operating expenses. However, we have not established limits on the use of proceeds from this offering or the amount of funds we may use from available sources to make distributions to our stockholders. We will seek to invest the net proceeds received in this offering as promptly as practicable after receipt thereof. However, depending on market conditions and other factors, including the availability of investments that meet our investment objectives, we may be unable to invest such proceeds within the time period we anticipate. There can be no assurance we will be able to sell the maximum amount we are offering. If we sell only a portion of the amount we are offering, we may be unable to achieve our investment objectives. Pending investment of the proceeds raised in this offering, we intend to invest the net proceeds primarily in cash, cash equivalents or short-term securities. See “Estimated Use of Proceeds.”

NAV Calculation

Our adviser is responsible for the calculation of our NAV. NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure. See “Net Asset Value Calculation and Valuation Guidelines” for more information regarding the calculation of our NAV per share of each class and how our investments will be valued.

In order to calculate our NAV at the end of each business day, our adviser will allocate any change in our aggregate NAV (whether an increase or decrease) among each class of shares based on each class’s relative percentage of the previous aggregate NAV. Changes in our daily NAV will include, without limitation, daily accruals of our net portfolio income, interest expense, advisory fees, stockholder servicing fees, distributions, and unrealized/realized gains and losses on assets. The net portfolio income will be calculated and accrued on the basis of data extracted from (1) the quarterly budget for each investment and at the company level, including organization and offering expenses and certain operating expenses, (2) material, unbudgeted non-recurring income and expense events when our adviser becomes aware of such events and the relevant information is available and (3) material originations, acquisitions and dispositions of investments occurring during the month. On an ongoing basis, based on information provided by our adviser and our independent valuation services, our adviser will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of daily accruals for which financial information is available.

Pursuant to our advisory agreement, our adviser agreed to pay all of our organization and offering expenses on our behalf until we have raised $250 million of gross proceeds in this offering. We will reimburse our adviser for such organization and offering expenses following the date we raise this amount subject to a cap of 0.75% of the gross proceeds of this offering in excess of $250 million. For purposes of calculating our NAV, the organization and offering expenses paid by our adviser will not be recognized as expenses or as a component of equity and reflected in our NAV until we reimburse our adviser for those costs.

Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand), the deduction of any other liabilities and the allocation of income and expenses, our adviser will incorporate any class-specific adjustments to our NAV, including additional issuances and repurchases of our common stock and accruals of class-specific expenses such as stockholder servicing fees. At the close of business on the date that is one business day after each record date for any declared distribution, which we refer to as the “distribution adjustment date,” our NAV for each class will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record of each class as of the record date. NAV per share for each class is calculated by dividing such class’s NAV at the end of each trading day by the number of shares outstanding for that class on such day. NAV is intended to reflect our estimated value on the date that NAV is determined, and NAV of any class at any given time will not reflect any obligation to pay future stockholder servicing fees that may become payable after the date the NAV is determined. As a result, the estimated liability for the future stockholder servicing fees, which are accrued at the time each share is sold, will have no effect on the NAV of any class. “See Net Asset Value Calculation and Valuation Guidelines” for more information on how we will calculate NAV and the limits on this calculation.

Daily Purchases of Shares at NAV per Share

The initial purchase price for each class of shares of our common stock will be $25.00 per share, plus for Class T and Class T-C shares, applicable selling commissions and dealer manager fees. The business day following the Initial Subscription Date, the per share purchase price for such class will vary from day-to-day, and will be equal to our NAV per share for such class as of the close of business on such day, plus, for Class T and Class T-C shares, applicable selling commissions and for Class T shares, applicable dealer manager fees. Thereafter, after the close of business on each business day, and in any event no later than the opening of business on the immediately following business day, we will (1) post our NAV per share for such day for each share class on our website and (2) make that business day’s NAV per share for each share class available on our toll-free, telephone line. In addition, following the last business day of each month, we will file with the SEC a prospectus supplement disclosing our NAV per share for each share class for each business day in the preceding month. We will disclose, on a quarterly basis in a prospectus supplement filed with the SEC, the principal valuation components of our NAV.

Any purchase orders that we receive prior to the close of the NYSE (generally, 4:00 p.m. Eastern time) on any day the NYSE is open for trading (such day, a business day) will be executed at a price equal to our NAV per share for that day, as calculated after the close of business on that day. Purchase orders that we receive after the close of business (generally, 4:00 p.m. Eastern time) will be executed at a price equal to our NAV per share as of the close of business on the immediately following business day. Purchase orders placed on a day that is not a business day will be executed as if they were received prior to the close of business on the immediately following business day.

Distributions and Distribution Reinvestment Plan

In order to maintain our status as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income. For these purposes, REIT taxable income is determined without regard to the dividends-paid deduction and excludes net capital gain. Further, REIT taxable income does not necessarily equal net income as calculated in accordance with GAAP. Our board of directors may authorize distributions in excess of those required for us to maintain our REIT status depending on our financial condition and such other factors as our board may deem relevant.

We intend to accrue and pay distributions on a monthly basis. However, we reserve the right to adjust the periods during which distributions accrue and are paid. We expect that our board of directors will authorize a monthly distribution of a certain dollar amount per share of common stock for each month. For purposes of calculating our NAV to account for any declared distributions, we will accrue as our liability on the day after the record date (the distribution adjustment date) the amount of the declared distributions. Distributions will be payable only to stockholders of record on the business day immediately preceding the distribution adjustment date. See “Share Repurchases.” Generally, our policy will be to pay distributions from cash flow from operations. However, we are authorized to fund distributions from any other source, including, without limitation, the proceeds of our offerings, borrowings or the sale of properties or other investments, and we have not established a limit on the amounts we may pay from such sources. Distributions may constitute a return of capital. We have not established a minimum distribution level. The amount of any distributions will be determined by our board of directors and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board.

We expect that our cash flow from operations available for distribution will be lower during our initial stages of operations until we have raised significant capital and made substantial investments. As a result, we expect that during the early stages of our operations, and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period. These distributions would be paid from the proceeds of our current or future offerings, borrowings or any other available source. Contrary to traditional non-listed REITs, however, the shares of which are typically sold and, on a limited basis, redeemed at, a fixed price that is not intended to reflect the value of the shares, our common stock will be sold and repurchased on a daily basis, respectively, at a price based on NAV per share. As a result, the NAV per share of our common stock could be reduced to the extent that our distributions exceed cash flows from operations.

We have adopted a distribution reinvestment plan, whereby stockholders may elect to have their cash distributions automatically reinvested in additional shares of our common stock. Should you elect to participate in the distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. The per-share price for shares purchased pursuant to our distribution reinvestment plan will be equal to the NAV per share applicable to the class of shares being purchased, calculated as of the distribution date. Stockholders will not pay selling commissions or dealer manager fees when purchasing shares pursuant to the distribution reinvestment plan. For the complete terms of the distribution reinvestment plan, see Appendix C to this prospectus.

Share Repurchases

We expect that there will be no regular secondary trading market for shares of our common stock. While you should view your investment as long term with limited liquidity, we have adopted a share repurchase plan, whereby on a daily basis holders of our shares may request that we repurchase all or any portion of their shares. The repurchase of shares is limited during any calendar quarter to shares whose aggregate value (based on the repurchase price per share on the day the repurchase is effected) is 5% of the combined NAV of all classes of shares then participating in our share repurchase plan as of the last day of the previous calendar quarter, which means that in any 12-month period, we limit repurchases to approximately 20% of the total NAV for participating classes.

If the quarterly volume limitation is reached on or before the third business day of a calendar quarter, repurchase requests during the next quarter will be satisfied on a stockholder by stockholder basis, which we refer to as a “per stockholder allocation,” instead of a first-come, first-served basis. Pursuant to the per stockholder allocation, each of our stockholders would be allowed to request repurchase at any time during such quarter of a total number of shares not to exceed 5% of the shares of common stock the stockholder held as of the end of the prior quarter. The per stockholder allocation requirement will remain in effect for each succeeding quarter for which the total repurchases for the immediately preceding quarter exceeded four percent of the combined NAV of all classes then participating in our share repurchase plan on the last business day of such preceding quarter. If total repurchases during a quarter for which the per stockholder allocation applies are equal to or less than 4% of such NAV on the last business day of such preceding quarter, then repurchases will again be first-come, first-served for the next succeeding quarter and each quarter thereafter.

We may not always be able to repurchase your shares under the share repurchase plan. If a repurchase request is made and accepted before the close of business, the repurchase price per share will be equal to our NAV per share for the class of shares being repurchased calculated after the close of business on that day. Should repurchase requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our operations or our status as a REIT, or risk having an adverse impact on stockholders whose shares are not repurchased, then our board of directors may modify or suspend our share repurchase plan if it deems such action to be in the best interest of our stockholders. Our board of directors will assess the overall level of liquidity available in our portfolio and the need for available funds prior to taking any action that will result in limiting our repurchases. See “Share Repurchases—Repurchase Limitations.”

Leverage

We intend to use prudent levels of leverage to provide additional funds to support our investment activities. Although we do not currently have any such leverage arrangements in place, we may in the future incur debt through bank credit facilities (including term loans and revolving facilities), repurchase agreements, warehouse facilities and structured financing arrangements, public and private debt issuances and derivative instruments, in addition to transaction or asset specific funding arrangements. We may also issue additional debt or equity securities to fund our growth. Our charter restricts the amount of indebtedness that we may incur to 300% of our net assets, which is approximately 75% of the cost of our investments, but does not restrict the amount of indebtedness we may incur with respect to any single investment. Notwithstanding the foregoing, our aggregate indebtedness may exceed the limit set forth in our charter, but only if such excess is approved by a majority of our independent directors. Once we have fully invested the proceeds of this offering, our target leverage ratio will be approximately 60% of the greater of the cost or fair market value of our investments, although it may exceed this level during our offering stage. See “Investment Objectives and Strategies—Financing Strategy and Financial Risk Management” for more details regarding our leverage policies.

The amount of leverage we may employ for particular assets will depend upon our adviser’s assessment of the credit, liquidity, price volatility and other risks of those assets and the financing counterparties, and availability of particular types of financing at the then-current time. We will endeavor to match the terms and indices of our assets and liabilities, including in certain instances through the use of derivatives. We will also seek to minimize the risks associated with recourse borrowing. In addition, we may rely on short-term financing such as repurchase transactions under master repurchase agreements.

1940 Act Exemption

We are not registered, and do not intend to register ourself or any of our subsidiaries, as an investment company under the 1940 Act.

We intend to conduct our operations, directly and through wholly or majority-owned subsidiaries, so that we and each of our subsidiaries is not required, as such requirements have been interpreted by the SEC staff, to be registered as an investment company under the 1940 Act. Under Section 3(a)(1)(A) of the 1940 Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the 1940 Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. “Investment securities” exclude (A) U.S. government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries that (i) are not investment companies, and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the 1940 Act.

With respect to Section 3(a)(1)(A), we do not intend to engage primarily or hold ourself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of these subsidiaries. With respect to Section 3(a)(1)(C), we expect that most of the entities through which we own assets will be wholly or majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and, thus, we do not expect to own a significant amount of “investment securities”.

If, however, the value of the assets of our subsidiaries that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of our total assets, then we will seek to rely on Section 3(c)(6) of the 1940 Act, which excepts from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of the businesses described in paragraphs (3), (4) and (5) of Section 3(c), or in one or more such businesses (from which not less than 25% of such company’s gross income during its last fiscal year was derived) together with an additional business or businesses other than investing, reinvesting, owning, holding or trading in securities. We will be “primarily engaged,” through wholly owned and majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate, as described in Section 3(c)(5)(C).

Through our subsidiaries we plan to originate, acquire, invest in and manage instruments that could be deemed to be securities for purposes of the 1940 Act, including, but not limited to, mortgage, subordinated, mezzanine, transitional and other loans, CMBS and agency and non-agency RMBS. Accordingly, it is possible that more than 40% of the total assets of our subsidiaries will be deemed to be investment securities for 1940 Act purposes. However, as noted above, in reliance on Section 3(c)(5)(C) of the 1940 Act, we do not intend to register any of our subsidiaries as an investment company under the 1940 Act. Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of each such subsidiary’s portfolio must be comprised of qualifying assets and at least 80% of each of their portfolios must be comprised of qualifying assets and real estate-related assets under the 1940 Act (and no more than 20% comprised of non-qualifying or non-real estate-related assets). Qualifying assets for this purpose include mortgage loans and other assets, such as whole-pool agency RMBS, certain mezzanine loans and B Notes and other interests in real estate as interpreted by the SEC staff in various no-action letters. As a result of the foregoing restrictions, we will be limited in our ability to make certain investments.

We expect that substantially all of the assets of our subsidiaries will comply with the requirements of Section 3(c)(5)(C), as such requirements have been interpreted by the SEC staff. We intend to invest in transitional loans, construction loans, and mortgage loan participations that meet the parameters of Section 3(c)(5)(C) based on no-action letters issued by the SEC staff and other SEC interpretive guidance. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exemption from registration.

Existing SEC no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 10 years ago. No assurance can be given that the SEC will concur with our classification of the assets of our subsidiaries. Future revisions to the 1940 Act or further guidance from the SEC staff may cause us to lose our ability to rely on Section 3(c)(5)(C) and/or Section 3(c)(6) or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

To ensure that we are not required, as such requirements have been interpreted by the SEC staff, to register as an investment company, we may be unable to dispose of assets that we would otherwise want to sell and may need to sell assets that we would otherwise wish to retain. In addition, we may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests that we would otherwise want to acquire. Although we intend to monitor our portfolio periodically and prior to each acquisition and disposition, we may not be able to maintain an exemption from registration as an investment company. If we are required to register as an investment company but fail to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of and liquidate us. For more information on issues related to compliance with the 1940 Act, see “Investment Objectives and Strategies—Operating and Regulatory Structure—1940 Act Exemption.”

Emerging Growth Company Status

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not applicable to emerging growth companies. For so long as we remain an emerging growth company, we will not be required to:

●	have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	submit certain executive compensation matters to stockholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; or

●	disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to opt out of this transition period, and therefore will comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies.

We will remain an emerging growth company for up to five years, or until the earliest of: (1) the last date of the fiscal year during which we have total annual gross revenues of $1 billion or more; (2) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act.

Additionally, because we are deemed a “non-accelerated filer” under the Exchange Act, we are exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. For so long as we remain an emerging growth company, we will not be required to provide an auditor’s attestation report, even if we list our shares on a national securities exchange and meet the other conditions to becoming an “accelerated filer.”

We do not believe that being an emerging growth company will have a significant impact on our business or this offering. So long as we are externally managed by our adviser and we do not reimburse our adviser or our sponsor for the compensation they pay to our executive officers, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek stockholder approval of executive compensation and “golden parachute” compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act.

RISK FACTORS

An investment in shares of our common stock involves risks. You should specifically consider the following material risks in addition to the other information contained in this prospectus before you decide to purchase shares of our common stock. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, financial condition, prospects and forward-looking statements.

Risks Related to an Investment in Us

We have no operating history and do not currently own any assets, which means there is no assurance that we will be able to successfully achieve our investment objectives.

We are a newly formed entity with no operating history and may not be able to achieve our investment objectives. As of the date of this prospectus, we have not made any investments and do not own any assets or have any operations or financing. We cannot assure you that the past experiences of FS Investments or Rialto will be sufficient to allow us to successfully achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a REIT with a substantial operating history.

Because this is a “blind pool” offering, you will not have the opportunity to evaluate our investments, subsequent to the date you subscribe for shares, which makes your investment more speculative.

None of us, FS Real Estate Advisor or Rialto has identified, made or contracted to make investments with the proceeds from our continuous public offering. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning future investments we make using the proceeds from our continuous public offering prior to making a decision to purchase our shares. You must rely on FS Real Estate Advisor and Rialto to implement our investment policies, to evaluate all of our investment opportunities and to structure the terms of our investments rather than evaluating our investments in advance of purchasing shares of our common stock. Additionally, we will not provide you with information to evaluate our proposed investments prior to our acquisition of those investments. Because investors are not able to evaluate our investments in advance of purchasing our shares, you must rely on FS Real Estate Advisor and Rialto to implement our investment strategy, and as a result our public offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

There is no public trading market for shares of our common stock; therefore, your ability to dispose of your shares will likely be limited to repurchase by us. If you do sell your shares to us, you may receive less than the price you paid.

There is no current public trading market for shares of our common stock, and we do not expect that such a market will ever develop. Therefore, repurchase of shares by us will likely be the only way for you to dispose of your shares. We intend to repurchase shares on a daily basis, at a price equal to our NAV per share of the class of shares being repurchased on the date the repurchase request is processed and not based on the price at which you initially purchased your shares. As a result, you may receive less than the price you paid for your shares when you sell them to us pursuant to our share repurchase plan. See “Share Repurchases.”

Your ability to have your shares repurchased through our share repurchase plan is limited and our board of directors may modify, suspend or terminate our share repurchase plan at any time.

Our share repurchase plan limits the funds we may use to purchase shares each calendar quarter to 5% of the combined NAV of all classes of shares then participating in the share repurchase plan as of the last day of the previous calendar quarter, which means that in any 12-month period, we limit repurchases to approximately 20% of our total NAV for participating classes. Additionally, the vast majority of our assets will consist of assets that cannot generally be liquidated quickly. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Our board of directors may modify or suspend our share repurchase plan should repurchase requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our investment operations or our status as a REIT, or pose a risk of having a material adverse impact on stockholders whose shares are not repurchased. Because our board of directors is not required to authorize the recommencement of the share repurchase plan within any specified period of time, our board or directors may effectively terminate the plan by suspending it indefinitely. As a result, your ability to have your shares repurchased by us may be limited and at times no liquidity may be available for your investment. See “Share Repurchases—Repurchase Limitations.”

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on cash available from our operations. The amount of cash available for distributions is affected by many factors, such as our ability to acquire or originate commercial real estate debt and other targeted investments as offering proceeds become available, income from such investments and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. With no prior operating history, we cannot assure you that we will be able to pay distributions or that distributions will increase over time. We cannot give any assurance that returns from the investments that we acquire will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real estate debt, mortgage, transitional or subordinated loans or any investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. We may not have sufficient cash from operations to make a distribution required to qualify or maintain our qualification as a REIT, which may materially adversely affect your investment.

Until the proceeds from this offering are fully invested, we may pay distributions from sources other than our cash flow from operations, which may cause us to have less funds available for investment in assets and your overall return may be reduced.

Our organizational documents permit us to pay distributions to stockholders from any sources of funds legally available to us, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends and other distributions from our investments. We have not established limits on the amount of funds we may use from available sources to make distributions. If we fund distributions from borrowings, the net proceeds from this offering or other sources, we will have fewer funds available for investment in assets and your overall return may be reduced. We expect to have little, if any, cash flow from operations available for distribution until we make significant investments.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

We will be competing to originate and acquire real estate debt investments with other REITs, real estate limited partnerships, pension funds and their advisors, bank and insurance company investment accounts and other entities. Many of our competitors have greater financial resources, and a greater ability to borrow funds to acquire securities and other assets, than we do. We cannot be sure that our adviser will be successful in obtaining suitable investments on financially attractive terms or that, if our adviser makes investments on our behalf, our objectives will be achieved. The more money we raise in this offering, the greater will be our challenge to invest all of the net offering proceeds on attractive terms. If we, through our adviser and the sub-adviser, are unable to find suitable investments promptly, we will hold the proceeds from this offering in short-term, low risk, highly-liquid, interest-bearing investments. We expect we will earn yields substantially lower than the interest income that we anticipate receiving from investments in the future that meet our investment criteria. As a result, any distributions we make while our portfolio is not fully invested in assets meeting our investment criteria may be substantially lower than the distributions that we expect to pay when our portfolio is fully invested in assets meeting our investment criteria. In the event we are unable to locate suitable investments in a timely manner, we may be unable or limited in our ability to make distributions and we may not be able to achieve our investment objectives.

The lack of experience of our adviser in operating under the constraints imposed on us as a REIT may hinder the achievement of our investment objectives.

The Internal Revenue Code of 1986, as amended, or the “Code”, imposes numerous constraints on the operations of REITs that do not apply to other investment vehicles managed by FS Investments and its affiliates. Our initial and continuing qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Code. Any failure to do so could cause us to fail to satisfy the requirements associated with REIT status. None of us, our adviser or the sub-adviser has any experience operating under these constraints, which may hinder our ability to take advantage of attractive investment opportunities and to achieve our investment objectives. As a result, we cannot assure you that our adviser will be able to operate our business under these constraints. If we fail to qualify as a REIT for any taxable year after electing REIT status, there will be significant adverse consequences.

We depend upon key personnel of our adviser, the sub-adviser and their respective affiliates.

We are an externally managed REIT and therefore we do not have any internal management capacity or employees. Our officers are also employees of our adviser. We will depend to a significant degree on the diligence, skill and network of business contacts of certain of our executive officers and other key personnel of our adviser and the sub-adviser to achieve our investment objectives, all of whom would be difficult to replace. We expect that our adviser, with the assistance of the sub-adviser, will evaluate, negotiate, structure, close and monitor our investments in accordance with the terms of the advisory agreement.

We will depend upon the senior professionals of our adviser and the sub-adviser to maintain relationships with potential sources of investments, and we intend to rely to a significant extent upon these relationships to provide us with potential investment opportunities. We cannot assure you that these individuals will continue to be employed by our adviser or the sub-adviser or that they will continue to be available to us to provide investment advice. If these individuals, including the members of our adviser’s investment committee, do not maintain their existing relationships with our adviser, maintain existing relationships or develop new relationships with other sources of investment opportunities, we may not be able to grow or manage our investment portfolio. We believe that our future success depends, in large part, on FS Real Estate Advisor’s and Rialto’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition to employ and retain such personnel is intense, and we cannot assure you that FS Real Estate Advisor or Rialto will be successful in doing so. In addition, individuals with whom the senior professionals of our adviser or the sub-adviser have relationships are not obligated to provide us with investment opportunities. Therefore, we can offer no assurance that such relationships will generate investment opportunities for us.

If our adviser or the sub-adviser is unable to manage our investments effectively, we may be unable to achieve our investment objectives.

Our ability to achieve our investment objectives will depend on our ability to manage our business and to grow our business. This will depend, in turn, on our adviser’s and the sub-adviser’s ability to identify, invest in and monitor assets that meet our investment criteria. The achievement of our investment objectives on a cost-effective basis will depend upon our adviser’s execution of our investment process, its ability to provide competent, attentive and efficient services to us and our access to financing on acceptable terms. Our adviser will have substantial responsibilities under the advisory agreement, certain, of which it has engaged the sub-adviser to perform. The personnel of our adviser and the sub-adviser are engaged in other business activities, which could distract them, divert their time and attention such that they could no longer dedicate a significant portion of their time to our businesses or otherwise slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We will incur significant costs as a result of being a public company.

As a public company, we will incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Securities Exchange Act of 1934, or the Exchange Act, and additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, and other rules implemented by the SEC.

Failure by us, our adviser, sub-adviser, joint venture partners, consultants and other service providers to implement effective information and cyber security policies, procedures and capabilities could disrupt our business and harm our results of operations.

We and our adviser, sub-adviser, joint venture partners, consultants, and other service providers are dependent on the effectiveness of our respective information and cyber security policies, procedures and capabilities to protect our computer and telecommunications systems and the data that resides on or is transmitted through them. An externally caused information security incident, such as a hacker attack, virus or worm, or an internally caused issue, such as failure to control access to sensitive systems, could materially interrupt business operations or cause disclosure or modification of sensitive or confidential information and could result in material financial loss, loss of competitive position, regulatory actions, breach of contracts, reputational harm or legal liability.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that, to the extent permitted by Maryland law, no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct or, in the case of our directors who are also our executive officers or affiliates of our adviser, for simple negligence or misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, executive officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you. See “Management—Indemnification.”

Uncertainty with respect to the financial stability of the United States and several countries in the European Union (EU) could have a significant adverse effect on our business, financial condition and results of operations.

Our business and operations are currently dependent on the commercial real estate industry generally, which in turn is dependent upon broad economic conditions in the United States, Europe, China and elsewhere. Recently, concerns over global economic conditions, energy and commodity prices, geopolitical issues, deflation, Federal Reserve short term rate decisions, foreign exchange rates, the availability and cost of credit, the sovereign debt crisis, the Chinese economy, the United States mortgage market and a potentially weakening real estate market in the United States have contributed to increased economic uncertainty and diminished expectations for the global economy. These factors, combined with volatile prices of oil and the potential for declining business and consumer confidence, may precipitate an economic slowdown, as well as cause extreme volatility in security prices. Global economic and political headwinds, along with global market instability and the risk of maturing debt that may have difficulties being refinanced, may continue to cause periodic volatility in the commercial real estate market for some time. Adverse conditions in the commercial real estate industry could harm our business and financial condition by, among other factors, the tightening of the credit markets, decline in the value of our assets and continuing credit and liquidity concerns and otherwise negatively impacting our operations.

Risks Related to This Offering and Our Corporate Structure

No investor may own more than 9.8% of our stock unless exempted by our board of directors, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, prospectively or retroactively, no person may own more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of shares of our common stock, after applying certain rules of attribution. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See “Description of Shares—Restriction on Ownership of Shares of Our Stock.”

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of repurchase of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

You will have limited control over changes in our policies and operations, which increases the risks and uncertainty you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without your vote. Under the Maryland General Corporation Law and our charter, you have a right to vote only on limited matters. Our board’s broad discretion in setting policies and your inability to exert control over those policies increases the risks and uncertainty you face as a stockholder.

We may change our investment and operational policies without stockholder consent.

Except for changes to the investment restrictions contained in our charter, which require stockholder consent to amend, we may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this prospectus. Our board of directors also approved very broad investment guidelines with which we must comply, but these guidelines provide our adviser with broad discretion and can be changed by our board of directors. A change in our investment strategy may, among other things, increase our exposure to real estate market fluctuations, default risk and interest rate risk, all of which could materially affect our results of operations and financial condition.

Our ability to conduct our continuous offering successfully depends, in part, on the ability of the dealer manager to successfully establish, operate and maintain a network of broker-dealers.

The success of our continuous public offering, and correspondingly our ability to implement our business strategy, is dependent upon the ability of the dealer manager to establish and maintain a network of licensed securities broker-dealers and other agents to sell our shares. If the dealer manager fails to perform, we may not be able to raise adequate proceeds through our continuous public offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Our investors will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 700,000,000 shares of common stock. Pursuant to our charter, a majority of our entire board of directors may amend our charter from time to time to increase the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock without stockholder approval. After an investor purchases shares, our board of directors may elect to sell additional shares in the future, issue equity interests in private offerings or issue share-based awards to our independent directors. To the extent we issue additional equity interests after an investor purchases our shares, an investor’s percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, an investor may also experience dilution in the book value and fair value of his or her shares.

If we are unable to raise substantial funds in our continuous best efforts public offering, we will be limited in the number and type of investments we may make, and the value of your investment in us may be reduced in the event our assets under-perform.

Our continuous public offering is being made on a best efforts basis, whereby the dealer manager and broker-dealers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to sell any of the shares. Even though FS Investments and Rialto, either directly or through their affiliates, will each purchase $25,000,000 of our Class S shares and not less than $5,000,000 each prior to the date we begin accepting subscriptions in this offering, such amounts will not, by themselves be sufficient for us to purchase a diversified portfolio of investments. To the extent that less than the maximum number of shares is subscribed for in this offering, the opportunity for diversification of our investments may be decreased, and the returns achieved on those investments may be reduced as a result of allocating all of our expenses over a smaller capital base.

There is a risk that you may not receive distributions or that our distributions may not grow over time.

Subject to our board of directors’ discretion and applicable legal restrictions, we intend to authorize and declare ordinary cash distributions on a monthly basis and to pay such ordinary cash distributions on a monthly basis. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-over-year increases in cash distributions. Moreover, if fewer stockholders opt to participate in our distribution reinvestment plan and instead choose to receive cash distributions, we may be forced to liquidate some of our investments and raise cash in order to make distribution payments. All distributions will be paid at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status, compliance with applicable regulations and such other factors as our board of directors may deem relevant from time to time. We cannot assure you that we will pay distributions in the future. Distributions on the classes of our common stock may vary based upon on the expenses allocated to each class.

Payment of fees to our adviser will reduce the cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

Our adviser and sub-adviser will perform services for us in connection with the selection, acquisition, origination, management and administration of our investments. We will pay our adviser substantial fees for these services, a portion of which our adviser will pay to the sub-adviser, which will reduce the amount of cash available for investment or distribution to stockholders. These fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. These substantial fees and other payments also increase the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. See “Compensation” for a discussion of our fee arrangement with our adviser and sub-adviser.

Your investment return may be reduced if we are required to register as an investment company under the 1940 Act.

We are not registered, and do not intend to register ourself or any of our subsidiaries, as an investment company under the 1940 Act. If we become obligated to register ourself or any of our subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the 1940 Act imposing, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were to become obligated to register ourself or any of our subsidiaries as an investment company, the requirements imposed on registered investment companies would make it unlikely that we would be able to operate our business as currently contemplated and as described herein.

We intend to conduct our operations, directly and through wholly or majority-owned subsidiaries, so that we and each of our subsidiaries is not required, as such requirements have been interpreted by the SEC staff, to be registered as an investment company under the 1940 Act. Under Section 3(a)(1)(A) of the 1940 Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the 1940 Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. “Investment securities” exclude (A) U.S. government securities, (B) securities issued by employees’ securities companies and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the 1940 Act.

With respect to Section 3(a)(1)(A), we do not intend to engage primarily or hold ourself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of these subsidiaries. With respect to Section 3(a)(1)(C), we expect that most of the entities through which we own assets will be wholly or majority-owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and, thus, we do not expect to own a significant amount of “investment securities”.

If, however, the value of the assets of our subsidiaries that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of our total assets, then we will seek to rely on Section 3(c)(6) of the 1940 Act, which excepts from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of the businesses described in paragraphs (3), (4) and (5) of Section 3(c), or in one or more such businesses (from which not less than 25% of such company’s gross income during its last fiscal year was derived) together with an additional business or businesses other than investing, reinvesting, owning, holding or trading in securities. We will be “primarily engaged,” through wholly owned and majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate, as described in Section 3(c)(5)(C).

Through our subsidiaries, we plan to originate, acquire, invest in and manage instruments that could be deemed to be securities for purposes of the 1940 Act, including, but not limited to, participations in mortgage, subordinated, mezzanine, transitional and other loans, CMBS and agency and non-agency RMBS. Accordingly, it is possible that more than 40% of the assets of our subsidiaries will be investments that will be deemed to be investment securities for 1940 Act purposes. However, as noted above, in reliance on Section 3(c)(5)(C) of the 1940 Act, we do not intend to register any of our subsidiaries as an investment company under the 1940 Act. Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of each such subsidiary’s portfolio must be comprised of qualifying assets and at least 80% of each of their portfolios must be comprised of qualifying assets and real estate-related assets under the 1940 Act (and no more than 20% comprised of non-qualifying or non-real estate-related assets). Qualifying assets for this purpose include mortgage loans and other assets, such as whole-pool agency RMBS, certain mezzanine loans and B Notes and other interests in real estate as interpreted by the SEC staff in various no-action letters. As a result of the foregoing restrictions, we will be limited in our ability to make certain investments.

We expect that substantially all of the assets of our subsidiaries will comply with the requirements of Section 3(c)(5)(C), as such requirements have been interpreted by the SEC staff. We intend to invest in transitional loans, construction loans, and mortgage loan participations that meet the parameters of Section 3(c)(5)(C) based on no-action letters issued by the SEC staff and other SEC interpretive guidance. Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain this exemption from registration. Existing SEC no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than 10 years ago. No assurance can be given that the SEC will concur with our classification of the assets of our subsidiaries. Future revisions to the 1940 Act or further guidance from the SEC staff may cause us to lose our ability to rely on Section 3(c)(5)(C) and/or Section 3(c)(6) or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

To ensure that we are not required, as such requirements have been interpreted by the SEC staff, to register as an investment company, we may be unable to dispose of assets that we would otherwise want to sell and may need to sell assets that we would otherwise wish to retain. In addition, we may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests that we would otherwise want to acquire. Although we intend to monitor our portfolio periodically and prior to each acquisition and disposition, we may not be able to maintain an exemption from registration as an investment company. If we are required to register as an investment company but fail to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of and liquidate us. Moreover, if we are required to register as an investment company, the requirements imposed on registered investment companies under the 1940 Act would make it unlikely that we would be able to operate our business as currently contemplated and as described in this prospectus. For more information on issues related to compliance with the 1940 Act, see “Investment Objectives and Strategies—Operating and Regulatory Structure—1940 Act Exemption.”

Our adviser is not registered and does not intend to register as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). If our adviser is required to register as an investment adviser under the Advisers Act, it could impact our operations and possibly reduce your investment return.

Our adviser is not currently registered as an investment adviser under the Advisers Act and does not expect to register as an investment adviser because it does not and does not intend to have sufficient regulatory assets under management to meet the eligibility requirement under Section 203A of the Advisers Act. Whether an adviser has sufficient regulatory assets under management to require registration under the Advisers Act depends on the nature of the assets it manages. In calculating regulatory assets under management, our adviser must include the value of each “securities portfolio” it manages. Our adviser expects that our assets will not constitute a securities portfolio so long as a majority of our assets consist of assets that we believe are not securities, including loans that we originate, real estate and cash. However, because we may also invest in several types of securities in accordance with our investment strategy and the SEC will not affirm our determination of what portion of our investments are not securities, there is a risk that such determination is incorrect and, as a result, our investments are a securities portfolio. In such event, our adviser may be acting as an investment adviser subject to registration under the Advisers Act that is not registered. If our investments were to constitute a “securities portfolio”, then our adviser would be required to register under the Advisers Act, which would require it to comply with a variety of regulatory requirements under the Advisers Act on such matters as record keeping, disclosure, compliance, limitations on the types of fees it could earn, including the performance fee we pay to our adviser, and other fiduciary obligations. As a result, our adviser would have devote additional time and resources and incur additional costs to manage our business, which could possibly reduce your investment return.

Valuations and appraisals of our real estate-related debt and other targeted investments are estimates of fair value and may not necessarily correspond to realizable value, which could adversely affect the value of your investment.

For the purposes of calculating our NAV, our investments will initially be valued at cost upon their acquisition which we expect to represent fair value at that time. Thereafter, the valuations of our real estate-related debt and other investments, as necessary, will be conducted in accordance with our valuation guidelines and will take into consideration valuations by independent third party valuation services. See “Net Asset Value Calculation and Valuation Guidelines.” Within the parameters of our valuation guidelines, the valuation methodologies used to value our investments will involve subjective judgments concerning factors such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses. Although our valuation guidelines are designed to accurately determine the fair value of our assets, appraisals and valuations will be only estimates, and ultimate realization depends on conditions beyond our adviser’s control. Further, valuations do not necessarily represent the price at which we would be able to sell an asset, because such prices would be negotiated. We will not, however, retroactively adjust the valuation of such assets, the price of our common stock or the price we paid to repurchase shares of our common stock. Because the repurchase price per share for each class of common stock will be equal to the NAV per share for such class on the repurchase date, you may receive less than realizable value for your investment.

No rule, regulation, or industry practice requires that we calculate our NAV in a certain way, and our board of directors, including a majority of our independent directors, may adopt changes to our valuation guidelines.

There are no existing rules or regulatory bodies that specifically govern the manner in which we calculate our NAV and there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and repurchase price for shares of common stock. As a result, it is important that you pay particular attention to the specific methodologies and assumptions we use to calculate our NAV, as other public REITs may use different methodologies or assumptions to determine their NAV. In addition, our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation guidelines at least annually and may, at any time, adopt changes to our valuation guidelines. See “Net Asset Value Calculation and Valuation Guidelines” for more details regarding our valuation guidelines.

Our NAV per share may suddenly change if the values of our investments materially change, if the actual operating results for a particular month differ from what we originally budgeted for that month or if there are fluctuations in interest rates.

Some of our more illiquid investments will not be appraised more frequently than once per quarter. As such, when these new appraisals are reflected in our NAV calculation, there may be a sudden change in our NAV per share for each class of our common stock. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a sudden increase or decrease in the NAV per share amounts. We will accrue estimated income and expenses on a daily basis based on our budgets. As soon as practicable after the end of each month, we will adjust the income and expenses we estimated for that month to reflect the income and expenses actually earned and incurred. In addition, because we are focused on floating-rate mortgage loans, interest rate fluctuations may also cause a sudden increase or decrease in our NAV per share. We will not retroactively adjust the NAV per share of each class for each day of the previous month.

The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.

From time to time, we may experience events with respect to our investments that may have a material impact on our NAV. For example, it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our investments or to obtain quickly complete information regarding such events. The NAV per share of each class of our common stock as published on any given day may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. As a result, the NAV per share of each class published after the announcement of a material event may differ significantly from our actual NAV per share for such class until such time as the financial impact is quantified and our NAV is appropriately adjusted in accordance with our valuation guidelines. The resulting potential disparity in our NAV may inure to the benefit of stockholders whose shares are repurchased or new stockholders, depending on whether our published NAV per share for such class is overstated or understated.

Due to daily fluctuations in our NAV, the price at which your purchase is executed could be higher than our NAV per share at the time you submit your subscription, and the price at which your repurchase is executed could be lower than our NAV per share at the time you submit your repurchase request.

The daily purchase and repurchase price for shares of our common stock will not be based on any established trading price. Your accepted subscription will be executed at a price equal to our NAV per share for the class of shares being purchased next determined after your subscription is received in proper form and processed, plus, for Class T and Class T-C shares, applicable selling commissions and for Class T shares, applicable dealer manager fees. As a result of this process, you will not know the purchase price per share at which your subscription will be executed at the time you submit your subscription. The purchase price per share at which your subscription is executed could be higher than the NAV per share on the date you submitted your subscription. For example, if a subscription is processed and accepted on a business day and before the close of business on that day, the subscription will be executed at a purchase price equal to our NAV per share for the class of shares being purchased determined after the close of business on that day, plus, for Class T and Class T-C shares, any applicable selling commissions and for Class T shares, applicable dealer manager fees. If a subscription is processed and accepted on a business day, but after the close of business on that day, the subscription will be executed at a purchase price equal to our NAV per share for the class of shares being purchased determined after the close of business on the next business day, plus, for Class T and Class T-C shares, any applicable selling commissions and for Class T shares, applicable dealer manager fees. Similarly, received and processed repurchase requests will be effected at a repurchase price equal to the NAV per share for the class of shares being repurchased on the repurchase date. Because stockholders will not know the repurchase price that will apply at the time that repurchase requests are submitted, the repurchase price per share at which your repurchase request is executed could be lower than the NAV per share on the date you submitted your repurchase request.

We will not be required to comply with certain reporting requirements, including those relating to auditor’s attestation reports on the effectiveness of our system of internal control over financial reporting, accounting standards and disclosure about our executive compensation, that apply to other public companies.

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to (1) provide an auditor’s attestation report on the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act, (3) comply with any new requirements adopted by the Public Company Accounting Oversight Board (“PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (5) provide certain disclosure regarding executive compensation required of larger public companies or (6) hold stockholder advisory votes on executive compensation.

Once we are no longer an emerging growth company, so long as our shares of common stock are not listed for trading on a securities exchange, we will be deemed to be a “non-accelerated filer” under the Exchange Act, and as a non-accelerated filer, we will be exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, so long as we are externally managed by our adviser and we do not directly compensate our executive officers, or reimburse our adviser or its affiliates for salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of our adviser, we do not have any executive compensation, making the exemptions listed in (5) and (6) above generally inapplicable.

We cannot predict if investors will find our common stock less attractive because we choose to rely on any of the exemptions discussed above.

As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We have elected to opt out of this transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of these standards is required for non-emerging growth companies. This election is irrevocable.

Risks Related to Conflicts of Interest

There are significant potential conflicts of interest that could affect our investment returns.

As a result of our arrangements with FS Investments, our adviser, our adviser’s investment committee and the sub-adviser, there may be times when FS Investments, our adviser, the sub-adviser or such persons have interests that differ from those of our stockholders, giving rise to a conflict of interest.

The members of our adviser’s investment committee serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do, or of investment funds managed by our adviser or its affiliates. Similarly, our adviser, the sub-adviser or their respective affiliates may have other clients with similar, different or competing investment objectives. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may prevent them from presenting attractive investment opportunities to us or otherwise may not be in the best interests of us or our stockholders. For example, the members of our adviser’s investment committee have, and will continue to have, management responsibilities for other investment funds, accounts or other investment vehicles managed or sponsored by our adviser and its affiliates. Our investment objectives may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. As a result, those individuals may face conflicts in the allocation of investment opportunities among us and other investment funds or accounts advised by or affiliated with our adviser. Similarly, the sub-adviser manages or is the advisor to investment funds and other investment vehicles that invest in real estate-related assets and there are certain contractual limitations on the investment opportunities that Rialto may present to us. See “Conflicts of Interest-Conflicts Involving Rialto.” Our adviser and the sub-adviser will seek to allocate investment opportunities among eligible accounts in a manner that is fair and equitable over time and consistent with their allocation policies. However, we can offer no assurance that such opportunities will be allocated to us fairly or equitably in the short-term or over time. See “Conflicts of Interest—Certain Conflict Resolution Procedures.”

Our adviser will face a conflict of interest because the fees it and the dealer manager will receive are based in part on our NAV, which our adviser is responsible for determining.

Our adviser and dealer manager will be paid various fees based on our NAV, which will be calculated by our adviser. The calculation of our NAV includes certain subjective judgments with respect to estimating, for example, the value of our portfolio and our accrued expenses, net income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. Our adviser and its affiliates may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock or the price paid for the repurchase of your shares of common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price or more than the repurchase price.

Our adviser, sub-adviser, sponsor and dealer manager and their respective officers and employees and certain of our executive officers and other key personnel face competing demands relating to their time, and this may cause our operating results to suffer.

Our adviser, sub-adviser, sponsor and dealer manager and their respective officers and employees who serve as our executive officers or otherwise as our key personnel and their respective affiliates who serve as key personnel, general partners, sponsors, managers, owners and advisers of other investment programs, including investment funds sponsored by FS Investments or by Rialto, some of which have investment objectives and legal and financial obligations similar to ours and may have other business interests as well. In addition, based on our sponsor’s experience, a significantly greater time commitment is required of senior management during the development stage when a REIT is being organized, funds are initially being raised and funds are initially being invested, and less time is required as additional funds are raised and the offering matures. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. If this occurs, the returns on our investments may suffer.

We may engage in transactions with an affiliate of the sub-adviser; as a result, in any such transaction we may not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

We may purchase mortgage loans or portfolios of mortgage loans from an affiliate of the sub-adviser or we may purchase CMBS or other investment vehicles that include mortgage loans originated by an affiliate of the sub-adviser. While all decisions to purchase assets or CMBS in these circumstances will be made by our adviser, who is un-affiliated with the sub-adviser, such transactions would benefit affiliates of the sub-adviser. In any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties given our adviser’s dependency on the sub-adviser to implement our investment strategy and manage our investment portfolio.

Our adviser and the sub-adviser face conflicts of interest relating to the fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

We will pay our adviser a base management fee regardless of the performance of our portfolio. Our adviser will share the fees it receives from us with the sub-adviser. Our adviser’s entitlement to the base management fee, which is not based upon performance metrics or goals, might reduce our adviser’s or the sub-adviser’s incentive to devote their time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. We are required to pay the base management fee in a particular period despite experiencing a net loss or a decline in the value of our portfolio during that period.

The performance fee we may pay to our adviser is based on our “Core Earnings” (see “Compensation—Advisory Fees”). The sub-adviser is entitled to receive a portion of the performance fee. The performance fee may create an incentive for our adviser or the sub-adviser to use substantial debt or leverage for our portfolio or make riskier or more speculative investments on our behalf than they would otherwise make in the absence of such fee.

Because the base management fee is based on our NAV, our adviser and sub-adviser may also be motivated to accelerate investments in order to increase NAV or, similarly, delay or curtail share repurchases to maintain a higher NAV, which would, in each case, increase amounts payable to our adviser.

The advisory agreement with FS Real Estate Advisor was not negotiated on an arm’s length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

The advisory agreement was negotiated between related parties. Consequently, its terms, including fees payable to our adviser, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights and remedies under the advisory agreement because of our desire to maintain our ongoing relationship with our adviser and its affiliates. Any such decision, however, may breach our fiduciary obligations to our stockholders.

Pursuant to the advisory agreement, we have agreed to indemnify our adviser and the sub-adviser for certain liabilities, which may lead our adviser or the sub-adviser to act in a riskier manner on our behalf than it would when acting for its own account.

Under the advisory agreement, our adviser and the sub-adviser will not assume any responsibility to us other than to render the services called for under the agreement, and neither of them will be responsible for any action of our board of directors in following or declining to follow our adviser’s advice or recommendations. Under the terms of the advisory agreement, our adviser, its officers, members, personnel, and any person controlling or controlled by our adviser, and under the sub-advisory agreement, the sub-adviser, its officers, members, personnel, and any person controlling or controlled by the sub-adviser, will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the advisory agreement, except those resulting from acts constituting gross negligence, fraud, willful misconduct, bad faith or reckless disregard of our adviser’s duties under the advisory agreement. In addition, we have agreed to indemnify our adviser and the sub-adviser and each of their respective officers, directors, members, managers and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the advisory agreement, except where attributable to gross negligence, willful misconduct, bad faith or reckless disregard of such person’s duties under the advisory agreement. These protections may lead our adviser or the sub-adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent due diligence review of us, which is customarily performed in firm commitment underwritten offerings.

The dealer manager is one of our affiliates. As a result, its due diligence review and investigation of us and this prospectus cannot be considered to be an independent review. In addition, we do not, and do not expect to, have research analysts reviewing our performance or our securities on an ongoing basis. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Therefore, you do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a firm commitment underwritten public securities offering, which may increase the risks and uncertainty you face as a stockholder.

Risks Related to Our Assets

We may not be able to identify assets that meet our investment criteria.

We cannot assure you that we will be able to identify assets that meet our investment criteria, that we will be successful in consummating any investment opportunities we identify or that one or more investments we may make will yield attractive risk-adjusted returns. Our inability to do any of the foregoing likely would materially and adversely affect our results of operations and cash flows and our ability to make distributions to our stockholders.

The lack of liquidity in our investments may adversely affect our business.

The lack of liquidity of the investments we intend to make in real estate loans and investments, other than certain of our investments in CMBS and RMBS, may make it difficult for us to sell such investments if the need or desire arises. Many of the securities we purchase are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or their disposition except in transactions that are exempt from the registration requirements of, or otherwise in accordance with, those laws. In addition, certain investments such as B Notes, subordinated loans and transitional and other loans are also particularly illiquid investments due to their short life, their potential unsuitability for securitization and the greater difficulty of recovery in the event of a borrower’s default. As a result, many of our current investments are, and our future investments will be, illiquid and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our adviser has or could be attributed with material, non-public information regarding such business entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Our investments may be concentrated and are subject to risk of default.

While we will seek to diversify our portfolio of investments, we are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our board of directors, which we adopted without your consent. Therefore, our investments in our target assets may at times be secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of asset, downturns relating generally to such region or type of asset may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common stock and accordingly reduce our ability to make distributions to our stockholders.

Loans on properties in transition will involve a greater risk of loss than conventional mortgage loans.

We plan to focus much of our portfolio on transitional loans to borrowers who are typically seeking relatively short-term funds to be used in an acquisition or rehabilitation of a property or during the period before the property is fully occupied. The typical borrower in a transitional loan often has identified an undervalued asset that has been under-managed or is located in a recovering market. If the market in which the asset is located fails to improve according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the transitional loan, and we bear the risk that we may not recover some or all of our investment.

In addition, borrowers usually use the proceeds of a conventional mortgage to repay a transitional loan. Transitional loans therefore are subject to the risk of a borrower’s inability to obtain permanent financing to repay the transitional loan. In the event of any default under transitional loans that may be held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the transitional loan. To the extent we suffer such losses with respect to these transitional loans, it would adversely affect our results of operations and financial condition.

Construction loans involve an increased risk of loss.

We may invest in construction loans. If we fail to fund our entire commitment on a construction loan or if a borrower otherwise fails to complete the construction of a project, there could be adverse consequences associated with the loan, including: a loss of the value of the property securing the loan, especially if the borrower is unable to raise funds to complete it from other sources; a borrower claim against us for failure to perform under the loan documents; increased costs to the borrower that the borrower is unable to pay; a bankruptcy filing by the borrower; and abandonment by the borrower of the collateral for the loan.

Construction loans are funded in tranches, usually based on completion by the borrower of certain construction milestones. We will need to maintain a certain amount of funds available for future disbursements that could otherwise be used to acquire assets, invest in future business opportunities or make distributions to stockholders or we may be forced to sell assets at depressed prices or borrow funds to fund our loan commitment. This could have an adverse effect on our results of operations and ability to make distributions to our stockholders.

We will operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire desirable investments in our target assets and could also affect the pricing of these assets.

We will operate in a highly competitive market for investment opportunities. Our profitability depends, in large part, on our ability to acquire our target assets at attractive prices. In acquiring our target assets, we will compete with a variety of institutional investors, including other REITs, commercial and investment banks, specialty finance companies, public and private funds, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. government, if we are not eligible to participate in programs established by the U.S. government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from registration under the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, competition for originations of and investments in our target assets may lead to decreasing yields, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable investments in our target assets may be limited in the future and we may not be able to take advantage of attractive investment opportunities from time to time, as we can provide no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

The commercial mortgage loans we intend to originate and acquire and the mortgage loans underlying investments in CMBS are subject to the ability of the commercial property owner to generate net income from operating the property as well as the risks of delinquency and foreclosure.

Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that may be greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be adversely affected by, among other things,

●	tenant mix;

●	success of tenant businesses;

●	property management decisions;

●	property location, condition and design;

●	competition from comparable types of properties;

●	changes in laws that increase operating expenses or limit rents that may be charged;

●	changes in national, regional or local economic conditions or specific industry segments, including the credit and securitization markets;

●	declines in regional or local real estate values;

●	declines in regional or local rental or occupancy rates;

●	increases in interest rates, real estate tax rates and other operating expenses;

●	costs of remediation and liabilities associated with environmental conditions;

●	the potential for uninsured or underinsured property losses;

●	in the case of transitional mortgage loans, limited cash flows at the beginning;

●	changes in governmental laws and regulations, including fiscal policies, zoning ordinances and environmental legislation and the related costs of compliance; and

●	acts of God, terrorist attacks, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

Investments we may make in CMBS may be subject to losses.

Investments we may make in CMBS may be subject to losses. In general, losses on a mortgaged property securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, then by the holder of a subordinated loan or B Note, if any, then by the “first loss” subordinated security holder (generally, the “B-Piece” buyer) and then by the holder of a higher-rated security. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit, subordinated loans or B Notes, and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related mortgage-backed security, there would be an increased risk of loss. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments.

We may not control the special servicing of the mortgage loans included in the CMBS in which we invest, and, in such cases, the special servicer may take actions that could adversely affect our interests.

With respect to each series of CMBS in which we invest, overall control over the special servicing of the related underlying mortgage loans may be held by a directing certificate-holder, which is appointed by the holders of the most subordinate class of CMBS in such series. We may acquire classes of existing series of CMBS where we will not have the right to appoint the directing certificate-holder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificate-holder, take actions that could adversely affect our interests.

With respect to certain mortgage loans included in our CMBS investments, the properties that secure the mortgage loans backing the securitized pool may also secure one or more related mortgage loans that are not in the CMBS, which may conflict with our interests.

Certain mortgage loans included in our CMBS investments may be part of a loan combination or split loan structure that includes one or more additional mortgaged loans (senior, subordinate or pari passu and not included in the CMBS investments) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder, or a group of holders, of a mortgage loan in a subject loan combination may be granted various rights and powers that affect the mortgage loan in that loan combination, including: (i) cure rights; (ii) a purchase option; (iii) the right to advise, direct or consult with the applicable servicer regarding various servicing matters affecting that loan combination; or (iv) the right to replace the directing certificate-holder (without cause).

If our adviser overestimates the yields or incorrectly prices the risks of our investments, we may experience losses.

Our adviser values our potential investments based on yields and risks, taking into account estimated future losses on the mortgage loans and the underlying collateral included in the securitization’s pools, and the estimated impact of these losses on expected future cash flows and returns. Our adviser’s loss estimates may not prove accurate, as actual results may vary from estimates. In the event that our adviser underestimates the asset level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Real estate valuation is inherently subjective and uncertain.

The valuation of real estate, and therefore the valuation of any underlying security relating to loans made by us, is inherently subjective due to, among other factors, the individual nature of each property, its location, the expected future rental revenues from that particular property and the valuation methodology adopted. In addition, where we invest in construction loans, initial valuations will assume completion of the project. As a result, the valuations of the real estate assets against which we will make loans are subject to a degree of uncertainty and are made on the basis of assumptions and methodologies that may not prove to be accurate, particularly in periods of volatility, low transaction flow or restricted debt availability in the commercial or residential real estate markets.

Investments we may make in corporate bank debt and debt securities of commercial real estate operating or finance companies are subject to the specific risks relating to the particular company and to the general risks of investing in real estate-related loans and securities, which may result in significant losses.

We may invest in corporate bank debt and debt securities of commercial real estate operating or finance companies. These investments involve special risks relating to the particular company, including its financial condition, liquidity, results of operations, business and prospects. In particular, the debt securities are often non-collateralized and may also be subordinated to its other obligations. We also invest in debt securities of companies that are not rated or are rated non-investment grade by one or more rating agencies. Investments that are not rated or are rated non-investment grade have a higher risk of default than investment grade rated assets and therefore may result in losses to us. We have not adopted any limit on such investments.

These investments also subject us to the risks inherent with real estate-related investments, including:

●	risks of delinquency and foreclosure, and risks of loss in the event thereof;

●	the dependence upon the successful operation of, and net income from, real property;

●	risks generally incident to interests in real property; and

●	risks specific to the type and use of a particular property.

These risks may adversely affect the value of our investments in commercial real estate operating and finance companies and the ability of the issuers thereof to make principal and interest payments in a timely manner, or at all, and could result in significant losses.

Investments in non-conforming and non-investment grade rated loans or securities involve increased risk of loss.

Our investments may not conform to conventional loan standards applied by traditional lenders and may be either not rated or rated as non-investment grade by one or more rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to our stockholders and adversely affect the market value of our common stock. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.

The B Notes that we may acquire may be subject to additional risks related to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B Notes. B Notes are mortgage loans typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) contractually subordinated to an A Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B Note holders after payment to the A Note holders. However, because each transaction is privately negotiated, B Notes can vary in their structural characteristics and risks. For example, the rights of holders of B Notes to control the process following a borrower default may vary from transaction to transaction. Further, B Notes typically are secured by a single property and so reflect the risks associated with significant concentration. Significant losses related to B Notes would result in operating losses for us and may limit our ability to make distributions to our stockholders.

Subordinated loan assets in which we may invest involve greater risks of loss than senior loans secured by income-producing properties.

We may invest in subordinated loans, which take the form of loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. These types of assets involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property, because the loan may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our subordinated loan. If a borrower defaults on our subordinated loan or debt senior to our loan, or in the event of a borrower bankruptcy, our subordinated loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our initial expenditure. In addition, subordinated loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal. Significant losses related to subordinated loans would result in operating losses for us and may limit our ability to make distributions to our stockholders.

The residential and commercial mortgage-backed securities in which we may invest are subject to the risks of the mortgage securities market as a whole and risks of the securitization process.

The value of residential and commercial mortgage-backed securities may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. Residential and commercial mortgage-backed securities are also subject to several risks created through the securitization process. Subordinate residential and commercial mortgage-backed securities are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate residential and commercial mortgage-backed securities will not be fully paid. Subordinate residential and commercial mortgage-backed securities are also subject to greater credit risk than those residential and commercial mortgage-backed securities that are more highly rated.

We may purchase securities backed by subprime or alternative documentation residential mortgage loans, which are subject to increased risks.

We may invest in non-agency RMBS backed by collateral pools of mortgage loans that have been originated using underwriting standards that are less restrictive than those used in underwriting

“prime mortgage loans.” These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories, mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have other debt that represents a large portion of their income and mortgage loans made to borrowers whose income is not required to be disclosed or verified. Due to economic conditions, including increased interest rates and lower home prices, as well as aggressive lending practices, subprime mortgage loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Thus, because of the higher delinquency rates and losses associated with subprime mortgage loans and alternative documentation, or Alt A, mortgage loans, the performance of non-agency RMBS backed by subprime mortgage loans and Alt A mortgage loans that we may acquire could be correspondingly adversely affected, which could adversely impact our results of operations, financial condition and business.

The mortgage loans in which we invest and the mortgage loans underlying the mortgage securities in which we invest are subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans are secured by multifamily or commercial properties and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances. We intend to invest in commercial mortgage loans directly and through CMBS.

Residential mortgage loans are secured by single-family residential property and are subject to risks of delinquency, foreclosure and loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, natural disasters, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. Though we do not intend to invest directly in residential mortgage loans, we may invest in pools of residential mortgage loans or RMBS.

Delays in liquidating defaulted commercial real estate debt investments could reduce our investment returns.

The occurrence of a default on a commercial real estate debt investment could result in our taking title to collateral. However, we may not be able to take title to and sell the collateral securing the loan quickly. Taking title to collateral can be an expensive and lengthy process that could have a negative effect on the return on our investment. Borrowers often resist when lenders, such as us, seek to take title to collateral by asserting numerous claims, counterclaims and defenses, including but not limited to lender liability claims, in an effort to prolong the foreclosure action. In some states, taking title to collateral can take several years or more to resolve. At any time during a foreclosure proceeding, for instance, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. The resulting time delay could reduce the value of our investment in the defaulted loans. Furthermore, an action to take title to collateral securing a loan is regulated by state statutes and regulations and is subject to the delays and expenses associated with lawsuits if the borrower raises defenses, counterclaims or files for bankruptcy. In the event of default by a borrower, these restrictions, among other things, may impede our ability to take title to and sell the collateral securing the loan or to obtain proceeds sufficient to repay all amounts due to us on the loan. In addition, we may be forced to operate any collateral for which we take title for a substantial period of time, which could be a distraction for our management team and may require us to pay significant costs associated with such collateral. We may not recover any of our investment even if we take title to collateral.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

●	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

●	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

●	the duration of the hedge may not match the duration of the related liability or asset;

●	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

●	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

●	the party owing money in the hedging transaction may default on its obligation to pay; and

●	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Interest rate fluctuations could reduce our ability to generate income on our investments and may cause losses.

Changes in interest rates will affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Changes in the level of interest rates also may affect our ability to originate and acquire assets, the value of our assets and our ability to realize gains from the disposition of assets. Changes in interest rates may also affect borrower default rates. In a period of rising interest rates, our interest expense could increase, while the interest we earn on our fixed-rate debt investments would not change, adversely affecting our profitability. Our operating results depend in large part on differences between the income from our assets, net of credit losses, and our financing costs. We anticipate that for any period during which our assets are not match-funded, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates may significantly influence our net income. Interest rate fluctuations resulting in our interest expense exceeding interest income would result in operating losses for us.

Some of our portfolio investments may be recorded at fair value and, as a result, there may be uncertainty as to the value of these investments.

Some of our portfolio investments may be in the form of positions or securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. We will value these investments at least quarterly at fair value, or more frequently as necessary, which includes consideration of unobservable inputs. Because such valuations are subjective, the fair value of certain of our assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

Liability relating to environmental matters may impact the value of properties that we may acquire upon foreclosure of the properties underlying our investments or otherwise.

To the extent we foreclose on properties with respect to which we have extended mortgage loans or otherwise acquire properties, we may be subject to environmental liabilities arising from such foreclosed properties. Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

The presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of a property underlying one of our debt investments becomes liable for removal costs, the ability of the owner to make payments to us may be reduced, which in turn may adversely affect the value of the relevant mortgage asset held by us and our ability to make distributions to our stockholders.

If we foreclose on any properties underlying our investments, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, thus harming our financial condition. The discovery of material environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and our ability to make distributions to our stockholders.

Risks Related to Debt Financing

If we borrow money, the potential for gain or loss on amounts invested in us will be magnified and may increase the risk of investing in us.

We expect to use borrowings, also known as leverage, to finance the acquisition of a portion of our investments with credit facilities and other borrowings, which may include repurchase agreements. The use of leverage increases the volatility of investments by magnifying the potential for gain or loss on invested equity capital. If we use leverage to partially finance our investments, through borrowing from banks and other lenders, you will experience increased risks of investing in our common stock. If the value of our assets increases, leverage would cause the net asset value attributable to each of the classes of our common stock to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leverage would cause net asset value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net income to increase more than it would without the leverage, while any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make common stock distribution payments. Leverage is generally considered a speculative investment technique. Our ability to execute our strategy using leverage depends on various conditions in the financing markets that are beyond our control, including liquidity and credit spreads. In addition, the decision to utilize leverage will increase our assets and, as a result, will increase the amount of advisory fees payable to FS Real Estate Advisor. Once we have fully invested the proceeds of this offering, our target leverage ratio will be approximately 60% of the greater of the cost or fair market value of our investments, although it may exceed this level during our offering stage.

We have broad authority to utilize leverage and high levels of leverage could hinder our ability to make distributions and decrease the value of your investment.

Our charter does not limit us from utilizing financing until our borrowings exceed 300% of our total “net assets” (as defined in our charter and in accordance with the NASAA REIT Guidelines), which is generally expected to be approximately 75% of the aggregate cost of our investments. Further, we can incur financings in excess of this limitation with the approval of our independent directors. High leverage levels would cause us to incur higher interest charges and higher debt service payments and the agreements governing our borrowings may also include restrictive covenants. These factors could limit the amount of cash we have available to distribute to you and could result in a decline in the value of your investment.

Changes in interest rates may affect our cost of capital and net investment income.

Since we intend to use debt to finance a portion of our investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates when we have debt outstanding, our cost of funds will increase, which could reduce our net investment income. We expect that our long-term fixed-rate investments will be financed primarily with equity and long-term debt. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations. Also, we have limited experience in entering into hedging transactions, and we will initially have to purchase or develop such expertise.

A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the performance fee hurdle rate which is used for purposes of calculating the performance fees payable to FS Real Estate Advisor and may result in a substantial increase of the amount of such performance fees. See “Conflicts of Interest.”

We may not be able to access financing sources on attractive terms which could adversely affect our ability to execute our business plan.

We require significant outside capital to fund and grow our business. Our business may be adversely affected by disruptions in the debt and equity capital markets and institutional lending market, including the lack of access to capital or prohibitively high costs of obtaining or replacing capital. A primary source of liquidity for companies in the real estate industry has been the debt and equity capital markets. Access to the capital markets and other sources of liquidity was severely disrupted during the relatively recent global credit crisis and, despite some recent improvements, the markets could suffer another severe downturn and another liquidity crisis could emerge. Based on the current conditions, we do not know whether any sources of capital, other than the WF-1 Facility, will be available to us in the future on terms that are acceptable to us. If we cannot obtain sufficient debt and equity capital on acceptable terms, our business and our ability to operate could be severely impacted.

We may not successfully align the maturities of our liabilities with the maturities on our assets, which could harm our operating results and financial condition.

Our general financing strategy is focused on the use of “match-funded” structures. This means that we seek to align the maturities of our liabilities with the maturities on our assets in order to manage the risks of being forced to refinance our liabilities prior to the maturities of our assets. In addition, we plan to match interest rates on our assets with like-kind borrowings, so fixed-rate investments are financed with fixed-rate borrowings and floating-rate assets are financed with floating-rate borrowings, directly or indirectly through the use of interest rate swaps, caps and other financial instruments or through a combination of these strategies. We may fail to appropriately employ match-funded structures on favorable terms, or at all. We may also determine not to pursue a fully match-funded strategy with respect to a portion of our financings for a variety of reasons. If we fail to appropriately employ match-funded strategies or determine not to pursue such a strategy, our exposure to interest rate volatility and exposure to matching liabilities prior to the maturity of the corresponding asset may increase substantially which could harm our operating results, liquidity and financial condition.

Risks Related to Taxation

Our failure to qualify as a REIT in any taxable year would subject us to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to our stockholders.

We have been organized and we intend to operate in a manner that will enable us to qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our first taxable year of operations. We have not requested and do not intend to request a ruling from the Internal Revenue Service, or the IRS, that we qualify to be taxed as a REIT. The U.S. federal income tax laws governing REITs are complex. Judicial and administrative interpretations of the U.S. federal income tax laws governing REIT qualification are limited. To qualify as a REIT, we must meet, on an ongoing basis, various tests regarding the nature of our assets and our income, the ownership of our outstanding shares, and the amount of our distributions. New legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for us to qualify as a REIT. Thus, while we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. These considerations also might restrict the types of assets that we can acquire in the future.

If we fail to qualify as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income, and distributions to our stockholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required to distribute substantially all of our net taxable income to our stockholders. In addition, unless we were eligible for certain statutory relief provisions, we could not re-elect to qualify as a REIT until the fifth calendar year following the year in which we failed to qualify.

Certain financing activities may subject us to U.S. federal income tax and could have negative tax consequences for our stockholders.

Although, not expected, we may enter into financing transactions that could result in us or a portion of our assets being treated as a “taxable mortgage pool” for U.S. federal income tax purposes. If we were to enter into such a transaction, we would be taxed at the highest U.S. federal corporate income tax rate on a portion of the income, referred to as “excess inclusion income,” that is allocable to stockholders that are “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on unrelated business taxable income. To the extent that common stock owned by “disqualified organizations” is held in record name by a broker-dealer or other nominee, the broker-dealer or other nominee would be liable for the U.S. federal corporate level tax on the portion of our excess inclusion income allocable to the common stock held by the broker-dealer or other nominee on behalf of the “disqualified organizations.” A regulated investment company, or RIC, or other pass through entity owning our common stock in record name will be subject to tax at the highest U.S. federal corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations.

In addition, if we realize excess inclusion income our stockholders will be subject to special tax rules with respect to their allocable shares of out excess inclusion income. For example, excess inclusion income cannot be offset by net operating losses of our stockholders. If a stockholder is a tax-exempt entity and not a disqualified organization, excess inclusion income is fully taxable as unrelated business taxable income under Section 512 of the Code. If a stockholder is a foreign person, excess inclusion income would be subject to a 30% withholding of tax without any reduction or exemption pursuant to any otherwise applicable income tax treaty. If the stockholder is a REIT, RIC, common trust fund or other pass through entity, our allocable share of our excess inclusion income could be considered excess inclusion income of such entity.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we generally must ensure that at the end of each calendar quarter at least 75% of the value of our total assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and mortgage backed securities, or MBS. The remainder of our investment in securities (other than government securities and qualifying real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualifying real estate assets) can consist of the securities of any one issuer, no more than 25% (20% after 2017) of the value of our total securities can be represented by stock and securities of one or more taxable REIT subsidiaries, or TRS, and no more than 25% of the value of our total assets can be represented by “nonqualified publicly offered REIT debt instruments.” See “Material U.S. Federal Income Tax Considerations—Asset Tests.” If we fail to comply with these requirements at the end of any quarter, we must correct the failure within 30 days after the end of such calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Distributions or gain on sale may be treated as unrelated business taxable income to U.S. tax-exempt investors in certain circumstances.

If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, which may occur (see “Material U.S. Federal Income Tax Considerations—Effect of Subsidiary Entities—Taxable Mortgage Pools”), (2) we are a “pension held REIT,” (3) a U.S. tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (4) any residual real estate mortgage investment conduits, or REMIC, interests we buy generate “excess inclusion income,” then a portion of the distributions to a U.S. tax-exempt stockholder and gains realized on the sale of common stock by such tax-exempt stockholder may be subject to U.S. federal income tax as unrelated business taxable income under the Code.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our stockholders.

To qualify as a REIT, we must distribute to our stockholders each year at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction, excludes net capital gain and does not necessarily equal net income as calculated in accordance with GAAP). To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed income (including net capital gain). In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than a minimum amount specified under U.S. federal income tax laws. We intend to distribute our net income to our stockholders in a manner that will satisfy the REIT 90% distribution requirement and avoid corporate income tax and the 4% nondeductible excise tax.

Our taxable income may substantially exceed our net income as determined based on GAAP or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue income on mortgage loans, MBS and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. We may also acquire distressed debt investments that are subsequently modified by agreement with the borrower either directly or indirectly. As a result of amendments to a debt investment, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to the amendments. We may be required under the terms of the indebtedness that we incur, whether to private lenders or pursuant to government programs, to use cash received from interest payments to make principal payments on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet REIT distribution requirements in certain circumstances.

In such circumstances, we may be required to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be applied to make investments or repay debt or (iv) make a taxable distribution of our shares as part of a distribution in which stockholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements. Thus, compliance with the REIT distribution requirements may hinder our ability to grow, which could adversely affect the value of our common stock. We may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or at times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

We may acquire interests in debt instruments in the secondary market for less than their face amount. The discount at which such interests in debt instruments are acquired may reflect doubts about the ultimate collectability of the underlying loans rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. We expect to accrue market discount on the basis of a constant yield to maturity of the relevant debt instrument, based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Similarly, some of the securities that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such securities will be made. If such securities turn out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectability is provable.

Finally, in the event that any debt instruments or other securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at their stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements.

Our ownership of and relationship with any TRS which we may form or acquire will be subject to limitations, and a failure to comply with the limits could jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. Overall, no more than 25% (20% after 2017) of the value of a REIT’s assets may consist of stock and securities of one or more TRSs. A domestic TRS will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Any domestic TRS that we may form or acquire would pay U.S. federal, state and local income tax on its taxable income, and its after-tax net income would be available for distribution to us but would not be required to be distributed to us by such domestic TRS. We will monitor the value of our interests in TRSs to ensure compliance with the rule that no more than 25% (20%

after 2017) of the value of our assets may consist of TRS stock and securities (which is applied at the end of each calendar quarter). In addition, we will scrutinize all of our transactions with TRSs to ensure that they are entered into on arm’s length terms to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the TRS limitations or to avoid application of the 100% excise tax discussed above.

Liquidation of our assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our portfolio assets to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets in transactions that are considered to be prohibited transactions.

Characterization of any repurchase agreements we enter into to finance our portfolio assets as sales for tax purposes rather than as secured lending transactions or the failure of a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we intend to invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for U.S. federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT.

In addition, we may acquire mezzanine loans, which are loans secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire mezzanine loans that may not meet all of the requirements for reliance on this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests, and if such a challenge were sustained, we could fail to qualify as a REIT.

Investments in certain financial assets will not qualify as “real estate assets” or generate “real estate income” for purposes of the REIT 75% asset and gross income qualification requirements and, as a result, our ability to make such investments will be limited.

To qualify as a REIT for U.S. federal income tax purposes, we must comply with certain asset and gross income qualification requirements, as described in “Material U.S. Federal Income Tax Considerations—Asset Tests” and “Material U.S. Federal Income Tax Considerations—Gross Income Tests.” Because of these REIT qualification requirements, our ability to acquire certain financial assets such as asset-backed securities, or ABS, will be limited, or we may be required to make such investments through a TRS. In the event that we were to make such an investment through a domestic TRS, any income or gain from such ABS would generally be subject to U.S. federal, state and local corporate income tax, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our stockholders. Our ability to make such investments through a TRS is limited, however, because of the REIT qualification requirement that no more than 25% (20% after 2017) of the value of our total assets can be comprised of stock and securities held by us in TRSs, and that 75% of our gross income must come from certain specified real estate sources.

We may lose our REIT qualification or be subject to a penalty tax if we earn and the IRS successfully challenges our characterization of income from foreign TRSs or other non-U.S. corporations in which we hold an equity interest.

We may make investments in non-U.S. corporations, some of which may, together with us, make a TRS election. We likely will be required to include in our income, even without the receipt of actual distributions, earnings from any such foreign TRSs or other non-U.S. corporations in which we hold an equity interest. The provisions that set forth what income is qualifying income for purposes of the 95% gross income test provide that gross income derived from dividends, interest and certain other enumerated classes of passive income qualify for purposes of the 95% gross income test. Income inclusions from equity investments in a foreign TRS or other non-U.S. corporations in which we hold an equity interest will be neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes, and there is no other clear precedent with respect to the qualification of such income. The IRS has issued a number of private letter rulings (on which we are not entitled to rely) concluding that such income inclusions are qualifying income for purposes of the 95% gross income test. Nevertheless, because this income does not meet the literal requirements of the REIT provisions, it is possible that the IRS could successfully take the position that such income is not qualifying income. We do not currently expect such income together with any other non-qualifying income that we receive for purposes of the 95% gross income test to be in excess of 5% of our annual gross income. In the event that such income, together with any other non-qualifying income for purposes of the 95% gross income test was in excess of 5% of our annual gross income and was determined not to qualify for the 95% gross income test, we would be subject to a penalty tax with respect to such income to the extent it and our other non-qualifying income exceed 5% of our gross income and/or we could fail to qualify as a REIT. See “Material U.S. Federal Income Tax Considerations.” In addition, if such income was determined not to qualify for the 95% gross income test, we would need to acquire sufficient qualifying assets, or sell some of our interests in any foreign TRSs or other non-U.S. corporations in which we hold an equity interest to ensure that the income recognized by us from our foreign TRSs or such other non-U.S. corporations does not exceed 5% of our gross income.

Complying with REIT requirements may cause us to forego otherwise attractive investment opportunities or financing or hedging strategies.

Except to the extent provided by the Treasury Regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in the Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests, or (3) to hedge existing hedging transactions after all or part of the hedged indebtedness or property has been disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. Our annual gross income from non-qualifying hedges, together with any other income not generated from qualifying real estate assets, cannot exceed 25% of our gross income (excluding for this purpose, gross income from qualified hedges). In addition, our aggregate gross income from non-qualifying hedges, fees, and certain other non-qualifying sources cannot exceed 5% of our annual gross income

(excluding for this purpose, gross income from qualified hedges). As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. We may even be required to altogether forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our investment performance.

Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.

Even if we qualify as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, franchise, property and transfer taxes. See “Material U.S. Federal Income Tax Considerations—Taxation of REITs in General.” In addition, any domestic TRSs we own will be subject to U.S. federal, state and local corporate taxes. In order to meet the REIT qualification requirements, or to avoid the imposition of a 100% tax that applies to certain gains derived by a REIT from sales of inventory or property held primarily for sale to customers in the ordinary course of business, we may hold some of our assets through taxable subsidiary corporations, including domestic TRSs. Any taxes paid by such subsidiary corporations would decrease the cash available for distribution to our stockholders.

The ownership limits that apply to REITs, as prescribed by the Code and by our charter, may inhibit market activity in shares of our common stock and restrict our business combination opportunities.

In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to qualify as a REIT. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of a taxable year (other than the first taxable year for which we elect to be taxed as a REIT). Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Our charter also provides that, unless exempted by our board of directors prospectively or retroactively, no person may own more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or 9.8% in value of the outstanding shares of stock of all classes and series. Our board may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT. These ownership limits could delay or prevent a transaction or a change in control of our Company that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans that would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax unless a safe harbor exception applies. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans as inventory for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans, other than through a TRS, and we may be required to limit the structures we use for our securitization transactions, even though such sales or structures might otherwise be beneficial for us.

Legislative, regulatory or administrative changes could adversely affect us, our stockholders or our borrowers.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect us, our stockholders or our borrowers.

President Trump, the House leadership and the Senate leadership all have expressed interest in passing comprehensive tax reform this year. While certain aspects of tax reform proposals have been described, proposed legislation has not yet been introduced by the leaders of the House Ways and Means Committee or the Senate Finance Committee. None of the descriptions of tax reform proposals have specifically addressed the treatment of REITs. Moreover, there is not yet agreement between the President, the House leadership and the Senate leadership about the specifics of tax reform. Accordingly, there is no assurance that comprehensive tax reform will be enacted, when any such legislation might be enacted, what specific measures will be included in any enacted tax reform legislation, or whether tax reform would adversely affect us, our stockholders or our borrowers.

All of the tax reform proposals share a desire to reduce maximum corporate income tax rates and reform U.S. taxation of income earned outside the United States. Lower corporate rates would be at least partially paid for by reducing or eliminating various tax benefits. Given that the same tax benefits generally apply to businesses conducted through non-corporate structures, there is also pressure on reducing the tax rates applicable to non-corporate businesses.

Some of the tax benefits identified as possibly being eliminated or reduced include various tax benefits that have been important to the real estate industry, including REITs, such as eliminating the like-kind exchange rules or the deduction of net interest expense. Loss of a deduction for net interest expense could reduce the demand for the loans we intend to make or acquire. In addition, it is possible that substantially reduced corporate tax rates or Senate interest in integrating taxation of shareholders and corporations could reduce or eliminate the relative attractiveness of REITs as a vehicle for owning real estate and mortgage loans.

We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Distributions payable by REITs do not qualify for the reduced tax rates.

Dividends payable to domestic stockholders that are individuals, trusts and estates currently are generally taxed at a maximum federal income tax rate of 20%. Distributions payable by REITs, however, are generally not eligible for the reduced rates. The more favorable rates currently applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

Our qualification as a REIT and exemption from U.S. federal income tax with respect to certain income may be dependent on the accuracy of legal opinions or advice rendered or given or statements by the issuers of assets that we acquire, and the inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

When purchasing securities, we may rely on opinions or advice of counsel for the issuer of such securities, or statements made in related offering documents, for purposes of determining whether such securities represent debt or equity securities for U.S. federal income tax purposes and to what extent those securities constitute real estate assets for purposes of the REIT asset tests and produce income which qualifies under the 75% REIT gross income test. In addition, when purchasing the equity tranche of a securitization, we may rely on opinions or advice of counsel regarding the qualification of the securitization for exemption from U.S. corporate income tax and the qualification of interests in such securitization as debt for U.S. federal income tax purposes. The inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

Our ability to invest in and dispose of “to be announced” securities could be limited by our REIT qualification, and we could fail to qualify as a REIT as a result of these investments.

We may purchase RMBS issued by government-sponsored entities, or Agency RMBS, through “to-be-announced” forward contracts, or TBAs, or dollar roll transactions. In certain instances, rather than take delivery of the Agency RMBS subject to a TBA, we may dispose of the TBA through a dollar roll transaction in which we agree to purchase similar securities in the future at a predetermined price or otherwise, which may result in the recognition of income or gains. We will account for any dollar roll transactions as purchases and sales. The law is unclear regarding whether TBAs will be qualifying assets for the 75% asset test and whether income and gains from dispositions of TBAs will be qualifying income for the 75% gross income test.

Unless we are advised by counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test, we will limit our investment in TBAs and any other non-qualifying assets to no more than 25% of our total assets at the end of any calendar quarter. Furthermore, until we are advised by counsel that income and gains from the disposition of TBAs should be treated as qualifying income for purposes of the 75% gross income test, we will limit our gains from dispositions of TBAs and any other non-qualifying income to no more than 25% of our total gross income for each calendar year. Accordingly, our ability to purchase Agency RMBS through TBAs and to dispose of TBAs, through dollar roll transactions or otherwise, could be limited.

Moreover, even if we are advised by counsel that TBAs should be treated as qualifying assets or that income and gains from dispositions of TBAs should be treated as qualifying income, it is possible that the IRS could successfully take the position that such assets are not qualifying assets and such income is not qualifying income. In that event, we could be subject to a penalty tax or we could fail to qualify as a REIT if (i) the value of our TBAs, together with our non-qualifying assets for the 75% asset test, exceeded 25% of our gross assets at the end of any calendar quarter, or (ii) our income and gains from the disposition of TBAs, together with our non-qualifying income for the 75% gross income test, exceeded 25% of our gross income for any taxable year.

Risks Related to Retirement Plans

If the fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, the fiduciary could be subject to civil penalties.

There are special considerations that apply to investing in our shares on behalf of a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, individual retirement accounts, or IRAs, or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in shares of our Class T, Class T-C, Class D, Class M or Class I common stock, you should satisfy yourself that:

●	the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

●	the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

●	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

●	the investment will not impair the liquidity of the trust, plan or IRA;

●	the investment will not produce “unrelated business taxable income” for the plan or IRA;

●	our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

●	the investment will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

If our assets at any time are deemed to constitute “plan assets” under ERISA, that may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.

Stockholders subject to ERISA should consult their own advisors as to the effect of ERISA on an investment in our Class T, Class T-C, Class D, Class M or Class I shares. As discussed under “Certain ERISA Considerations,” if our assets are deemed to constitute “plan assets” of stockholders that are ERISA Plans (as defined below) (i) certain transactions that we might enter into in the ordinary course of our business might have to be rescinded and may give rise to certain excise taxes and fiduciary liability under Title I of ERISA and/or Section 4975 of the Code; (ii) our management, as well as various providers of fiduciary or other services to us (including our adviser), and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries or otherwise parties in interest or disqualified persons for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code; and (iii) the fiduciaries of stockholders that are ERISA Plans would not be protected from “co-fiduciary liability” resulting from our decisions and could be in violation of certain ERISA requirements.

Accordingly, prospective investors that are (i) “employee benefit plans” (within the meaning of Section 3(3) of ERISA), which are subject to Title I of ERISA; (ii) “plans” defined in Section 4975 of the Code, which are subject to Section 4975 of the Code (including “Keogh” plans and “individual retirement accounts”); or (iii) entities whose underlying assets are deemed to include plan assets within the meaning of Section 3(42) of ERISA and the regulations thereunder (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by “benefit plan investors”) (each such plan, account and entity described in clauses (i), (ii) and (iii) we refer to as “ERISA Plans”) should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances. The sale of our common stock to any ERISA Plan is in no respect a representation by us or any other person associated with the offering of our shares of common stock that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

ESTIMATED USE OF PROCEEDS

The following tables set forth our estimate of how we intend to use the gross proceeds from this offering. Information is provided assuming that we sell the maximum amount registered in the primary offering, or $2,500,000,000 and there are no sales under the distribution reinvestment plan. The tables assume that 1/5 of the gross proceeds are from the sale of Class T shares, 1/5 are from the sale of Class T-C shares, 1/5 of the gross proceeds are from the sale of Class D shares, 1/5 of the gross proceeds are from the sale of Class M shares and 1/5 of the gross proceeds are from the sale of Class I shares. The amount of net proceeds may be more or less than the amount depicted in the tables below depending on the public offering prices of shares of common stock from time to time and the actual number of shares of each class of common stock we sell in this offering.

We intend to use substantially all of the proceeds from this offering, net of fees and expenses, to make investments in accordance with our investment strategy and policies described in this prospectus. We anticipate that the remainder of the proceeds will be used for working capital and general corporate purposes, including the payment of operating expenses, the repurchase of shares under our share repurchase plan, the reduction of borrowings and the repayment of indebtedness under various financing arrangements we may enter into. However, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, in its sole discretion, to fund distributions from any source, including, without limitation, the sale of assets, borrowings, offering proceeds and the deferral of fees by FS Real Estate Advisor. Generally, our policy will be to pay distributions from our cash flows from operations. However, subject to Maryland law and the discretion of our board of directors, particularly in the earlier part of this offering, we may choose to use cash flows from the sale of assets, borrowings, return of capital or offering proceeds, or other sources to fund distributions to our stockholders.

We have not established limits on the use of proceeds from this offering. We will seek to invest the net proceeds received in this offering as promptly as practicable after receipt thereof. However, depending on market conditions and other factors, including the availability of investments that meet our investment criteria, we may be unable to invest such proceeds within the time period we anticipate. There can be no assurance we will be able to sell all the shares we are registering. If we sell only a portion of the shares we are registering, we may be unable to achieve our investment objectives or sufficiently diversify our portfolio. Pending such use, we intend to invest the net proceeds of our offering primarily in cash, cash equivalents, U.S. government securities, repurchase agreements and high-quality debt instruments maturing in one year or less from the time of investment, consistent with our intention to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes.

The estimated amount of upfront selling commissions and dealer manager fees reflected in the table below related to our Class T shares is calculated based on the initial Class T offering price of $25.00, plus $0.78 of maximum upfront selling commissions and $0.33 of maximum upfront dealer manager fees. The estimated amount of upfront selling commissions and dealer manager fees reflected in the table below related to our Class T-C shares is calculated based on the initial Class T-C offering price of $25.00, plus $0.78 of maximum upfront selling commissions. All or a portion of the selling commissions or dealer manager fees may be reduced or eliminated in connection with certain categories of purchasers. See “Plan of Distribution.” The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. The table below assumes that all Class T shares, Class T-C shares, Class D shares, Class M shares and Class I shares are sold at the initial offering price of $25.00 per share, plus, in the case of Class T and Class T-C shares, applicable selling commissions and in the case of Class T shares, applicable dealer manager fees. The business day following the date we first accept subscriptions for shares in this offering, the offering price of shares of each class of our common stock will vary from day-to-day and on each day will equal our NAV per share for each class of shares, plus for Class T and Class T-C shares, applicable selling commissions and for Class T shares, applicable dealer manager fees. Because amounts in the following tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

The following table presents information regarding the use of proceeds raised in this offering with respect to Class T shares.

	Maximum Primary Offering
	Amount	%
Gross proceeds(1)	$500,000,000	100.00%
Less:
Selling commissions	$15,000,000	3.00%
Dealer manager fees	$6,250,000	1.25%
Organization and offering expenses(2)	$3,375,000	0.68%
Net proceeds/amount available for investments	$475,375,000	95.08%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class T-C shares.

	Maximum Primary Offering
	Amount	%
Gross proceeds(1)	$500,000,000	100.00%
Less:
Selling commissions	$15,000,000	3.00%
Organization and offering expenses(2)	$3,375,000	0.68%
Net proceeds/amount available for investments	$481,625,000	96.33%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class D shares.

	Maximum Primary Offering
	Amount	%
Gross proceeds(1)	$500,000,000	100.00%
Organization and offering expenses(2)	$3,375,000	0.68%
Net proceeds/amount available for investments	$496,625,000	99.33%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class M shares.

	Maximum Primary Offering
	Amount	%
Gross proceeds(1)	$500,000,000	100.00%
Organization and offering expenses(2)	$3,375,000	0.68%
Net proceeds/amount available for investments	$496,625,000	99.33%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class I shares.

	Maximum Primary Offering
	Amount	%
Gross proceeds	$500,000,000	100.00%
Organization and offering expenses(2)	$3,375,000	0.68%
Net proceeds/amount available for investments	$496,625,000	99.33%

(1)	Gross offering proceeds include upfront selling commissions and dealer manager fees that the dealer manager is entitled to receive (including any amounts that may be re-allowed to participating broker-dealers). With respect to our Class T, Class T-C, Class D and Class M shares, we will pay a stockholder servicing fee over time of 1.0% of NAV per annum, 0.85% of NAV per annum, 0.3% of NAV per annum and 0.3% of NAV per annum, respectively. The total amount that will be paid over time for stockholder servicing fees depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. Shares will be subject to other fees and expenses. See “Compensation” for more information.

(2)	Our adviser has agreed to advance all of our organization and offering expenses on our behalf until we have raised $250 million of gross proceeds in this offering. From and after the date we raise $250 million in gross proceeds in this offering, we will reimburse our adviser for any organization and offering expenses that it or the sub-adviser incurs or has incurred on our behalf, up to a cap of 0.75% of the gross proceeds of this offering in excess of $250 million.

The total underwriting compensation in connection with this offering, including selling commissions, dealer manager fees and stockholder servicing fees, cannot exceed the limitations prescribed by FINRA and, therefore, could be up to 10% of the gross offering proceeds of our primary offering. See “Plan of Distribution.”

INVESTMENT OBJECTIVES AND STRATEGIES

Investment Objectives

Our investment objectives are to invest in assets that will enable us to:

●	provide current income in the form of regular, stable cash distributions to achieve an attractive distribution yield;

●	preserve and protect invested capital;

●	realize appreciation in NAV from proactive investment management and asset management; and

●	provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate with lower volatility than public real estate companies.

We cannot assure you that we will achieve our investment objectives. See the “Risk Factors” section of this prospectus.

Investment Strategy

Our investment strategy is to originate, acquire and manage a portfolio of senior loans secured by commercial real estate primarily in the United States. We are focused on floating-rate mortgage loans that are secured by a first priority mortgage on transitional commercial real estate properties. Transitional mortgage loans typically finance the acquisition of commercial properties involving renovation or reposition before more permanent financing is obtained. These loans typically have terms of three years or less, with extension options of one to two years tied to achievement of certain milestones by the borrower, and bear interest at floating rates. Transitional mortgage loans often yield more than comparable loan-to-value loans secured by more stabilized real estate properties or commercial real estate assets traded in the securitized markets.

In addition to transitional mortgage loans, we may also invest in other real estate-related assets, including: (i) other commercial real estate mortgage loans, including fixed-rate loans, subordinated loans, B-Notes, mezzanine loans and participations in commercial mortgage loans; and (ii) commercial real estate securities, including CMBS, RMBS, unsecured debt of listed and un-listed REITs, collateralized debt obligations and equity or equity-linked securities. To a lesser extent we may invest in warehouse loans secured by commercial or residential mortgages, credit loans to commercial real estate companies and portfolios of single family home mortgages.

Our focus on debt investments will emphasize the payment of current returns to investors and the preservation of invested capital, as well as capital appreciation. We intend to directly structure, underwrite and originate certain of our debt investments in connection with acquisitions, refinancings, and recapitalizations, as this will provide us with the best opportunity to control our borrower and partner relationships and optimize the terms of our investments.

Because most real estate markets are cyclical in nature, we believe that a broadly diversified investment strategy will allow us to more effectively deploy capital into assets where the underlying investment fundamentals are relatively strong and away from those sectors where such fundamentals are relatively weak. We will seek to create and maintain a portfolio of investments that generates a low volatility income stream of attractive and consistent cash distributions by investing across geographic regions in the United States and across property types, including office, lodging, residential, retail, industrial, and health care sectors.

We expect to capitalize on Rialto’s experience, national footprint and origination platform to deploy significant amounts of capital in investments with attractive risk-return profiles. As of

June 30, 2017, Rialto’s commercial real estate platform, which has (including Rialto’s sister companies) approximately 350 associates in eighteen offices across the U.S. and Europe, has originated over $7.8 billion of commercial first mortgage fixed rate loans since its inception and is one of the largest non-bank underwriters of commercial mortgage loans used in CMBS securitizations. From inception through June 30, 2017, Rialto has acquired/managed over 10,000 loans, invested approximately $8.3 billion of equity capital in real estate and is Special Servicer for over $84 billion of commercial real estate loans.

As a standalone separately capitalized subsidiary of Lennar Corporation (NYSE: LEN and LEN.B), Rialto is able to use its integrated platform and deep underwriting team to provide in-house evaluations of a wide variety of loans and markets. We believe Rialto’s ability to pivot throughout real estate cycles, taking advantage of opportunities with the potential to generate attractive risk-adjusted returns across the capital structure, will be a competitive advantage for us in executing upon our investment objectives. As of June 30, 2017, Rialto had approximately $5.4 billion in regulatory assets under management, or RAUM. RAUM, which is calculated for purposes of Rialto’s filings under the Investment Adviser’s Act of 1940, is comprised of the estimated fair value of assets being managed and unfunded capital commitments.

We will target investments that are secured by institutional quality real estate and that offer attractive risk-adjusted returns based on the underwriting criteria established and employed by our adviser. We will focus on in-place and future cash flows, debt yields, debt service coverage ratios, loan-to-values, property quality and market and sub-market dynamics. All investment decisions will be made with a view to maintaining our qualification as a REIT, our exemption from registration under the 1940 Act and not subjecting our adviser to registration under the Advisers Act.

As market conditions evolve over time, we expect to adjust our investment strategy to adapt to such changes as appropriate. We believe there are significant opportunities among our target assets that currently present attractive risk-return profiles. However, to capitalize on the investment opportunities that may be present at various other points of an economic cycle, we may expand or change our investment strategy and target assets. We believe that the diversification of the portfolio of assets that we intend to acquire, our ability to aggressively manage our target assets and the flexibility of our strategy will position us to generate attractive long-term returns for our stockholders in a variety of market conditions. Our ability to execute our investment strategy is enhanced through our access to our sponsor’s and our adviser’s direct origination capabilities, as opposed to a strategy that relies solely on buying assets in the open market from third-party originators.

Our Target Assets

The assets in which we intend to invest will include the following types of commercial real estate loans and other debt-oriented investments, including, but not limited to:

●	Whole Mortgage Loans. We may originate or purchase whole loans secured by first mortgage liens on commercial properties which provide mortgage financing to commercial property developers and owners. We will focus on loans secured by transitional properties, but we may also originate or purchase loans secured by more stabilized properties. The loans will generally have maturities ranging from one to ten years. In some cases, we may originate and fund a first mortgage loan with the intention of selling the senior tranche, or an A Note, and retaining the subordinated tranche, or a B Note. We may receive origination fees, extension fees, modification fees or other similar fees in connection with our whole mortgage loans.

●

Subordinated Mortgage Loans, or B Notes. We may originate or acquire B Notes in negotiated transactions with the originators and in the secondary market. B Notes are typically privately negotiated loans that are secured by first mortgages on a single commercial properties or groups of related commercial properties and subordinated to A Notes secured by prior positions in the same first mortgages on the same properties or groups of properties. The subordination of a B Note typically is evidenced by an intercreditor agreement with the holder of the related A Note. A B Note is subject to more credit risk with respect to the underlying mortgage collateral than the corresponding A Note.

●	Mezzanine Loans. We may originate or purchase mezzanine loans, which are loans made to property owners that are secured by pledges of the borrower’s ownership interests in the property and/or the property owner. Mezzanine loans are junior to mortgage loans secured by first or second mortgage liens on the property but are senior to the borrower’s equity in the property. Upon default, the subordinated lender can foreclose on the ownership interests pledged under the loan and thereby succeed to ownership of the property, subject to the mortgage holders liens on the property. We may receive origination fees, extension fees, modification or similar fees in connection with our mezzanine loans.

●	CMBS. CMBS are securities which are collateralized by commercial mortgage loans. We may invest in below investment grade CMBS, (rated lower than BBB- on the S&P scale or the Fitch scale, or Baa3 on the Moody’s scale), and unrated CMBS. We may also invest in investment grade CMBS, which are rated BBB- on the S&P scale or the Fitch scale or Baa3 on the Moody’s scale or higher. In general, we intend to invest in CMBS that will yield high current interest income and where we consider the loss adjusted yields to be in line with market and our within our return parameters. The yields on CMBS depend on the timely payment of interest and principal of the underlying mortgage loans, and defaults by the borrowers of such loans may ultimately result in underperformance or loss on the CMBS. In the event of a default of a loan by an individual borrower within a CMBS securitization, the trustee for the benefit of the holders of the CMBS typically only has recourse to the underlying mortgaged property. After the trustee has exercised all of the rights of a lender under a defaulted mortgage loan and the related mortgaged property has been liquidated, no further remedy will be available. However, holders of senior classes of CMBS will be protected to a certain degree by the structural features of the securitization transaction within which such CMBS were issued, and in particular the subordination of the junior classes of the CMBS.

●	Other Loans and Investments. To a lesser extent, we may invest in other real estate-related investments, including:

●	Real Estate Securities and Non-Real Estate Securities. We may also make investments in other real estate-related debt and equity securities, including RMBS securities, unsecured debt of listed and unlisted REITs, collateralized debt obligations and equity or equity-linked securities. We may also make investments in securities not related to real estate, such as asset-backed securities, United States Treasuries, unsecured corporate debt, and credit default swaps on CMBS or corporate indexes such as CMBX and CDX. However, our investments in these types of securities will be limited by, among other things, our desire not to be required to register under the Investment Company Act of 1940, as amended.

●	Warehouse Loans. We may originate or purchase loans made to originators of commercial or residential mortgage loans to enable them to accumulate mortgage loans until they can be sold for inclusion on securitizations. We may receive origination fees, extension fees, modification fees or other similar fees in connection with our warehouse loans.

●	Portfolios of Single Family Home Mortgages. We may purchase portfolios of loans secured by mortgages on single family homes, either to hold the loans as investment assets or with a view to selling them to sponsors of securitization vehicles.

The allocation of our capital among our target assets will depend on prevailing market conditions at the time we invest and may change over time in response to prevailing market conditions,

including with respect to interest rates and general economic and credit market conditions. In addition, in the future we may invest in assets other than our target assets we believe are in our best interests, in each case, subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act. Such other assets may include, among other things, other real estate-related debt investments, such as loans to REITs and real estate operating companies, or REOCs, and corporate bonds of REITs and REOCs; loans to providers of real estate net lease financing; other real estate-related financial assets and investments, including preferred stock and convertible debt securities of REITs and REOCs, credit default swaps, or CDSs, and other derivative securities; collateralized debt obligations, or CDOs; real property investments; and non-real estate-related debt investments.

Market Opportunity

Commercial real estate is a capital-intensive business that relies heavily on debt capital to develop, acquire, maintain and refinance commercial properties. We believe that demand for commercial real estate debt financing, together with decreases in the supply of traditional financing sources, present compelling opportunities to generate attractive risk-adjusted returns for lenders with access to capital and with broad institutional capabilities. We believe that our adviser and the sub-adviser are well positioned to allow us to capitalize on these opportunities through their expertise and capabilities valuing real estate collateral and evaluating market trends in order to help us identify value and generate attractive risk-adjusted returns in opportunities that competitors might reject.

One legacy of the credit boom that preceded the economic crisis in 2008 and 2009 is that $1.8 trillion in existing commercial real estate loans are scheduled to mature between 2017 and 2021, with near-term refinancing opportunities dominated by commercial real estate loans contained within maturing CMBS. The failures or retrenchment of many banks and financial institutions that historically satisfied much of the demand for debt financing, together with current lending practices that are more conservative than those prevailing prior to the economic crisis (despite the recovery in real estate fundamentals), have created an opportunity to originate attractively structured and priced commercial real estate financing. In addition, the contraction of the banking system and capital adequacy issues have greatly diminished the capacity or willingness of the remaining major banks to provide commercial mortgage loans and credit facilities for real estate owners.

Although some traditional bank lenders and securitization programs have returned to the U.S. market, we believe that significant changes in the regulatory environment and institutional risk tolerance have reduced many lenders’ lending capacity and appetite for commercial real estate debt investments. Among the factors that we expect will continue to limit lending and increase debt costs for traditional financing sources are the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Basel III, which include provisions for higher bank capital charges on certain types of real estate loans and enhanced risk-retention requirements for CMBS that may increase securitization costs and reduce competition from CMBS lenders. Scarce liquidity, aggressive original underwriting assumptions, credit concerns and ratings agency action has resulted in a widening of CMBS spreads. For example, the spread for CMBS rated BBB widened to 550 basis points at year-end 2016 compared to 92 basis points immediately prior to the financial crisis.

The increasing number of maturing commercial real estate loans over the next several years appears much greater than the market’s capacity to provide refinancing capital. Given the high volume of existing loan maturities, together with the exit or retrenchment of many traditional providers of real estate financing and regulatory pressures that we expect will continue for the foreseeable future, we believe commercial real estate debt investments provide attractive relative yields, especially in today’s low interest rate environment. The repayment of loans through the sale of underlying assets is not a viable option for many property owners as prevailing market prices are substantially lower than the values at which sellers are prepared to dispose of such assets. Investors with institutional resources and experienced professional management teams in place will, we believe, be well positioned to analyze and profit from opportunities that require both localized market knowledge and an understanding of the issues presented by the complex global real estate capital markets.

Financing Strategy and Financial Risk Management

Our initial funding sources will be the net proceeds from the sale of Class S and Class Y shares pursuant to private placements and the net proceeds of this offering. In addition, we anticipate using prudent levels of leverage as part of our financing strategy. We believe we will be able to obtain both competitive interim and term financing through our sponsor’s relationships with top tier financial institutions. We intend to employ conservative levels of borrowing in order to provide more funds available for investment.

On August 30, 2017, our indirect wholly owned, special-purpose financing subsidiary, FS CREIT Finance WF-1 LLC, entered into the WF-1 Facility to finance the acquisition or origination of commercial real estate whole loans or senior controlling participation interests in such loans. The initial maximum amount of financing available under the WF-1 Facility is $75 million. If we meet a certain equity capital threshold, this amount, with the consent of Wells Fargo, may be increased to $150 million or, either directly or after an initial increase to a maximum amount of $150 million, to $200 million. Each transaction under the WF-1 Facility will have its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate.

The funding period and term of the WF-1 Facility is one year with an automatic extension of each for a second year if we meet the equity capital threshold. In addition, at the request of our subsidiary, Wells Fargo may grant extensions of the facility termination date (without extensions of the funding period) for three one-year periods.

In connection with the Repurchase Agreement, we also entered into a guarantee agreement (the “Guarantee”) pursuant to which we will guarantee our subsidiary’s obligations under the Repurchase Agreement with Wells Fargo, subject to limitations specified therein.

The Repurchase Agreement and Guarantee contain representations, warranties, covenants, events of default and indemnities that are customary for agreements of their type. In addition, our subsidiary is required to maintain a certain minimum liquidity amount in a collateral account with Wells Fargo and we are required (i) to maintain our adjusted tangible net worth at an amount equal to or greater than (x) before we have achieved the equity capital threshold, the sum of $37,500,000 plus 75% of all equity capital raised by us from and after the closing date and (y) after we have achieved the equity capital threshold, the greater of (A) the sum of $37,500,000 plus 75% of all equity capital raised by us from and after the closing date and (B) 75% of the then-current maximum facility size; (ii) to maintain, commencing on September 30, 2018, an EBITDA to interest expense ratio not less than 1.50 to 1.00; (iii) to maintain a total indebtedness to tangible net worth ratio of less than 3.00 to 1.00; and (iv) to maintain (x) the sum of our liquidity plus (y) an amount equal to all cash and cash equivalents then held in certain cash collateral accounts at not less than 10% of the then-current maximum facility size.

We do not currently have any other credit facilities or repurchase agreements in place. Over time, in addition to these financings, we may use other forms of leverage, including secured and unsecured warehouse and other credit facilities, securitizations, resecuritizations, and public and private, secured and unsecured debt issuances by us or our subsidiaries.

Our leverage may not exceed 300% of our total net assets (as defined in our charter in accordance with the NASAA REIT Guidelines) as of the date of any borrowing unless a majority of our independent directors vote to approve any borrowing in excess of this amount. Subject to this limitation, the amount of leverage we may employ for particular assets will depend upon our adviser’s assessment of the credit, liquidity, price volatility and other risks of those assets and the financing counterparties, and availability of particular types of financing at that time. Our decision to use leverage to finance our assets will be at the discretion of our adviser and will not be subject to the approval of our stockholders. Once we have fully invested the proceeds of this offering, our target leverage ratio will be approximately 60% of the greater of cost or fair market value of our investments, although it may exceed this level during our offering stage. We will endeavor to match the terms and indices of our assets and liabilities, including in certain instances through the use of derivatives. We will also seek to minimize the risks associated with recourse borrowing. In addition, we may rely on short-term financing such as repurchase transactions under master repurchase agreements.

Investment Limitations

Our charter and investment policies place numerous limitations on us with respect to the manner in which we may invest our funds or issue securities, including the following:

●	We will not make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets. Unimproved real property means a property in which we have an equity interest that was not acquired for the purpose of producing rental or other income that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

●	We will not invest in commodities or commodity futures contracts (which term does not include derivatives related to non-commodity investments, including futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets, mortgages and real estate-related securities).

●	We will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title. We will not make or invest in individual mortgage loans (excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities) unless an appraisal is obtained concerning the underlying property except for mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which a mortgage loan transaction is with the adviser, the sub-adviser, our sponsor, any of our directors or any of their affiliates, the appraisal shall be obtained from an independent appraiser. We will maintain the appraisal in our records for at least five years and it will be available for inspection and duplication by our common stockholders. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage.

●	We will not make or invest in mortgage loans, including construction loans but excluding any investment in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria.

●	We will not make or invest in mortgage loans that are subordinate to any lien or other indebtedness or equity interest of any of our directors, our sponsor, the adviser, the sub-adviser or our affiliates.

●	We will not issue (1) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of our common stock to us pursuant to our share repurchase plan), (2) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, (3) equity securities on a deferred payment basis or under similar arrangements or (4) options or warrants to the directors, our sponsor, the adviser, the sub-adviser or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. Options or warrants may be issued to persons other than the directors, our sponsor, the adviser, the sub-adviser or any of their affiliates, but not at exercise prices less than the fair value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a fair value less than the value of the option or warrant on the date of grant.

●	We will not engage in the business of underwriting or the agency distribution of securities issued by other person.

●	We will not acquire interests or equity securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest or investments in any entity having securities listed on a national securities exchange or included for quotation on an interdealer quotation system.

●	We will not acquire equity securities not listed on a national securities exchange or traded in an over-the counter market unless a majority of the board of directors (including a majority of the independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons. Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares—Restrictions on Roll-up Transactions.”

Liquidity

We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the REIT on a continuous basis at a price generally equal to the REIT’s then-current NAV per share, plus any applicable upfront selling commissions and dealer manager fees. In our perpetual-life structure, the investor may request that we repurchase their shares on a daily basis, subject to limitations described elsewhere in this prospectus. While we may consider a liquidity event at any time in the future, we are not obligated by our charter or otherwise to effect a liquidity event at any time.

Many REITs that are listed on a national securities exchange are considered “self-managed,” since the employees of such a REIT perform all significant management functions. In contrast, REITs that are not self-managed, like us, typically engage a third party, such as our adviser, to perform management functions on their behalf. If for any reason our independent directors determine that we should become self-managed, the advisory agreement does not prohibit us from acquiring the business conducted by the adviser (including all of its assets).

Operating and Regulatory Structure

REIT Qualification

We intend to elect and qualify to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our first taxable year of operations. We believe that we have been organized and we intend to operate in a manner that allows us to qualify for taxation as a REIT under the

Code. So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on net taxable income that we distribute annually to our stockholders. In order to qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the real estate qualification of sources of our income, the composition and values of our assets, the amounts we distribute to our stockholders and the diversity of ownership of our stock. In order to comply with REIT requirements, we may need to forego otherwise attractive opportunities and limit our expansion opportunities and limit the manner in which we conduct our operations. See “Risk Factors—Risks Related to Taxation.”

1940 Act Exemption

We are not registered, and do not intend to register as an investment company under the 1940 Act. Under Section 3(a)(1) of the 1940 Act, an issuer is not deemed to be an “investment company”, in relevant part, if:

●	it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and

●	it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, or the 40% test. “Investment securities” excludes U.S. government securities, securities issue by employees’ securities companies and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act (relating to private investment companies).

With respect to Section 3(a)(1)(A), we do not intend to engage primarily or hold ourself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we will be primarily engaged in the non-investment company businesses of these subsidiaries. With respect to Section 3(a)(1)(C), we expect that most of the entities through which we own assets will be wholly owned subsidiaries that are not themselves investment companies and are not relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and, thus, we do not expect to own a significant amount of “investment securities”.

If, however, the value of the assets of our subsidiaries that must rely on Section 3(c)(1) or Section 3(c)(7) is greater than 40% of the value of our total assets, then we will seek to rely on Section 3(c)(6) of the 1940 Act, which excepts from the definition of investment company any company primarily engaged, directly or through majority-owned subsidiaries, in one or more of the businesses described in paragraphs (3), (4) and (5) of Section 3(c), or in one or more such businesses (from which not less than 25% of such company’s gross income during its last fiscal year was derived) together with an additional business or businesses other than investing, reinvesting, owning, holding or trading in securities. We will be “primarily engaged,” through wholly owned and majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other interests in real estate, as described in Section 3(c)(5)(C).

We expect that most of our subsidiaries will be able to rely on Section 3(c)(5)(C) of the 1940 Act for an exception from the definition of an investment company. Section 3(c)(5)(C) is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that, for purposes of Section 3(c)(5)(C), at least 55% of a portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of non-qualifying or non-real estate-related assets). What we buy and sell is therefore limited to these criteria.

Qualifying assets for the purpose of Section 3(c)(5)(C) include mortgage loans and other assets, such as whole-pool Agency RMBS, certain mezzanine loans and B Notes and other interests in real estate as interpreted by the SEC staff in various no-action letters. We also may invest in transitional loans, construction loans, or mortgage loan participations that also meet the parameters of Section 3(c)(5)(C) based on no-action letters issued by the SEC staff and other SEC interpretive guidance. These restrictions will, however, limit our ability to invest in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in non-real estate-related assets.

We intend to treat first mortgage loans as qualifying real estate assets, as long as such loans are “fully secured” by real estate at the time we acquire the loan. Mortgage loans that are junior to a mortgage owned by another lender, or second mortgages, will be treated as qualifying real estate assets if the real property fully secures the second mortgage.

We intend to treat participation interests in whole mortgage loans as qualifying real estate assets only if the interest is a participation in a mortgage loan, such as a B Note, that meets certain criteria. Consistent with SEC staff guidance, a B Note will be treated as a qualifying real estate asset only if: (1) we have a participation interest in a mortgage loan that is fully secured by real property; (2) we have the right to receive our proportionate share of the interest and the principal payments made on the loan by the borrower, and our returns on the loan are based on such payments; (3) we invest only after performing the same type of due diligence and credit underwriting procedures that we would perform if we were underwriting the underlying mortgage loan; (4) we have approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) in the event that the loan becomes non-performing, we have effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior participation at par plus accrued interest, thereby acquiring the entire mortgage loan.

We intend to treat investments in construction loans as qualifying real estate assets. With respect to construction loans that are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying real estate asset. We note that the staff of the SEC has not provided any guidance on the treatment of partially funded loans, and any such guidance may require us to change our strategy. We will treat the other real estate-related loans described in this prospectus, such as transitional loans, as qualifying real estate assets if such loans are fully secured by real estate.

We intend to treat as real estate-related assets non-Agency RMBS, CMBS, debt and equity securities of companies primarily engaged in real estate businesses, Agency partial pool certificates and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets and/or real estate-related assets.

Although we intend to monitor our portfolio periodically and prior to each investment acquisition and disposition, there can be no assurance that we will be able to maintain our ability to rely on Section 3(c)(5)(C) or Section 3(c)(6). To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

MANAGEMENT

Pursuant to our charter and bylaws, our business and affairs are managed under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The responsibilities of our board of directors include, among other things, oversight of our investment activities, oversight of our financing arrangements and corporate governance activities. Our board of directors will have an audit committee and may establish additional committees from time to time as necessary, provided the majority of the members of the committee are independent. Each director will be elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director, nor will we ever have fewer than three directors. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director is to be removed. Neither FS Real Estate Advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of FS Real Estate Advisor, any director or any of their affiliates, or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, any shares owned by any such persons will not be included.

Our charter has been reviewed and ratified by a majority of our board of directors, including the independent directors. This ratification by our board of directors is required by the NASAA REIT Guidelines.

Except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors. Each director will be bound by our charter.

Board of Directors and Executive Officers

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than three. Our bylaws further provide that the number of directors many not be more than 15. We have five directors, three of whom are considered independent directors. For so long as the sub-advisory agreement is in effect, the sub-adviser has the right to cause our adviser to designate one person to serve on our board, subject to approval by our board of directors (which may not be unreasonably withheld or delayed.) Our charter provides that, after we commence this offering, a majority of the directors must be independent directors except for a period of up to 60 days after the death, resignation or removal of an independent director, pending the election of such independent director’s successor. An “independent director” is defined in our charter in accordance with the NASAA REIT Guidelines. There are no family relationships among any of our directors or executive officers, or executive officers of our adviser. At least one of our independent directors will be required to have at least three years of relevant real estate experience and at least one of our independent directors will be required to be a financial expert with at least three years of financial experience.

Our board of directors currently consists of Michael C. Forman, Jeffrey Krasnoff, Terence J. Connors, John A. Fry and Richard Vague. Terence J. Connors, John A. Fry and Richard Vague serve as our independent directors. Members of our board of directors will be elected annually at our annual meeting of stockholders. We are prohibited from making loans or extending credit, directly or indirectly, to our directors or executive officers under Section 402 of the Sarbanes-Oxley Act.

Through its direct oversight role, and indirectly through its committees, our board of directors performs a risk oversight function for us consisting of, among other things, the following activities: (1) at regular and special board of directors meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to our performance and operations; (2) reviewing and approving, as applicable, our compliance policies and procedures, including our valuation guidelines to be used in connection with the calculation of our net asset value; (3) meeting with the portfolio management team to review investment strategies, techniques and the processes used to manage related risks; and (4) meeting with, or reviewing reports prepared by, the representatives of key service providers, including our adviser, sub-adviser, dealer manager, transfer agent and independent registered public accounting firm, to review and discuss our activities and to provide direction with respect thereto. Our directors have established and will review written policies on investments and borrowings consistent with our investment objectives and will monitor our policies and procedures to ensure that such policies and procedures are carried out. Our board of directors does not currently have a lead independent director. Our board of directors, after considering various factors, has concluded that this structure is appropriate given our current size and complexity.

Our directors will not be required to devote all of their time to our business and will only be obligated to devote the time to our affairs as their duties may require. It is not expected that our directors will be required to devote a substantial portion of their time to discharge their duties as directors.

Directors and Executive Officers

Information regarding our board of directors and executive officers is set forth below. We have divided the directors into two groups—interested directors and independent directors. The address for each director and executive officer is c/o FS Credit Real Estate Income Trust, Inc., 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.

NAME	AGE	POSITION HELD
Michael C. Forman	56	Chairman, President and Chief Executive Officer
William Goebel	43	Chief Financial Officer
Zachary Klehr	38	Executive Vice President
Stephen S. Sypherd	40	Vice President, Treasurer and Secretary
James Volk	54	Chief Compliance Officer
Jeffrey Krasnoff	61	Director
Terence J. Connors	62	Independent Director
John A. Fry	57	Independent Director
Richard Vague	61	Independent Director

Michael C. Forman has served as our president and chief executive officer since our inception in 2016, as our chairman since July 2017 and as the chairman and chief executive officer of FS Real Estate Advisor since its inception in August 2016. Mr. Forman also currently serves as chairman, president and chief executive officer of FS Investment Corporation, FB Income Advisor, LLC, FS Energy and Power Fund, FS Investment Advisor, LLC, FS Investment Corporation II, FSIC II Advisor, LLC, FS Global Credit Opportunities Fund, FS Global Credit Opportunities Fund—A,

FS Global Credit Opportunities Fund—D, FS Global Advisor, LLC, FS Investment Corporation III, FSIC III Advisor, LLC, FS Total Energy Return Fund and FS Energy Advisor, LLC. In 2005, Mr. Forman co-founded FB Capital Partners, L.P., an investment firm that previously invested in private equity, senior and mezzanine debt and real estate, and has served as managing general partner since inception. In May 2007, Mr. Forman co-founded FS Investments. Prior to co-founding FB Capital Partners, L.P., Mr. Forman spent nearly 20 years as an attorney in the Corporate and Securities Department at the Philadelphia based law firm of Klehr, Harrison, Harvey, Branzburg & Ellers LLP, where he was a partner from 1991 until leaving the firm to focus exclusively on investments. In addition to his career as an attorney and investor, Mr. Forman has been an active entrepreneur and has founded several companies, including companies engaged in the gaming, specialty finance and asset management industries. Mr. Forman serves as a member of the board of directors of a number of private companies. He is also a member of a number of civic and charitable boards, including The Franklin Institute (Executive Committee Member), the University of the Arts (Executive Committee Member), the Vetri Foundation for Children (Chairman), the executive committee of the Greater Philadelphia Alliance for Capital and Technologies (PACT), and Murex Investments, Inc., a Pennsylvania-based economic development/venture capital firm, where he chairs the investment committee. Mr. Forman received his B.A., summa cum laude, from the University of Rhode Island, where he was elected Phi Beta Kappa, and received his J.D. from Rutgers University.

Mr. Forman has extensive experience in corporate and securities law and has founded and served in a leadership role of various companies including FS Real Estate Advisor, which serves as our adviser. As our co-founder, president and chief executive officer Mr. Forman is well-suited to serve as a member of our Board of Directors.

William Goebel has served as our chief financial officer since February 2017. Mr. Goebel has also served as chief financial officer of FS Investment Corporation, FS Global Credit Opportunities Fund, the FSGCOF Closed Funds and the FSGCOF Offered Funds. Mr. Goebel previously served as chief financial officer of FS Energy and Power Fund from February 2011 to November 2012 and as chief financial officer of FS Investment Corporation II from July 2011 through September 2014. Prior to joining FS Investments, Mr. Goebel held a senior manager audit position with Ernst & Young LLP in the firm’s asset management practice from 2003 to January 2011, where he was responsible for the audits of regulated investment companies, private investment partnerships, investment advisers and broker-dealers. Mr. Goebel began his career at Tait, Weller and Baker LLP, a regional public accounting firm, in 1997. Mr. Goebel received his B.S. in Economics from the Wharton School of the University of Pennsylvania in 1997. He is a Certified Public Accountant and holds the CFA Institute’s Chartered Financial Analyst designation. Mr. Goebel serves on the board of directors of Philadelphia Reads (where he serves as treasurer and chairs the audit committee).

Zachary Klehr has served as our executive vice president since February 2017. Mr. Klehr also currently serves as executive vice president of FS Investment Corporation, FS Energy and Power Fund, FS Investment Corporation II, FS Investment Corporation III, FS Investment Corporation IV, FS Global Credit Opportunities Fund and the FSGCOF Closed Funds. Mr. Klehr has also served in various senior officer capacities for FS Investments and its affiliated investment advisers, including as executive vice president since September 2012. In this role, he focuses on fund administration, portfolio management, fund operations, research, education and communications. Prior to joining FS Investments, Mr. Klehr served as a vice president at Versa Capital Management, or Versa, a private equity firm with approximately $1 billion in assets under management, from July 2007 to February 2011. At Versa, he sourced, underwrote, negotiated, structured and managed investments in middle market distressed companies, special situations and distressed debt. Prior to Versa, Mr. Klehr spent five years at Goldman, Sachs & Co., starting as an analyst in the Investment Banking Division, then served in the executive office working on firm-wide strategy covering hedge funds and other complex multi-faceted clients of the firm. Later, he joined the Financial Sponsors Group as an associate where he focused on leveraged buyouts, acquisitions and equity and debt financings for private equity clients. Mr. Klehr received his M.B.A., with honors, from the Wharton School of the University of Pennsylvania and his B.A., cum laude, also from the University of Pennsylvania. He is active in his community and served on the board of trustees of The Philadelphia School where he was a member of the executive, governance, advancement, finance and investment committees.

Stephen S. Sypherd has served as our vice president, treasurer and secretary since our inception in 2016. Mr. Sypherd also serves as vice president, treasurer and secretary of FS Energy and Power Fund, FS Investment Corporation II, FS Investment Corporation III, FS Investment Corporation IV, FS Global Credit Opportunities Fund, the FSGCOF Closed Funds, the FSGCOF Offered Funds, and FS Energy Total Return Fund. Mr. Sypherd has also served in various senior officer capacities for Franklin Square Holdings and its affiliated investment advisers, including as senior vice president from December 2011 to August 2014, general counsel since January 2013 and managing director since August 2014. He is responsible for legal and compliance matters across all entities and investment products of Franklin Square Holdings. Prior to joining Franklin Square Holdings, Mr. Sypherd served for eight years as an attorney at Skadden, Arps, Slate, Meagher & Flom LLP, where he practiced corporate and securities law. Mr. Sypherd received his B.A. in Economics from Villanova University and his J.D. from the Georgetown University Law Center, where he was an executive editor of the Georgetown Law Journal. He serves on the board of trustees of the University of the Arts, including its advancement and governance committees.

James Volk has served as our chief compliance officer since February 2017. Mr. Volk also serves as the chief compliance officer of FS Investment Corporation, FS Investment Corporation II, FS Investment Corporation III, FS Investment Corporation IV, FS Energy and Power Fund, FS Global Credit Opportunities Fund, the FSGCOF Closed Funds, the FSGCOF Offered Funds and FS Energy Total Return Fund. Before joining FS Investments and its affiliated investment advisers in October 2014, Mr. Volk worked at SEI Investments from February 1996 to October 2014, including serving as the chief compliance officer, chief accounting officer and head of traditional fund operations at the Investment Manager Services market unit. Mr. Volk was also formerly the assistant chief accountant at the SEC’s Division of Investment Management and a senior manager for PricewaterhouseCoopers LLP. Mr. Volk received his B.S. in Accounting from the University of Delaware.

Jeffrey Krasnoff has been a member of our board since February 2017. Mr. Kransoff is the chief executive officer of Rialto. With over 35 years of experience in commercial and residential real estate investment, finance and management, Mr. Krasnoff has been involved in the evaluation or oversight of over $300 billion of real estate assets around the world. Mr. Krasnoff was also the co-founder of LNR Property Corporation, and was its President since its spinoff from Lennar as a separate public company in 1997, as well as its Chief Executive Officer from 2002 to 2007. He was also instrumental in taking the company private in a $4 billion transaction in early 2005. Mr. Krasnoff joined Lennar in 1986 and from 1990 until LNR spun off from Lennar, he was responsible for the growth of Lennar’s commercial real estate and joint venture businesses, as well as the formation of LNR Partners and its loan workout and special servicing operations. Prior to LNR and Lennar, Mr. Krasnoff spent ten years with KPMG, LLC (formerly Peat Marwick) in New York and Miami specializing in real estate companies, and mergers and acquisitions. Mr. Krasnoff received his B.A. in accounting from Duke University.

Mr. Krasnoff will be a valuable member of our board of directors because of his decades of commercial real estate experience, experience with public companies and role as the Chief Executive Officer of the sub-adviser.

Terence J. Connors has been a member of our board since July 2017. Mr. Connors brings to the board nearly 40 years of public accounting experience. Mr. Connors retired in September 2015 from KPMG LLP, where he served as professional practice partner, SEC Reviewing Partner and as a member of KPMG’s board of directors (2011-2015), where he chaired the Audit, Finance & Operations Committee. Prior to joining KPMG in 2002, he was a partner with another large international accounting firm. During his career, he served as a senior audit and global lead partner for numerous public companies, including Fortune 500 companies. Mr. Connors currently serves as a director and audit committee chairman of Cardone Industries, Inc., one of the largest privately-held automotive aftermarket parts remanufacturer in the world, and also serves as a board member and audit committee chairman of Suburban Propane Partners L.P. (NYSE). Mr. Connors also serves as a trustee of St. Joseph’s Preparatory School in Philadelphia and as Chairman of the Philadelphia Chapter of the National Association of Corporate Directors (NACD). Mr. Connors received his B.S. in Accounting from LaSalle University.

John A. Fry has been a member of our board since July 2017. Mr. Fry has served as the President of Drexel University in Philadelphia, Pennsylvania since August 2010. He also serves as a Director of The NASDAQ Stock Market LLC. Prior to becoming President of Drexel University, Mr. Fry served as President of Franklin & Marshall College in Lancaster, Pennsylvania from 2002 until 2010. From 1995 to 2002, he was Executive Vice President of the University of Pennsylvania and served as the Chief Operating Officer of the University and as a member of the executive committee of the University of Pennsylvania Health System. Mr. Fry is a member of the Board of Trustees of Delaware Investments, an asset management firm, with oversight responsibility for all of the portfolios in that mutual fund family. He also serves on its audit committee and chairs its nominating and corporate governance committee. Mr. Fry also serves as a director of the Hershey Trust, Drexel Morgan & Co., Community Health Systems and vTv Therapeutics. Mr. Fry received his Masters in Business Administration from the NYU Stern School of Business, and received his B.A. in American Civilization from Lafayette College.

Richard Vague has been a member of our board since July 2017. Mr. Vague is currently a managing partner of Gabriel Investments, an early stage venture capital fund and chair of The Governor’s Woods Foundation, a non-profit philanthropic organization. Previously, he was the co-founder and chief executive officer of Energy Plus, and also the co-founder and chief executive officer of two consumer banks, First USA and Juniper Financial. Mr. Vague was the co-founder of Energy Plus Holding, LLC in 2007, after serving as chief executive officer of Barclaycard, US at Barclays Plc until April 4, 2007. Mr. Vague currently serves on the University of Pennsylvania Board of Trustees and the Penn Medicine Board of Trustees, and on a number of business boards including FS Energy and Power Fund. He is chair of FringeArts Philadelphia, chair of the University of Pennsylvania Press, and chair of the Abramson Cancer Center Development Leadership Council. He is also on the boards of the Franklin Institute, the Museum of the American Revolution, the Pennsylvania Academy of the Fine Arts and Visit Philadelphia. Richard is the author of The Next Economic Disaster, a book on the global economy, as well as a number of published articles on economic theory. He is also editor of the blog delanceyplace.com, which focuses on non-fiction literature. Mr. Vague received his B.S. in Communication from the University of Texas at Austin.

Committees of the Board of Directors

Our board of directors has established the following committee:

Audit Committee

The audit committee will meet on a regular basis, at least quarterly and more frequently as necessary. It is responsible for selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent and internal accountants (including compensation therefor), overseeing the integrity and audits of our financial statements reviewing the independence and performance of our independent accountants and reviewing the adequacy of our internal controls over financial reporting. The members of the audit committee are Terence J. Connors, John A. Fry and Richard Vague, all of whom are independent. Terence J. Connors serves as the chairman of the audit committee. Our board of directors has determined that Terence J. Connors is an “audit committee financial expert” as defined under SEC rules.

Compensation of Directors

Prior to commencement of our public offering, the members of our board will receive no compensation for their service as directors. From and after the commencement of our public offering, each of our directors who do not serve in an executive officer capacity for us, FS Real Estate Advisor or Rialto are entitled to receive annual retainer fees, fees for participating in board and committee meetings and annual fees for serving as a committee chairperson, determined based on our NAV as of the end of each fiscal quarter. Amounts payable under the arrangement are determined as follows:

Net Asset Value	Annual Retainer	Board Meeting Fee	Audit Committee Chair Retainer	Committee Meeting Fee
$0 to $250 million	$10,000	$2,000	$5,000	$1,000
$250 million to $500 million	$25,000	$2,000	$7,500	$1,000
> $500 million	$55,000	$2,000	$10,000	$1,000

Until we achieve a net asset value of $250 million, which we refer to as the “NAV Threshold”, we will pay 100% of the applicable independent director compensation in the form of restricted shares of Class I common stock. Effective for the first calendar quarter immediately following the date that we achieve the NAV Threshold, we will pay 75% of the applicable compensation quarterly in cash in arrears, and we will pay 25% of the applicable compensation in the form of restricted shares of Class I common stock. The restricted shares of Class I common stock will be granted under, and subject to the terms and conditions of, our independent director restricted share plan, which is described below, on the third business day following the last day of the calendar quarter to which the compensation relates. We will determine the number of restricted shares to grant by dividing 100% or 25%, as applicable, of the quarterly compensation due by the per share NAV of the Class I common stock, determined as of the last day of the applicable calendar quarter, and rounding to the nearest whole number. The restricted shares of Class I common stock will vest on the one year anniversary of the grant date, provided that the independent director remains on the board of directors on such vesting date, or upon the earlier occurrence of his or her termination service due to his or her death or disability or a change in our control.

We will also reimburse each of our directors for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting.

We will not pay compensation to our directors who also serve in an executive officer capacity for us, FS Real Estate Advisor or Rialto.

Independent Director Restricted Share Plan

We have adopted a restricted share plan for our independent directors in order to increase the interest of our directors in our welfare through their participation in the growth in the value of our shares of common stock.

Our restricted share plan will be administered by the board of directors. The board of directors will have the full authority to: (1) administer and interpret the restricted share plan; (2) determine the number of shares of Class I common stock to be covered by each award; (3) determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the restricted share plan); (4) make determinations of the fair market value of shares; (5) waive any provision, condition or limitation set forth in an award agreement; (6) delegate its duties under the restricted share plan to such agents as it may appoint from time to time; and (7) make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the restricted share plan, including the delegation of those ministerial acts and responsibilities as the board of directors deems appropriate. The total number of shares of Class I common stock that may be issued under the restricted share plan will not exceed 5.0% of the total shares common stock available in connection with our primary offering, and in any event will not exceed 200,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events). The maximum aggregate number of Class I shares associated with any award granted under the plan in any calendar year to any one independent director is 10,000.

Restricted share awards entitle the recipient to shares of Class I common stock from us under terms that provide for vesting over a specified period of time. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s service with us or our affiliates. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Pursuant to the form of award agreement approved by the board of directors, holders of restricted shares may receive distributions prior to the time that the restrictions on the restricted shares have lapsed, but such distributions shall be subject to the same restrictions as the underlying restricted shares.

Compensation of Executive Officers

Our executive officers do not receive any direct compensation from us. We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of FS Real Estate Advisor or by individuals who were contracted by us or by FS Real Estate Advisor to work on our behalf pursuant to the advisory agreement. Each of our executive officers is an employee of FS Real Estate Advisor or an outside contractor, and the day-to-day investment operations and administration of our portfolio are managed by FS Real Estate Advisor. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of FS Real Estate Advisor, from FS Investments or its affiliates. As executive officers, these individuals will serve to manage our day-to-day affairs and carry out the directions of our board of directors in the review, selection and recommendation of investment opportunities and in monitoring the performance of these investments to ensure that they are consistent with our investment objectives. In addition, we will reimburse FS Real Estate Advisor for our allocable portion of expenses incurred by FS Real Estate Advisor and Rialto in performing its obligations under the advisory agreement, including personnel costs for employees who do not serve as our executive officers.

Our Adviser

Our adviser is FS Real Estate Advisor, LLC, a recently formed Delaware limited liability company. Our adviser has no operating history and no experience managing a public company. Our adviser has contractual and fiduciary responsibilities to us and our stockholders. Certain of our officers and directors are also officers and key personnel of our adviser.

Adviser Key Personnel

The management of our investment portfolio is the responsibility of FS Real Estate Advisor and its investment committee, the current members of which are Michael Kelly, Robert Haas, Steve Landau and David Weiser. FS Real Estate Advisor’s investment committee must approve investments that we make. The members of FS Real Estate Advisor’s investment committee are not employed by us and receive no direct compensation from us in connection with their portfolio management activities. See “—The Advisory Agreement” for additional information regarding the compensation payable to FS Real Estate Advisor. FS Real Estate Advisor is led by substantially the same personnel that form the investment and operations teams of the investment advisers that manage FS Investments’ affiliated registered investment companies and BDCs.

Below is biographical information relating to the members of FS Real Estate Advisor’s investment committee and certain members of its management team. The backgrounds of Mr. Forman, president and chief executive officer of FS Real Estate Advisor, Mr. Klehr, executive vice president of FS Real Estate Advisor, and Mr. Sypherd, vice president, treasurer and secretary of FS Real Estate Advisor, are described in “—Directors and Executive Officers” above.

Michael Kelly currently serves as chief investment officer and executive vice president of FS Investments and its other affiliated investments advisers, and has presided in such roles since January 2015. Among other things, Mr. Kelly oversees the investment management function at FS Investments and its affiliated investment advisers, including FS Real Estate Advisor. Before joining FS Investments and its affiliated investment advisers, Mr. Kelly was the chief executive officer of ORIX USA Asset Management, where he led the company’s acquisition of Robeco, a $250 billion global asset management company and the largest acquisition in ORIX’s 50-year history. Mr. Kelly started his career on Wall Street at Salomon Brothers and went on to join hedge fund pioneers Omega Advisors and Tiger Management. Mr. Kelly then helped build and lead the hedge fund firm, FrontPoint Partners, where he first served as chief investment officer and eventually co-chief executive officer. Mr. Kelly is a graduate of Cornell University and earned his M.B.A. at Stanford University. Mr. Kelly is a co-founder and board member of the Spotlight Foundation, and serves as a trustee of the Tiger Foundation and the Stanford Business School Trust.

Robert Haas serves as executive director within the portfolio management group of FS Investments and its other affiliated investment advisers, and has presided in such roles since December 2013. Mr. Haas has also served in various capacities for FS Investments and its affiliated investment advisers since the later of September 2010 or such entity’s inception date, including as a member of the investment committee of FS Energy Total Return Fund. Prior to joining FS Investments, Mr. Haas served on the commercial real estate investment team at American Capital, a private equity firm and global asset manager, from 2007 to 2010. At American Capital, Mr. Haas was involved in all aspects of the company’s commercial real estate investing activities, including bond investment selection, due diligence, structuring, securitization and surveillance. Prior to American Capital, Mr. Haas spent three years in the structured finance group at CapitalSource, a specialty finance company, where he sourced, underwrote, negotiated, structured and managed investments in middle-market finance companies. Prior to CapitalSource, Mr. Haas was an analyst at Goldman Sachs’ Archon Group, where he analyzed and evaluated debt and equity investments in commercial real estate. Mr. Haas earned a B.S. in finance from Georgetown University’s McDonough School of Business and holds the CFA Institute’s Chartered Financial Analyst designation.

Steve Landau serves as head of product development and senior vice president of product development at FS Investments, responsible for sourcing, evaluating and designing new investment strategies. Mr. Landau has over 15 years of experience with a focus on alternative investments. Most recently, he was a Managing Director at New York Life Investments where he led the product development efforts across the enterprise as well as business development initiatives for alternative investments. Before New York Life, he worked at Morgan Stanley Investment Management, where he was responsible for product development and management for alternative investments. He also spent five years at UBS Global Asset Management where he was Director of Product Development and Management. He began his investment career at Republic National Bank as a proprietary emerging market currency trader. Mr. Landau received his MBA from the Wharton School at the University of Pennsylvania and his BS from Yeshiva University. He is also a holder of the Chartered Financial Analyst designation. Mr. Landau is a member of the Orthodox Investment Committee.

David Weiser serves as vice president in the investment management group of FS Investments and its other affiliated investment advisers, and has presided in such roles since October 2015. Prior to joining FS Investments, Mr. Weiser served as a research analyst at Towerview LLC, a long-biased public equities fund, from January 2007 to July 2015, where Mr. Weiser originated and executed investments in companies involved in mergers, restructurings and deep value situations. Prior to that role, Mr. Weiser was an associate at Golub Capital from May 2005 to January 2007, where he executed middle market debt and equity investments. Mr. Weiser received his B.S. in economics from the Wharton School at the University of Pennsylvania.

The Sub-Adviser

Our adviser has engaged Rialto Capital Management, LLC, a leading real estate investment and asset management company, to perform services on behalf of our adviser for us primarily related to the selection of our investments and the day-to-day management of our investment portfolio. Notwithstanding the engagement by our adviser of the sub-adviser, our adviser retains ultimate responsibility for the performance of the matters entrusted to it under the advisory agreement. See “—Advisory Agreement” below. Investment recommendations are made by the sub-adviser to our adviser and our adviser approves all investments and presents to our board of directors only those investments that fall outside of the scope of the authority granted to it by our board of directors.

Sub-Adviser Key Personnel

Rialto’s team of dedicated investment professionals provide assistance to FS Real Estate Advisor pursuant to the sub-advisory agreement. Below is biographical information relating to certain key personnel involved in rendering such services:

Jeffrey P. Krasnoff has served as Rialto’s Chief Executive Officer since 2007. Mr. Krasnoff’s background is described in “—Directors and Executive Officers” above.

Jay Mantz joined Rialto in 2011 and serves as President. Prior to joining Rialto, Mr. Mantz worked for Morgan Stanley from 1993 to 2011. At Morgan Stanley, Mr. Mantz was the Head of Real Estate Investing from 2000 to 2005, co-head of the Real Estate Department in 2006, and served as Global Co-Head of Morgan Stanley’s Merchant Bank Group, which includes Morgan Stanley Real Estate Investing Funds, the Morgan Stanley Infrastructure Fund and other Private Equity Funds, from 2007 to 2009. Mr. Mantz was a member of Morgan Stanley’s Management Committee from 2008 to 2010. Mr. Mantz graduated class valedictorian from the School of Management at Boston University and received his MBA from The Wharton School of the University of Pennsylvania. He is an active member of various real estate organizations including the Pension Real Estate Association.

Cory Olson joined Rialto in 2015 as senior advisor and currently serves as Executive Vice President. Mr. Olson is engaged in the investment management business and other strategic roles with a focus on overseeing Rialto’s process of sourcing, underwriting, executing and managing investments for us. Prior to joining Rialto, Mr. Olson was President of LNR Property LLC, where he headed the Real Estate Investing and Servicing Segment of Starwood Property Trust (NYSE: STWD). Prior to being appointed president in May 2013, Mr. Olson held the positions of Chief Operating Officer and Chief Financial Officer. Prior to LNR, Mr. Olson was a Co-founder and Managing Partner at AllBridge Investments, a boutique private equity firm which was sold to Ares Capital. Mr. Olson was formerly Senior Vice President of Finance and Treasurer of Dean Foods Company, one of the leading food and beverage companies in the United States. His responsibilities included oversight for debt and equity capital markets, financings, investor relations, risk management and cash management activities while participating on the executive management committee. Prior to Dean Foods, Mr. Olson was a Managing Director at Bank One Capital Markets and its predecessor, First Chicago Capital Markets. Prior to Bank One Capital Markets, Mr. Olson was a product management officer for Gainer Bank Corporation, a regional banking firm. Mr. Olson received his B.A. in Liberal Arts from Wabash College in Crawfordsville, Indiana.

Phil Orban joined Rialto in 2015 and serves as a director in the Investment Management team, which includes structured credit and equity investing. Prior to joining Rialto, Mr. Orban spent nine years, most recently as a principal, at Glenmont Capital Management, LLC, a real estate private equity firm focused on opportunistic, middle market investments throughout the United States. At Glenmont, Mr. Orban was responsible for sourcing and executing opportunistic investments across all real estate asset types on behalf of the firm’s discretionary investment vehicles and completed in excess of $1 billion in total transactions. Prior to joining Glenmont, Mr. Orban was an assistant vice president at The Weitzman Group, a boutique real estate advisory firm that worked with private sector developers, pension and private equity funds, institutions and government agencies. At The Weitzman Group, Mr. Orban focused primarily on investment analysis and advisory on behalf of a large pension fund seeking to make direct investments in commercial real estate. Mr. Orban received his B.S. from Cornell University with a concentration in Finance and Real Estate.

Brett Ersoff is the President of RMF. Mr. Ersoff has over 30 years of experience in the commercial real estate industry and mortgage lending business. He previously served as Global Co-Head of Real Estate Finance at UBS Securities LLC, and, prior to UBS, he was Co-Head of the Commercial Conduit group at Credit Suisse. Mr. Ersoff was employed by Lehman Brothers from 1996 to 2008, where he was a Managing Director and was the Co-Head of the Commercial Mortgage Conduit Program, where he was directly responsible for the creation of the platform as well as the conception and implementation of the ongoing business strategy. Mr. Ersoff oversaw the origination of more than $34 billion of senior loans, mezzanine loans, and equity transactions across approximately 4,000 individual transactions. Mr. Ersoff was also directly responsible for all of the firm’s west coast real estate operations. Mr. Ersoff received his B.A. from George Washington University.

John Herman is the Chief Investment Officer and Chief Operating Officer of RMF. Mr. Herman has over 31 years of experience in the commercial real estate industry. Prior to the formation of RMF, Mr. Herman was Global Co-head of Real Estate Finance at UBS Securities LLC and was the

group’s acting Chief Credit Officer. Prior to joining UBS, Mr. Herman was a Managing Director at Credit Suisse where he was Co-head of its Commercial Mortgage Conduit. From 2008 to 2010, Mr. Herman was managing partner for Round Hill Capital Advisors, a real estate advisory firm which he founded. From 1996 to 2008 Mr. Herman was employed by Lehman Brothers and was the Co-founder, Co-head and Chief Credit Officer of its Commercial Mortgage Conduit Program. Mr. Herman was responsible for the design of the business’s entire infrastructure including underwriting guidelines, legal documentation, information processes, pipeline system and organization of collateral documentation of securitization. Mr. Herman reviewed and approved all loans for the program; solely responsible for approving all loans under $25 million and a member of the credit committee responsible for approving loans greater than $25 million. His responsibilities also included securitization, the sale of non-investment grade bonds and management of personnel. During his tenure at Lehman Brothers, Mr. Herman reviewed and approved over 4,000 securitized loans totaling more than $34 billion. Prior to Lehman Brothers, Mr. Herman was at Bear Stearns in its Real Estate Investment Management group. Prior to Bear Stearns, Mr. Herman has 10 years of experience working for various real estate companies, including Sentinel Realty Advisors where he was head of commercial property acquisitions. Mr. Herman received his B.A. from George Washington University.

Joe Bachkosky joined Rialto full time in 2010 and serves as Managing Director and Co-Head of Rialto’s Investment Management credit business, which includes CMBS bonds, mezzanine loans, B-Notes and preferred equity investing. Mr. Bachkosky has been instrumental in sourcing and executing Rialto’s CMBS investments, totaling over $50 billion in pool balance. He has also secured numerous investment opportunities in both equity and structured finance. Through innovative structuring, Mr. Bachkosky has helped to make Rialto a significant participant in the non-performing loan securitization market as Rialto issued over $950 million of notes in its seven non-performing loan securitizations to date. Mr. Bachkosky has also led the way in the formation of Rialto’s platform in Europe. Prior to joining Rialto, Mr. Bachkosky held various roles in finance and consulting where he focused on financial and operational restructuring. In 2009, while at Lazard Frères, Mr. Bachkosky worked on the restructuring and eventual sale of a $2 billion global automotive supply company. Mr. Bachkosky served for 3 years with The Brooks Group from 2005 - 2008 and also worked at Accenture from 2003 to 2005. He received his B.S. in Engineering from the University of Pittsburgh in 2003 and his MBA from the Yale School of Management in 2010.

Joshua Cromer joined Rialto in 2009 and serves as a Managing Director and Co-Head of Rialto’s Investment Management credit business, which includes CMBS bonds, mezzanine loans, B-Notes, and preferred equity investing. Mr. Cromer has been instrumental in sourcing and executing Rialto’s CMBS investments, which total over $50 billion in pool balance. Mr. Cromer has also been instrumental in the development and creation of Rialto’s mezzanine platform. Prior to joining Rialto, Mr. Cromer worked at Glenmont Capital Management, a boutique real estate private equity firm, where he focused on distressed debt acquisitions and asset management. Mr. Cromer also served as an Assistant Vice President at Nomura Securities where he worked in a variety of real estate and corporate finance roles, including originating, underwriting, and securitizing commercial mortgages and CRE CDO’s. Mr. Cromer received his B.A. in Business Administration from the University of Wisconsin Madison business school where he majored in Real Estate Finance and Urban Land Economics.

David Proctor serves as a Managing Director of RMF, acting as a senior originator and overseeing its capital market activities. Mr. Proctor has 13 years of experience in the commercial real estate industry. Prior to joining RMF, Mr. Proctor was an Executive Director in the Real Estate Finance Group at UBS Securities LLC. Mr. Proctor was responsible for the distribution of whole loan and subordinate debt including B-Notes and mezzanine debt. Prior to joining UBS, Mr. Proctor was a

Director in the Barclays Capital Commercial Real Estate Group where he worked from 2004 to 2011. While at Barclays Capital, his responsibilities included large loan origination, structuring, trading and distribution as well as the development of a resort project in Vail, Colorado. Prior to joining Barclays Capital, Mr. Proctor was an Associate in the Real Estate Finance Ratings Group at Standard & Poor’s. Mr. Proctor received his B.S. in Finance from Boston College where he graduated cum laude.

The Advisory Agreement

Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our business. Pursuant to the advisory agreement, our board of directors has delegated to our adviser the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. We believe that our adviser currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the advisory agreement.

Services

Pursuant to the terms of the advisory agreement, our adviser is responsible for, among other things:

●	managing and supervising the development of this offering, and any subsequent offerings, including determination of the specific terms of our securities, approval of marketing materials and negotiating and coordinating the other agreements and services related to our offering;

●	serving as an investment and financial advisor to us and obtaining market research and economic and statistical data in connection with our investment objectives and policies;

●	identifying, sourcing, evaluating and monitoring our investment opportunities consistent with our investment objectives and policies, including but not limited to, locating, analyzing and selecting potential investments and, within the discretionary limits and authority granted to our adviser by the board of directors, making investments in and dispositions of our assets;

●	structuring and conducting negotiations on our behalf with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;

●	providing us with portfolio management and other related services;

●	serving as our advisor with respect to decisions regarding any of our financings and hedging strategies;

●	engaging and supervising, on our behalf and at our expense, various service providers;

●	providing asset management services, including but not limited to, daily management services, monitoring and supervising our investments and our management and operational functions;

●	providing accounting and administrative services, including but not limited to, the performance of administrative functions required for our day to day operations, including the calculation at the end of each business day of our daily NAV value; and

●	managing our communications with our stockholders, including written and electronic communications, and establishing technology infrastructure to assist in supporting and servicing our stockholders.

The above summary is provided to illustrate the material functions which our adviser will perform for us and it is not intended to include all of the services which may be provided to us by our adviser or third parties.

Term and Termination Rights

The term of the advisory agreement is for one year from the commencement of this offering, subject to renewals by mutual consent of us and our adviser for an unlimited number of successive one-year periods. Our independent directors will evaluate the performance of our adviser before approving the renewal of the advisory agreement. The advisory agreement may be terminated:

●	immediately by us (1) for “Cause,” (2) upon the bankruptcy of our adviser, or (3) upon a material breach of the advisory agreement by our adviser;

●	upon 60 days’ written notice by us without Cause or penalty upon the vote of a majority of our independent directors;

●	upon 60 days’ written notice by our adviser; or

●	immediately by our adviser for “Good Reason.”

“Cause” is defined in the advisory agreement to mean (i) fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by our adviser, (ii) a material breach of the advisory agreement by our adviser, (iii) a failure by our adviser to dedicate the personnel and financial resources necessary to effectively manage us, or perform its respective duties and obligations under the advisory agreement, or (iv) a sustained material degradation in the brand or reputation of our adviser’s parent and sponsor, Franklin Square Holdings, L.P.

“Good Reason” is defined in the advisory agreement to mean any material breach of the advisory agreement by us of any nature whatsoever.

In the event the advisory agreement is terminated, our adviser will be entitled to receive from us, within thirty (30) days after the effectiveness of such termination, all unpaid reimbursements of expenses and all earned but unpaid fees payable to our adviser prior to the termination of the advisory agreement. In addition, upon the termination or expiration of the advisory agreement, our adviser will cooperate with us in order to provide an orderly transition of advisory functions.

Fees and Expenses

Base Management Fee. As compensation for the services provided pursuant to the advisory agreement, we will pay our adviser a base management fee of 1.25% of NAV per annum attributable to the shares subject to the management fee payable quarterly and in arrears. In calculating our management fee, we will use our NAV before giving effect to accruals for the management fee, stockholder serving fees or any distributions payable on our shares.

Performance Fee. As compensation for services provided pursuant to the advisory agreement, we will also pay our adviser a performance fee. The performance fee will be calculated and payable quarterly in arrears in an amount equal to 10.0% of our Core Earnings (as in “Compensation—Operational Stage”) for the immediately preceding quarter, subject to a hurdle rate, expressed as a rate of return on adjusted capital, equal to 1.625% per quarter, or an annualized hurdle rate of 6.50%. As a result, our adviser does not earn a performance fee for any quarter until our Core Earnings for such quarter exceed the hurdle rate of 1.625%. For purposes of the performance fee, “adjusted capital” means cumulative net proceeds generated from sales of our common stock (including proceeds from our distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of our investments paid to stockholders and amounts paid for share repurchases pursuant to the our share repurchase plan. Once our Core Earnings in any quarter exceed the hurdle rate, our adviser will be entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the hurdle rate, until our Core Earnings for such quarter equal 1.806%, or 7.222% annually, of adjusted capital. Thereafter, our adviser is entitled to receive 10.0% of our Core Earnings. Class S shares do not pay the performance fee.

Origination Fees. Our adviser and the sub-adviser may retain origination fees of up to 1.0% of the loan amount for first lien, subordinated or mezzanine debt or preferred equity financing. Such origination fees will only be retained to the extent they are paid by the borrower, either directly to the adviser or sub-adviser or indirectly through us. We expect that these origination fees generally will be paid directly to our adviser or the sub-adviser by the borrower.

Expense Reimbursement. The advisory agreement provides that we will reimburse our adviser and the sub-adviser for out-of-pocket costs and expenses each of them incurs in connection with the services provided to us, including, but not limited to, (1) legal, accounting and printing fees and other expenses attributable to our organization, preparation of our registration statement, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by our adviser, (2) the actual out-of-pocket cost of goods and services used by us and obtained from third parties, including audit, accounting, legal, brokerage, underwriting, listing and registration fees, (3) expenses of managing, improving, developing, operating and selling our direct and indirect investments and of other transactions related thereto, including prepayments, maturities, workouts and other settlements of such investments, (4) subject to limitations in our charter, expenses related to the acquisition and disposition of our investments, including the selection and evaluation of investment assets, (5) personnel and related employment costs incurred by our adviser, the sub-adviser or their respective affiliates in performing their services under the advisory agreement and the sub-advisory agreement, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services, provided that such reimbursement in this clause (5) shall exclude any personnel costs of employees that serve as our executive officers, and (6) out-of-pocket expenses in connection with (i) our compliance with applicable law and regulations, (ii) communications and services provided to our stockholders, (iii) insurance required in connection with our business or by our directors and executive officers, and (iv) payments to our directors and meetings of our directors and of our stockholders. Such out-of-pocket costs and expenses will include expenses relating to compliance-related matters and regulatory filings relating to our activities (including, expenses and taxes related to the filing, registration and qualification of the sale of our common stock under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees).

The advisory agreement provides that we will reimburse our adviser or the sub-adviser for reimbursable expenses no less than quarterly. Our adviser will prepare a statement documenting our quarterly expenses and deliver such statement to us within 45 days after the end of each quarter. Notwithstanding the foregoing, the advisory agreement provides that our adviser has agreed to fund all of our offering and organizational costs until we have raised $250 million in aggregate gross proceeds from our offering. From and after the date we raise $250 million in gross proceeds in this offering, we will reimburse our adviser for any organization and offering expenses that it or the sub-adviser has incurred on our behalf, up to a cap of 0.75% of the gross proceeds of this offering in excess of $250 million.

Limitations on Reimbursement. Notwithstanding the foregoing, commencing with the later of the fourth fiscal quarter after we have commenced material operations or the effective date of this offering, to the extent that our total operating expenses in any four consecutive fiscal quarters exceed the 2%/25% limitation set forth in our charter we will not reimburse our adviser or the sub-adviser unless our independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors that they deem sufficient. Within 60 days after the end of any fiscal quarter for which our total operating expenses for the four consecutive fiscal quarters then ended exceed these limits and our independent directors approve such excess amount, we will send our stockholders a written disclosure of such fact, or we will include such information in our next quarterly report on Form 10-Q or in a current report on Form 8-K filed with the SEC, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. Each such determination will be recorded in the minutes of a meeting of our board of directors.

Reimbursement by the Adviser. The advisory agreement provides that within 60 days after the end of the month in which our primary offering terminates, to the extent we have incurred total organization and offering expenses, selling commissions, dealer manager fees and stockholder servicing fees in excess of 15.0% of the gross proceeds from our primary offering, our adviser will reimburse us for such excess amount.

In addition to the management fee, performance fee and expense reimbursements, we have agreed to indemnify and hold harmless our adviser, the sub-adviser and their respective affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, subject to certain limitations. See “—Indemnification” below.

Expense Limitation Agreement

We have entered into an expense limitation agreement with our adviser and the sub-adviser, which we refer to as the Expense Limitation Agreement, pursuant to which our adviser and the sub-adviser have agreed to waive reimbursement of or pay, on a quarterly basis, our annualized ordinary operating expenses (defined below) for such quarter to the extent such expenses exceed 1.5% per annum of our average daily net assets attributable to each of our classes of common stock. “Ordinary operating expenses” for each class of common stock consist of all ordinary expenses attributable to such class, including administration fees, transfer agent fees, fees paid to our board of directors, loan servicing expenses, administrative services expenses, and related costs associated with legal, regulatory compliance and investor relations, but excluding the following: (a) advisory fees, (b) interest expense and other financing costs, (c) taxes, (d) distribution or shareholder servicing fees and (e) unusual, unexpected and/or nonrecurring expenses. We will repay our adviser or the sub-adviser on a quarterly basis any ordinary operating expenses previously waived or paid, but only if the reimbursement would not cause the then-current expense limitation, if any, to be exceeded. In addition, the reimbursement of expenses will be made only if payable not more than three years from the end of the fiscal quarter in which the expenses were paid or waived.

The Expense Limitation Agreement will remain in effect for 12 months from the effective date of this offering, and will continue in effect for successive 12-month periods provided that such continuance is specifically approved at least annually by a majority of the board of directors and by our adviser and the sub-adviser. The Expense Limitation Agreement may not be terminated by our adviser or the sub-adviser, but may be terminated by our board of directors on written notice to our adviser and the sub-adviser.

Initial Investment

Michael C. Forman and David J. Adelman, principals of FS Investments, have contributed an aggregate of $200,000 to us (the “Initial Investment”) in exchange for the initial issuance of common stock. These individuals may not sell any of our common stock purchased with the Initial Investment while our adviser acts in an advisory capacity to us. The restrictions included in the foregoing sentence do not apply to shares of our common stock acquired by our adviser or its affiliates other than that acquired through the Initial Investment. The advisory agreement prohibits our adviser and any of its affiliates from voting any shares of our common stock that they own, or hereafter acquire on matters submitted to our stockholders regarding (i) the removal of our adviser or any of its affiliates as our adviser, (ii) the removal of any member of our board of directors, or (iii) any transaction by and between us and our adviser, a member of our board of directors or any affiliate of our adviser.

Limitation on Liability

Our charter limits the personal liability of our directors and executive officers to us and our stockholders for monetary damages, to the maximum extent permitted by Maryland law and our charter. The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision expanding or limiting the liability of its directors and executive officers to the corporation and its stockholders for money damages, but a corporation may not include any provision that restricts or limits the liability of directors or executive officers to the corporation or its stockholders:

●	to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services; or

●	to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

In addition, we intend to obtain directors and officers liability insurance.

Indemnification

Under the Maryland General Corporation Law, a Maryland corporation is required (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity and may indemnify its directors, executive officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to the corporation or at its request, unless it is established that (i)) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter obligates us, to the maximum extent permitted by Maryland law and our charter, to indemnify (i) any present or former director or executive officer, (ii) any individual who, while a director or executive officer and at our request, serves or has served another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, or (iii) FS Real Estate Advisor or any of its affiliates acting as an agent for us, or Rialto or any of its affiliates acting on our behalf, from and against any claim or liability to which the person or entity may become subject or may incur by reason of their service in that capacity, and to pay or reimburse their reasonable expenses as incurred in advance of final disposition of a proceeding. However, we may indemnify a director, FS Real Estate Advisor or any of its affiliates or Rialto or any of its affiliates for liability or loss suffered by them or hold such persons harmless for liability or loss suffered by us only if all of the following conditions are met:

●	we have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;

●	we have determined, in good faith, that the party seeking indemnification was acting on behalf of or performing services for us;

●	the liability or loss was not the result of the indemnitee’s negligence or misconduct in the case that the party seeking indemnification is FS Real Estate Advisor or any of its affiliates, an executive officer of us, or an officer of FS Real Estate Advisor or an affiliate of FS Real Estate Advisor, and gross negligence or willful misconduct in the case that the party seeking indemnification is our director (and not also our executive officer or an officer of FS Real Estate Advisor or an affiliate of FS Real Estate Advisor); and

●	such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Furthermore, under our charter, any director, FS Real Estate Advisor or any of its affiliates, or Rialto or any of its affiliates shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

●	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee;

●	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

●	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Under our charter, the advancement of our funds to a director, FS Real Estate Advisor or any of its affiliates or Rialto or any of its affiliates for legal expenses and other costs, as incurred, as a result of any legal action for which the indemnification is being sought is permissible only if all the following conditions are satisfied:

●	the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf;

●	the indemnitee provides us with written affirmation of such indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met;

●	the legal action is initiated by a third party who is not a stockholder, or the legal action is initiated by a stockholder and a court of competent jurisdiction specifically approves of such advancement; and

●	the indemnitee or its affiliates undertake to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such indemnitee is found not to be entitled to indemnification.

The advisory agreement provides that FS Real Estate Advisor and its officers, managers, controlling persons and any other person or entity affiliated with it acting as our agent will not be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by FS Real Estate Advisor or such other person, nor will FS Real Estate Advisor or such other person be held harmless for any loss or liability suffered by us, unless: (1) FS Real Estate Advisor or such other person has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (2) FS Real Estate Advisor or such other person was acting on behalf of or performing services for us; (3) the liability or loss suffered was not the result of negligence or misconduct by FS Real Estate Advisor or such other person acting as our agent; and (4) the indemnification or agreement to hold FS Real Estate Advisor or such other person harmless for any loss or liability is only recoverable out of our net assets and not from our stockholders.

We have entered into indemnification agreements with each of our directors and executive officers. Pursuant to the terms of these indemnification agreements, we would indemnify and advance expenses and costs incurred by our directors and executive officers in connection with any claims, suits or proceedings brought against such directors and executive officers as a result of their service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals. The aforementioned charter and bylaw provisions do not reduce the exposure of directors and executive officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an executive officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the staff of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ABOUT THE DEALER MANAGER

The dealer manager for this offering is FS Investment Solutions, LLC. The dealer manager was formed in 2007 and registered as a broker-dealer with the SEC and FINRA in December 2007. The dealer manager is an affiliate of us, the adviser and FS Investments and serves as the dealer manager in connection with this offering. The dealer manager coordinates the distribution of our shares in this offering, manages our relationship with participating broker-dealers and provides assistance in connection with compliance matters relating to marketing this offering.

To the extent permitted by law and our charter, we will indemnify the dealer manager, licensed securities broker-dealers and registered investment advisers against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations, warranties, covenants and agreements contained in the dealer manager agreement.

COMPENSATION

We currently have no employees. FS Real Estate Advisor and its affiliates will manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to FS Real Estate Advisor and its affiliates, including amounts to reimburse their costs in providing services.

We will pay our adviser and our dealer manager the fees and expense reimbursements described below in connection with performing services for us. Our adviser has engaged the sub-adviser to perform certain services for us on our adviser’s behalf. Our adviser will compensate the sub-adviser for such services, and we will reimburse the sub-adviser for certain expenses incurred by the sub-adviser in performing services for us to the extent such expenses are reimbursable pursuant to the advisory agreement. We do not intend to pay acquisition, disposition or financing fees to our adviser or the sub-adviser in connection with the purchase or sale of our investments, although our charter authorizes us to do so.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)
Organization and Offering Stage

Upfront Selling Commissions and Dealer Manager Fees—The Dealer Manager

We will pay the dealer manager upfront selling commissions of up to 3.0%, and upfront dealer manager fees of 1.25%, of the purchase price per Class T share of each Class T share sold in the primary offering (subject to reductions for certain categories of purchasers). We will pay the dealer manager upfront selling commissions of up to 3.0% of the purchase price per Class T-C share sold in the primary offering (subject to reductions for certain categories of purchasers). The dealer manager anticipates that all of the selling commissions and all or a portion of the dealer manager fees will be re-allowed to participating broker-dealers.

No selling commissions or dealer manager fees will be payable on the sale of Class D, Class M or Class I shares or on shares of any class sold pursuant to our distribution reinvestment plan.

The actual amount will depend on the number of Class T and Class T-C shares sold and the purchase price of each Class T and Class T-C share. Aggregate upfront selling commissions and dealer manager fees will equal approximately $30.00 million and $6.25 million, respectively, if we sell the maximum amount in our primary offering and 1⁄5 of our offering proceeds are from the sale of Class T and Class T-C shares.

Stockholder Servicing Fees—The Dealer Manager

Subject to limitations described below, we will pay the dealer manager stockholder servicing fees for ongoing services rendered to stockholders by participating broker-dealers or by broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:

●   with respect to our outstanding Class T shares equal to 1.0% per annum of the

Actual amounts depend upon the NAV of our Class T shares, Class T-C shares, Class D shares and Class M shares, the number of Class T shares, Class T-C shares, Class D shares and Class M shares

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)

aggregate NAV of our outstanding Class T shares;

●   with respect to our outstanding Class T-C shares equal to 0.85% per annum of the aggregate NAV our outstanding T-C shares, consisting of an advisor stockholder servicing fee of 0.60% per annum and a dealer stockholder servicing fee of 0.25% per annum; however, with respect to Class T-C shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares;

●   with respect to our outstanding Class D shares equal to 0.3% per annum of the aggregate NAV of our outstanding Class D shares; and

●   with respect to our outstanding Class M shares equal to 0.3% per annum of the aggregate NAV of our outstanding Class M shares.

We will not pay a stockholder servicing fee with respect to our Class I, Class S or Class Y shares.

Stockholder servicing fees will be paid monthly in arrears. The dealer manager will re-allow (pay) stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because stockholder servicing fees are a class-specific expense and are calculated based on the NAV of our Class T, Class T-C, Class D and Class M shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying stockholder servicing fees with respect to any Class T, Class T-C and Class M shares held in a stockholder’s account outstanding and when such shares are purchased. For Class T shares, Class T-C shares, Class D shares and Class M shares, stockholder servicing fees will equal approximately $4.79 million, 4.12 million, $1.50 million and $1.50 million per annum, respectively, if we sell the maximum amount in our primary offering. In each case, we are assuming that, in our primary offering, 1/5 of our offering proceeds are from the sale of each of our five classes of common stock being sold in this offering, that the NAV per share of such shares remains constant at $25.00 and none of our stockholders participate in our distribution reinvestment plan.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)

at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation from the upfront selling commissions, dealer manager fees and stockholder servicing fees, as applicable, paid with respect to such account would exceed 7.25% (or a lower limit for shares sold by certain participating broker-dealers) of the gross proceeds from the sale of shares in such account. Similarly, we will cease paying stockholder servicing fees with respect to any Class D shares held in a stockholder’s account at the end of the month when the total underwriting compensation from the stockholder serving fee paid with respect to such account equals 1.25% (or a lower limit for shares sold by certain participating broker-dealers) of gross proceeds from the sale of shares in such account. We refer to these amounts as the sales charge cap.

At the end of such month that the sales charge cap is reached, each Class T share, Class T-C share, Class D share or Class M share in such account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which stockholder servicing fees will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to Class T shares over approximately 3 years from the date of purchase, with respect to Class T-C shares over approximately 5 years, with respect to Class D shares over approximately 4.2 years from the date of purchase and with respect to Class M shares over approximately 24.2 years from the date of purchase, assuming payment of the full upfront selling commissions and dealer manager fees, no reinvestment of distributions and a constant NAV of $25.00 per share.

In addition, we will cease paying stockholder servicing fees on each Class T share, Class T-C share, Class D share and Class M share held in a stockholder’s account and such share will convert to Class I shares on the earliest to occur of the following: (i) a listing of Class I

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)

shares, (ii) the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity, in a transaction in which holders of Class T shares, Class T-C shares, Class D shares and Class M shares receive cash and/or shares of stock that are listed on a national securities exchange or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10.0% of the gross proceeds from our primary offering.

In calculating our stockholder servicing fee, we will use our NAV before giving effect to accruals for stockholder servicing fees or distributions payable on our shares.

For a description of the services required from the participating broker-dealer or servicing broker-dealer, see “Plan of Distribution —Compensation of Dealer Manager and Participating Broker-Dealers — Stockholder Servicing Fees — Class T, Class T-C, Class D and Class M Shares.”

Organization and Offering Expenses—Our Adviser

Our adviser has agreed to advance all of our organization and offering expenses on our behalf until we have raised $250 million of gross proceeds in this offering. These expenses include legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding selling commissions, dealer manager fees and stockholder servicing fees.

From and after the date we raise $250 million in gross proceeds in this offering, we will reimburse our adviser for any organization and

If we sell the maximum amount in our primary offering, we estimate our organization and offering expenses with respect to this offering to be $16.88 million To date, our adviser has incurred $0.93 million in organization and offering expenses on our behalf.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)

offering expenses that it or the sub-adviser has incurred on our behalf in any amount up to 0.75% of the gross proceeds of this offering in excess of $250 million.

After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our adviser has agreed to reimburse us to the extent, if any, that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

Operational Stage

Operating Expenses —Our Adviser and the Sub-Adviser

We will reimburse any operating expenses paid by or on behalf of our adviser, the sub-adviser or their respective affiliates, subject to the 2%/25% limitation set forth in our charter that operating expenses (including the advisory fee) during any four consecutive fiscal quarters cannot exceed the greater of (i) 2% of our average invested assets or (ii) 25% of our net income, unless the excess amount is approved by a majority of our independent directors. We will not reimburse our adviser or the sub-adviser for any services for which it receives a separate fee or for any administrative expenses allocated to employees to the extent they serve as our executive officers.

Our adviser and the sub-adviser have agreed to waive reimbursement of or pay, on a quarterly basis, our annualized ordinary operating expenses for such quarter to the extent such expenses exceed 1.5% per annum of our average daily net assets attributable to each of our classes of common stock. See “Management–Expense Limitation Agreement.”

Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Advisory Fees—Our Adviser	Base management fee: Our adviser will receive a base management fee that accrues daily equal to 1/365th of 1.25% of our NAV for our Class T, Class T-C, Class D, Class M and Class I shares for such day, payable quarterly and in arrears. The payment of all or any portion of the base management fee accrued with respect to any quarter may be deferred by our adviser, without interest, and may be taken in	Not determinable at this time.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)

any such other quarter as our adviser may determine. In calculating our base management fee, we will use our NAV before giving effect to accruals for such fee, stockholder servicing fees or distributions payable on our shares. The base management fee is a class-specific expense. No base management fee will be paid on our Class S or Class Y shares.

Performance fee: Our adviser will be entitled to a performance fee, which will be calculated and payable quarterly in arrears in an amount equal to 10.0% of our Core Earnings (as defined below) for the immediately preceding quarter, subject to a hurdle rate, expressed as a rate of return on average adjusted capital, equal to 1.625% per quarter, or an annualized hurdle rate of 6.5%. As a result, our adviser does not earn a performance fee for any quarter until our Core Earnings for such quarter exceed the hurdle rate of 1.625%. For purposes of the performance fee, “adjusted capital” means cumulative net proceeds generated from sales of our common stock (including proceeds from our distribution reinvestment plan) reduced for distributions from non-liquidating dispositions of our investments paid to stockholders and amounts paid for share repurchases pursuant to our share repurchase plan. Once our Core Earnings in any quarter exceed the hurdle rate, our adviser will be entitled to a “catch-up” fee equal to the amount of Core Earnings in excess of the hurdle rate, until our Core Earnings for such quarter equal 1.806%, or 7.222% annually, of adjusted capital. Thereafter, our adviser is entitled to receive 10.0% of our Core Earnings.

For purposes of calculating the performance fee, “Core Earnings” means: the net income (loss) attributable to stockholders of Class Y, Class T, Class T-C, Class D, Class M and Class I shares, computed in accordance with GAAP (provided that net income (loss) attributable to Class Y stockholders shall be reduced by an amount equal to the base management fee that would have been paid if Class Y shares were subject to such fee), including realized gains (losses) not otherwise included in GAAP

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)

net income (loss) and excluding (i) non-cash equity compensation expense, (ii) the performance fee, (iii) depreciation and amortization, (iv) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (v) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items, in each case after discussions between our adviser and our independent directors and approved by a majority of our independent directors.

The performance fee is a class-specific expense. No performance fee will be paid on our Class S shares.

No base management fee will be paid on our Class Y shares and we will pay no other fees on Class Y shares until the commencement of this offering, at which point the adviser will be entitled to the performance fee described above.

Pursuant to the sub-advisory agreement, the sub-adviser will be entitled to receive 50% of all base management fees and performance fees payable to the adviser.

Acquisition Expense Reimbursement –Our Adviser and the Sub- Adviser	We will reimburse our adviser and the sub-adviser for out-of-pocket expenses in connection with the selection, origination and acquisition of investments, whether or not such investments are acquired. In no event shall such expenses exceed an amount equal to 6% of the loan amount or contract purchase price of the investment.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Fees from Other Services –Affiliates of Our Adviser and the Sub-Adviser	We may retain third parties, including certain affiliates of our adviser and the sub-adviser, for necessary services relating to our investments or our operations, including administrative services, special servicing, property oversight and other property management services, as well as services related to mortgage servicing, group purchasing, healthcare, consulting/brokerage, capital markets/credit origination,	Actual amounts depend on whether such affiliates are actually engaged to perform such services.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount for Maximum Primary Offering(1)
loan servicing, property, title and other types of insurance, management consulting and other similar operational matters. Any fees paid to such affiliates for any such services will not reduce the advisory fee. Any such arrangements will be at market terms and rates. In addition, our adviser or the sub-adviser may retain from the borrower origination fees of up to 1.0% of the loan amount for first lien, subordinated or mezzanine debt or preferred equity financing.

(1)	Assumes that 1/5 of the gross offering proceeds are from the sale of each of our Class T, Class T-C, Class D, Class M and Class I Shares and that NAV per share is $25.00. Does not include any shares sold pursuant to the distribution reinvestment plan.

Performance Fee Example

The following example illustrates how we would calculate the performance fee payable to our adviser at the end of each quarter based on the assumptions set forth in the table below.

Adjusted Capital at beginning of quarter	$100,000,000
Changes to Adjusted Capital during quarter	$0

Adjusted Capital used to calculate Hurdle Amount (1)	$100,000,000

Core Earnings (2)	$2,000,000

Hurdle Amount (3)	$1,625,000

Catch-Up Ceiling (4)	$1,806,000

Performance Fee for the Quarter (5)	$200,000

(1)	Adjusted Capital used to calculate Hurdle Amount is equal to the average of Adjusted Capital during the quarter.
(2)	The components of Core Earnings are described in the compensation table set forth above.
(3)	Hurdle Amount is equal to the adjusted capital multiplied by the quarterly hurdle rate of 1.625%, which is an annualized hurdle rate of 6.5%.
(4)	Catch-Up Ceiling is equal to the adjusted capital multiplied by the quarterly catch up of 1.806%, which is equal to 7.222% annually.
(5)	Because Core Earnings is greater than the Hurdle Amount, our adviser is entitled to a performance fee for the quarter. The performance fee is equal to the difference between the Catch-Up Ceiling and the Hurdle Amount, plus 10% of the difference between Core Earnings and the Catch-Up Ceiling.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 8, 2017, the beneficial ownership of our common stock for each director and executive officer, all directors and executive officers as a group and any person or group that holds more than 5% of our common stock. As of the date of this prospectus, we had four stockholders of record and 108,000 shares of Class S common stock outstanding.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. The address for each of the persons listed in the table below is c/o FS Credit Real Estate Income Trust, Inc., 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of All Shares
5% Stockholders
Franklin Square Holdings, L.P. (1)	50,000	46.30%
Rialto Investments, LLC	50,000	46.30%

Directors and Executive Officers
Michael C. Forman	54,000	50%
William Goebel	—	—
Zachary Klehr	—	—
Stephen S. Sypherd	—	—
James Volk	—	—
Jeffrey Krasnoff	—	—
All directors and executive officers as a group	54,000	50%

(1)	The Class S shares owned by Franklin Square Holdings, L.P. are deemed to be beneficially owned by Michael C. Forman and David J. Adelman. Mr. Adelman also owns 4,000 Class S shares in his individual capacity.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our adviser, the sub-adviser and certain of their affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Investments in Other Real Estate Programs

We have entered into an advisory agreement with our adviser. All the members of our senior management have ownership and financial interests in, or are employed by, our adviser or its affiliates. Members of our senior management also serve as principals of other investment managers affiliated with our adviser that manage, or may in the future manage, investment funds, accounts or other investment vehicles with investment objectives similar to ours. In addition, our executive officers and directors, members of our adviser and members of our adviser’s investment committee serve or may serve as officers, directors or principals of entities that operate in the same, or related, line of business as we do or of investment funds, accounts or other investment vehicles managed by our adviser and its affiliates. These investment funds, accounts or other investment vehicles may have investment objectives similar to our investment objectives. These funds and vehicles may directly compete with us for investment opportunities because of the similarities between their investment objectives and ours. As a result, we may not be given the opportunity to participate in certain investments made by investment funds, accounts or other investment vehicles managed by our adviser, the members of its investment committee or its affiliates. However, in order to fulfill its fiduciary duties to each of its clients, our adviser intends to allocate investment opportunities in a manner that is fair and equitable over time and is consistent with our adviser’s allocation policy, investment objectives and strategies so that we are not disadvantaged in relation to any other client. See “Risk Factors—Risks Related to Conflicts of Interest.”

Our adviser and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involving the acquisition of assets of the type in which we intend to invest.

Allocation of FS Real Estate Advisor’s Time

We will rely on FS Real Estate Advisor to manage our day-to-day activities and to implement our investment strategies. FS Real Estate Advisor and certain of its affiliates are presently, and plan in the future to continue to be, involved with activities which are unrelated to us. As a result of these activities, FS Real Estate Advisor, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. FS Real Estate Advisor and its employees will devote only as much of its or their time to our business as FS Real Estate Advisor and its employees, in their judgment, determine is reasonably required, which may be substantially less than their full time. Therefore, FS Real Estate Advisor, its personnel and certain affiliates may experience conflicts of interest in allocating management time, services and functions among us and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to us.

However, we believe that the members of FS Real Estate Advisor’s senior management and the other key debt finance professionals have sufficient time to fully discharge their responsibilities to us and to the other businesses in which they are involved. We believe that our affiliates and executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer or affiliate devotes to us will vary during the course of the year and depend on our business activities at the given time. Because we have not commenced operations, it is difficult to predict specific amounts of time an executive officer or affiliate will devote to us. We expect that our executive officers and affiliates will generally devote more time to programs raising and investing capital than to programs that have completed their offering stages, though from time to time each program will have its unique demands. Because many of the operational aspects of programs sponsored by FS Investments are very similar, there are significant efficiencies created by the same team of individuals at the adviser providing services to multiple programs.

Conflicts Involving Rialto

We will rely on Rialto to assist our adviser in identifying investment opportunities and making investment recommendations to FS Real Estate Advisor. Rialto, its affiliates and their respective members, partners, officers and employees will devote as much of their time to our activities as they deem necessary and appropriate. Rialto and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with us or may involve substantial time and resources of Rialto, except that during the term of the sub-advisory agreement, Rialto is not permitted to advise any entity that it is not currently advising that invests primarily in transitional first priority mortgage loans with a risk profile consistent with leveraged yields of 15% or less, which we refer to as the Primary Assets. All of these factors could be viewed as creating a conflict of interest in that the time, effort and ability of the members of Rialto, its affiliates and their officers and employees will not be devoted exclusively to our business but will be allocated between us and the management of the assets of other advisees of Rialto and its affiliates.

With the exception of one entity that Rialto is currently advising that has priority over us with respect to the Primary Assets through September 23, 2017, we are entitled to all investment opportunities originated or sourced by Rialto in the Primary Assets. Rialto manages or advises a number of funds and other vehicles that invest in real estate-related debt and real estate-related assets other than the Primary Assets. Rialto’s agreements with some of those funds or other investment vehicles grant exclusivity to these funds and other investment vehicles, and thereby prohibit Rialto from presenting those investments to us, unless the investment committee or similar investor group for such fund or other investment vehicle decides that the fund or other investment vehicle should not make all or a portion of such investment. These agreements and any similar agreements Rialto may enter into from time to time may prevent Rialto from presenting to our adviser investment opportunities other than in the Primary Assets that might be appropriate for us.

A subsidiary of Rialto originates commercial mortgage loans with the intention of selling them into securitizations or to other purchasers. We may purchase portfolios of commercial mortgage loans from the Rialto subsidiary. In addition, we may purchase CMBS that have acquired commercial loans from the Rialto subsidiary or warehouse loans that were made to the Rialto subsidiary to enable it to originate commercial mortgage loans and are secured by those commercial mortgage loans.

Rialto allocates investment opportunities in a manner consistent with its fiduciary obligations and the governing documents of its relationship to each of its clients (the “governing documents”). Rialto seeks to allocate investment opportunities fairly and equitably among its clients. If a client has exclusivity with respect to a certain category of investments and rejects an investment presented by Rialto in that specific category, Rialto may present such investment to other clients or may invest in that specific opportunity itself.

From time to time, Rialto may be presented with an investment opportunity that is appropriate for one or more clients. In such a case, Rialto shall allocate an investment opportunity between such parties in accordance with the investment allocation provisions of the applicable governing documents. To the extent discretion is permitted under the applicable investment allocation provisions of the governing documents, Rialto will allocate the opportunity on a basis that it determines in good faith to be fair and equitable taking into account any factors enumerated in such provisions, as well as other considerations deemed relevant by Rialto in good faith. Among other things, the factors taken into consideration with respect to the allocation of investments may include the approximate size of the investment opportunity, the asset class or type of the investment opportunity, the nature of the investment in relation to the activities and focus of the relevant parties, the geographic location of the investment opportunity, the available capital and projected future capacity for investment of the relevant parties, the availability of other suitable investment opportunities for the relevant entities, the timing of the transaction and other factors that may be deemed relevant by Rialto in good faith.

An investment opportunity that is suitable for multiple clients of our sub-adviser may not be capable of being shared among some or all of such clients due to the limited scale of the opportunity or other factors. There can be no assurance that our sub-adviser’s efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.

Policies and Procedures for Managing Conflicts

Our adviser and its affiliates have procedures and policies in place that are designed to manage the potential conflicts of interest between our adviser’s fiduciary obligations to us and its similar fiduciary obligations to other clients. For example, such policies and procedures are designed to ensure that investment opportunities are allocated in a fair and equitable manner among us and their other clients. An investment opportunity that is suitable for multiple clients of our adviser and its affiliates may not be capable of being shared among some or all of such clients and affiliates due to the limited scale of the opportunity or other factors. There can be no assurance that our adviser’s or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor. See “Conflicts of Interest—Certain Conflict Resolution Procedures.”

Affiliated Dealer Manager

FS Investment Solutions, LLC, the dealer manager, is an affiliate of FS Real Estate Advisor and also serves or has served as the dealer manager in connection with the continuous public offerings of shares by other investment funds sponsored by FS Investments. These relationships may create conflicts in connection with the dealer manager’s due diligence obligations under the federal securities laws. Although the dealer manager will examine the information in this prospectus for accuracy and completeness, due to its affiliation with FS Real Estate Advisor, no independent review of us will be made in connection with the distribution of our shares in this offering of the type normally performed by an unaffiliated underwriter in connection with the offering of securities. Accordingly, investors in this offering do not have the benefit of an independent due diligence review and investigation except to the extent that such a review and investigation is performed by other broker-dealers participating in this offering. In addition, the dealer manager is entitled to compensation in connection with this offering. See “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers.”

Fees and Other Compensation to Our Adviser and Our Dealer Manager

The agreements between us and our adviser and our dealer manager are not the result of arm’s-length negotiations. As a result, the fees we agree to pay pursuant to these agreements may exceed what we would pay to an independent third party. These agreements, including our advisory agreement and our dealer manager agreement, require approval by a majority of our directors, including a majority of the independent directors, not otherwise interested in such agreements, as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities.

The timing and nature of the fees our adviser and dealer manager will receive from us could create a conflict of interest between our adviser and our stockholders. Specifically, our adviser is responsible for the calculation of our NAV, and the base management fee we pay our adviser and the fees we pay our dealer manager are based on our NAV. Among other matters, the compensation arrangements could affect the judgment of our adviser’s personnel with respect to:

●	the continuation, renewal or enforcement of our agreements with our adviser and its affiliates, including the advisory agreement and the dealer manager agreement;

●	the decision to adjust the value of our investment portfolio or the value of certain portions of our portfolio of real estate-related assets, or the calculation of our NAV; and

●	public offerings of equity by us, which may result in increased advisory fees to our adviser and increased dealer manager fees to our dealer manager.

We will pay advisory fees to our adviser regardless of the quality of the services it provides during the term of the advisory agreement. Our adviser, however, has a fiduciary duty to us. If our adviser fails to act in our best interests, then it will have violated this duty. The advisory agreement may be terminated by us or our adviser on 60 days’ notice.

Valuation Conflicts

The base management fees payable to our adviser will be based on our NAV, which the adviser is responsible for calculating. Valuations of certain of our real estate-related investments, which are used to calculate the value of our assets, are estimates and may not correspond to the amount that may be realized by us upon a sale of these investments. Our adviser may be motivated to establish asset values at higher amounts than amounts that could actually be realized upon a sale because higher asset values will result in higher compensation to the adviser.

We will also compensate third-party valuation services for assisting in the valuation of our investments. The compensation we will pay to third-party valuation services is based on standard market terms. Such compensation is comprised of a fixed fee based upon the type of investment being valued, plus any out-of-pocket expenses. The compensation is not based on the value of the investment.

Joint Ventures with Affiliates of Our Adviser or the Sub-Adviser

We may enter into joint ventures with other programs sponsored by FS Investments or Rialto (as well as other parties) for the acquisition of real estate-related investments. Our adviser, the sub-adviser and their affiliates may have conflicts of interest in determining whether, and if so, which program sponsored by FS Investments or Rialto should enter into any particular joint venture agreement. If a program sponsored by FS Investments or Rialto enters into a joint venture with us, such co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our adviser may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our adviser and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. We also may from time to time co-invest with Rialto or in programs Rialto sponsors with regard to particular opportunities.

Receipt of Fees and Other Compensation by Our Adviser, the Sub-Adviser and Their Affiliated Third Parties

The sale of our shares in this offering and our other offering, transactions involving the purchase and sale of debt and other investments and the management of such investments, may result in the receipt of commissions, fees and other compensation by our adviser and its affiliates, including selling commissions, dealer manager fees, real estate brokerage commissions, base management fees, performance fees and participation in non-liquidating net sale proceeds. In addition, FS Real Estate Advisor and Rialto and their affiliates may from time to time be entitled to receive from persons who co-invest with us or other persons origination fees with respect to transactions originated and structured by FS Real Estate Advisor or Rialto. These fees, if any, will be payable directly to FS Real Estate Advisor, Rialto or their respective affiliates by the co-investors or other persons and will be retained by FS Real Estate Advisor or Rialto. Any origination fees retained by FS Real Estate Advisor or Rialto may reduce the amounts we would have otherwise received in connection with the originated investments. Subject to oversight by our board of directors, our adviser will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our adviser and the sub-adviser may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees from co-investors or other persons generally will be payable to our adviser, sub-adviser or their affiliates regardless of the quality of the investments acquired or the services provided to us. See the section entitled “Compensation” in this prospectus.

Certain Conflict Resolution Procedures

Review of Transactions by the Independent Directors of the Board of Directors

Every transaction that we enter into with our adviser, the sub-adviser, or their respective affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with such affiliate or in invoking powers, rights or options pursuant to any agreement between us and our adviser or any of its affiliates. In order to reduce or eliminate certain potential conflicts of interest, our charter requires that certain transactions are to be reviewed by our independent directors. Our independent directors are permitted to retain their own legal and financial advisors in connection with any review that they are obligated to undertake pursuant to the terms of our charter.

Among the matters we expect our independent directors to review are:

●	the continuation, renewal or enforcement of our agreements with our adviser and its affiliates, including the advisory agreement;

●	the continuation, renewal or enforcement of our agreements with our dealer manager and its affiliates, including the dealer manager agreement;

●	public offerings of securities;

●	transactions with affiliates;

●	compensation of our executive officers and directors who are affiliated with our adviser; and

●	whether and when we seek to complete a liquidity event.

Our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. Our independent directors must evaluate at least annually whether the fees and expenses of the company, including the compensation that we contract to pay to our adviser and its affiliates are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable REITs, and in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. Our independent directors supervise the performance of our adviser and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. Our independent directors base this evaluation on the factors set forth below as well as any other factors they deem relevant, and such findings will be recorded in the minutes of the board of directors:

●	the amount of the fees paid to our adviser and its affiliates in relation to the size, composition and performance of our investments;

●	the success of our adviser in generating appropriate investment opportunities;

●	the rates charged to other REITs and others by advisors performing similar services;

●	additional revenues realized by our adviser and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

●	the quality and extent of service and advice furnished by our adviser and its affiliates;

●	the performance of our investment portfolio; and

●	the quality of our portfolio relative to the investments generated by our adviser for its own account and for its other clients.

Term of Advisory Agreement. According to our charter, each contract for the services of our adviser may not exceed one year, although there is no limit on the number of times that a particular advisor may be retained. The independent directors of our board of directors or our adviser may terminate the advisory agreement without cause or penalty on 60 days’ written notice. For purposes of that charter provision, “without penalty” means that we can terminate our adviser without having to compensate our adviser for income lost as a result of the termination of the advisory agreement.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our sponsor, our adviser or our directors or any of their respective affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our sponsor, our adviser, our directors or any of our affiliates.

Other Transactions Involving Affiliates. According to our charter, a majority of the members of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction must conclude that all other transactions, including sales and acquisitions of assets and any joint ventures, between us and our sponsor, our adviser, our directors or any of their respective affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

In the case of an asset purchase, a majority of our disinterested directors, including a majority of our disinterested independent directors, must also determine that the purchase is at a price to us no greater than the cost of the asset to our sponsor, our adviser, the director or the affiliate or, if the price to us is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event will the purchase price paid by us for any such asset exceed the asset’s current appraised value.

Limitation on Operating Expenses. According to our charter, commencing on the earlier of four fiscal quarters after we have commenced material operations or the effective date of this offering, our adviser must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors that they deem sufficient. Any findings and the reasons in support thereof shall be reflected in the minutes of the meeting of the board. Within 60 days after the end of any of our fiscal quarters for which total operating expenses exceeded 2% of average invested assets or 25% of net income, whichever is greater, we shall send to the stockholders a written disclosure of such fact together with an explanation or the factors the independent members of our board of directors considered in arriving at the conclusion that such higher operating expenses were justified. In the event the independent members of our board of directors do not determine such excess expenses are justified, the adviser shall reimburse us at the end of the 12-month period the amount by which the aggregate annual expenses paid or incurred by us exceed the limitation provided herein. “Average invested assets” means, for any period, the average of our aggregate book value of the assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting reserves for depreciation or bad debts or other similar non-cash reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period. “Total operating expenses” means all expenses of every character paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding; (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees to the extent permitted by our charter; (f) acquisition fees and expenses; (g) real estate commissions and (h) other fees and expenses connected with the acquisition, disposition, management and ownership of our investments (including insurance premiums and legal services).

Issuance of Options and Warrants to Certain Affiliates. According to our charter, we may not issue options or warrants to purchase our stock to our sponsor, our adviser, our directors or officers or any of their respective affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may not issue options or warrants at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of a majority of our independent directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our sponsor, our adviser, our directors or any of their respective affiliates shall not exceed an amount equal to 10% of our outstanding stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to our adviser or our directors or officers or any of their affiliates in connection with the repurchase of our stock.

Loans. We will not make any loans to our sponsor, our adviser or our directors or any of their respective affiliates except for certain mortgage loans described above and loans to wholly owned subsidiaries. In addition, we will not borrow from these affiliates unless a majority of our independent directors, including a majority of disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These charter restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our adviser or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Our board of directors will take reasonable steps to ensure that these requirements are met. Among the matters that must be included in the annual report are:

●	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

●	the ratio of the costs of raising capital during the year to the capital raised;

●	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our adviser and any affiliate of our adviser by us or third parties doing business with us during the year;

●	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

●	a report from our independent directors that the policies being followed by us are in the best interests of our stockholders and the basis for such determination; and

●	separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our adviser, a director or any affiliate thereof during the year.

Voting of Shares Owned by Affiliates. According to our charter, our adviser or a director or any of their respective affiliates may not vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which these persons may not vote or consent, any shares owned by any of them will not be included.

Ratification of Charter Provisions. Our board of directors, including a majority of the independent directors, will review and ratify our charter by the vote of a majority of its members prior to the commencement of this offering, as required by our charter.

PLAN OF OPERATION

General

As of the date of this prospectus, we have not commenced operations. We are a Maryland corporation that intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our first taxable year of operations. We intend to apply the net proceeds of this offering to real estate-related debt investments and the payment of organization and offering expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as offering proceeds are expended in connection with the purchase of assets or the payment of distributions.

We intend to originate, acquire and manage a portfolio of senior loans secured by commercial real estate, focusing on floating-rate mortgage loans that are secured by a first priority mortgage on transitional commercial real estate properties but also including other real estate-related assets. As of the date of this prospectus, we have not entered into any arrangements to acquire any specific assets with the net proceeds from this offering. The number of assets in which we invest will depend upon the number of shares sold in this offering and our other offerings and the resulting amount of the net proceeds available for investment. Until required for the acquisition of assets, we will keep the net proceeds of this offering in short-term, low risk, highly-liquid, interest-bearing investments.

Our investment activities will be managed by FS Real Estate Advisor and supervised by our board of directors, a majority of whom are independent. Under our advisory agreement, we have agreed to pay FS Real Estate Advisor an annual base management fee of 1.25% of our Class T, Class T-C, Class D, Class M and Class I NAV and a performance fee equal to 10.0% of our Core Earnings in the previous quarter over a hurdle rate. See “Compensation” for a description of the fees to which FS Real Estate Advisor is entitled. FS Real Estate Advisor has engaged Rialto to act as our investment sub-adviser. Rialto will assist FS Real Estate Advisory in identifying investment opportunities and will make investment recommendations for approval by FS Real Estate Advisor according to guidelines set by FS Real Estate Advisor.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of assets we will acquire in the future. If reserves and any other available income becomes insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing or liquidating our investments. There is no assurance that such funds will be available or if available, that the terms will be acceptable to us.

The net proceeds of this offering will provide funds to enable us to originate, acquire, invest in and manage real estate-related debt investments. If this offering is not fully sold, our ability to diversify our investments may be diminished. Should we sell only a small percentage of our maximum offering, we may utilize a higher degree of leverage, and our operations and ability to purchase a broadly diverse portfolio of assets may be limited. Further, additional risks may arise from a less diverse portfolio, which may cause lower distributions and capital appreciation.

We intend to make an election under Section 856(c) of the Code to be taxed as a REIT under the Code commencing with our first taxable year of operations. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and may not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our after-tax net income. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during our first taxable year of operations, and we intend to operate so as to remain qualified as a REIT for federal income tax purposes.

We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our shares will be monitored to ensure that no more than 50% in value of our outstanding shares is owned, directly or indirectly, by five or fewer individuals at any time after the first taxable year for which we make an election to be taxed as a REIT. We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Material U.S. Federal Income Tax Considerations–Requirements for Qualification as a REIT” are met.

Competition

We will be engaged in a competitive business. In our lending and investment activities, we will compete with a variety of institutional investors, including other REITs, commercial and investment banks, specialty finance companies, public and private funds, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Several other REITs have recently raised significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for lending and investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. government, if we are not eligible to participate in programs established by the U.S. government. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from registration under the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of loans and investments, offer more attractive pricing or other terms and establish more relationships than us. Furthermore, competition for originations of and investments in our target assets may lead to decreasing yields, which may further limit our ability to generate desired returns.

Liquidity and Capital Resources

We will obtain the funds required to purchase investments and conduct our operations from the net proceeds of the private placement of Class S shares, the private placement of our Class Y shares, this offering and any future offerings we may conduct, from secured and unsecured borrowings from banks and other lenders, including the WF-1 Facility, and from any undistributed funds from operations. Our principal demands for funds will be for asset acquisitions, for the payment of operating expenses and distributions, and for the payment of interest on any outstanding indebtedness. Generally, cash needs for items other than asset acquisitions will be met from operations, and cash needs for asset acquisitions will be funded by public offerings of our shares and debt financings. However, there may be a delay between the sale of our shares and our purchase of assets, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations. Once we have fully invested the proceeds of this offering, our target leverage ratio will be approximately 60% of the greater of the cost or fair market value of our investments, although it may exceed this level during our offering stage. Our leverage may not exceed 300% of our total net assets (as defined by the NASAA REIT Guidelines).

If we are unable to raise substantial funds in this offering we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders or proceeds from the sale of assets. We have not identified any sources of such financing.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our adviser and the dealer manager. During our offering stage, these payments will include payments to the dealer manager for selling commissions and payments to our adviser and its affiliates for reimbursement of certain organization and offering expenses. We will reimburse FS Real Estate Advisor for the organization and offering costs it or the sub-adviser incurs on our behalf only to the extent that the reimbursement would not cause the selling commissions, dealer manager fees, accountable due diligence expenses, stockholder servicing fees and the other organization and offering expenses borne by us to exceed 15.0% of the gross offering proceeds from the primary offering as the amount of proceeds increases. Our adviser has agreed to advance all of our organization and offering expenses on our behalf until we have raised $250 million of gross proceeds in this offering. From and after the date we have raised $250 million in gross proceeds in this offering, we will reimburse our adviser and the sub-adviser for any organization and offering expenses that our adviser or the sub-adviser has incurred and advanced, on our behalf, up to a cap of 0.75% of the gross offering proceeds of this offering in excess of $250 million. We estimate that these expenses (excluding selling commissions, dealer manager fees and stockholder servicing fees would be approximately $16.88 million, or 0.675% of the gross offering proceeds, if we sell the maximum number of shares registered in our primary offering.

During our acquisition and development stage, subject to the limitations in the advisory agreement and sub-advisory agreement, we expect to make payments to our adviser in connection with the selection and origination or purchase of investments and the management of our assets and costs incurred by our adviser and the sub-adviser in providing services to us. For a discussion of the compensation to be paid to our adviser and the dealer manager, see “Compensation.” The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our adviser and our board of directors.

Results of Operations

As of the date of this prospectus, we have commenced no significant operations because we are in the organizational and early phases of our development stage. Because we have not acquired any assets, we are not aware of any known trends or uncertainties material to our operations, other than national economic conditions affecting real estate generally, which may reasonably be anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

Interest Rates

Many of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors may influence our performance more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with GAAP, and our distributions will be determined by our board of directors consistent with our obligation to distribute to our stockholders at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction, excludes net capital gain and does not necessarily equal net income as calculated in accordance with GAAP) to maintain our REIT qualification; in each case, our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

Expenses

Our primary operating expenses will be the payment of the base management fee and the performance fee and other expenses under the advisory agreement, interest expense from financing facilities and other expenses necessary for our operations. The fees payable under the advisory agreement compensate FS Real Estate Advisor for its work in identifying, evaluating, negotiating, executing, monitoring and servicing our investments. We also reimburse FS Real Estate Advisor for expenses necessary to perform services related to our administration and operations.

Pursuant to the advisory agreement, FS Real Estate Advisor will oversee our day-to-day operations, including the provision of general ledger accounting, fund accounting, legal services, investor relations and other administrative services. FS Real Estate Advisor will also perform, or oversee the performance of, our corporate operations and required administrative services, which will include being responsible for the financial records which we are required to maintain and preparing reports to stockholders and reports filed with the SEC. In addition, FS Real Estate Advisor be responsible for calculating our NAV, and will assist us overseeing the preparation and filing of our tax returns and the printing and dissemination of reports to stockholders, and generally overseeing the payment of our expenses and the performance of administrative and professional services rendered to us by others. Pursuant to the sub-advisory agreement, Rialto may perform certain administrative services at the request of or on behalf of us or FS Real Estate Advisor.

We will reimburse FS Real Estate Advisor and Rialto for their actual costs incurred in providing these administrative services. FS Real Estate Advisor and Rialto will be required to allocate the cost of such services to us based on objective factors such as total assets, revenues and/or time allocations. At least annually, our board of directors will review the amount of the administrative services expenses reimbursable to FS Real Estate Advisor and Rialto to determine whether such amounts are reasonable in relation to the services provided. We will not reimburse FS Real Estate Advisor or Rialto for any services for which it receives a separate fee or for any personnel costs of employees who serve as our executive officers.

Our adviser and the sub-adviser have agreed to waive reimbursement of or pay, on a quarterly basis, our annualized ordinary operating expenses for such quarter to the extent such expenses exceed 1.5% per annum of our average daily net assets attributable to each of our classes of common stock. See “Management–Expense Limitation Agreement.”

We will bear all other costs and expenses of our operations and transactions, including (without limitation) fees and expenses relating to:

●	corporate and organization expenses relating to offerings of our common stock, subject to limitations included in the advisory agreement;

●	calculating our net asset value, including the cost of any third-party pricing or valuation services;

●	the cost of effecting sales and repurchases of shares of our common stock and other securities;

●	base management fees and performance fees;

●	fees payable to third parties relating to, or associated with, making investments and valuing investments, including fees and expenses associated with performing due diligence reviews of prospective investments;

●	interest payments on our debt or related obligations;

●	transfer agent fees;

●	fees and expenses associated with marketing efforts;

●	federal and state registration fees;

●	federal, state and local taxes;

●	fees of independent directors and expenses of directors;

●	costs of proxy statements, stockholders’ reports and notices;

●	directors and officers/errors and omissions liability insurance and other insurance premiums;

●	direct costs such as printing, mailing, long distance telephone and staff;

●	fees and expenses associated with independent audits and outside legal costs;

●	costs associated with our reporting and compliance obligations under applicable federal and state securities laws, including compliance with the Sarbanes-Oxley Act;

●	brokerage commissions for the purchase and sale of our investments; and

●	all other expenses incurred by FS Real Estate Advisor, Rialto or us in connection with administering our business, including expenses incurred by FS Real Estate Advisor and Rialto in performing administrative services for us including personnel costs of employees of FS Real Estate Advisor or Rialto who do not serve as our executive officers, subject to the limitations included in the advisory agreement.

Critical Accounting Policies

Our financial statements are prepared in conformity with GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Critical accounting policies are those that require the application of management’s most difficult, subjective or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. In preparing the financial statements, management also will utilize available information, including our past history, industry standards and the current economic environment, among other factors, in forming its estimates and judgments, giving due consideration to materiality. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses. As we execute our expected operating plans, we will describe additional critical accounting policies in the notes to our future financial statements in addition to those discussed below.

Cash and Cash Equivalents

We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. Our cash and cash equivalents are maintained with a high credit quality financial institution, which is a member of the Federal Deposit Insurance Corporation.

Loans Receivable and Provision for Loan Losses

We originate and purchase commercial real estate debt and related instruments generally to be held as long-term investments at amortized cost. We are required to periodically evaluate each of these loans for possible impairment. Impairment is indicated when it is deemed probable that we will not be able to collect all amounts due to us pursuant to the contractual terms of the loan. If a loan is determined to be impaired, we write down the loan through a charge to the provision for loan losses. Impairment of these loans, which are collateral dependent, is measured by comparing the estimated fair value of the underlying collateral, less costs to sell, to the book value of the respective loan. These valuations require significant judgments, which include assumptions regarding capitalization rates, leasing, creditworthiness of major tenants, occupancy rates, availability of financing, exit plan, loan sponsorship, actions of other lenders, and other factors deemed necessary by our adviser. Actual losses, if any, could ultimately differ from these estimates. Our adviser will perform a quarterly review of our portfolio of loans.

Derivative Financial Instruments

We classify all derivative financial instruments as either other assets or other liabilities on our consolidated balance sheets at fair value.

On the date we enter into a derivative contract, we designate each contract as (i) a hedge of a net investment in a foreign operation, or net investment hedge, (ii) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability, or cash flow hedge, (iii) a hedge of a recognized asset or liability, or fair value hedge, or (iv) a derivative instrument not to be designated as a hedging derivative, or freestanding derivative. For all derivatives other than those designated as freestanding derivatives, we formally document our hedge relationships and designation at inception. This documentation includes the identification of the hedging instruments and the hedged items, its risk management objectives, strategy for undertaking the hedge transaction and our evaluation of the effectiveness of its hedged transaction.

On a quarterly basis, we also formally assess whether the derivative we designated in each hedging relationship is expected to be, and has been, highly effective in offsetting changes in the value or cash flows of the hedged items. If it is determined that a derivative is not highly effective at hedging the designated exposure, hedge accounting is discontinued. Changes in the fair value of the effective portion of our hedges are reflected in accumulated other comprehensive income (loss) on our consolidated financial statements. Changes in the fair value of the ineffective portion of our hedges are included in net income. Amounts are reclassified out of accumulated other comprehensive income (loss) and into net income when the hedged item is either sold or substantially liquidated. To the extent a derivative does not qualify for hedge accounting and is deemed a freestanding derivative, the changes in its value are included in net income.

Loan Participations Sold

Loan participations sold represent senior interests in certain loans that we sold, however we present such loan participations sold as liabilities because these arrangements do not qualify as sales under GAAP. These participations are non-recourse and remain on our consolidated balance sheet until the loan is repaid. The gross presentation of loan participations sold does not impact stockholders’ equity or net income.

Convertible Notes

The “Debt with Conversion and Other Options” Topic of the Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, requires the liability and equity components of convertible debt instruments that may be settled in cash upon conversion, including partial cash settlement, to be separately accounted for in a manner that reflects the issuer’s nonconvertible debt borrowing rate. The initial proceeds from the sale of convertible notes are allocated between a liability component and an equity component in a manner that reflects interest expense at the rate of similar nonconvertible debt that could have been issued at such time. The equity component represents the excess initial proceeds received over the fair value of the liability component of the notes as of the date of issuance. We measure the estimated fair value of the debt component of our convertible notes as of the issuance date based on our nonconvertible debt borrowing rate. The equity component of the convertible notes is reflected within additional paid-in capital on our consolidated balance sheet, and the resulting debt discount is amortized over the period during which the convertible notes are expected to be outstanding (through the maturity date) as additional non-cash interest expense. The additional non-cash interest expense attributable to the convertible notes will increase in subsequent periods through the maturity date as the notes accrete to their par value over the same period.

Deferred Financing Costs

The deferred financing costs that are included as a reduction in the net book value of the related liability on our consolidated balance sheets include issuance and other costs related to our debt obligations. These costs are amortized as interest expense using the effective interest method over the life of the related obligations.

Fair Value of Financial Instruments

FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures, or ASC Topic 820, defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurements under GAAP. Specifically, this guidance defines fair value based on exit price, or the price that would be received upon the sale of an asset or the transfer of a liability in an orderly transaction between market participants at the measurement date.

ASC 820 also establishes a fair value hierarchy that prioritizes and ranks the level of market price observability used in measuring financial instruments. Market price observability is affected by a number of factors, including the type of financial instrument, the characteristics specific to the financial instrument, and the state of the marketplace, including the existence and transparency of transactions between market participants. Financial instruments with readily available quoted prices in active markets generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Financial instruments measured and reported at fair value are classified and disclosed based on the observability of inputs used in the determination, as follows:

●	Level 1: Generally includes only unadjusted quoted prices that are available in active markets for identical financial instruments as of the reporting date.

●	Level 2: Pricing inputs include quoted prices in active markets for similar instruments, quoted prices in less active or inactive markets for identical or similar instruments where multiple price quotes can be obtained, and other observable inputs, such as interest rates, yield curves, credit risks, and default rates.

●	Level 3: Pricing inputs are unobservable for the financial instruments and include situations where there is little, if any, market activity for the financial instrument. These inputs require significant judgment or estimation by management of third parties when determining fair value and generally represent anything that does not meet the criteria of Levels 1 and 2.

The estimated value of each asset reported at fair value using Level 3 inputs is determined by an internal committee composed of members of senior management of our adviser.

Certain of our other assets are reported at fair value either (i) on a recurring basis, as of each quarter-end, or (ii) on a nonrecurring basis, as a result of impairment or other events. We generally value our assets recorded at fair value by either (i) discounting expected cash flows based on assumptions regarding the collection of principal and interest and estimated market rates, or (ii) obtaining assessments from third-party dealers. For collateral-dependent loans that are identified as impaired, we measure impairment by comparing our adviser’s estimation of fair value of the underlying collateral, less costs to sell, to the book value of the respective loan. These valuations may require significant judgments, which include assumptions regarding capitalization rates, leasing, creditworthiness of major tenants, occupancy rates, availability of financing, exit plan, loan sponsorship, actions of other lenders, and other factors deemed necessary by our adviser.

We are also required by GAAP to disclose fair value information about financial instruments, that are not otherwise reported at fair value in our consolidated balance sheet, to the extent it is practicable to estimate a fair value for those instruments. These disclosure requirements exclude certain financial instruments and all non-financial instruments.

The following methods and assumptions are used to estimate the fair value of each class of financial instruments, for which it is practicable to estimate that value:

●	Cash and cash equivalents: The carrying amount of cash on deposit and in money market funds approximates fair value.

●	Restricted cash: The carrying amount of restricted cash approximates fair value.

●	Loans receivable, net: The fair values for these loans were estimated by our adviser based on discounted cash flow methodology taking into consideration factors, including capitalization rates, discount rates, leasing, occupancy rates, availability and cost of financing, exit plan, sponsorship, actions of other lenders, and indications of market value from other market participants.

●	Derivative financial instruments: The fair value of our foreign currency contracts and interest rates caps was valued using advice from a third party derivative specialist, based on contractual cash flows and observable inputs comprising foreign currency rates and credit spreads.

●	Repurchase obligations: The fair values for these instruments were estimated based on the rate at which a similar credit facility would have currently priced.

●	Convertible notes, net: The convertible notes are actively traded and their fair values were obtained using quoted market prices for these instruments.

●	Loan participations sold: The fair value of these instruments were estimated based on the value of the related loan receivable asset.

Revenue Recognition

Security transactions will be accounted for on the trade date. We will record interest income on an accrual basis to the extent that we expect to collect such amounts. We will record dividend income on the ex-dividend date. We will not accrue as a receivable interest or dividends on loans and securities if there is reason to doubt the collectability of such income. Any loan origination fees, original issue discount and market discount will be capitalized and such amounts will be amortized as interest income over the respective term of the investment. Upon the prepayment of a loan or security, any unamortized loan origination fees to which we are entitled will be recorded as fee income. Any upfront structuring fees will be recorded as income when earned. We will record prepayment premiums on loans and securities as fee income when it receives such amounts.

Net Realized Gains or Losses and Net Change in Unrealized Appreciation or Depreciation

Gains or losses on the sale of investments will be calculated by using the specific identification method. We will measure realized gains or losses by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment, without regard to unrealized appreciation or depreciation previously recognized, but considering unamortized upfront fees. Net change in unrealized appreciation or depreciation will reflect the change in portfolio investment values during the reporting period, including any reversal of previously recorded unrealized gains or losses when gains or losses are realized.

Organization Costs

Organization costs include, among other things, the cost of incorporating, including the cost of legal services and other fees pertaining to our organization. These costs will be expensed as incurred. During the period from November 7, 2016 (Inception) to December 31, 2016, we incurred organization costs of $95,000, which will be paid on our behalf by FS Investments.

Offering Costs

Offering costs primarily include, among other things, marketing expenses and printing, legal and due diligence fees and other costs pertaining to our continuous public offering of shares of our common stock, including the preparation of the registration statement, of which this prospectus forms a part, and salaries and direct expenses of FS Real Estate Advisor’s personnel, employees of their respective affiliates and others while engaged in such activities. We will charge offering costs against capital in excess of par value on the balance sheet as we raise proceeds in our continuous public offering. During the period from November 7, 2016 (Inception) to December 31, 2016, we incurred offering costs of $600,000, which will be paid on our behalf by FS Investments.

Stockholder Servicing Fees

We follow the guidance in Accounting Standards Codification Topic 405, Liabilities, when accounting for stockholder servicing fees. We will record stockholder servicing fees as a reduction to additional paid-in capital and the related liability in an amount equal to our best estimate of the fees payable in relation to the shares of Class T, Class T-C, Class D and Class M common stock on the date such shares are issued. The liability will be reduced over time, as the fees are paid to the dealer manager, or adjusted if the fees are no longer payable.

Income Taxes

We intend to elect and qualify to be taxed as a REIT under the Code and intend to operate as such beginning with our first taxable year of operations. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders. As a REIT, we generally will not be subject to federal income tax on income that we distribute to stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions.

Uncertainty in Income Taxes

We will evaluate our tax positions to determine if the tax positions taken satisfy the minimum recognition threshold in connection with accounting for uncertainties in income tax positions taken or expected to be taken for the purposes of measuring and recognizing tax benefits or liabilities in our financial statements. Recognition of a tax benefit or liability with respect to an uncertain tax position is required only when the position is “more likely than not” to be sustained assuming examination by taxing authorities. We will recognize interest and penalties, if any, related to unrecognized tax liabilities as income tax expense in our statement of operations. During the period from November 7, 2016 (Inception) to February 13, 2017, we did not incur any interest or penalties.

Distributions

Distributions to our stockholders will be recorded as of the record date. Subject to the discretion of our board of directors and applicable legal restrictions, we intend to declare and pay ordinary cash distributions on a monthly basis.

Stock-Based Compensation

Our stock-based compensation will consist of awards issued to our independent directors that vest over the life of the awards. Stock-based compensation expense is recognized for these awards in net income on a variable basis over the applicable vesting period of the awards, based on the value of our Class I common stock.

Legal Proceedings

We are not currently subject to any material legal proceedings and, to our knowledge, no material legal proceedings are threatened against us. From time to time, we may be party to certain legal proceedings in the ordinary course of business. While the outcome of any legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material adverse effect upon our financial condition or results of operations.

Policies

We may, but do not presently intend to: (a) invest in the securities of other issuers for the purpose of exercising control, (b) underwrite securities of other issuers, or (c) engage in the purchase and sale (or turnover) of investments. Such policies may be changed by our board of directors without the vote of our stockholders.

Contractual Obligations

We have entered into an advisory agreement with FS Real Estate Advisor to provide us with advisory and administrative services. Pursuant to the advisory agreement, FS Real Estate Advisor receives payments for performing advisory services for us consisting of (a) a base management fee of 1.25% of our NAV and (b) a performance fee based on the excess of our Core Earnings over a hurdle rate.

Pursuant to the advisory agreement, FS Real Estate Advisor oversees our day-to-day operations, including providing us with general ledger accounting, fund accounting, legal services, investor relations and other administrative services. We have agreed to reimburse FS Real Estate Advisor and Rialto for administrative expenses incurred on our behalf, subject to limitations set forth in our charter and the advisory agreement.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements, including any risk management of commodity pricing or other hedging practices.

Quantitative and Qualitative Disclosures About Market Risk

We will be subject to financial market risks, including changes in interest rates. A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to any variable rate investments we may hold and to declines in the value of any fixed rate investments we may hold. To the extent that a substantial portion of our investments may be in variable rate investments, an increase in interest rates could make it easier for us to meet or exceed our performance fee hurdle rate, as described in the advisory agreement, and may result in a substantial increase to the amount of performance fees payable to FS Real Estate Advisor.

In addition, in the future we may seek to borrow funds in order to make investments. Our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we would be subject to risks relating to changes in market interest rates. In periods of rising interest rates, when we have debt outstanding, our cost of funds would increase, which could reduce our net investment income, especially to the extent we hold fixed rate investments.

We expect that our long-term investments will be financed primarily with equity and long-term debt. If deemed prudent, we may use interest rate risk management techniques in an effort to minimize our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.

In addition, we may have risks regarding portfolio valuation. See “Net Asset Value Calculation and Valuation Guidelines—Valuation Guidelines.”

NET ASSET VALUE CALCULATION AND VALUATION GUIDELINES

Valuation Guidelines

Our board of directors, including a majority of our independent directors, has adopted valuation guidelines that contain a comprehensive set of methodologies to be used by FS Real Estate Advisor in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are designed to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all available material information about our investments. At least once each calendar year our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation procedures. From time to time, our board of directors, including a majority of our independent directors, may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.

The calculation of our NAV is intended to be a calculation of fair value of our assets less our outstanding liabilities and will likely differ from our financial statements. As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares, we have adopted a model, as explained below, which adjusts the value of our assets from historical cost to fair value in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures, or ASC Topic 820. NAV is not a measure used under GAAP and the valuations of and certain adjustments made to our assets and liabilities used in the determination of NAV will differ from GAAP. You should not consider NAV to be equivalent to stockholders’ equity or any other GAAP measure.

FS Real Estate Advisor calculates the fair value of our assets in accordance with our valuation guidelines. Because these fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. While we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and repurchase price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.

FS Real Estate Advisor will determine the NAV for each class of our common stock by subtracting liabilities attributable to such class of common stock (including accrued expenses or distributions) from the total assets attributable to such class of common stock (the value of securities, plus cash or other assets, including interest and distributions accrued but not yet received) and dividing the result by the total number of outstanding shares of such class of common stock.

Valuation of Investments

In general, our investments will be valued by FS Real Estate Advisor based on market quotations or at fair value determined in accordance with GAAP. Securities and other assets for which market quotes are readily available will be valued at market value. In circumstances where market quotes are not readily available, our board of directors has adopted methods for determining the fair value of such securities and other assets and has delegated the responsibility for applying the valuation methods to FS Real Estate Advisor.

When determining the fair value of an asset, FS Real Estate Advisor will seek to determine the price that would be received from the sale of the asset in an orderly transaction between market participants at the measurement date, in accordance with ASC Topic 820. Fair value determinations will be based upon all available inputs that FS Real Estate Advisor deems relevant, including, but not limited to, indicative dealer quotes, values of like securities, recent portfolio company financial statements and forecasts, and valuations prepared by third-party valuation services. However, determination of fair value involves subjective judgments and estimates.

We may invest in securities listed or traded on a recognized securities exchange or automated quotation system, or an exchange-traded security, or securities traded on a privately negotiated over-the-counter secondary market for institutional investors for which indicative dealer quotes are available, or an OTC security.

For purposes of calculating our NAV, FS Real Estate Advisor will use the following valuation methods:

●	The market value of each exchange-traded security will be the last reported sale price at the relevant valuation date on the composite tape or on the principal exchange on which such security is traded.

●	If no sale is reported for an exchange-traded security on the valuation date or if a security is an OTC security, our adviser intends to value such securities using quotations obtained from an independent third-party pricing service, which will provide prevailing bid and ask prices that are screened for validity by the service from dealers on the valuation date. For investments for which a third-party pricing service is unable to obtain quoted prices, our adviser intends to obtain bid and ask prices directly from dealers who make a market in such securities. In all such cases, securities will be valued at the mid-point of the average bid and ask prices obtained from such sources.

●	To the extent that we hold investments for which no active secondary market exists and, therefore, no bid and ask prices can be readily obtained, our adviser intends to value such investments at fair value as determined in good faith by our adviser in accordance with our valuation guidelines. In making such determination, it is expected that our adviser may rely upon valuations obtained from an independent valuation service.

Below is a description of factors that may be considered when valuing securities for which no active secondary market exists.

●	Valuation of fixed income investments, such as loans and debt securities, depends upon a number of factors, including prevailing interest rates for like securities, expected volatility in future interest rates, call features, put features and other relevant terms of the debt. For investments without readily available market prices, these factors may be incorporated into discounted cash flow models to arrive at fair value. Other factors that may be considered include the borrower’s ability to adequately service its debt and the quality of collateral securing its debt investments.

●	For convertible debt securities, fair value will generally approximate the fair value of the debt plus the fair value of an option to purchase the underlying security (the security into which the debt may convert) at the conversion price. To value such an option, a standard option pricing model may be used.

●

For equity interests, various factors may be considered in determining fair value, including multiples of earnings before interest, taxes, depreciation and amortization, or EBITDA, cash flows, net income, revenues or, in limited instances, book value or liquidation value. All of these factors may be subject to adjustments based upon the particular circumstances of a borrower’s or our actual investment position. For example, adjustments to EBITDA may take into account compensation to previous owners or acquisition, recapitalization, restructuring or other related items.

Other factors that may be considered in valuing securities include private merger and acquisition statistics, public trading multiples discounted for illiquidity and other factors, valuations implied by third-party investments in companies, the acquisition price of such investment or industry practices in determining fair value. Size and scope of a company and its specific strengths and weaknesses, as well as any other factors deemed relevant in assessing fair value, may also be considered.

●	If we receive warrants or other equity securities at nominal or no additional cost in connection with an investment in a debt security, the cost basis in the investment will be allocated between the debt securities and any such warrants or other equity securities received at the time of origination. Such warrants or other equity securities will subsequently be valued at fair value.

●	Securities that carry certain restrictions on sale will typically be valued at a discount from the public market value of the security, where applicable.

If events materially affecting the price of foreign portfolio securities occur between the time when their price was last determined on such foreign securities exchange or market and the time when our NAV was last calculated (for example, movements in certain U.S. securities indices which demonstrate strong correlation to movements in certain foreign securities markets), such securities may be valued at their fair value as determined in good faith in accordance with our valuation guidelines. For purposes of calculating NAV, all assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at prevailing exchange rates as may be determined in good faith by FS Real Estate Advisor.

While our policy is intended to result in a calculation of our NAV that fairly reflects security values as of the time of pricing, we cannot ensure that fair values determined by FS Real Estate Advisor would accurately reflect the price that we could obtain for a security if we were to dispose of that security as of the time of pricing (for instance, in a forced or distressed sale). The prices we use may differ from the value that would be realized if the securities were sold. We will periodically benchmark the bid and ask prices received from the third-party pricing service and/or dealers, as applicable, and valuations received from the third-party valuation service against the actual prices at which we purchase and sell our investments. We believe that these prices will be reliable indicators of fair value.

Our adviser will monitor each of our investments for events that our adviser believes may be expected to have a material impact on the most recent estimated values of such investment. If, in the opinion of our adviser, an event becomes known to our adviser that is likely to have any material impact on previously provided estimated value of the affected investment, our adviser will adjust the valuation of such investment.

Valuation of Liabilities

We expect that our liabilities will include the fees payable to the adviser and the dealer manager, accounts payable, accrued operating expenses, any portfolio-level credit facilities and other liabilities. All liabilities will be valued at amounts payable, net of unamortized premium or discount, and net of unamortized debt issuance costs. Liabilities related to stockholder servicing fees will be allocable to Class T, Class T-C, Class D and Class M shares and will only be included in the NAV calculation for that class. Liabilities related to advisory fees will be allocable to Class T, Class T-C, Class D, Class M, Class I and Class Y shares and will only be included in the NAV calculation for those classes.

NAV and NAV Per Share Calculation

We are offering to the public five classes of shares of our common stock, Class T, Class T-C, Class D, Class M and Class I shares. Each class of our common stock including our Class S and Class Y common stock, which are only being offered pursuant to our distribution reinvestment plan, will have an undivided interest in our assets and liabilities, other than class-specific liabilities. In accordance with the valuation guidelines, our adviser will calculate our NAV for each class after the end of each business day that the New York Stock Exchange is open for unrestricted trading.

We will use the same methodology as set forth below to calculate our NAV for each of our share classes. Because stockholder servicing fees are calculated based on the NAV of our Class T, Class T-C, Class D and Class M shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan. In addition, because advisory fees are calculated based on the NAV of our Class T, Class T-C, Class D, Class M, Class I and Class Y shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan.

At the end of each unrestricted trading day, before taking into consideration additional issuances of shares of common stock, repurchases or accruals of class-specific fees for that day, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV. Changes in our daily NAV will reflect factors including, but not limited to, accruals for net portfolio income, interest expense and unrealized/realized gains (losses) on assets, any applicable organization and offering costs and any expense reimbursements. From and after the date we raise $250 million in gross proceeds in this offering, we will reimburse our adviser for any organization and offering expenses that it incurs or has incurred and advanced on our behalf, up to a cap of 0.75% of the gross proceeds of this offering in excess of $250 million. For purposes of calculating our NAV, the organization and offering expenses paid by our adviser will not be recognized as expenses or as a component of equity and reflected in our NAV until we reimburse our adviser for those costs.

Following the allocation of income and expenses as described above, NAV for each class is adjusted for additional issuances of common stock, repurchases, and class specific expense accruals to determine the current day’s NAV, including any stockholder servicing fees and advisory fees. Selling commissions which are paid by purchasers of Class T and Class T-C shares and dealer manager fees which are paid by purchasers of Class T shares, at the time of purchase in addition to the NAV per Class T or Class T-C share, as applicable, have no effect on the NAV of any class. For each applicable class of shares, the stockholder servicing fee will be calculated as a percentage of the aggregate NAV for such class of shares. NAV is intended to reflect our estimated value on the date that NAV is determined, and NAV of any class at any given time will not reflect any obligation to pay future stockholder servicing fees that may become payable after the date the NAV is determined. As a result, the estimated liability for the future stockholder servicing fees, which are accrued at the time each share is sold, will have no effect on the NAV of any class.

Our share classes may have different expense accruals associated with the advisory fee we will pay our adviser because of the expenses associated with each class. At the close of business on the date that is one business day after each record date for any declared distribution, which we refer to as the distribution adjustment date, our NAV for each class will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record of each class as of the record date.

NAV per share for each class is calculated by dividing such class’s NAV at the end of each trading day by the number of shares outstanding for that class on such day. Please see the hypothetical calculation in the paragraph below for an example of how the stockholder servicing fee will affect the calculation of NAV of each applicable class of shares.

A hypothetical calculation illustrating the various components that are likely to impact our NAV calculation on any given day is below. For purposes of this illustration, we assume that the calculation occurs on a hypothetical day which is not a distribution adjustment date and on which there are no distribution reinvestments. If the hypothetical day were a distribution adjustment date, the adjustment to reflect the accrual of our liability to pay the distribution would reduce our NAV. As described above and in the footnote to the table below, each class of shares will have a different NAV because certain fees will differ with respect to each class. All amounts shown in the hypothetical calculation below are for illustrative purposes only and are not indicative of our current or projected financial condition or performance.

	Class T NAV	Class T-C NAV	Class D NAV	Class M NAV	Class I NAV	Class Y NAV	Class S NAV
Beginning Net Asset Value of Hypothetical Trading Day	$50,000,000	$50,000,000	$50,000,000	$50,000,000	$50,000,000	$50,000,000	$50,000,000
Daily Activity:
Net Portfolio Income (Loss) (Before Fees)	13,014	13,014	13,014	13,014	13,014	13,014	13,014
Advisory Fee(1)(2)	(1,712)	(1,712)	(1,712)	(1,712)	(1,712)	0	0
Stockholder Servicing Fee(3)	(1,370)	(1,165)	(411)	(411)	0	0	0
Reimbursement of Organization and Offering Expenses	0	0	0	0	0	0	0
Unrealized/Realized Gains (Losses) on Assets and Liabilities	0	0	0	0	0	0	0

Net Asset Value before Share Purchases and Repurchases	50,009,932	50,010,137	50,010,890	50,010,890	50,011,301	50,013,014	50,013,014
Share Purchases(4)	500,000	500,000	500,000	500,000	500,000	500,000	500,000
Share Repurchases(4)	(10,000)	(10,000)	(10,000)	(10,000)	(10,000)	(10,000)	10,000

Ending Net Asset Value on Hypothetical Trading Day	$50,499,932	$50,500,137	$50,500,890	$50,500,890	$50,501,301	$50,503,014	$50,503,014

(1)	The advisory fee includes a base management fee and performance fee. Class S shares are not subject to any advisory fees. Class Y shares are subject to a performance fee; however, the hypothetical calculation assumes no performance fee is earned.

(2)	The base management fee is equal to 1/365th of 1.25% of our NAV for such day, payable quarterly in arrears, for Class T, Class T-C, Class D, Class M and Class I shares. Because the Class Y and Class S shares are subject to reduced or no advisory fees, they are expected to have a higher NAV per share or receive higher distributions per share.

(3)	Equal to 1.0%, 0.85%, 0.3% and 0.3% per annum of the aggregate NAV of our outstanding Class T, Class T-C, Class D and Class M shares, respectively.

(4)	Daily sales and repurchases of shares at NAV per share will not increase or decrease our NAV per share because sales and repurchases of shares will be made at NAV per share (plus, for purchases of Class T and Class T-C shares, applicable selling commissions and for purchases of Class T shares, applicable dealer manager fees).

The combination of the Class T NAV, Class T-C NAV, Class D NAV, Class M NAV, Class I NAV, Class S NAV and Class Y NAV will equal the value of our assets less our liabilities, which include certain class-specific liabilities. Our adviser will calculate the value of our investments as directed by our valuation guidelines based upon values received from various sources, including independent valuation services. Our adviser will be responsible for information received from third parties that is used in calculating our NAV.

Limits on the Calculation of Our Per Share NAV

Although our primary goal in establishing our valuation guidelines is to produce a valuation that represents a reasonable estimate of the market value of our investments, or the price that would be received upon the sale of our investments in market transactions, the methodologies used will be based on judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions were used, a different estimate would likely result. Furthermore, our published per share NAV may not fully reflect certain extraordinary events because we may not be able to immediately quantify the financial impact of such events on our portfolio. FS Real Estate Advisor will monitor our portfolio between valuations to determine whether there have been any extraordinary events that may have materially changed the estimated market value of the portfolio. If required by applicable securities law, we will promptly disclose the occurrence of such event in a prospectus supplement and FS Real Estate Advisor will analyze the impact of such extraordinary event on our portfolio and determine, in coordination with third-party valuation services, the appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust NAV. To the extent that the extraordinary events may result in a material change in value of a specific investment, FS Real Estate Advisor will order a new valuation of the investment, which will be prepared by the third-party valuation service. It is not known whether any resulting disparity will benefit stockholders whose shares are or are not being repurchased or purchasers of our common stock.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on your ability to sell shares under our share repurchase plan and our ability to suspend or terminate our share repurchase plan at any time. Our NAV generally does not consider exit costs that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV does not represent the fair value of our assets less liabilities under GAAP. We do not represent, warranty or guarantee that:

●	a stockholder would be able to realize the NAV per share for the class of shares a stockholder owns if the stockholder attempts to sell its shares;

●	a stockholder would ultimately realize distributions per share equal to per share NAV upon a liquidation of our assets and settlement of our liabilities or upon any other liquidity event;

●	shares of our common stock would trade at per share NAV on a national securities exchange;

●	a third party in an arm’s-length transaction would offer to purchase all or substantially all of our shares of common stock at NAV; and

●	NAV would equate to a market price for an open-end real estate fund.

PRIOR PERFORMANCE SUMMARY

Our sponsor, FS Investments, has not previously sponsored any real estate investment programs. The information presented in this section presents the historical experience of real estate investment programs (excluding separately managed accounts and co-investment accounts unless otherwise noted) sponsored by Rialto, the sub-adviser, and its affiliates, since it launched its operations at the end of 2009 (the “launch date”). Our structure and investment strategy are different from these prior programs and our performance will depend on factors that may not be applicable to or affect the performance of these other programs. Further, all of the prior Rialto programs discussed in this section were conducted through privately-held entities that were not subject to all of the laws and regulations that will apply to us as a publicly offered REIT. Investors should not assume that they will experience returns, if any, that are comparable to those experienced by investors in the prior programs. The Prior Performance Tables included in this prospectus, beginning on page A-1, include further information regarding certain of Rialto’s prior programs. The prior performance information contained in this prospectus is as of the dates indicated. References herein to Rialto include its affiliates.

Capital Raising

Rialto has programs that invest primarily in real estate-related debt, programs that invest primarily in real property and programs that invest in a combination of real estate-related debt and real property.

From its launch date through June 30, 2017, Rialto sponsored six real estate programs, consisting of: (1) three private programs that invest primarily in real estate-related debt, (2) two private programs that invest in a mix of real estate-related debt and real property, and (3) one private program that invests primarily in real property. In the aggregate, during this period Rialto raised approximately $4.3 billion from over 576 investors for its prior programs.

Rialto also sponsored and managed separately managed accounts and co-investment accounts during this period and as of June 30, 2017 manages separate accounts and co-investment accounts aggregating $641.3 million in net asset value.

Please see “Appendix A: Prior Performance Tables—Table I” for more detailed information about fundraising for certain prior Rialto real estate programs during the three-year period ended December 31, 2016. For the remainder of this section, the term “prior real estate programs” refers to Rialto’s principal investment management vehicles. The Prior Performance Tables include information on Rialto’s prior real estate programs that have completed fundraising as of June 30, 2017.

Liquidity of Public Programs

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior programs sponsored by FS Investments, our sponsor. FS Investments has sponsored the following other programs: FSIC, FSEP, FSIC II, FSIC III Fund—A and Fund—D. FSIC completed a liquidity event for its stockholders by listing its shares of common stock for trading on the New York Stock Exchange in April 2014. Each of the other programs discloses in its prospectus a date or time period by which it may be liquidated or engage in a liquidity event and each is in its offering stage and has not reached the stated date or time period by which it may be liquidated or engage in a liquidity event.

Rialto’s prior real estate programs have seven to ten year terms with the ability to extend such terms for two years. None of Rialto’s prior real estate programs have reached their terms or liquidated.

Investments

From its launch date through June 30, 2017, prior Rialto real estate programs made investments totaling over approximately $4.5 billion in real estate-related debt and equity securities consisting of approximately $1.7 billion of CMBS, $1.2 billion of non-performing and sub-performing loan portfolios, $321 million in mezzanine loans and B-notes, and $724 million of preferred equity.

From the launch date through June 30, 2017, prior real estate programs made investments in approximately 630 real estate properties with an aggregate investment amount of approximately $552 million. The table below provides details about the location and aggregate dollar amount of these properties.

	Property Investments
Location	Number	Cost(*)
Alabama	8	$1,552,118.81
Arizona	15	$11,931,836.48
California	99	$266,988,325.24
Colorado	2	$20,340,844.85
Florida	44	$99,599,855.84
Georgia	279	$6,119,527.35
Missouri	3	$6,000,000.00
North Carolina	19	$3,519,675.16
Nevada	2	$20,932,015.70
South Carolina	135	$2,614,415.87
Tennessee	2	$4,089,467.23
Texas	16	$105,000,000
Utah	3	$2,844,324.48
Wisconsin	3	$440,122.66

Total All Locations	630	$551,972,529.67

The following table gives a breakdown of the aggregate investments in real property (based on dollar amount of investments) made by Rialto’s prior real estate programs, categorized by property type, as of June 30, 2017.

Type of Property	Total(*)
Office	61.24%
Retail	6.98%
Residential	3.32%
Other	28.46%

Total	100.00%

(*)	Less than 1% of total properties consisted of development properties (land) requiring construction.

Sales and Dispositions

Approximately 397 investments in real property have been disposed of by prior real estate programs from the launch date through June 30, 2017. The aggregate net sales proceeds of such properties was approximately $355.9 million and the aggregate original cost was approximately $228.2 million.

Please see “Appendix A: Prior Performance Tables—Table III” for information about the operating results of prior real estate programs, the offerings of which closed in the five years ended June 30, 2017.

Investment Objectives

We consider a program to have an investment objective similar to ours if the program seeks to (1) provide current income in the form of regular, stable cash distributions to achieve an attractive distribution yield; (2) preserve and protect invested capital; and (3) realize capital appreciation from proactive investment management and asset management. None of the prior real estate programs had investment objectives similar to ours given that they primarily seek capital appreciation.

Prior Program Summary

Below is a description of all of Rialto’s prior real estate programs that have completed fundraising as of June 30, 2017.

Real Estate-Related Debt Programs

Rialto has sponsored and managed the following private commercial real estate debt programs from the launch date through June 30, 2017:

●	Rialto Mezzanine Partners Fund, LP (“RMPF”) launched on August 8, 2013 and closed on August 8, 2015 with $300.0 million of capital commitments (including $33.8 million from an affiliate of Rialto). RMPF’s investment policy provides that it will generally seek to target U.S. commercial real estate mezzanine loans, B-Notes, transitional bridge loans, and preferred equity investments, secured primarily by U.S. commercial real estate.

●	Rialto Real Estate Fund III—Debt, L.P. (“RREF III - Debt”) launched in 2015 and closed on March 28, 2017 with $1.522 billion of capital commitments (including $100 million from an affiliate of Rialto). RREF III - Debt investment policy provides that it will generally seek to target real estate loans and securities, including newly issued or secondary B-pieces of CMBS, non-performing and sub-performing loan portfolios, structured credit, including mezzanine loans, B-notes, preferred equity and other high-yield debt and opportunistic credit investments located primarily in the United States.

Mixed Real Estate-Related Debt and Real Property Programs

Rialto has sponsored and managed the following private programs that invest in a mix of real estate-related debt and real property through June 30, 2017:

●	Rialto Real Estate Fund, LP (“RREF”) launched on November 24, 2010 and closed on November 24, 2013 with a total of $700.0 million of capital commitments (including $75.0 million from an affiliate of Rialto). RREF focused generally on the junior tranches of new issue CMBS and distressed real estate debt and property acquisitions from financial institutions.

●	Rialto Real Estate Fund II, LP (“RREF II”) launched on December 21, 2012 and closed on December 21, 2015 with a total of $1.3 billion of capital commitments (including $100.0 million from an affiliate of Rialto). RREF II focused generally on junior tranches of new issue CMBS, portfolios of real estate loans, and direct real estate assets primarily from financial institutions and corporate users.

Real Property Programs

Rialto has sponsored and managed the following real estate program that invests primarily in real property from the launch date through June 30, 2017:

●	Rialto Real Estate Fund III - Property, LP (“RREF III – Property”) launched in 2015 and closed on April 29, 2017 with $365 million of capital commitments (including $40 million from an affiliate of Rialto). RREF III – Property’s investment policy provides that it will generally seek to target commercial and residential real estate assets that exhibit potential for income growth and value enhancement through recapitalizations, intensive asset management, repositioning and redevelopment strategies.

Material Adverse Developments in Prior Programs

Rialto launched its first program, RREF, in 2010, shortly after the real estate markets began to recover from a major decline in the value of real estate and real estate-related assets, and its second program, RREF II, in 2012. Because most of the investments of the first two programs were distressed debt that was purchased at significant discounts from their principal amount, as anticipated, there were significant defaults, and significant interest adjustments were required with regard to the loans acquired by the two programs.

Although the prices the Rialto programs pay for distressed real estate related debt instruments or for junior tranches of CMBS, and the values at which those investments are reflected on the programs’ financial statements, anticipate that payments will be substantially less than the face amounts of the assets or CMBS, sometimes the amounts recovered are less than had been anticipated, in which case the carrying value of the investments has to be reduced. During the six months ended June 30, 2017, there was no reduction in the carrying value of CMBS; RREF and RREF II took write downs of the carrying values of distressed real estate debt instruments of 16.61% and 4.79%, respectively, of the total amount of assets in the respective category, which Rialto does not consider material.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to “we,” “our,” “us” or the “Company” mean only FS Credit Real Estate Income Trust, Inc. and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

●	U.S. expatriates;

●	persons who mark-to-market our common stock;

●	subchapter S corporations;

●	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

●	financial institutions;

●	insurance companies;

●	broker-dealers;

●	regulated investment companies;

●	trusts and estates;

●	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

●	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

●	persons subject to the alternative minimum tax provisions of the Code;

●	persons holding their interest through a partnership or similar pass-through entity;

●	persons holding a 10% or more (by vote or value) beneficial interest in us, except to the extent discussed below in “—Taxation of Tax-Exempt U.S. Stockholders”;

●	tax-exempt organizations, except to the extent discussed below in “—Taxation of Tax-Exempt U.S. Stockholders”; and

●	non-U.S. stockholders (as defined below), except to the extent discussed below under “—Taxation of Non-U.S. Stockholders.”

This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment.

If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

This summary does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK.

Taxation of the Company in General

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our first taxable year of operations. We believe that we have been organized and we intend to operate in a manner that allows us to qualify for taxation as a REIT under the Code.

The law firm of Alston & Bird LLP has acted as our counsel in connection with this offering. We will receive an opinion of Alston & Bird LLP to the effect that, commencing with our first taxable year of operations, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Alston & Bird LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus. Additionally, the opinion of Alston & Bird LLP is conditioned upon factual representations and covenants made by our management and affiliated entities, regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. In addition, to the extent we make certain investments, such as investments in preferred equity securities of REITs, or whole-loan mortgage securitizations, the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Alston & Bird LLP or us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of shares of our common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Alston & Bird LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which entities will not have been reviewed by Alston & Bird LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for distributions that we make and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution by the REIT.

Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

●	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed net capital gains.

●	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

●	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax unless we qualify for a safe harbor exception. See “—Prohibited Transactions” and “—Foreclosure Property” below.

●	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%).

●	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

●	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

●	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT in any taxable year (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

●	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

●	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

●	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

●	We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits, or REMICs, to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules will apply if we own an equity interest in a taxable mortgage pool through a qualified REIT subsidiary or subsidiary REIT. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “—Effect of Subsidiary Entities—Taxable Mortgage Pools.”

●	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s tax basis in our common stock.

●	We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

(7)	which meets other tests described below, including with respect to the nature of its gross income and assets and the amount of its distributions; and

(8)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

Conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. We believe that we will issue in this offering common stock with sufficient diversity of ownership to satisfy the requirements described in conditions (5) and (6) above. In addition, our charter provides restrictions regarding the ownership and transfer of our shares, which are intended, among other purposes, to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares of stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the distributions made by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by the Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a REIT’s taxable year must be the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partner Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as our assets and items of income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership. A summary of certain rules governing the U.S. federal income taxation of partnerships and their partners is provided below in “—Tax Aspects of Ownership of Equity Interests in Partnerships.”

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

We may make TRS elections with respect to certain domestic entities and non-U.S. entities we may form in the future. The Code and the Treasury Regulations promulgated thereunder provide a specific exemption from U.S. federal income tax that applies to a non-U.S. corporation that restricts its activities in the United States to trading in stock and securities for its own account whether such trading is conducted by such a non-U.S. corporation or its employees through a resident broker, commission agent, custodian or other agent. Certain U.S. stockholders of such a non-U.S. corporation are required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. We may invest in certain non-U.S. corporations with which we will jointly make a TRS election which will be organized as companies in the Cayman Islands and other foreign jurisdictions and will either rely on such exemption or otherwise operate in a manner so that such non-U.S. corporations will not be subject to U.S. federal income tax on their net income. Therefore, despite such contemplated entities’ status as TRSs, such entities should generally not be subject to U.S. federal corporate income tax on their earnings. However, we will likely be required to include in our income, on a current basis, the earnings of any such TRSs. This could affect our ability to comply with the REIT gross income tests and distribution requirement. See “—Gross Income Tests” and “—Annual Distribution Requirements.”

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below.

Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying fee or hedging income or inventory sales). If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. Stockholders” and “—Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as TRSs in an effort to ensure that we will not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Taxable Mortgage Pools

An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Code if:

●	substantially all of its assets consist of debt obligations or interests in debt obligations;

●	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

●	the entity has issued debt obligations that have two or more maturities; and

●	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under the Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT.

If a REIT is a taxable mortgage pool, or if a REIT owns a qualified REIT subsidiary that is a taxable mortgage pool, then a portion of the REIT’s income may be treated as “excess inclusion income” and a portion of the distributions the REIT makes to its stockholders may be considered to be excess inclusion income. A stockholder’s share of excess inclusion income (a) could not be offset by any losses otherwise available to the stockholder, (b) in the case of a stockholder that is a REIT, a RIC or a common trust fund or other pass through entity, would be considered excess inclusion income of such entity, (c) would be subject to tax as unrelated business taxable income in the hands of most tax-exempt stockholders, (d) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to non-U.S. stockholders, and (e) would be taxable (at the highest corporate tax rates) to the REIT, rather than its stockholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations). Nominees or other broker-dealers who hold the REIT’s stock on behalf of disqualified organizations would be subject to this tax on the portion of the REIT’s excess inclusion income allocable to the REIT’s stock held on behalf of disqualified organizations. A REIT’s excess inclusion income will be allocated among its stockholders in proportion of its dividends paid. The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under the current law. Tax-exempt investors, RIC or REIT investors, foreign investors and taxpayers with net operating losses should consult with their tax advisors with respect to excess inclusion income.

We do not expect to enter into transactions that could result in us or any portion of our assets being treated as a taxable mortgage pool.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from “prohibited transactions” (described below) and certain hedging transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property (including certain types of RMBS and CMBS), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. We intend to monitor the amount of our non-qualifying income and manage our portfolio of assets to comply with the gross income tests but we cannot assure you that we will be successful in this effort.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, the value of the personal property securing the loan exceeds 15% of the value of all property securing the loan and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to make or acquire the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is under-secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

We intend to acquire RMBS and CMBS that are either pass-through certificates or CMOs, as well as mortgage loans and subordinated loans. We expect that the RMBS and CMBS will be treated either as interests in a grantor trust or as regular interests in REMICs for U.S. federal income tax purposes and that all interest income, OID and market discount from our RMBS and CMBS will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, OID and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of RMBS or CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. Among the assets we may hold are mezzanine loans, i.e., subordinated loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests (described below), and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets for purposes of the REIT asset tests (described below) or the interest generated by these loans as qualifying income under the 75% gross income test (described above). To the extent we make corporate mezzanine loans, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test (described above).

We believe that substantially all of our income from our mortgage-related securities generally will be qualifying income for purposes of the REIT gross income tests. However, to the extent that we own non-REMIC CMOs or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, if the value of the personal property securing the loan exceeds 15% of the value of all property securing the loan, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

We may purchase agency RMBS through TBAs and may recognize income or gains from the disposition of those TBAs through dollar roll transactions. There is no direct authority with respect to the qualifications of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. We will not treat these items as qualifying for purposes of the 75% gross income test unless we receive advice of our counsel that such income and gains should be treated as qualifying for purposes of the 75% gross income test. As a result, our ability to enter into TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that such income is not qualifying income. In the event that such income were determined not to be qualifying for the 75% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT if such income when added to any other non-qualifying income exceeded 25% of our gross income.

Fee Income

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees that are not properly treated as interest for federal income tax purposes are not qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of determining whether we have satisfied the gross income tests.

Dividend Income

We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Any dividends received by us from a REIT is qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Income inclusions from certain equity investments in a foreign TRS or other non-U.S. corporation in which we hold an equity interest are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes, and there is no other clear precedent with respect to the qualification of such income. However, consistent with the IRS position in numerous private letter rulings issued to other taxpayers (on which we are not entitled to rely) we intend to treat such income inclusions, to the extent distributed by a foreign TRS or other non-U.S. corporation in which we hold an equity interest in the year accrued, as qualifying income for purposes of the 95% gross income test. Nevertheless, because this income does not meet the literal requirements of the REIT provisions, it is possible that the IRS could successfully take the position that such income is not qualifying income. We do not currently expect such income together with any other non-qualifying income that we receive for purposes of the 95% gross income test to be in excess of 5% of our annual gross income. In the event that such income, together with any other non-qualifying income for purposes of the 95% gross income test was in excess of 5% of our annual gross income and was determined not to qualify for the 95% gross income test, we would be subject to a penalty tax with respect to such income to the extent it and our other non-qualifying income exceeds 5% of our gross income and/or we could fail to qualify as a REIT. See “—Gross Income Tests—Failure to Satisfy the Gross Income Tests” and “—Failure to Qualify.” In addition, if such income was determined not to qualify for the 95% gross income test, we would need to invest in sufficient qualifying assets, or sell some of our interests in any foreign TRSs or other non-U.S. corporations in which we hold an equity interest to ensure that the income recognized by us from our foreign TRSs or such other corporations does not exceed 5% of our gross income.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by the Treasury Regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in the Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests, or (3) to hedge existing hedging transactions after all or part of the hedged indebtedness or property has been disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurance we will be successful in this regard.

Rents from Real Property

We currently do not intend to acquire real property with the proceeds of this offering. However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and is therefore subject to different interpretations. We intend to structure any leases so that the rent payable thereunder will qualify as “rents from real property,” but there can be no assurance we will be successful in this regard.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Phantom Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. We expect to accrue market discount on the basis of a constant yield to maturity of a debt instrument, based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal on the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Some of the securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield method, and income will accrue on the debt instrument based on the assumption that all future payments due on such securities will be made. If such securities turn out not to be fully collectible, an offsetting loss deduction will only become available in a later year when uncollectiblity is provable.

In addition, to the extent that we acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes.

In addition, in the event that any debt instruments or securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, including as a result of income and gains from the disposition of TBAs, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if the failure of the company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulation. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

We, at the close of each calendar quarter, must also satisfy multiple tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, personal property leased with real property if rents attributable to the personal property do not exceed 15% of total rents, debt instruments issued by publicly offered REITs and certain kinds of RMBS, CMBS and mortgage loans. Regular or residual interests in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. In the case of interests in grantor trusts, we will be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% (20% after 2017) of the value of our gross assets. Fifth, not more than 25% of the value of a REIT’s assets may consist of “nonqualified publicly offered REIT debt instruments.”

A debt obligation secured by a mortgage on both real and personal property is treated as a real estate asset for purposes of the 75% asset test, and interest thereon is treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt even if the loan is not fully secured by real property. Thus, there is no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.

The 5% and 10% asset tests do not apply to stock or securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (3) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above pursuant to which certain loans secured by a first priority security interest in equity interests in a pass-through entity that directly or indirectly own real property will be treated as qualifying assets for purposes of the 75% real estate asset test and therefore not be subject to the 10% vote or value test. In addition such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above, but there can be no assurance we will be successful in this regard.

We may hold certain participation interests, including B Notes, in mortgage loans and mezzanine loans originated by other lenders. B Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originators of the loans are parties, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the REIT asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% gross income test discussed above. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

We expect that the assets and mortgage-related securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC CMOs or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities will not be qualifying assets for purposes of the 75% asset test. In addition, we may purchase agency RMBS through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or U.S. government securities for purposes of the 75% asset test and we will not treat TBAs as such unless we receive advice of our counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test. As a result, our ability to purchase TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that TBAs are not qualifying assets in which case we could be subject to a penalty tax or fail to qualify as a REIT if such assets, when combined with other non-real estate assets exceed 25% of our gross assets.

We believe that our holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets. We do not intend to obtain independent appraisals to support our conclusions concerning the values of our assets, and we will generally rely on representations and warranties of sellers from whom we acquire mortgage loans concerning the loan to value ratios for such mortgage loans. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the REIT asset tests and could fail to qualify as a REIT. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

In addition, we may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of:

●	90% of our “REIT taxable income” (which is computed without regard to the dividends-paid deduction, excludes net capital gain and does not necessarily equal net income as calculated in accordance with GAAP); and

●	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate. If such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

In addition, if we were to recognize “built-in gain” (as defined below) on the disposition of any assets acquired from a C corporation in a transaction in which our basis in the assets was determined by reference to the C corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built in gain net of the tax we would pay on such gain. “Built-in gain” is the excess of (a) the fair market value of the asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (1) the actual receipt of cash, including receipt of distributions from our subsidiaries and (2) the inclusion of items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash. For example, we may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes (such excess, “original issue discount,” or OID), such that we will be required to include in our income a portion of the OID each year that the instrument is held before we receive any corresponding cash. Furthermore, we may acquire assets where we elect to accrue market discount or are otherwise required to defer a portion of the interest deduction for interest paid on debt incurred to acquire or carry such assets. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non cash assets at rates or times that we regard as unfavorable or make distributions in the form of taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock. We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.

Prohibited Transactions

Net income we derive from a prohibited transaction is subject to a 100% tax unless we qualify for a safe harbor exception. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so as to minimize or eliminate our exposure to prohibited transaction tax. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, we intend to elect to treat the related property as foreclosure property.

Failure to Qualify

In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT in any taxable year (other than failure to satisfy a gross income test or an asset test, to which separate relief provisions apply), we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 20%, and distributions in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Tax Aspects of Ownership of Equity Interests in Partnerships

General

We may hold assets through entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests, based on our capital interest in such partnership, and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Code). Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

The ownership by us of equity interests in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of our subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If any subsidiary partnership were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and may preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the stock and securities, of a corporation) or the gross income tests as discussed in “—Asset Tests” and “—Gross Income Tests” above, and in turn may prevent us from qualifying as a REIT. See “—Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year.

In addition, any change in the status of any of our subsidiary partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

The partnership agreements of our subsidiary partnerships will provide for the allocation of items of operating income and loss for tax purposes. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations

thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our subsidiary partnerships’ allocations of income and loss will be intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder. Under the Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property and the adjusted tax basis of such property at the time of the contribution, or a book-tax difference. Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners. To the extent that any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

●	a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Medicare Tax

High-income U.S. individuals, estates and trusts are subject to an additional 3.8% Medicare tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Distributions received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates currently applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders who are individuals, and 35% in the case of U.S. stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares of our common stock in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares of our common stock, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.

Any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a)	the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we may own an interest);

(b)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any TRS we may form, or a “qualified foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of the Company in General” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Although not expected, if excess inclusion income from a TMP or REMIC residual interest is allocated to any U.S. stockholder, that income will be taxable in the hands of the U.S. stockholder and would not be offset by any net operating losses of the U.S. stockholder that would otherwise be available. See “—Taxable Mortgage Pools” above. As required by IRS guidance, we intend to notify our U.S. stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Dispositions of Our Common Stock

In general, a U.S. stockholder will realize gain or loss upon the sale or other taxable disposition (except pursuant to a repurchase by us, as discussed below) of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 20% if our common stock is held for more than 12 months and will be taxed as ordinary income rates (of up to 39.6%) if our common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

U.S. stockholders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Repurchases of Our Common Stock. A repurchase of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common stock discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common stock, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common stock actually owned, as well as common stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, generally must be taken into account. The sale of common stock pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting stock owned by the holder immediately after the sale is less than 80% of the percentage of our voting stock owned by the holder determined immediately before the sale. The sale of common stock pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our stock as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “—Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common stock taxable as a dividend in the amount of their increased percentage ownership of our common stock as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt U.S. stockholder), (2) our common stock is not otherwise used in an unrelated trade or business and (3) we do not hold an asset that gives rise to “excess inclusion income” distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Although not expected, to the extent that we are (or a part of us, or a disregarded subsidiary of ours is) a TMP, or if we hold residual interests in a REMIC, the portion of the dividends paid to a

U.S. tax-exempt stockholder that is allocable to excess inclusion income will be treated as UBTI. If, however, excess inclusion income is allocable to some categories of U.S. tax-exempt stockholders that are not subject to UBTI, we might be subject to corporate level tax on such income, and, in that case, may reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “—Taxable Mortgage Pools” above. As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is exempt from tax under Section 501(a) of the Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the distributions from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder (as defined above under “—Taxation of Taxable U.S. Stockholders”) or an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation. Non-U.S. stockholders should consult their own tax advisors concerning the U.S. federal income and estate tax consequences of ownership of our common stock.

Ordinary Dividends

The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed on a non-U.S. stockholder, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed. Although not expected, if we engage in transactions that result in a portion of our dividends being considered excess inclusion income, a portion of our dividend income will not be eligible for exemption from the 30% withholding rate or a reduced treaty rate.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless (1) our common stock constitutes a U.S. real property interest (or USRPI) or (2) either (A) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (B) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends

Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (or USRPI capital gains), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the taxable year. Instead any such capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Taxation of Non-U.S. Stockholders—

Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. Our common stock is not regularly traded on an established securities market in the United States immediately following the offering and there is no assurance that it will be so traded in the future. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).

Dispositions of Our Common Stock

A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition (other than a repurchase by us, as described below) of our common stock as long as: (i) we are not a “United States real property holding corporation” during a specified testing period and certain procedural requirements are satisfied; or (ii) we are a domestically controlled REIT. “United States real property holding corporation” is a U.S. corporation that at any time during the applicable testing period owned U.S. real property interests that exceed in value 50% of the value of the corporation’s U.S. real property interests, interests in real property located outside the United States and other assets used in the corporation’s trade or business. We do not expect that 50% or more of our assets will consist of United States real property interests.

Even if shares of our common stock otherwise would be a USRPI under the foregoing test, shares of our common stock will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of the REIT’s shares of common stock or the period of the REIT’s existence), less than 50% in value of its outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders. The following rules simplify such determination:

●	In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person.

●	In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended RICs, the REIT or RIC will be treated as a U.S. person if the REIT or RIC is domestically controlled and will be treated as a non-U.S. person otherwise.

●	In the case of REIT stock held by a REIT or RIC not described in the previous rule, the REIT or RIC is treated as a U.S. person or a non-U.S. person on a look-through basis.

We believe we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, because our stock will be widely held and freely transferable, we cannot assure our investors that we will be a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) our common stock owned is of a class that is “regularly traded,” as defined by the applicable Treasury regulation, on an established securities market, and (2) the selling non-U.S. stockholder owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period. Our common stock will not be regularly traded on an established securities market in the United States immediately following the offering and there is no assurance that it will be so traded in the future.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (1) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gain.

There are new rules for application of FIRPTA to distributions and dispositions in the case of certain “qualified foreign pension funds” and “qualified shareholders.”

Repurchases of Our Common Stock. A repurchase of our common stock that is not treated as a sale or exchange will be taxed in the same manner as distributions under the rules described above. See “—Taxation of Non-U.S. Holders of Our Common Stock—Repurchases of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

A repurchase of our common stock generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “—Sales of Our Common Stock.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the 35% rate from all or a portion of repurchase payments to non-U.S. holders other than qualified shareholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.

FATCA, Backup Withholding and Information Reporting

Under the Foreign Account Tax Compliance Act (“FATCA”) rules, withholding at a rate of 30% is required on dividends in respect of, and after December 31, 2018, withholding at a rate of 30% will be required on gross proceeds from the sale of shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain passive non-financial foreign entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our common stock is held may affect the determination of whether such withholding is required. Similarly, dividends in respect of, and after December 31, 2018, gross proceeds from the sale of, our common stock held by an investor that is a passive non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

We will report to our U.S. stockholders and the IRS the amount of distributions made during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to distributions made unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of distributions made to such holder and the tax withheld with respect to such distributions, regardless of whether withholding was required. Copies of the information returns reporting such distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S.-related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

State, Local and Foreign Taxes

We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of the company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in the company’s common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in shares of our common stock.

CERTAIN ERISA CONSIDERATIONS

An employee benefit or other plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or an entity whose assets are considered to be “plan assets” for purposes of ERISA or Section 4975 of the Code (any of the foregoing, a “Plan”), will generally be subject to the fiduciary rules under ERISA and the Code, as applicable. In addition to the imposition of general fiduciary standards, ERISA, together with the corresponding provisions of the Code, prohibits a wide range of transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan. These prohibitions may apply regardless of whether our assets are “plan assets,” as discussed below. Every purchaser of our shares will be responsible for ensuring, among other things, that the acquisition and holding of our shares does not and will not constitute or result in a prohibited transaction or fiduciary breach.

The U.S. Department of Labor has issued a regulation (the “Regulation”) regarding what constitutes assets of a Plan for purposes of ERISA and Section 4975 of the Code. Under the Regulation, if a Plan acquires an equity interest in an entity, which interest is neither a “publicly-offered security” nor a security issued by an investment company registered under the 1940 Act, the Plan’s assets would include, for these purposes, both the equity interest and an undivided interest in each of the entity’s underlying assets, unless certain specified exceptions apply. One such exception applies in the case of an “operating company,” which generally is an entity primarily engaged, directly or through majority-owned subsidiaries, in the production or sale of a product or service, other than the investment of capital.

The Regulation defines a “publicly-offered security” as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act if the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred. Our shares are being sold in an offering registered under the Securities Act and will have been registered under the Exchange Act.

The Regulation provides that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control.

The Regulation provides that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with the offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” It is noted that the Regulation only establishes a presumption in favor of the finding of free transferability where the restrictions are consistent with the particular types of restrictions listed in the Regulation.

Potential Plan investors should consider, among other things, the “plan assets” rules applicable for purposes of ERISA and Section 4975 of the Code, in connection with making a decision regarding whether to acquire and hold our shares.

FIDUCIARIES OF PLANS SHOULD CONSULT WITH COUNSEL AND THEIR OTHER ADVISORS REGARDING, AMONG OTHER THINGS, CONSIDERATIONS THAT MAY ARISE UNDER ERISA AND THE CODE, AS APPLICABLE, BEFORE INVESTING IN OUR SHARES. ACCEPTANCE OF INVESTMENTS BY PLANS IS IN NO RESPECT A REPRESENTATION THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

DESCRIPTION OF SHARES

The following summary of the material terms of our shares of common stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws. Our charter authorizes us to issue up to 1,100,000,000 shares of common stock, par value $0.01 per share, 125,000,000 of which are classified as Class T shares, 125,000,000 of which are classified as Class T-C shares, 125,000,000 of which are classified as Class D shares, 125,000,000 of which are classified as Class M shares, 300,000,000 of which are classified as Class I shares, 125,000,000 of which are classified as Class S shares and 125,000,000 of which are classified as Class Y shares and up to 50,000,000 shares of preferred stock, par value $0.01 per share. Our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without stockholder approval. At the commencement of this offering, approximately 8,000 shares of our Class S common stock were issued and outstanding, 4,000 of which are owned by Michael C. Forman and 4,000 of which are owned by David J. Adelman, both principals of FS Investments.

Common Stock

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in our charter, the holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Each holder of a share of common stock generally will vote together with the holders of all other shares of common stock entitled to vote on all matters (as to which a common stockholder is entitled to vote) at all meetings of stockholders. However, the affirmative vote of the holders of a majority of the then outstanding shares of a particular class of common stock, with no other class of common stock voting except the applicable class, will be required to amend our charter if such amendment would materially and adversely affect the rights, preferences and privileges of only such class, on any matter submitted to stockholders that relates solely to such class or on any matter submitted to stockholders in which the interests of such class differ from the interests of any other class of common stock. Our charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding classes or series of preferred stock and the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in this offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an option to purchase any new shares of common stock that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of shares of our common stock will not have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected by contacting the transfer agent at:

DST Systems, Inc.

PO Box 219095

Kansas City, MO 64121-9349

Overnight Address:

DST Systems, Inc.

430 W 7th St. Suite 219349

Kansas City, MO 64105

Toll Free Number: 877-628-8575

Class T Shares

Class T shares issued in our primary offering will be subject to selling commissions of up to 3.0% of the purchase price per Class T share and dealer manager fees of up to 1.25% of the purchase price per Class T share (subject to reductions for certain categories of purchasers). All selling commissions and all or a portion of the dealer manager fee are expected to be re-allowed to selected broker-dealers. In addition, our Class T shares are subject to stockholder servicing fees equal to 1.0% per annum of the aggregate NAV of our outstanding Class T shares. Stockholder servicing fees will be paid monthly in arrears. The dealer manager will re-allow (pay) stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

We will cease paying stockholder servicing fees with respect to each Class T share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such account would exceed 7.25% (or a lower limit for shares sold by certain participating broker-dealers) of the gross proceeds from the sale of shares in such account). At the end of such month, each Class T share in such account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which stockholder servicing fees will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T share over approximately three years from the date of purchase, assuming payment of the full selling commissions and dealer manager fees, no reinvestment of distributions and a constant NAV of $25.00 per share.

We will also cease paying stockholder servicing fees on each Class T share held in a stockholder’s account and such shares will convert to Class I shares on the earlier to occur of the following: (i) a listing of Class I shares on a national securities exchange; (ii) the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity, in each case in a transaction in which holders of Class T shares receive cash and/or shares of stock that are listed on a national securities exchange; or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

Class T shares are subject to class-specific advisory fees as described in “Compensation.”

Class T-C Shares

Class T-C shares issued in our primary offering will be subject to selling commissions of up to 3.0% of the purchase price per Class T-C share (subject to reductions for certain categories of purchasers). All selling commissions are expected to be re-allowed to selected broker-dealers. In addition, our Class T-C shares are subject to stockholder servicing fees equal to 0.85% per annum of the aggregate NAV of our outstanding Class T-C shares. For each Class T-C share, this stockholder servicing fee consists of an advisor stockholder servicing fee and a dealer stockholder servicing fee. We expect that generally the advisor stockholder servicing fee will equal 0.60% per annum and the dealer stockholder servicing fee will equal 0.25% per annum, of the aggregate NAV for each Class T-C share. However, with respect to Class T-C shares sold through certain participating broker-dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such shares. Stockholder servicing fees will be paid monthly in arrears. The dealer manager will re-allow (pay) stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

We will cease paying stockholder servicing fees with respect to each Class T-C share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total selling commissions and stockholder servicing fees paid with respect to such account would exceed 7.25% (or a lower limit for shares sold by certain participating broker-dealers) of the gross proceeds from the sale of shares in such account). At the end of such month, each Class T-C share in such account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which stockholder servicing fees will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class T-C share over approximately five years from the date of purchase, assuming payment of the full selling commissions, no reinvestment of distributions and a constant NAV of $25.00 per share.

We will also cease paying stockholder servicing fees on each Class T-C share held in a stockholder’s account and such shares will convert to Class I shares on the earlier to occur of the following: (i) a listing of Class I shares on a national securities exchange; (ii) the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity, in each case in a transaction in which holders of Class T-C shares receive cash and/or shares of stock that are listed on a national securities exchange; or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

Class T-C shares are subject to class-specific advisory fees as described in “Compensation.”

Class D Shares

Class D shares issued in our primary offering will be subject to stockholder servicing fees equal to 0.3% per annum of the aggregate NAV of our outstanding Class D shares. Stockholder servicing fees will be paid monthly in arrears. The dealer manager will re-allow (pay) stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

We will cease paying stockholder servicing fees with respect to each Class D share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation, including selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such account, as applicable, would exceed 1.25% (or a lower limit for shares sold by certain participating broker-dealers) of the gross proceeds from the sale of shares in such account. At the end of such month, each Class D share in such account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which stockholder servicing fees will be paid because that will be affected by changes in the NAV of our shares, this fee would be paid with respect to a Class D share over approximately 4.2 years from the date of purchase, assuming no reinvestment of distributions and a constant NAV of $25.00 per share.

We will also cease paying stockholder servicing fees on each Class D share held in a stockholder’s account and such shares will convert to Class I shares on the earlier to occur of the following: (i) a listing of Class I shares on a national securities exchange; (ii) the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity, in each case in a transaction in which holders of Class D shares receive cash and/or shares of stock that are listed on a national securities exchange; or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

Class D shares are generally available for purchase in this offering only (1) through fee-based programs that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we identify in an amendment or supplement to this prospectus.

Class D shares are subject to class-specific advisory fees as described in “Compensation.”

Class M Shares

Class M shares issued in our primary offering will be subject to stockholder servicing fees equal to 0.3% per annum of the aggregate NAV of our outstanding Class M shares. Stockholder servicing fees will be paid monthly in arrears. The dealer manager will re-allow (pay) stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

We will cease paying stockholder servicing fees with respect to each Class M share held in a stockholders account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation, including selling commissions, dealer manager fees and stockholder servicing fees paid with respect to such account, as applicable, would exceed 7.25% (or a lower limit for shares sold by certain participating broker-dealers) of the gross proceeds from the sale of shares in such account. At the end of such month, each Class M share in such account will convert into a number of Class I shares (including any fractional shares) with an equivalent aggregate NAV as such share. Although we cannot predict the length of time over which stockholder servicing fees will be paid due to potential changes in the NAV of our shares, this fee would be paid with respect to a Class M share over approximately 24.2 years from the date of purchase, assuming payment of the full selling commissions and dealer manager fees, no reinvestment of distributions and a constant NAV of $25.00 per share.

We will also cease paying stockholder servicing fees on each Class M share held in a stockholders account and such shares will convert to Class I shares on the earlier to occur of the following: (i) a listing of Class I shares on a national securities exchange; (ii) the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity, in each case in a transaction in which holders of Class M shares receive cash and/or shares of stock that are listed on a national securities exchange; or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

Class M shares are generally available for purchase in this offering only (1) through fee-based programs that provide access to Class M shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class M shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we identify in an amendment or supplement to this prospectus.

Class M shares are subject to class-specific advisory fees as described in “Compensation.”

Class I Shares

No selling commissions, dealer manager fees or stockholder servicing fees will be charged to purchasers in connection with the sale of any Class I shares. Class I shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, that provide access to Class I shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (5) by endowments, foundations, pension funds and other institutional investors, (6) by our executive officers and directors and their immediate family members, as well as officers and employees of our adviser, the sub-adviser, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors or our adviser, joint venture partners, consultants and other service providers or (7) other categories of investors that we identify in an amendment or supplement to this prospectus.

Class I shares are subject to class-specific advisory fees as described in “Compensation.”

Class S Shares

We are conducting a private offering of up to $50 million in shares of our Class S common stock, which we refer to as the “Class S private offering.” We will offer Class S shares in the Class S private offering only to “accredited investors,” as that term is defined under the Securities Act and Regulation D promulgated thereunder. The Class S shares are not subject to stockholder servicing fees or advisory fees and as a result are expected to have a higher NAV per share and receive higher distributions than our other share classes.

Class Y Shares

We are conducting a private offering of our Class Y common shares to certain accredited investors. The minimum commitment is for $1,000,000 of Class Y shares; provided that we may waive this minimum in our sole and absolute discretion. The Class Y shares will not be subject to stockholder servicing fees and will not be subject to any advisory fees until the commencement of this offering. Upon commencement of this offering, the Class Y shares will be subject to a performance fee as described in “Compensation.” As a result, the Class Y shares are expected to have a higher NAV per share or receive higher distributions than the Class T, T-C, D, M and I shares.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution or winding up, or any distribution of our assets, (i) the holder of each Class T share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidating distribution equal to our net asset value for Class T shares divided by the number of Class T shares outstanding, or the net asset value per Class T share, (ii) the holder of each Class T-C share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidating distribution equal to our net asset value for Class T-C shares divided by the number of Class T-C shares outstanding, or the net asset value per Class T-C share, (iii) the holder of each Class D share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidating distribution equal to our net asset value for Class D shares divided by the number of Class D shares outstanding, or the net asset value per Class D share, (iv) the holder of each Class M share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidating distribution equal to our net asset value for Class M shares divided by the number of Class M shares outstanding, or the net asset value per Class M share, (v) the holder of each Class I share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidating distribution equal to the net asset value for Class I shares divided by the number of Class I shares outstanding, or the net asset value per Class I share, (vi) the holder of each Class S share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidating distribution equal to our net asset value for Class S shares divided by the number of Class S shares outstanding, or the net asset value per Class S share and (vii) the holder of each Class Y share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidating distribution equal to our net asset value for Class Y shares divided by the number of Class Y shares outstanding, or the net asset value per Class Y share. If upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets, or proceeds thereof, distributable among our stockholders are insufficient to pay these liquidating distributions, then such assets, or the proceeds thereof, will be distributed among the holders of Class T, Class T-C, Class D, Class M, Class I, Class S and Class Y shares ratably in the same proportion as the respective amounts that would be payable on such Class T, Class T-C, Class D, Class M, Class I, Class S and Class Y shares if all amounts payable thereon were paid in full.

Blank Check Stock

Our charter authorizes our board of directors, without stockholder approval, to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board of directors is required by the Maryland General Corporation Law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications and terms and conditions of repurchase for each class or series of our stock. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings, Special Voting Requirements and Access to Records

An annual meeting of the stockholders will be held each year at our principal executive office or such other location convenient to stockholders, beginning in 2018, on a specific date which will be not less than 30 days after delivery of our annual report. The board members, including the independent directors, shall take reasonable steps to ensure that this requirement is met. Special meetings of stockholders may be called upon the request of a majority of the directors, a majority of the independent directors, the chairman of the board, the chief executive officer or the president. In addition, a special meeting of stockholders must be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request, either in person or by mail, of stockholders entitled to cast at least 10% of all the votes entitled to be cast on such matter at the meeting. Upon receipt of such a written request stating the purpose(s) of the meeting, the secretary shall provide all stockholders, within ten days after receipt of said request, written notice of the meeting and the purpose of such meeting. Such meeting must be held on a date not less than fifteen nor more than sixty days after the delivery of such notice at a time and place specified in such notice, or, if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present is required for stockholders to elect a director.

Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

The advisory agreement is approved annually by our board of directors, including a majority of our independent directors. While the stockholders do not have the ability to vote to replace our adviser or to select its replacement, stockholders do have the ability, by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors.

Any stockholder will be permitted access to all of our corporate records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Under the Maryland General Corporation Law, our stockholders are entitled to inspect and copy, upon written request during usual business hours, the following corporate documents: (i) our bylaws; (ii) minutes of the proceedings of our stockholders; (iii) annual statements of affairs; and (iv) any voting trust agreements deposited with us. A stockholder may also request access to any other corporate records, which may be evaluated solely in the discretion of our board of directors. In addition, we may require the stockholder to execute a confidentiality agreement prior to reviewing certain other corporate records relating to our proposed and existing investments. Inspection of our corporate records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours.

In addition to the corporate records described above, we intend to maintain an alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of each class of our common stock held by each of them, as part of our books and records, and this list will be available for inspection by any stockholder at our office. We intend to update the stockholder list at least quarterly to reflect changes in the information contained therein. In addition to the foregoing, Rule 14a-7 under the Exchange Act provides that, upon the request of a stockholder and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or any other information for any commercial purpose not related to the requesting stockholder’s interest in our affairs. We may also require such stockholder sign a confidentiality agreement in connection with the request and impose a reasonable charge for expenses incurred in reproduction pursuant to the request.

Restriction on Ownership of Shares of Our Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Code by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. These ownership tests do not apply in our first taxable year for which we elect to be taxed as a REIT. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of common stock which prohibit (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% in value of the aggregate of our then-outstanding stock of all classes or more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our then-outstanding common stock and (2) any transfer of or other event or transaction with respect to shares of our stock that would result in the beneficial ownership of the outstanding shares of our stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our stock that (1) would result in us being “closely held” within the meaning of Section 856(h) of the Code, or (2) would otherwise cause us to fail to qualify as a REIT.

Our charter provides that the shares of our stock that, if transferred, would (1) result in a violation of the 9.8% ownership limits, (2) result in us being “closely held” within the meaning of Section 856(h) of the Code, or (3) otherwise cause us to fail to qualify as a REIT, will be transferred automatically (rounded to the nearest whole share) to a share trust for the benefit of a charitable beneficiary effective as of the close of business on the business day before the purported transfer of such shares of our stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our stock in the share trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of stock in the share trust and, subject to Maryland law, will have the authority (1) to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the share trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. The intended transferee will acquire no rights in such shares of stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits, the transfer is exempted by the board of directors from the ownership limit (prospectively or retroactively) based upon receipt of information (including certain representations and undertakings from the intended transferee) establishing that such transfer would not violate the provisions of the Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our stock that would result in shares of our stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our stock.

The trustee will acquire by transfer the shares of our stock from a person whose ownership of shares of our stock will violate the ownership limits. Within 20 days after the trustee receives notice from us that shares of our stock have been transferred to the share trust, the trustee shall sell the shares in the share trust to a person whose ownership will not violate the ownership limits. Upon any such sale, the purported transferee or holder will receive the lesser of (1) the price paid by the purported transferee or holder for the shares or, if the purported transferee or holder did not give value for the shares in connection with the event causing the shares to be transferred to the share trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be transferred to the share trust and (2) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the purported transferee or holder by the amount of distributions which have been paid to the purported transferee or holder, as well as any amounts owed by the purported transferee or holder to the trustee. The charitable beneficiary will receive any excess amounts. If, prior to our discovery that shares of our stock have been transferred to the share trust, the shares are sold by the purported transferee or holder, then (1) the shares will be deemed to have been sold on behalf of the share trust and (2) to the extent that the purported transferee or holder received an amount for the shares that exceeds the amount such purported transferee or holder was entitled to receive, the excess must be paid to the trustee upon demand.

In addition, shares of our stock held in the share trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the share trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported transferee or holder. We may reduce the amount payable to the purported transferee or holder by the amount of distributions which has been paid to the purported transferee or holder, as well as any amounts owed by the purported transferee or holder to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

Any person who acquires or attempts to acquire shares of our stock in violation of the foregoing restrictions or who would have owned shares of our stock that were transferred to any such share trust is required to give written notice to us of such event as soon as reasonably practicable, and any person who proposes or attempts to transfer or receive shares of our stock subject to such limitations is required to give us 15 days’ prior written notice. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.

The ownership limits do not apply to a person or persons that the board of directors exempts (prospectively or retroactively) from the applicable ownership limit upon the receipt of certain representations and undertakings and other appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% (or such lower percentage applicable under the Treasury Regulations) of the outstanding shares of our stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our stock beneficially owned.

Distributions

Subject to our board of directors’ discretion and applicable legal restrictions, we intend to declare and pay ordinary cash distributions on a monthly basis. For purposes of calculating our NAV to account for any declared distributions, our adviser will accrue as our liability on the day after the record date (the distribution adjustment date) the amount of the declared distributions. Distributions will be payable only to stockholders of record on the business day immediately preceding the distribution adjustment date.

Distributions are expected to be made on all classes of our common stock at the same time. Because stockholder servicing fees are calculated based on the NAV of our Class T, Class T-C, Class D and Class M shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan. In addition, because advisory fees are calculated based on the NAV of our Class T, Class T-C, Class D, Class M, Class I and Class Y shares, they will reduce the NAV or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under our distribution reinvestment plan. We expect to use the record share method of determining the per share amount of distributions on Class T, Class T-C, Class D, Class M, Class I, Class Y and Class S shares, although our board of directors may choose any other method that will not cause our distributions to be treated as preferential dividends under the Code. The record share method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our shares of common stock will be increased by the sum of all class-specific expenses accrued for such period. Such amount will be divided by the number of our common shares outstanding on the record date. Such per share amount will be reduced for each class of common stock by the per share amount of any class-specific expenses allocable to such class.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our taxable income each year, which is determined without regard to the dividends-paid deduction, excludes net capital gains and does not necessarily equal net income as calculated in accordance with GAAP. Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions.

We are not prohibited from using our own securities as stock dividends or from distributing other securities in lieu of making cash distributions to stockholders, provided that in the case of other securities, the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list our common stock on a national securities exchange, nor is it expected that a public market for our common stock will develop in the foreseeable future.

We may fund our cash distributions to stockholders from any sources of funds legally available to us, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends and other distributions from our investments. We have not established limits on the amount of funds we may use from available sources to make distributions.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the Maryland General Corporation Law, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group, and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person, provided that such business combination is first approved by a majority of our board of directors, including a majority of our independent directors. Consequently, the five-year prohibition and the super majority vote requirements may not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and other provisions of the statute.

Should our board of directors opt into the business combination statute or otherwise fail to first approve a business combination, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by our officers or by our employees who are also directors are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

●	one-tenth or more but less than one-third;

●	one-third or more but less than a majority; or

●	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights previously have been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of any meeting of stockholders at which the voting rights for control shares are considered and not approved, or if no such meeting is held, as of the date of the last control share acquisition.

If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the control share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to change this provision at any time in the future.

Unsolicited Takeover Statutes

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, without a stockholder vote, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

●	a classified board;

●	a two-thirds stockholder vote requirement for removing a director;

●	a requirement that the number of directors be fixed only by vote of the board of directors;

●	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

●	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board the exclusive power to fix the number of directors provided that the number is not less than three.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders, including the power of our board to issue additional shares of our common stock and to issue other classes of stock, the restrictions on ownership and transfer of our shares, advance notice requirements for director nominations and stockholder proposals and the application of the Maryland law provisions regarding business combinations. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects. See “Risk Factors –Risks Related to This Offering and Our Corporate Structure.” Our board of directors has opted out of the provisions of the Maryland General Corporation Law relating to deterring or defending hostile takeovers. Although we will not currently be afforded this protection, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent you from receiving a premium price for your stock in connection with a business combination.”

Rights of Objecting Stockholders

Under Maryland law, dissenting stockholders may have, subject to satisfying certain procedures, the right to receive a cash payment representing the fair value of their shares of stock under certain circumstances. As permitted by the Maryland General Corporation Law, however, our charter includes a provision opting out of the appraisal rights statute, thereby precluding stockholders from exercising the rights of an “objecting stockholder” unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. As a result of this provision, our stockholders will not have the right to dissent from extraordinary transactions, such as the merger of our company into another company or the sale of all or substantially all of our assets for securities.

Restrictions on Roll-Up Transactions

In accordance with our charter, in connection with any proposed transaction considered a “roll-up transaction” (as defined below) involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all of our assets shall be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a roll-up entity, that would be created or would survive after the successful completion of such transaction. The term roll-up transaction does not include:

●	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

●	a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common stockholder voting rights; the term of our existence; compensation to our adviser; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote against the proposal the choice of:

●	accepting the securities of a roll-up entity offered in the proposed roll-up transaction; and

●	one of the following:

●	remaining as holders of shares of our common stock and preserving their interests therein on the same terms and conditions as existed previously; or

●	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

●	that would result in the common stockholders having voting rights in a roll-up entity that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

●	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

●	in which investors’ rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Description of Shares—Meetings, Special Voting Requirements and Access to Records;” or

●	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by our common stockholders.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of our board of directors or (c) by a stockholder who is a stockholder of record as of the record date, at the time of giving the advance notice required by the bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only by or at the direction of our board of directors or provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. Our charter also prohibits any stockholder from transferring shares of stock to a person who makes a tender offer which does not comply with such provisions unless such stockholder has first offered such shares of stock to us at the tender offer price in the non-compliant tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

DISTRIBUTION REINVESTMENT PLAN

We have adopted an “opt in” distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions reinvested in additional shares of our common stock. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. Any distributions of our shares pursuant to our distribution reinvestment plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient’s home state. Participants in our distribution reinvestment plan are free to elect to terminate participation in the distribution reinvestment plan within ten business days’ notice to us. If you do not elect to participate in the distribution reinvestment plan, you will automatically receive any distributions we declare in cash.

The purchase price for shares pursuant to the distribution reinvestment plan will be equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Stockholders do not pay selling commissions or dealer manager fees when purchasing shares pursuant to the distribution reinvestment plan. The stockholder servicing fees with respect to our Class T, Class T-C, Class D and Class M shares are calculated based on our NAV for the Class T, Class T-C, Class D and Class M shares and may reduce the NAV or, alternatively, the distributions payable with respect to the Class T, Class T-C, Class D and Class M shares, including shares issued in respect of distributions on such shares under the distribution reinvestment plan. Shares issued pursuant to our distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as shares of common stock of that class purchased in our primary offering.

We reserve the right to amend, suspend or terminate the distribution reinvestment plan upon notice in writing mailed to you at least ten business days’ prior to the effective date of that amendment, suspension or termination.

Our transfer agent will provide on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the quarter, (2) the number of shares purchased during the quarter, (3) the per share purchase price for such shares and (4) the total number of shares purchased on behalf of the participant under the plan. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year will be provided to each participant.

SHARE REPURCHASES

General

While you should view your investment in our common stock as long term with limited liquidity, we have adopted a share repurchase plan, whereby on a daily basis, stockholders may request that we repurchase all or any portion of their shares. Due to the illiquid nature of investments in real estate related-loans, we may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar quarter. See “—Repurchase Limitations” below. Further, our board of directors has the right to modify or suspend the share repurchase plan if it deems such action to be in the best interest of our stockholders.

You may request that we repurchase shares of our common stock through your investment advisor or directly with our transfer agent. We will generally adhere to the following procedures relating to the repurchase of shares of our common stock:

●	Under our share repurchase plan, on each day the New York Stock Exchange is open for trading (a business day), stockholders may request that we repurchase all or any portion of their shares. Repurchase requests received and processed by our transfer agent on a business day and before the close of business (4:00 p.m. Eastern time) on that day will be effected at a repurchase price equal to our NAV per share for the class of shares being repurchased calculated after the close of business on that day.

●	Repurchase requests received and processed by our transfer agent on a business day, but after the close of business on that day or a day that is not a business day, will be effected at our NAV per share for the class of shares being repurchased calculated after the close of business on the next business day. The repurchase price per share on any business day will be our NAV per share for the class of shares being repurchased, after giving effect to any share purchases or repurchases to be effected on such day. Although a stockholder will not know at the time he or she requests the repurchase of shares the exact price at which such repurchase request will be processed, the stockholder may cancel the repurchase request before it has been processed by notifying a customer service representative available on our toll-free, telephone line, 877-628-8575 or by faxing the cancellation request to 877-662-1120. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Repurchase requests submitted before 4:00 p.m. on a business day must be cancelled before 4:00 p.m. on the same day. Repurchase requests received after 4:00 p.m. on a business day, or at any time on a day that is not a business day, must be cancelled before 4:00 p.m. on the next business day. If the repurchase request is not cancelled before the applicable time described above, the stockholder will be contractually bound to repurchase of the shares and will not be permitted to cancel the request prior to the payment of repurchase proceeds.

●	Repurchase requests may be made by mail or by contacting your financial intermediary, all subject to certain conditions described in this prospectus. Written requests signed by the registered account owner(s) must specify: (1) the stockholder’s account number, (2) the name(s) registered on the account, and (3) the number of shares that the stockholder wishes us to repurchase. Written requests may be (1) faxed to 877-628-8575, if they do not require a signature guarantee or custodial authorization, or (2) sent to the transfer agent at the following address:

FS Credit Real Estate Income Trust, Inc.

c/o DST Systems, Inc.

P.O. Box 219095

Kansas City, MO 64121-9329

877-628-8575

Overnight Address:

DST Systems, Inc.

430 W 7th St.

Kansas City, MO 64105

Shares held in a custodial account require custodial authorization of share repurchases. Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required.

●	A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association, or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (NYSE MSP). Signature guarantees from financial institutions which are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) you wish to have repurchase proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 15 days or sent to an address other than your address of record for the past 15 days; (2) you wish to make the proceeds payable to a third party or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

Our board of directors will approve any distributions on each class of shares of our common stock for stockholders of record as of a record date. Because we anticipate that each class of shares will have a different amount of net income allocated thereto as a result of the differences in the fees paid on each class of shares, the distributions paid with respect to each class of shares is not expected to be of equal dollar amounts. At the close of business on the distribution adjustment date, our NAV will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record as of the record date. As a result, investors requesting that we repurchase shares of our common stock will be affected in the following manner:

●	If your request for repurchase is received and processed up to and including the business day immediately preceding the distribution adjustment date, your repurchase price will not reflect a reduction in NAV resulting from the distribution because you will no longer be a stockholder of record on the applicable record date and therefore will not be entitled to receive the distribution.

●	If your request for repurchase is received and processed on or after the distribution adjustment date, your repurchase price will reflect this reduction in NAV because you will still be a stockholder of record for distribution purposes and therefore will be entitled to receive the distribution.

Minimum Account Repurchases

In the event that any stockholder fails to maintain the minimum balance of $5,000 of shares of our common stock, we may repurchase all of the shares held by that stockholder at the repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV.

Sources of Funds for Repurchases

We may, in our adviser’s discretion, after taking the interests of our company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy repurchase requests, subject to the limitation on the amount of funds we may use described below under “—Repurchase Limitations.” Potential sources of funding repurchases include, but are not limited to, available cash, proceeds from sales of shares of our common stock, excess cash flow from operations, sales of our liquid investments, incurrence of indebtedness and, if necessary, proceeds from the disposition of properties or real estate-related assets.

In an effort to have adequate cash available to support our share repurchase plan, we may reserve borrowing capacity under a line of credit. We could then elect to borrow against this line of credit in part to repurchase shares presented for repurchase during periods when we do not have sufficient proceeds from the sale of shares in our offerings to fund all repurchase requests. If we have a line of credit, we would expect that it would afford us borrowing availability to fund repurchases. As our assets increase, however, it may not be commercially feasible or we may not be able to secure a line of credit of that size. Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund repurchases or for other corporate purposes.

Payment of Repurchase Proceeds

Under normal market conditions, we will generally pay repurchase proceeds, less any applicable tax or other withholding required by law, by the third business day following receipt by our transfer agent of a repurchase request in good order. However, when you request that we repurchase shares for which the purchase money for the shares being repurchased has not yet been collected, the request will be executed at the next determined NAV, but the transfer agent will not release the proceeds until your purchase payment clears. This may take up to 15 days or more. Because our NAV per share for each class of common stock will be calculated at the close of each business day, the repurchase price may fluctuate between the date we receive the repurchase request and the date on which repurchase proceeds are paid. As a result, the repurchase price that a stockholder will receive may be different from the repurchase price on the day the repurchase proceeds are paid. If a stockholder’s shares are repurchased after a distribution record date but prior to the date on which the declared distribution is paid, the stockholder will be entitled to receive such distribution with respect to the repurchased shares of our common stock held on the record date. Such stockholder’s repurchase price will reflect the reduction in NAV allocable to the class of shares being repurchased on the distribution adjustment date to reflect the accrual of our liability to pay a distribution to our holders of record of that class of shares as of the applicable record date. This will have no effect on the true price of the repurchased shares even though, everything being equal, NAV will decrease on the distribution adjustment date by the amount of the declared distribution.

Repurchase Limitations

Class Y shares and Class S shares are not eligible to participate in our share repurchase plan until the second anniversary of the commencement of our public offering.

The repurchase of shares is limited during any calendar quarter to shares whose aggregate value (based on the repurchase price per share on the day the repurchase is effected) is 5% of the combined NAV of all classes of shares then participating in our share repurchase plan as of the last day of the previous calendar quarter, which means that in any 12-month period, we limit repurchases to approximately 20% of the total NAV of all classes of shares then participating in the share repurchase plan.

On the first business day during any quarter in which we have reached that quarter’s repurchase volume limitation, we will publicly disclose such fact through a filing with the SEC and a posting to our website in order to notify stockholders that we will not accept additional repurchase requests during such quarter. In such event, unless our board of directors determines to suspend our share repurchase plan for any of the reasons described below, our share repurchase plan will automatically and without stockholder notification resume on the first day of the calendar quarter following the quarter in which repurchases were suspended due to reaching such quarter’s volume limitation. Even when repurchase requests do not exceed our plan’s quarterly volume limitation, we may not have a sufficient amount of liquid assets to satisfy repurchase requests because our assets will consist primarily of real estate-related loans and other types of real estate-related assets that cannot be readily liquidated. Under normal circumstances, we intend to maintain an allocation to cash, cash equivalents, securities and other liquid assets, which we may supplement by borrowing additional funds under our line of credit.

If the quarterly volume limitation is reached on or before the third business day of a calendar quarter, repurchase requests during the next quarter will be satisfied on a stockholder by stockholder basis, which we refer to as a “per stockholder allocation,” instead of a first-come, first-served basis. Pursuant to the per stockholder allocation, each of our stockholders would be allowed to request repurchase at any time during such quarter of a total number of shares not to exceed five percent of the shares of common stock the stockholder held as of the end of the prior quarter. Under a per stockholder allocation, repurchase capacity and available liquidity would be allocated daily during the quarter among those stockholders who request repurchase, but only up to each stockholder’s individual limit for the entire quarter. Therefore, all stockholders would be treated equally during the quarter as a whole, based on the number of shares held by each stockholder as of the end of the immediately preceding quarter, regardless of the particular day during the quarter when they choose to submit their repurchase requests. The per stockholder allocation requirement will remain in effect for each succeeding quarter for which the total repurchases for the immediately preceding quarter exceeded four percent of our NAV on the last business day of such preceding quarter. If total repurchases during a quarter for which the per stockholder allocation applies are equal to or less than four percent of our NAV on the last business day of such preceding quarter, then repurchases will again be first-come, first-served for the next succeeding quarter and each quarter thereafter.

Should repurchase requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our operations or our status as a REIT, or risk having an adverse impact on stockholders whose shares are not repurchased, then our board of directors may modify or suspend our share repurchase plan if it deems such action to be in the best interest of our stockholders. In addition, our board of directors may determine to suspend the share repurchase plan due to regulatory changes, changes in law or if our board of directors becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are repurchased. Accordingly, stockholders cannot be assured that all of the shares in their repurchase requests will be repurchased. Any suspension of, or material modification to, the share repurchase plan will be disclosed to stockholders as promptly as practicable in reports we file with the SEC and via our website. Once the share repurchase plan is suspended by our board of directors other than as a result of reaching the quarterly volume limitation, our board of directors must affirmatively authorize the recommencement of the plan before stockholder requests will be considered again. The start of a new calendar quarter will not automatically trigger the recommencement of the share repurchase plan. Because our board of directors is not required to authorize the recommencement of the plan within any specified period of time, our board may effectively terminate the plan by suspending it indefinitely. We will provide notice to stockholders of any recommencement of the share repurchase plan following such a suspension due to action of our board of directors.

If the full amount of all shares of our common stock requested to be repurchased as of any given date are not repurchased, due to our volume limitations or lack of readily available funds, available funds will be allocated pro rata based on the total number of shares of common stock subject to pending repurchase requests without regard to class and subject to the volume limitation.

All unsatisfied repurchase requests due to any of the limitations described above must be resubmitted after the start of the next quarter or upon the recommencement of the share repurchase plan, as applicable.

REIT Restrictions

To avoid certain issues related to our ability to comply with the REIT distribution requirements and utilize the deficiency dividend procedure (see “Material U.S. Federal Income Tax Considerations—Annual Distribution Requirements”), we will implement procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any such dividend equivalent repurchases and will decline to effect a repurchase to the extent that we believe that it would constitute a dividend equivalent repurchase. See “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Repurchases of Our Common Stock.”

Items of Note

When you request that we repurchase shares, you should note the following:

●	if you are requesting that some but not all of your shares be repurchased, keep your balance above $5,000 to avoid minimum account repurchase, if applicable;

●	you will not receive interest on amounts represented by uncashed repurchase checks; and

●	under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld.

Internal Revenue Service regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by completing an Account Maintenance form available on www.fsinvestments.com or calling our customer service number at 877-628-8575, we will utilize the first-in-first-out method. For purposes of calculating your cost basis using the first-in-first-out method, tax lots of both held shares and available shares are used.

Shares repurchased under our share repurchase plan will have the status of authorized but unissued shares. Shares we acquire through the share repurchase plan will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

Frequent Trading and Other Policies

We may reject for any reason, or cancel as permitted or required by law, any purchase orders for shares of our common stock. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders.

In general, stockholders may request that we repurchase their shares of our common stock once every 30 days. However, we prohibit frequent trading. We define frequent trading as follows:

●	any stockholder who requests that we repurchase its shares of our common stock within 30 calendar days of the purchase of such shares;

●	transactions deemed harmful or excessive by us (including, but not limited to, patterns of purchases and repurchases), in our sole discretion; and

●	transactions initiated by financial advisors, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.

The following are excluded when determining whether transactions are excessive:

●	purchases and requests for repurchase of our shares in the amount of $2,500 or less;

●	purchases or repurchases initiated by us; and

●	transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.

At the dealer manager’s discretion, upon the first violation of the policy in a calendar year, purchase and repurchase privileges may be suspended for 90 days. Upon a second violation in a calendar year, purchase and repurchase privileges may be suspended for 180 days. On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a stockholder may be removed.

Mail and Telephone Instructions

We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. We and our transfer agent have established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record no later than five days following execution of the instruction. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial advisor as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial advisor of any liability with respect to the discrepancy.

PLAN OF DISTRIBUTION

General

We are offering up to $2,750,000,000 in shares of our common stock pursuant to this prospectus through FS Investment Solutions, LLC, our dealer manager, a registered broker-dealer affiliated with our adviser. Because this is a “best efforts” offering, our dealer manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares.

We are offering to the public seven classes of shares of our common stock: Class T, Class T-C, Class D, Class M, Class I, Class S and Class Y shares. Class S and Class Y shares are only being offered pursuant to our distribution reinvestment plan. We are offering to sell any combination of Class T, Class T-C, Class D, Class M, Class I, Class S and Class Y shares with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different selling commissions, dealer manager fees, minimum investment amounts and ongoing fees. When deciding which class of shares to buy, you should consider, among other things, whether you are eligible to purchase one or multiple classes of shares, the amount of your investment, the length of time you intend to hold the shares, the selling commissions, dealer manager fees and stockholder servicing fees attributable to the different classes of shares and whether you qualify for any discounts described below.

Class T and Class T-C shares are available through brokerage and transactional-based accounts. Class D, Class M and Class I shares are generally available for purchase in this offering only (1) through fee-based programs that provide access to Class D, Class M or Class I shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D, Class M or Class I shares, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (5) other categories of investors that we identify in an amendment or supplement to this prospectus. In addition, Class I shares are available for purchase (1) by endowments, foundations, pension funds and other institutional investors or (2) by our executive officers and directors and their immediate family members, as well as officers and employees of our adviser, the sub-adviser, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors or our adviser, joint venture partners, consultants and other service providers.

The minimum initial investment amount for Class T, Class T-C, Class D, Class M shares is $5,000 and the minimum investment amount for Class I shares is $1,000,000, provided that the minimum initial investment amount for Class I shares may be reduced in the discretion of our board of directors and by our adviser with respect to investments by our executive officers and directors and their immediate family members and officers and employees of our adviser, the sub-adviser, our sponsor or other affiliates. The minimum subsequent investment in shares of any class is $500 per transaction, provided that the minimum subsequent investment amount for all share classes does not apply to purchases made under our distribution reinvestment plan.

We are offering to the public a maximum of $2,500,000,000 in shares of our common stock in our primary offering. We are also offering up to $250,000,000 in shares of our common stock pursuant to our distribution reinvestment plan. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain unsold after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares in the primary offering. Similarly, prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares under our distribution reinvestment plan, we may choose to reallocate some or all of the shares allocated to be offered in the primary offering to the distribution reinvestment plan.

The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may extend this offering one additional year if all of the shares we have registered are not yet sold within two years. We will disclose any such extension in a prospectus supplement. With the filing of a new registration statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on registration statement is declared effective. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one year periods (or longer, if permitted by the laws of each particular state).

We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Purchase Price

The initial purchase price for each class of shares of our common stock will be $25.00 per share, plus for Class T and Class T-C shares, applicable selling commissions and dealer manager fees. The business day following the Initial Subscription Date, the per share purchase price for such class will vary from day-to-day and, on each business day, will equal our NAV per share for such class of shares as determined after the close of business on such day, plus, for Class T and Class T-C shares, applicable selling commissions and for Class T shares, applicable dealer manager fees. Each class of shares has a different NAV per share because certain fees are charged differently with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines—NAV and NAV Per Share Calculation” for more information about the calculation of NAV per share.

No later than the business day following the Initial Subscription Date, we will file a prospectus supplement disclosing that: (i) we have received our first subscription for shares of a particular class; (ii) we will begin calculating and publishing our NAV for that particular class following the close of business the first business day following the Initial Subscription Date; (iii) the particular share class price is now based on NAV per share, plus applicable selling commissions and dealer manager fees; (iv) any subscriptions for shares of the particular class received on the first, second or third business day following the Initial Subscription Date will be executed at NAV per share for that class, plus applicable selling commissions and dealer manager fees, at the close of business on the third business day following the Initial Subscription Date; and (v) investors whose subscriptions are received on the first, second or third business day following the Initial Subscription Date may cancel their subscriptions before the close of business of the third business day following the Initial Subscription Date. For the avoidance of doubt, the initial per share purchase price for each class of our shares of common stock will remain $25.00, plus applicable selling commissions and dealer manager fees, until the date we receive our first subscription for shares of that particular class. Investors may access our NAV per share for each outstanding share class on our website, www.fsinvestments.com and on our toll-free telephone line, 877-628-8575. The purchase price for shares issued pursuant to the distribution reinvestment plan will be equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. Shares are offered pursuant to our distribution reinvestment plan at NAV per share applicable to that class, calculated as of the distribution date.

Compensation of Dealer Manager and Participating Broker-Dealers

We will enter into a dealer manager agreement with the dealer manager pursuant to which the dealer manager will agree to, among other things, manage our relationships with third-party broker-dealers engaged by the dealer manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker-dealers,” and other financial advisors. The dealer manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Summary

The following table shows the upfront selling commissions and dealer manager fees payable at the time you subscribe for Class T, Class T-C, Class D, Class M or Class I shares.

	Maximum Upfront Selling Commissions as a % of Per Share Purchase Price	Maximum Upfront Dealer Manager Fees as a % of Per Share Purchase Price
Class T shares	up to 3.0%	up to 1.25%
Class T-C shares	up to 3.0%	None
Class D shares	None	None
Class M shares	None	None
Class I shares	None	None

The following table shows the stockholder servicing fees we will pay the dealer manager with respect to the Class T, Class T-C, Class D, Class M, Class I, Class S and Class Y shares on an annualized basis as a percentage of our NAV for such class. As shown below, no stockholder servicing fees are payable with respect to the Class I shares. The stockholder servicing fees will be paid monthly in arrears.

Stockholder Servicing Fees as a % of Per Share NAV
Class T shares	1.0%
Class T-C shares	0.85%
Class D shares	0.3%
Class M shares	0.3%
Class I shares	None
Class S shares	None
Class Y shares	None

Upfront Selling Commissions and Dealer Manager Fees

Class T Shares. Subject to any discounts described below, the dealer manager will be entitled to receive upfront selling commissions of up to 3.0%, and dealer manager fees of 1.25%, of the purchase price per share of each Class T share sold in the primary offering. The dealer manager anticipates that all of the selling commissions and all or a portion of the dealer manager fees will be retained by, or reallowed (paid) to, participating broker-dealers.

Class T-C Shares. Subject to any discounts described below, the dealer manager will be entitled to receive upfront selling commissions of up to 3.0% of the purchase price per share of each Class T-C share sold in the primary offering. The dealer manager anticipates that all of the selling commissions will be retained by, or reallowed (paid) to, participating broker-dealers.

Your ability to receive a fee waiver or fee discount may depend on the financial advisor or broker-dealer through which you purchase your Class T or Class T-C shares. Selling commissions and dealer manager fees may be lower for certain participating broker-dealers. An investor qualifying for a discount or fee waiver will receive a higher percentage return on his or her investment than investors who do not qualify for such discount or fee waiver. Accordingly, you should consult with your own financial advisor about the ability to receive such discounts or fee waivers before purchasing Class T or Class T-C shares.

Class D, Class M, Class I, Class S and Class Y Shares. No selling commissions or dealer manager fees will be paid with respect to Class D, Class M, Class I, Class S and Class Y shares sold in this offering.

Stockholder Servicing Fees—Class T, Class T-C, Class D and Class M Shares

Subject to FINRA limitations on underwriting compensation and certain other limitations described below, we will pay the dealer manager a stockholder servicing fee over time with respect to our outstanding Class T, Class T-C, Class D and Class M shares equal to 1.0%, 0.85%, 0.3% and 0.3%, respectively, per annum of the aggregate NAV of our outstanding shares of the applicable class. We will not pay a stockholder servicing fee with respect to our outstanding Class I, Class S or Class Y shares.

The stockholder servicing fees will be paid monthly in arrears. The dealer manager will reallow (pay) stockholder servicing fees to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because stockholder servicing fees with respect to Class T, Class T-C, Class D and Class M shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under our distribution reinvestment plan.

We will cease paying stockholder servicing fees with respect to each Class T, Class T-C and Class M share held in a stockholder’s account at the end of the month in which the dealer manager in conjunction with the transfer agent determines that total underwriting compensation from the upfront selling commissions, dealer manager fees and stockholder servicing fees, as applicable, paid with respect to such account would exceed 7.25% (or a lower limit for shares sold by certain participating broker-dealers) of the gross proceeds from the sale of shares in such account. Similarly, we will cease paying stockholder servicing fees with respect to each Class D share held in a stockholder’s account at the end of the month when the total underwriting compensation from the stockholder serving fee paid with respect to such account equals 1.25% (or a lower limit for shares sold by certain participating broker-dealers) of gross proceeds from the sale of shares in such account. We refer to these amounts as the sales charge cap. In the case where there is a limit lower than 7.25% or 1.25%, as applicable, the agreement between our dealer manager and the participating broker-dealer of record in effect at the time such shares were first issued to such account sets forth the lower limit and our dealer manager adviser our transfer agent of the lower limit in writing.

In addition, we will cease paying stockholder servicing fees on each Class T share, Class T-C share, Class D share and Class M share held in a stockholder’s account and each such share will convert to Class I shares on the earlier to occur of the following: (i) a listing of Class I shares on a national securities exchange; (ii) the sale or other disposition of all or substantially all of our assets or our merger or consolidation with or into another entity in a transaction in which holders of Class T, Class T-C, Class D or Class M shares receive cash and/or shares of stock that are listed on a national securities exchange; or (iii) the date following the completion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, dealer manager fees, stockholder servicing fees and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

Eligibility to receive stockholder servicing fees is conditioned on a broker-dealer providing the following ongoing services with respect to the Class T, Class T-C, Class D and Class M shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request and assistance with share repurchase requests. If the applicable broker-dealer is not eligible to receive the stockholder servicing fee due to failure to provide these services, the dealer manager will waive the stockholder servicing fee that broker-dealer would have otherwise been eligible to receive. The stockholder servicing fees are ongoing fees that are not paid at the time of purchase.

Other Compensation

We or our adviser may also pay directly, or reimburse the dealer manager if the dealer manager pays on our behalf, any organization and offering expenses (other than selling commissions, dealer manager fees and stockholder servicing fees).

Limitations on Underwriting Compensation

The dealer manager will monitor the aggregate amount of underwriting compensation that we and our adviser pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules. FINRA rules and the NASAA REIT Guidelines also limit our total organization and offering expenses (including selling commissions, dealer manager fees, bona fide due diligence expenses and other underwriting compensation) to 15% of our gross proceeds from this offering. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our adviser has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that (1) we sell all of the shares offered by this prospectus, (2) all shares sold in the offering are Class T shares, (3) no shares are reallocated between the primary offering and the distribution reinvestment plan, (4) all Class T shares are sold with the highest possible selling commissions and dealer manager fees and (5) NAV per share remains $25.00. The table does not give effect to any shares issued pursuant to our distribution reinvestment plan. The following table also assumes that we will cease paying stockholder servicing fees with respect to any Class T share after the time the total selling commissions and stockholder servicing fees paid with respect to such Class T share reach 7.25% of the gross proceeds from the offering of such Class T share.

Maximum Estimated Underwriting Fees and Expenses

At Maximum Primary Offering of $2,500,000,000

Upfront selling commissions	$75,000,000	3.00%
Upfront dealer manager fees	31,250,000	1.25
Stockholder servicing fees(1)	75,000,000	3.00
Reimbursement of wholesaling activities(2)	66,950,000	2.68
Legal fees allocable to the dealer manager	1,800,000	0.07

Total	$250,000,000	10.00%

(1)	We will pay the dealer manager a stockholder servicing fee with respect to our outstanding Class T shares equal to 1.0% per annum of the aggregate NAV of our outstanding Class T shares. The numbers presented reflect that stockholder servicing fees are paid over a number of years, and as a result, will cumulatively increase above 1.0% over time. The dealer manager will reallow (pay) the stockholder servicing fee to participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers, and will waive stockholder servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services.

(2)	Wholesaling reimbursements consist primarily of (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers, (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings, (c) commissions and non-transaction based compensation paid to registered persons associated with the dealer manager in connection with the wholesaling of our offering, and (d) expense reimbursements for actual costs incurred by employees of the dealer manager in the performance of wholesaling activities. We will reimburse the dealer manager or its affiliates for the expenses set forth above, in each case, to the extent permissible under applicable FINRA rules and our expense limitations as described in “Compensation—Organization and Offering Expenses—Our Adviser.”

Term of the Dealer Manager Agreement

Either party may terminate the dealer manager agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the dealer manager agreement. Our obligations under the dealer manager agreement to pay the stockholder servicing fees with respect to the shares distributed in this offering as described therein shall survive termination of the agreement until such shares are no longer outstanding (or until such shares have been converted into Class I shares, as described above in “—Stockholder Servicing Fees—Class T, Class T-C, Class D and Class M shares”).

Indemnification

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, this prospectus or the registration statement of which this prospectus is a part, blue sky applications or approved sales literature.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we intend to use sales material in connection with this offering, although only when accompanied by or preceded by the delivery of this prospectus, as it may be supplemented and amended from time to time. Some or all of the sales material may not be available in certain jurisdictions. This sales material may include information relating to this offering, the past performance of our adviser and the sub-adviser and their respective affiliates, brochures describing our recent investments and articles and publications concerning real estate-related loans. In addition, the sales material may contain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares in this offering only by means of this prospectus, as the same may be supplemented and amended from time to time. Although the information contained in our supplemental sales materials is not expected to conflict with any of the information contained in this prospectus, as amended or supplemented, the supplemental sales materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus, or the registration statement of which this prospectus forms a part.

Further, business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of FINRA designated by us and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” advertisements or solicitations of interest that are limited to identifying this offering and the location of sources of further information.

REPORTS TO STOCKHOLDERS

We will cause to be prepared and mailed or delivered to each stockholder, as of a record date after the end of the fiscal year, within 120 days after the end of the fiscal year to which it relates, an annual report for each fiscal year. The annual reports will contain the following:

●	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

●	the ratio of the costs of raising capital during the year to the capital raised;

●	the aggregate amount of the advisory fee and the aggregate amount of any other fees paid to our adviser and any affiliate of our adviser by us or third parties doing business with us during the year;

●	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

●	a report from the independent directors that our policies are in the best interest of our stockholders and the basis for such determination; and

●	a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our adviser, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.

Alternatively, such information may be provided in a proxy statement delivered with the annual report. We will make available to you on our website, www.fsinvestments.com, or, at our discretion, via email, our quarterly and annual reports, proxy statements and other reports and documents concerning your investment. To the extent required by law or regulation, or, in our discretion, we may also make certain of this information available to you via U.S. mail or other courier. You may always receive a paper copy upon request.

Our tax accountants will prepare our federal tax return (and any applicable state income tax returns). Generally we will provide appropriate tax information to our stockholders within 31 days following the end of each fiscal year. Our fiscal year is the calendar year.

LEGAL MATTERS

Certain legal matters regarding the shares of common stock offered hereby and with respect to Maryland law have been passed upon for us by Venable LLP. Alston & Bird LLP has reviewed the statements relating to certain U.S. federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Material U.S. Federal Income Tax Considerations” and has passed upon the accuracy of those statements as well as our qualification as a REIT for U.S. federal income tax purposes.

EXPERTS

The balance sheet of FS Credit Real Estate Income Trust, Inc. at December 31, 2016 appearing in this Prospectus and Registration Statement has been audited by Ernst & Young, LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy as Appendix D to this prospectus. It describes our current privacy policy and practices.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus forms a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We will to file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement and our other filings with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (202) 551-8090 for further information about the public reference room.

We also maintain a web site at www.fsinvestments.com where there is additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus. From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us is routinely accessible through and posted on our website at www.fsinvestments.com.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statement

Unaudited Financial Statement

Balance Sheet as of June 30, 2017	F-8
Notes to Unaudited Financial Statement	F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of FS Credit Real Estate Income Trust, Inc.

We have audited the accompanying balance sheet of FS Credit Real Estate Income Trust, Inc. (the “Company”) as of December 31, 2016. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the Company at December 31, 2016 in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young, LLP

Philadelphia, Pennsylvania

February 10, 2017

FS Credit Real Estate Income Trust, Inc.

Balance Sheet

(in thousands, except share and per share amounts)

December 31, 2016
Assets
Cash and cash equivalents	$200

Total assets	$200

Commitments and contingencies (See Note 4)
Stockholders’ equity
Common stock, $0.01 par value, 200,000 shares authorized, 8,000 issued and outstanding	—
Capital in excess of par value	200

Total stockholders’ equity	$200

See notes to financial statement.

FS Credit Real Estate Income Trust, Inc.

Notes to Financial Statement

(in thousands, except share and per share amounts)

Note 1. Principal Business and Organization

FS Credit Real Estate Income Trust, Inc. (formerly FS Real Estate Credit Income Trust, Inc.), or the Company, was incorporated under the general corporation laws of the State of Maryland on November 7, 2016 and has been inactive since that date except for matters relating to its organization. The Company expects to formally commence investment operations upon raising offering proceeds in a private offering. The Company intends to conduct an initial public offering of its Class T, Class D, Class M and Class I shares of common stock pursuant to a registration statement on Form S-11 filed with the Securities and Exchange Commission. The Company will be managed by FS Real Estate Advisor, LLC, or FS Real Estate Advisor, pursuant to an advisory agreement between the Company and FS Real Estate Advisor. FS Real Estate Advisor is a subsidiary of the Company’s sponsor, Franklin Square Holdings, L.P., or FS Investments, a national sponsor of alternative investment funds designed for the individual investor. FS Real Estate Advisor intends to engage Rialto Capital Management, LLC, or Rialto, to act as its sub-adviser.

The Company intends to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with its first taxable year of operations. The Company intends to be an investment vehicle of indefinite duration focused on real estate debt investments and other real estate-related assets, the shares of common stock are generally intended to be sold and repurchased by the Company on a continuous basis. The Company intends to conduct its operations so that it is not required to register under the Investment Company Act of 1940, as amended, or the 1940 Act.

The Company’s primary investment objectives are to: provide current income in the form of regular, stable cash distributions to achieve an attractive distribution yield; preserve and protect invested capital; realize appreciation in net asset value, or NAV, from proactive management and asset management; and provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate debt with lower volatility than publicly traded real estate companies.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation: The accompanying audited balance sheet of the Company has been prepared in accordance with U.S. generally accepted accounting principles, or GAAP. The Company has evaluated the impact of subsequent events through the date the financial statement was issued.

Use of Estimates: The preparation of the financial statement in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, as of the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents: The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company’s cash and cash equivalents are maintained with a high credit quality financial institution, which is a member of the Federal Deposit Insurance Corporation.

FS Credit Real Estate Income Trust, Inc.

Notes to Financial Statement

(in thousands, except share and per share amounts)

Organization Costs: Organization costs include, among other things, the cost of incorporating, including the cost of legal services and other fees pertaining to the Company’s organization. These costs will be expensed as incurred (see Note 3). During the period from November 7, 2016 (Inception) to December 31, 2016, the Company incurred organization costs of $95, which will be paid on its behalf by FS Investments (see Note 3).

Offering Costs: Offering costs primarily include, among other things, marketing expenses and printing, legal and due diligence fees and other costs pertaining to the Company’s continuous public offering of shares of its common stock, including the preparation of the registration statement, of which this prospectus forms a part, and salaries and direct expenses of FS Real Estate Advisor’s personnel, employees of their respective affiliates and others while engaged in such activities. The Company will charge offering costs against capital in excess of par value on the balance sheet as it raises proceeds in its continuous public offering. During the period from November 7, 2016 (Inception) to December 31, 2016, the Company incurred offering costs of $600, which will be paid on its behalf by FS Investments (see Note 3).

Income Taxes: The Company intends to elect and qualify to be taxed as a REIT under the Internal Revenue Code of 1986 as amended (the “Code”) and intends to operate as such beginning with its first taxable year of operations. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual REIT taxable income to its stockholders. As a REIT, the Company generally will not be subject to federal income tax on income that it distributes to stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions.

Uncertainty in Income Taxes: The Company evaluates each of its tax positions to determine if they meet the minimum recognition threshold in connection with accounting for uncertainties in income tax positions taken or expected to be taken for the purposes of measuring and recognizing tax benefits or liabilities in the financial statement. Recognition of a tax benefit or liability with respect to an uncertain tax position is required only when the position is “more likely than not” to be sustained assuming examination by taxing authorities. The Company recognizes interest and penalties, if any, related to unrecognized tax liabilities as income tax expense in the Statement of Operations. During the period from November 7, 2016 (Inception) to December 31, 2016, the Company did not incur any interest or penalties.

Stockholder Servicing Fees: The Company follows the guidance in Accounting Standards Codification Topic 405, Liabilities, when accounting for stockholder servicing fees. The Company will pay stockholder servicing fees over time on its shares of Class T, Class D and Class M common stock as described in Note 3. The Company will record stockholder servicing fees as a reduction to additional paid-in capital and the related liability in an amount equal to its best estimate of the fees payable in relation to the shares of Class T, Class D and Class M common stock on the date such shares are issued. The liability will be reduced over time, as the fees are paid to the dealer manager, or adjusted if the fees are no longer payable.

FS Credit Real Estate Income Trust, Inc.

Notes to Financial Statement

(in thousands, except share and per share amounts)

Note 3. Related Party Transactions

Compensation of FS Real Estate Advisor and its Affiliates

The Company intends to enter into an investment advisory agreement, or the advisory agreement, with FS Real Estate Advisor. Pursuant to the advisory agreement, FS Real Estate Advisor will oversee the Company’s day-to-day operations, including the provision of general ledger accounting, fund accounting, legal services, investor relations and other administrative services. FS Real Estate Advisor will also perform, or oversee the performance of, the Company’s corporate operations and required administrative services, which will include being responsible for the financial records the Company is required to maintain and preparing reports to stockholders and reports filed with the SEC. In addition, FS Real Estate Advisor will be responsible for calculating the Company’s NAV, and will assist the Company in overseeing the preparation and filing of its tax returns, the printing and dissemination of reports to stockholders, the payment of its expenses and the performance of administrative and professional services rendered to the Company by others. FS Real Estate Advisor intends to enter into a sub-advisory agreement with Rialto pursuant to which Rialto may perform certain administrative services at the request of or on behalf of the Company or FS Real Estate Advisor.

The Company will reimburse FS Real Estate Advisor and Rialto for their actual costs incurred in providing these administrative services. FS Real Estate Advisor and Rialto will be required to allocate the cost of such services to the Company based on objective factors such as total assets, revenues and/or time allocations. At least annually, the Company’s board of directors will review the amount of the administrative services expenses reimbursable to FS Real Estate Advisor and Rialto to determine whether such amounts are reasonable in relation to the services provided. The Company will not reimburse FS Real Estate Advisor or Rialto for any services for which it receives a separate fee or for any administrative expenses allocated to employees to the extent they serve as executive officers of the Company.

FS Investments funded the Company’s organization and offering costs in the amount of $95 and $600, respectively for the period from November 7, 2016 (Inception) to December 31, 2016. These expenses include legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of the Company’s transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding selling commissions, dealer manager fees and stockholder servicing fees. Under the advisory agreement, FS Real Estate Advisor has agreed to advance all of the Company’s organization and offering expenses on the Company’s behalf until it has raised $250,000 of gross proceeds from its public offering.

The Company will reimburse FS Real Estate Advisor for any organization and offering expenses that it or Rialto has incurred on the Company’s behalf, up to a cap of 0.75% of the gross proceeds from its public offering in excess of $250,000.

Capital Contribution by Principals of FS Investments

In December 2016, pursuant to a private placement, Michael C. Forman and David J. Adelman, principals of FS Investments, contributed an aggregate of $200 to purchase

FS Credit Real Estate Income Trust, Inc.

Notes to Financial Statement

(in thousands, except share and per share amounts)

8,000 common shares at the price of $25.00 per share. These individuals will not tender these common shares for repurchase as long as FS Real Estate Advisor remains the Company’s investment adviser. FS Investments is controlled by Mr. Forman, the Company’s president and chief executive officer and Mr. Adelman.

Note 4. Commitments and Contingencies

The Company enters into contracts that contain a variety of indemnification provisions. The Company’s maximum exposure under these arrangements is unknown; however, the Company has not had prior claims or losses pursuant to these contracts. Management of FS Real Estate Advisor has reviewed the Company’s existing contracts and expects the risk of loss to the Company to be remote.

The Company is not currently subject to any material legal proceedings and, to the Company’s knowledge, no material legal proceedings are threatened against the Company. From time to time, the Company may be party to certain legal proceedings in the ordinary course of business. While the outcome of any legal proceedings cannot be predicted with certainty, the Company does not expect that any such proceedings will have a material effect upon its financial condition or results of operations.

See Note 3 for a discussion of the Company’s commitments to FS Real Estate Advisor and its affiliates (including FS Investments) for the reimbursement of organization and offering costs funded by FS Investments once gross proceeds from its public offering exceed $250,000.

FS Credit Real Estate Income Trust, Inc.

Unaudited Balance Sheet

(in thousands, except share and per share amounts)

June 30, 2017
Assets
Cash and cash equivalents	$200
Deferred financing costs	100

Total assets	$300

Liabilities
Due to sponsor	100

Total liabilities	100

Commitments and contingencies (See Note 4)
Stockholders’ equity
Common stock, $0.01 par value, 200,000 shares authorized, 8,000 issued and outstanding	—
Capital in excess of par value	200

Total stockholders’ equity	$200

See notes to unaudited financial statement.

FS Credit Real Estate Income Trust, Inc.

Notes to Unaudited Financial Statement

(in thousands, except share and per share amounts)

Note 1. Principal Business and Organization

FS Credit Real Estate Income Trust, Inc. (formerly FS Real Estate Credit Income Trust, Inc.), or the Company, was incorporated under the general corporation laws of the State of Maryland on November 7, 2016 and has been inactive since that date except for matters relating to its organization. The Company expects to formally commence investment operations upon raising offering proceeds in a private offering. The Company intends to conduct an initial public offering of its Class T, Class T-C, Class D, Class M and Class I shares of common stock pursuant to a registration statement on Form S-11 filed with the Securities and Exchange Commission. The Company will be managed by FS Real Estate Advisor, LLC, or FS Real Estate Advisor, pursuant to an advisory agreement between the Company and FS Real Estate Advisor. FS Real Estate Advisor is a subsidiary of the Company’s sponsor, Franklin Square Holdings, L.P., or FS Investments, a national sponsor of alternative investment funds designed for the individual investor. FS Real Estate Advisor has engaged Rialto Capital Management, LLC, or Rialto, to act as its sub-adviser.

The Company intends to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with its first taxable year of operations. The Company intends to be an investment vehicle of indefinite duration focused on real estate debt investments and other real estate-related assets, the shares of common stock are generally intended to be sold and repurchased by the Company on a continuous basis. The Company intends to conduct its operations so that it is not required to register under the Investment Company Act of 1940, as amended, or the 1940 Act.

The Company’s primary investment objectives are to: provide current income in the form of regular, stable cash distributions to achieve an attractive distribution yield; preserve and protect invested capital; realize appreciation in net asset value, or NAV, from proactive management and asset management; and provide an investment alternative for stockholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate debt with lower volatility than publicly traded real estate companies.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation: The accompanying unaudited balance sheet of the Company has been prepared in accordance with U.S. generally accepted accounting principles, or GAAP. The Company has evaluated the impact of subsequent events through the date the financial statement was issued.

Use of Estimates: The preparation of the financial statement in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, as of the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents: The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company’s cash and cash equivalents are maintained with a high credit quality financial institution, which is a member of the Federal Deposit Insurance Corporation.

FS Credit Real Estate Income Trust, Inc.

Notes to Unaudited Financial Statement

(in thousands, except share and per share amounts)

Organization Costs: Organization costs include, among other things, the cost of incorporating, including the cost of legal services and other fees pertaining to the Company’s organization. These costs will be expensed as incurred (see Note 3). During the period from November 7, 2016 (Inception) to June 30, 2017, the Company incurred organization costs of $199 which will be paid on its behalf by FS Investments (see Note 3).

Offering Costs: Offering costs primarily include, among other things, marketing expenses and printing, legal and due diligence fees and other costs pertaining to the Company’s continuous public offering of shares of its common stock, including the preparation of the registration statement, of which this prospectus forms a part, and salaries and direct expenses of FS Real Estate Advisor’s personnel, employees of their respective affiliates and others while engaged in such activities. The Company will charge offering costs against capital in excess of par value on the balance sheet as it raises proceeds in its continuous public offering. During the period from November 7, 2016 (Inception) to June 30, 2017, the Company incurred offering costs of $1,576, which will be paid on its behalf by FS Investments (see Note 3).

Income Taxes: The Company intends to elect and qualify to be taxed as a REIT under the Internal Revenue Code of 1986 as amended (the “Code”) and intends to operate as such beginning with its first taxable year of operations. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual REIT taxable income to its stockholders. As a REIT, the Company generally will not be subject to federal income tax on income that it distributes to stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions.

Uncertainty in Income Taxes: The Company evaluates each of its tax positions to determine if they meet the minimum recognition threshold in connection with accounting for uncertainties in income tax positions taken or expected to be taken for the purposes of measuring and recognizing tax benefits or liabilities in the financial statement. Recognition of a tax benefit or liability with respect to an uncertain tax position is required only when the position is “more likely than not” to be sustained assuming examination by taxing authorities. The Company recognizes interest and penalties, if any, related to unrecognized tax liabilities as income tax expense in the Statement of Operations. During the period from November 7, 2016 (Inception) to June 30, 2017, the Company did not incur any interest or penalties.

Stockholder Servicing Fees: The Company follows the guidance in Accounting Standards Codification Topic 405, Liabilities, when accounting for stockholder servicing fees. The Company will pay stockholder servicing fees over time on its shares of Class T, Class T-C, Class D and Class M common stock as described in Note 3. The Company will record stockholder servicing fees as a reduction to additional paid-in capital and the related liability in an amount equal to its best estimate of the fees payable in relation to the shares of Class T, Class T-C, Class D and Class M common stock on the date such shares are issued. The liability will be reduced over time, as the fees are paid to the dealer manager, or adjusted if the fees are no longer payable.

FS Credit Real Estate Income Trust, Inc.

Notes to Unaudited Financial Statement

(in thousands, except share and per share amounts)

Note 3. Related Party Transactions

Compensation of FS Real Estate Advisor and its Affiliates

The Company has entered into an investment advisory agreement, or the advisory agreement, with FS Real Estate Advisor. Pursuant to the advisory agreement, FS Real Estate Advisor will oversee the Company’s day-to-day operations, including the provision of general ledger accounting, fund accounting, legal services, investor relations and other administrative services. FS Real Estate Advisor will also perform, or oversee the performance of, the Company’s corporate operations and required administrative services, which will include being responsible for the financial records the Company is required to maintain and preparing reports to stockholders and reports filed with the SEC. In addition, FS Real Estate Advisor will be responsible for calculating the Company’s NAV, and will assist the Company in overseeing the preparation and filing of its tax returns, the printing and dissemination of reports to stockholders, the payment of its expenses and the performance of administrative and professional services rendered to the Company by others. FS Real Estate Advisor has entered into a sub-advisory agreement with Rialto pursuant to which Rialto may perform certain administrative services at the request of or on behalf of the Company or FS Real Estate Advisor.

The Company will reimburse FS Real Estate Advisor and Rialto for their actual costs incurred in providing these administrative services. FS Real Estate Advisor and Rialto will be required to allocate the cost of such services to the Company based on objective factors such as total assets, revenues and/or time allocations. At least annually, the Company’s board of directors will review the amount of the administrative services expenses reimbursable to FS Real Estate Advisor and Rialto to determine whether such amounts are reasonable in relation to the services provided. The Company will not reimburse FS Real Estate Advisor or Rialto for any services for which it receives a separate fee or for any administrative expenses allocated to employees to the extent they serve as executive officers of the Company.

FS Investments funded the Company’s organization and offering costs in the amount of $199 and $1,576, respectively for the period from November 7, 2016 (Inception) to June 30, 2017. These expenses include legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of the Company’s transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding selling commissions, dealer manager fees and stockholder servicing fees. Under the advisory agreement, FS Real Estate Advisor has agreed to advance all of the Company’s organization and offering expenses on the Company’s behalf until it has raised $250,000 of gross proceeds from its public offering.

The Company will reimburse FS Real Estate Advisor for any organization and offering expenses that it or Rialto has incurred on the Company’s behalf, up to a cap of 0.75% of the gross proceeds from its public offering in excess of $250,000.

During the six months ended June 30, 2017, the Company incurred costs of $100 in connection with obtaining a repurchase facility which were paid on behalf of the Company by FS Investments. The Company has recorded these costs as deferred financing costs on the Company’s balance sheet and will amortize to interest expense over the life of the facility upon commencement of the facility.

FS Credit Real Estate Income Trust, Inc.

Notes to Unaudited Financial Statement

(in thousands, except share and per share amounts)

Capital Contribution by Principals of FS Investments

In December 2016, pursuant to a private placement, Michael C. Forman and David J. Adelman, principals of FS Investments, contributed an aggregate of $200 to purchase 8,000 common shares at the price of $25.00 per share. These individuals will not tender these common shares for repurchase as long as FS Real Estate Advisor remains the Company’s investment adviser. FS Investments is controlled by Mr. Forman, the Company’s president and chief executive officer and Mr. Adelman.

Note 4. Commitments and Contingencies

The Company enters into contracts that contain a variety of indemnification provisions. The Company’s maximum exposure under these arrangements is unknown; however, the Company has not had prior claims or losses pursuant to these contracts. Management of FS Real Estate Advisor has reviewed the Company’s existing contracts and expects the risk of loss to the Company to be remote.

The Company is not currently subject to any material legal proceedings and, to the Company’s knowledge, no material legal proceedings are threatened against the Company. From time to time, the Company may be party to certain legal proceedings in the ordinary course of business. While the outcome of any legal proceedings cannot be predicted with certainty, the Company does not expect that any such proceedings will have a material effect upon its financial condition or results of operations.

See Note 3 for a discussion of the Company’s commitments to FS Real Estate Advisor and its affiliates (including FS Investments) for the reimbursement of organization and offering costs funded by FS Investments once gross proceeds from its public offering exceed $250,000.

Note 5. Subsequent Events

In August 2017, pursuant to a private placement, FS Investments and Rialto contributed an aggregate of $2,500 to purchase 100,000 common shares at the price of $25.00 per share.

On August 30, 2017, the Company’s indirect wholly owned, special-purpose financing subsidiary, FS CREIT Finance WF-1 LLC, entered into the WF-1 Facility to finance the acquisition or origination of commercial real estate whole loans or senior controlling participation interests in such loans. The initial maximum amount of financing available under the WF-1 Facility is $75,000. If the Company meets a certain equity capital threshold, this amount, with the consent of Wells Fargo, may be increased to $150,000 or, either directly or after an initial increase to a maximum amount of $150,000, to $200,000. Each transaction under the WF-1 Facility will have its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and rate.

The funding period and term of the WF-1 Facility is one year with an automatic extension of each for a second year if the Company meets the equity capital threshold. In addition, at the request of the Company’s subsidiary, Wells Fargo may grant extensions of the facility termination date (without extensions of the funding period) for three one-year periods.

FS Credit Real Estate Income Trust, Inc.

Notes to Unaudited Financial Statement

(in thousands, except share and per share amounts)

In connection with the Repurchase Agreement, the Company also entered into a guarantee agreement (the “Guarantee”) pursuant to which the Company will guarantee its subsidiary’s obligations under the Repurchase Agreement with Wells Fargo, subject to limitations specified therein.

The Repurchase Agreement and Guarantee contain representations, warranties, covenants, events of default and indemnities that are customary for agreements of their type. In addition, the Company’s subsidiary is required to maintain a certain minimum liquidity amount in a collateral account with Wells Fargo.

APPENDIX A

PRIOR PERFORMANCE TABLES

Our sponsor, FS Investments, has not previously sponsored any real estate investment programs. The information presented in this section presents the historical experience of real estate investment programs (excluding separately managed accounts and co-investment accounts unless otherwise noted) sponsored by Rialto, the sub-adviser, and its affiliates, since it launched its operations at the end of 2009 (the “launch date”). Our structure and investment strategy are different from these prior programs and our performance will depend on factors that may not be applicable to or affect the performance of these other programs. Further, all of the prior Rialto programs discussed in this section were conducted through privately-held entities that were not subject to all of the laws and regulations that will apply to us as a publicly offered REIT. Investors should not assume that they will experience returns, if any, that are comparable to those experienced by investors in Rialto’s prior programs. By purchasing shares in this offering, investors will not acquire any ownership interest in any prior real estate programs to which the information in this section relates. The Prior Performance Tables included in this prospectus, beginning on page A-1, include further information regarding certain of Rialto’s prior programs. References herein to Rialto include its affiliates.

The prior performance information contained in this prospectus is as of the dates indicated.

We consider a program to have an investment objective similar to ours if the program seeks to (1) provide current income in the form of regular, stable cash distributions to achieve an attractive dividend yield; (2) preserve and protect invested capital; and (3) realize capital appreciation from proactive investment management and asset management. None of Rialto’s prior real estate programs had investment objectives similar to ours given that they primarily seek capital appreciation.

Description of the Tables

The following tables are included herein:

Table I -	Experience in Raising and Investing Funds

Table II -	Compensation to Sponsor

Table III -	Operating Results of Prior Programs

Table IV –	(Omitted) The Results of Completed Programs table has been omitted because Rialto’s prior programs are currently engaged in active operations and Rialto has no programs that have completed operations (no longer hold properties).

Table V –	(Omitted) The Sales or Disposals of Property table has been omitted because Rialto has no prior programs with similar investment objectives to ours. Rialto’s prior real estate programs primarily sought capital appreciation, as compared to our investment objectives, which primarily seek current income in the form of regular, stable cash distributions.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I provides a summary of the experience of Rialto as a sponsor in raising and investing funds in real estate programs for which the offerings have closed as of June 30, 2017. Figures presented are from inception through December 31, 2016.

	Rialto Real Estate Fund, LP	Rialto Real Estate Fund II, LP	Rialto Mezzanine Partners Fund, LP	Rialto Real Estate Fund III - Debt, LP	Rialto Real Estate Fund III - P, LP
Dollar amount offered[1]	$750,000,000	$950,000,000	$300,000,000	$1,500,000,000	$250,000,000
Dollar amount raised	700,006,000	1,305,000,000	300,000,000	1,522,000,000	365,000,000
Length of offering (in months)	36	36	24	17	18
Months to invest 90% of amount available for investment (measured from beginning of offering)	18	20	A	B	C
Date offering commenced	11/24/2010	12/21/2012	8/8/2013	10/30/2015	10/30/2015
Date offering ended	11/24/2013	12/21/2015	8/8/2015	3/28/2017	4/29/2017

(1)	Represents the target fund size per the private placement fund memorandum.

(A)	Upon Rialto Mezzanine Partners Fund, LP’s final investment 24 months from the beginning of the offering, 86.05% of the amount available for investing was invested.

(B)	Rialto Real Estate Fund III – Debt, LP held its final closing in March 2017 and has not yet invested 90% of the total commitments.

(C)	The Fund held its final close in April 2017 with total commitments of $365 million.

TABLE II

COMPENSATION TO SPONSOR

Table II sets forth the amount and type of compensation paid to Rialto and its affiliates through December 31, 2016 related to Rialto’s prior real estate programs that have had offerings close as of June 30, 2017. The information represents activity since inception for each program.

Type of Compensation	Rialto Real Estate Fund, LP	Rialto Real Estate Fund II, LP	Rialto Mezzanine Partners Fund, LP	Rialto Real Estate Fund III – Debt, LP	Rialto Real Estate Fund III – P, LP
Date offering commenced	November 24, 2010	December 21, 2012	August 8, 2013	October 30, 2015	October 30, 2015
Dollar amount raised	$700,006,000	$1,305,000,000	$300,000,000	$1,522,000,000	$365,000,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—	—	—	—	—
Acquisition fees	—	—	—	—	—
—real estate commissions	—	—	—	—	—
—advisory fees	—	—	—	—	—
—other (identify and quantify—shown below):
Other	—	—	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor[1,3]	478,624,160	(826,328,672)	(139,108,959)	(292,101,969)	(60,445,644)
Add back cash outflows related to investment acquisitions[1]	588,072,000	2,198,966,000	268,053,000	327,093,000	98,757,000
Cash generated from operations before deducting payments to sponsors excluding cash outflows for investment acquisitions[1]	1,066,696,160	1,372,637,328	128,944,041	34,991,031	38,311,356
Amount paid to sponsor from operations:
Property management fees		—	—	—	—
Partnership management fees		—	—	—	—
Reimbursements[1]	45,937,743	39,900,390	3,518,451	2,615,094	1,249,299
Leasing commissions	—	—	—	—	—
Other (identify and quantify)		—	—	—	—
—Investment management fees[1]	32,972,125	44,681,552	4,500,745	12,733,123	2,259,057
—Third party servicer fees[1]	6,800,292	4,973,386	422,845	11,814	—
Dollar amount of property sales and refinancing before deducting payments to sponsor[2]					—
— cash	—	—	—	—	—
— notes	—	—	—	—	—
Amount paid to sponsor from property sales and refinancing:[2]
Real estate commissions	—	—	—	—	—
Incentive fees	—	—	—	—	—
Other (identify and quantify)	—	—	—	—	—

(1)	These figures are presented from inception through December 31, 2016.

(2)	Not applicable as sponsor does not charge fees on sales of property.

(3)	Includes cash outflows for investment acquisitions consistent with the statement of cash flow presentation in accordance with GAAP, NCREIF, and PREA Reporting Standards for an “investment company” as set forth in Accounting Standards Codification 946 Financial Services—Investment Companies.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

Table III summarizes the operating results of Rialto’s prior real estate programs that have had offerings close as of June 30, 2017 from inception December 31, 2016.

	Rialto Real Estate Fund, LP [3]
($ in thousands except for Distribution Data per $1,000 invested)	2011	2012	2013	2014	2015	2016
Summary Balance Sheet
Total investments	$556,687	$927,415	$799,598	$696,846	$605,901	$484,417
Total fund assets	623,534	1,061,066	850,480	740,215	628,908	521,769
Total fund liabilities	44,398	98,773	149,082	106,256	57,648	25,082
Total fund net assets	579,136	962,293	701,398	633,959	571,260	496,687
Summary Operating Results
Total investment income	18,967	87,171	105,080	97,696	69,128	65,016
Total investment expenses	29,441	74,470	74,707	53,286	37,937	26,914
Net realized and unrealized gains on investments	71,367	188,694	129,232	228,344	58,986	3,516
Interest expense	956	10,803	9,180	6,916	7,002	2,241
Net increase in net assets resulting from operations	60,893	201,395	159,605	272,754	90,177	41,618
Summary Statement of Cash Flows
Cash flows (used in) provided by operating activities	(453,800)	(164,602)	287,632	374,506	187,816	161,362
Cash flows provided by (used in) financing activities	517,511	215,208	(370,374)	(375,095)	(204,131)	(146,633)
Amount and Source of Distributions
Cash distributions paid to partners	64,548	130,000	420,500	340,193	152,876	116,191
Distribution Data per $1,000 invested:
Total distributions paid to partners	115.95	140.17	525.89	488.19	252.31	239.86
Source of cash distributions (GAAP Basis):	—	—	—
Investment income[1,6]	—	—	—	84.94	252.31	239.86
Return of capital[1]	115.95	140.17	525.89	403.25	—	—
Estimated per share value[2]	—	—	—	—	—	—

(1)	Distributions are reported as “return of capital” until investors receive a full return of capital invested before recognizing distributions as “return on capital” or investment income.

(2)	Not applicable as no shares are issued in the Fund.

(3)	Fund did not have any activity in fiscal year 2010.

(4)	Funds did not have any activity in fiscal years 2011 and 2012.

(5)	Fund did not have any activity in fiscal years 2010 through 2014.

(6)	Distributions from investment income also include tax distributions of $34.7 million, $7.9 million and $7.2 million during 2014, 2015 and 2016, respectively, from Rialto Real Estate Fund, LP; $9.4 million during 2015 from Rialto Real Estate Fund II, LP and; $0.5 million and $0.8 million during 2015 and 2016, respectively, from Rialto Mezzanine Partners Fund, LP, paid to Rialto in order to cover income tax obligations resulting from allocations of taxable income due to Rialto’s carried interest in the funds.

	Rialto Real Estate Fund II, LP [4]
($ in thousands except for Distribution Data per $1,000 invested)	2011	2012	2013	2014	2015	2016
Summary Balance Sheet
Total investments	—	—	$525,547	$1,187,095	$1,550,744	$1,341,202
Total fund assets	—	—	890,999	1,282,932	1,650,602	1,389,579
Total fund liabilities	—	—	205,991	305,450	336,245	218,972
Total fund net assets	—	—	685,008	977,482	1,314,357	1,170,607
Summary Operating Results
Total investment income	—	—	23,147	79,566	108,736	126,672
Total investment expenses	—	—	36,306	68,924	84,395	70,021
Net realized and unrealized gains on investments	—	—	38,109	206,832	71,975	19,599
Interest expense	—	—	3,592	13,182	19,168	17,307
Net increase in net assets resulting from operations	—	—	24,950	217,474	96,316	76,250
Summary Statement of Cash Flows
Cash flows (used in) provided by operating activities	—	—	(499,818)	(463,915)	(250,103)	297,952
Cash flows provided by (used in) financing activities	—	—	744,248	287,621	259,000	(353,270)
Amount and Source of Distributions
Cash distributions paid to partners	—	—	—	125,000	204,383	220,000
Distribution Data per $1,000 invested:
Total distributions paid to partners	—	—		105.30	131.80	164.03
Source of cash distributions (GAAP Basis):	—	—	—	—
Investment income[1,6]					6.05
Return of capital[1]				105.30	125.75	164.03
Estimated per share value[2]	—	—	—	—	—

(1)	Distributions are reported as “return of capital” until investors receive a full return of capital invested before recognizing distributions as “return on capital” or investment income.

(2)	Not applicable as no shares are issued in the Fund.

(3)	Fund did not have any activity in fiscal year 2010.

(4)	Funds did not have any activity in fiscal years 2011 and 2012.

(5)	Fund did not have any activity in fiscal years 2010 through 2014.

(6)	Distributions from investment income also include tax distributions of $34.7 million, $7.9 million and $7.2 million during 2014, 2015 and 2016, respectively, from Rialto Real Estate Fund, LP; $9.4 million during 2015 from Rialto Real Estate Fund II, LP and; $0.5 million and $0.8 million during 2015 and 2016, respectively, from Rialto Mezzanine Partners Fund, LP, paid to Rialto in order to cover income tax obligations resulting from allocations of taxable income due to Rialto’s carried interest in the funds.

	Rialto Mezzanine Partners Fund, LP [4]
($ in thousands except for Distribution Data per $1,000 invested)	2011	2012	2013	2014	2015	2016
Summary Balance Sheet
Total investments	—	—	$70,414	$191,578	$252,072	$204,820
Total fund assets	—	—	75,889	218,812	292,895	207,430
Total fund liabilities	—	—	298	5,102	1,646	1,534
Total fund net assets	—	—	75,591	213,710	291,249	205,896
Summary Operating Results
Total investment income	—	—	1,432	13,327	25,487	28,332
Total investment expenses	—	—	341	1,853	4,841	4,250
Net realized and unrealized gains on investments	—	—	—	—	—	—
Interest expense	—	—	43	161	2	—
Net increase in net assets resulting from operations	—	—	1,091	11,474	20,646	24,082
Summary Statement of Cash Flows
Cash flows (used in) provided by operating activities	—	—	(69,461)	(110,464)	(39,613)	71,987
Cash flows provided by (used in) financing activities.	—	—	74,500	130,256	53,282	(109,435)
Amount and Source of Distributions
Cash distributions paid to partners	—	—	—	12,391	29,571	109,435
Distribution Data per $1,000 invested:
Total distributions paid to partners	—	—	—	64.68	117.31	534.30
Source of cash distributions (GAAP Basis):	—	—	—	—
Investment income[1,6] .					2.04	4.03
Return of capital[1]	—	—	—	64.48	115.27	530.27
Estimated per share value[2]	—	—	—	—	—	—

(1)	Distributions are reported as “return of capital” until investors receive a full return of capital invested before recognizing distributions as “return on capital” or investment income.

(2)	Not applicable as no shares are issued in the Fund.

(3)	Fund did not have any activity in fiscal year 2010.

(4)	Funds did not have any activity in fiscal years 2011 and 2012.

(5)	Fund did not have any activity in fiscal years 2010 through 2014.

(6)	Distributions from investment income also include tax distributions of $34.7 million, $7.9 million and $7.2 million during 2014, 2015 and 2016, respectively, from Rialto Real Estate Fund, LP; $9.4 million during 2015 from Rialto Real Estate Fund II, LP and; $0.5 million and $0.8 million during 2015 and 2016, respectively, from Rialto Mezzanine Partners Fund, LP, paid to Rialto in order to cover income tax obligations resulting from allocations of taxable income due to Rialto’s carried interest in the funds.

	Rialto Real Estate Fund III - Debt, LP [5]
($ in thousands except for Distribution Data per $1,000 invested)	2011	2012	2013	2014	2015	2016
Summary Balance Sheet
Total investments	—	—	—	—	$50,687	$300,824
Total fund assets	—	—	—	—	53,686	313,646
Total fund liabilities	—	—	—	—	54,405	191,498
Total fund net assets	—	—	—	—	(719)	122,148
Summary Operating Results
Total investment income	—	—	—	—	312	19,422
Total investment expenses	—	—	—	—	1,031	25,613
Net realized and unrealized gains on investments	—	—	—	—	—	71
Interest expense	—	—	—	—	—	4,637
Net increase in net assets resulting from operations	—	—	—	—	(719)	(6,120)
Summary Statement of Cash Flows
Cash flows (used in) provided by operating activities	—	—	—	—	(51,201)	(256,261)
Cash flows provided by (used in) financing activities	—	—	—	—	53,451	262,915
Amount and Source of Distributions
Cash distributions paid to partners	—	—	—	—	—	—
Distribution Data per $1,000 invested:
Total distributions paid to partners	—	—	—	—	—	—
Source of cash distributions (GAAP Basis):	—	—	—	—
Investment income[1,6]					—	—
Return of capital[1]	—	—	—	—	—	—
Estimated per share value[2]	—	—	—	—	—	—

(1)	Distributions are reported as “return of capital” until investors receive a full return of capital invested before recognizing distributions as “return on capital” or investment income.

(2)	Not applicable as no shares are issued in the Fund.

(3)	Fund did not have any activity in fiscal year 2010.

(4)	Funds did not have any activity in fiscal years 2011 and 2012.

(5)	Fund did not have any activity in fiscal years 2010 through 2014.

(6)	Distributions from investment income also include tax distributions of $34.7 million, $7.9 million and $7.2 million during 2014, 2015 and 2016, respectively, from Rialto Real Estate Fund, LP; $9.4 million during 2015 from Rialto Real Estate Fund II, LP and; $0.5 million and $0.8 million during 2015 and 2016, respectively, from Rialto Mezzanine Partners Fund, LP, paid to Rialto in order to cover income tax obligations resulting from allocations of taxable income due to Rialto’s carried interest in the funds.

	Rialto Real Estate Fund III - P, LP
(in thousands except for distribution amount per $1,000 invested data)	2011	2012	2013	2014	2015	2016
Summary Balance Sheet
Total investments	—	—	—	—	$8,769	$70,910
Total fund assets	—	—	—	—	10,515	80,142
Total fund liabilities	—	—	—	—	10,861	73,514
Total fund net assets	—	—	—	—	(346)	6,628
Summary Operating Results
Total investment income	—	—	—	—	—	1,337
Total investment expenses	—	—	—	—	346	7,835
Net realized and unrealized gains on investments	—	—	—	—	—	13,472
Interest expense	—	—	—	—	19	1,549
Net increase in net assets resulting from operations	—	—	—	—	(346)	6,974
Summary Statement of Cash Flows
Cash flows (used in) provided by operating activities	—	—	—	—	(9,244)	(54,710)
Cash flows provided by (used in) financing activities	—	—	—	—	10,510	58,998
Amount and Source of Distributions
Cash distributions paid to partners	—	—	—	—	—	—
Distributions Data per $1,000 invested
Total distributions paid to partners	—	—	—	—	—	—
Source of cash distributions (GAAP Basis):	—	—	—	—
Investment income [1,6]	—	—	—	—	—	—
Return of capital [1]	—	—	—	—	—	—
Estimated per share value [2]	—	—	—	—	—	—

(1)	Distributions are reported as “return of capital” until investors receive a full return of capital invested before recognizing distributions as “return on capital” or investment income.
(2)	Not applicable as no shares are issued in the Fund.
(3)	Fund did not have any activity in fiscal year 2010.
(4)	Funds did not have any activity in fiscal years 2011 and 2012.
(5)	Fund did not have any activity in fiscal years 2010 through 2014.
(6)	Distributions from investment income also include tax distributions of $34.7 million, $7.9 million and $7.2 million during 2014, 2015 and 2016, respectively, from Rialto Real Estate Fund, LP; $9.4 million during 2015 from Rialto Real Estate Fund II, LP and; $0.5 million and $0.8 million during 2015 and 2016, respectively, from Rialto Mezzanine Partners Fund, LP, paid to Rialto in order to cover income tax obligations resulting from allocations of taxable income due to Rialto’s carried interest in the funds.

APPENDIX B—FORM OF SUBSCRIPTION AGREEMENT

FS CREDIT REAL ESTATE INCOME TRUST, INC.

Subscription Agreement | Class T, Class T-C, Class D, Class M and Class I V1.1

The undersigned hereby tenders this Subscription Agreement and applies for the purchase of the dollar amount of shares of common stock (the “Shares”) of FS Credit Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), set forth below.

1 Investment Mark initial or additional investment

Subscription amount $

$5,000 minimum initial investment for Classes D, M, T and T-C, and $1 million minimum initial investment for Class I

$500 minimum additional investment

2 Investment type Select only one

BROKERAGE

Class D Shares (Fund 4041) ☐ NAV

Class T Shares (Fund 4040) ☐ Public offering price	Class T-C Shares (Fund 4049) ☐ Public offering price

☐ Net of upfront sales charges (stockholder servicing fees still apply). By a registered representative on his or her own behalf. Subject to all other fees and expenses of Class T shares. Please see the prospectus for additional information.

☐ Net of upfront sales charges (stockholder servicing fees still apply). By a registered representative on his or her own behalf. Subject to all other fees and expenses of Class T-C Shares. Please see the prospectus for additional information.

INSTITUTIONAL

Class I Shares (Fund 4045) ☐ NAV    Class M Shares (Fund 4043) ☐ NAV

3 Ownership Select only one

Please complete part A of Section 5.	Please complete part A of Section 5.	Please complete part B of Section 5.
SINGLE OWNER	QUALIFIED PLAN ACCOUNT	OTHER ACCOUNT
Supporting documents are required
☐ Individual	☐ Traditional IRA	☐ Qualified pension
To make a transfer on death (TOD) designation, attach a completed TOD form. TOD forms can be found on www.fsinvestments.com.	☐ Roth IRA	☐ Corporation: S-Corp
	☐ Rollover IRA	☐ Corporation: C-Corp
	☐ SIMPLE IRA	☐ Profit-sharing plan
MULTIPLE OWNERS	☐ SEP IRA	☐ Keogh
☐ Community property	☐ Beneficial IRA	☐ Partnership
☐ Tenants in common	☐ Other	☐ Estate
☐ Joint tenants with rights of survivorship	(please specify)	☐ Trust
To make a TOD designation, attach a completed TOD form. TOD forms can be found on www.fsinvestments.com.		☐ 401(k)
☐ Other
(please specify)
MINOR ACCOUNT		The FS Trustee Certification of Investment Powers Form for Trust Accounts may be completed in lieu of providing trust documents. You can obtain this form by visiting www.fsinvestments.com.
☐ UGMA: State of
☐ UTMA: State of

4 Custodial arrangement If applicable

Name of custodian	Custodian phone #

Mailing address
	(street)	(city, state)	(ZIP)

To be completed by custodian above
Custodian tax ID #	Custodian authorization:
Custodian account #

FS Credit Real Estate Income Trust, Inc. – Subscription Agreement | Class T, Class T-C, Class D, Class M and Class I V1.1

5 Investor information Please print

A	Individual owner/beneficial owner
(first, middle, last)

	SSN	Date of birth
(mm/dd/yyyy)

Joint owner/beneficial owner
(first, middle, last)

	SSN	Date of birth
(mm/dd/yyyy)

Mailing address
	(You must include a permanent U.S. street address even if your mailing address is a P.O. Box) (city, state)		(ZIP)

U.S. street address
	(Leave blank if your U.S. street address and mailing address are the same) (city, state)		(ZIP)

	Phone #	Email address

	CITIZENSHIP ☐ U.S. citizen ☐ Resident alien	☐ Non-resident alien (form W-8BEN is required)
	(country)		(country)

B	Trust/Corp/Partnership/Other

	SSN/Tax ID	Date of formation
(mm/dd/yyyy)

Mailing address
	(You must include a permanent U.S. street address even if your mailing address is a P.O. Box)	(city, state)	(ZIP)

U.S. street address
	(Leave blank if your U.S. street address and mailing address are the same)	(city, state)	(ZIP)

Trustee(s)/authorized person(s)

	Trustee(s)/authorized person(s) SSN	Date of birth
(mm/dd/yyyy)
Trustee(s)/authorized person(s) U.S. street address
	(street)	(city, state)	(ZIP)

In lieu of receiving documents by mail, you can enroll in the FS Investments Paperless Green Program. Please visit www.fsinvestments.com, and click the “Log into the investor portal” button. Follow this link to the electronic consent and fill out the required account information.

6 Distributions

If this election is not completed, the Company will default to sending the investor’s cash distributions out by check to his or her address of record provided in Section 5 or to the custodian indicated in Section 4, as applicable. I (We) acknowledge that distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Company for investment. Any capital returned to stockholders through distributions will be made after payment of fees and expenses, as well as any sales load.
I hereby elect the distribution option indicated below:

☐	I (We) choose to participate in the Company’s distribution reinvestment plan.

The Company requests each investor who elects to have his or her distributions reinvested pursuant to the Company’s distribution reinvestment plan to notify the Company and the broker-dealer and financial institution named in this Subscription Agreement in writing at any time there is a material change in his or her financial condition, including failure to meet the minimum gross income and net worth standards set forth in section 7 below.

☐	I (We) choose to have distributions sent to the address in Section 5.

(Cash distributions for custodial accounts will be sent to the custodian of record noted in Section 4.)

☐	I (We) choose to have distributions sent to me (us) at the following address:

(street)	(city, state)	(ZIP)

☐	I (We) choose to have distributions deposited in a checking, savings or brokerage account. (Complete the information below.)

I authorize the Company or its agent to deposit my (our) distributions into the account indicated below. This authority will remain in force until I (we) notify the Company in writing to cancel it. In the event that the Company deposits funds erroneously into my (our) account, the Company is authorized to debit my (our) account for the amount of the erroneous deposit. I (We) also hereby acknowledge that funds and/or Shares in my (our) account may be subject to applicable abandoned property, escheat or similar laws and may be transferred to the appropriate governmental authority in accordance with such laws, including as a result of account inactivity for the period of time specified in such laws or otherwise. None of the Company, its affiliates, its agents or any other person shall be liable for any property delivered in good faith to a governmental authority pursuant to applicable abandoned property, escheat or similar laws.

Name of financial institution	Account type	☐ Checking	☐ Savings	☐ Brokerage*

Mailing address
(street)	(city, state)			(ZIP)

ABA routing number (if applicable)	Account number

*	If brokerage is selected, mailing address does not need to be provided

FS Credit Real Estate Income Trust, Inc. – Subscription Agreement | Class T, Class T-C, Class D, Class M and Class I V1.1

7 Investor representations Initials are required for letters a–d

Please carefully read and separately initial each of the representations below. For the purposes of the below investor representations, “liquid net worth” is defined as that portion of net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce FS Credit Real Estate Income Trust, Inc. to accept this subscription, I (we) hereby represent and warrant that:

		Owner (initials)	Joint owner (initials)

a)	I (we) have received a Prospectus for FS Credit Real Estate Income Trust, Inc. relating to the Shares for which I am (we are) subscribing at least 5 (five) business days prior to the signing of this Subscription Agreement, wherein the terms and conditions of the offering are described, and I (we) agree to the terms and conditions therein.

b)	I (we) certify that I (we) have either (1) a net worth (not including home, furnishings and personal automobiles) of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth (not including home, furnishings and personal automobiles) of at least $250,000, or that I (we) meet the higher suitability requirements imposed by my (our) state of primary residence as set forth in the Prospectus for FS Credit Real Estate Income Trust, Inc. relating to the Shares under “Suitability Standards.”

c)	I am (we are) purchasing Shares for my (our) own account.

d)	I (we) acknowledge that the Shares are not liquid, there is no public market for the Shares, and I (we) may not be able to sell the Shares.

e)	If I am (we are) a resident of Alabama, I (we) certify that I (we) have a liquid net worth of at least ten times my (our) investment in FS Credit Real Estate Income Trust and its affiliates.

f)

If I am (we are) a resident of California, I (we) certify that I (we) either meet the definition of an “accredited investor” as defined in 17 C.F.R. § 230.501 of Regulation D under the Securities Act of 1933, as amended, or will limit my (our) aggregate investment in this offering to 10% of my (our) net worth.

g)

If I am (we are) a resident of Iowa, I (we) certify that I (we) (1) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000 (not including home, auto and home furnishings), or (b) a net worth of at least $350,000 (not including home, auto and home furnishings), and (2), either meet the definition of an “accredited investor” as defined in 17 C.F.R. § 230.501 of Regulation D under the Securities Act of 1933, as amended, or will limit my (our) aggregate investment in this offering and in the securities of other non-traded real estate investment trusts (REITs) to 10% of my (our) liquid net worth.

h)

If I am (we are) a resident of Kansas, I (we) certify that I (we) will not invest more than 10% of my (our) liquid net worth in FS Credit Real Estate Income Trust and in other non-traded real estate investment trusts.

i)

If I am (we are) a resident of Kentucky, I (we) certify that I (we) either meet the definition of an “accredited investor” as defined in 17 C.F.R. § 230.501, or that I (we) will limit my (our) investment in FS Credit Real Estate Income Trust and any affiliated non-publicly traded REITs to not more than 10% of my (our) liquid net worth.

j)

(i) If I am (we are) a resident of Maine, I (we) certify that I (we) will not invest more than 10% of my (our) liquid net worth in FS Credit Real Estate Income Trust and in similar non-traded direct participation programs.

k)

If I am (we are) a resident of Massachusetts, I (we) certify that I (we) will not invest more than 10% of my (our) liquid net worth in FS Credit Real Estate Income Trust and in other non-traded direct participation programs.

l)	If I am (we are) a resident of Missouri, I (we) certify that I (we) will limit my (our) investment in FS Credit Real Estate Income Trust’s common stock to 10% of my (our) liquid net worth.

m)

If I am (we are) a resident of Nebraska, I (we) certify that I (we) either meet the definition of an “accredited investor” as defined in 17 C.F.R. § 230.501 of Regulation D under the Securities Act of 1933, as amended, or will limit my (our) aggregate investment in this offering and in other non-publicly traded REITs to 10% of my (our) net worth (exclusive of home, home furnishings, and automobiles).

n)

If I am (we are) a resident of New Mexico, I (we) certify that I (we) will not invest more than 10% of my (our) liquid net worth in Shares of FS Credit Real Estate Income Trust, shares of FS Credit Real Estate Income Trust’s affiliates and shares of other non-traded real estate investment trusts.

o)

If I am (we are) a resident of Ohio, I (we) certify that I (we) will limit my (our) investment in FS Credit Real Estate Income Trust, its affiliates and any other non-traded REITs to not more than 10% of my (our) liquid net worth.

p)	If I am (we are) a resident of Oregon, I (we) certify that I (we) will not invest more than 10% of my (our) liquid net worth in FS Credit Real Estate Income Trust and its affiliates.

q)	If I am (we are) a resident of Pennsylvania, I (we) certify that I (we) will not invest more than 10% of my (our) net worth in FS Credit Real Estate Income Trust.

r)

If I am (we are) a resident of Tennessee, I (we) certify that I (we) either meet the definition of an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended, or that I (we) will limit my (our) investment in FS Credit Real Estate Income Trust to not more than 10% of my (our) liquid net worth.

s)

If I am (we are) a resident of Vermont, I (we) certify that I (we) either (i) meet the definition of an “accredited investor” as defined in 17 C.F.R. § 230.501 of Regulation D under the Securities Act of 1933, as amended, or (ii) will limit my (our) aggregate investment in this offering to 10% of my (our) liquid net worth.

FS Credit Real Estate Income Trust, Inc. – Subscription Agreement | Class T, Class T-C, Class D, Class M and Class I V1.1

8 Important information Rights, certifications and authorizations

Substitute IRS Form W-9 Certification:

I (we) declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by the Company in connection with my (our) investment in the Company. Under penalties of perjury, each investor signing below certifies that (1) the number shown in the Investor Social Security Number/Taxpayer Identification Number field in section 5 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a non-resident alien).

NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

By signing below, you hereby acknowledge receipt of the Prospectus of the Company relating to the Shares for which you have subscribed, as supplemented and amended through the date hereof (as so supplemented and amended, the “Prospectus”), not less than five (5) business days prior to the signing of this Subscription Agreement. The Prospectus is available at www.sec.gov. You are encouraged to read the Prospectus carefully before making any investment decisions. You agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. You agree that subscriptions may be rejected in whole or in part by the Company at its sole and absolute discretion. You understand that you will receive a confirmation of your purchase, subject to acceptance by the Company, within fifteen (15) days from the date your subscription is received and accepted, and that the sale of Shares pursuant to this Subscription Agreement will not be effective until at least five (5) business days after the date you have received a final Prospectus.

By signing below, you also acknowledge that you have been advised that the assignability and transferability of the Shares is restricted and governed by the terms of the Prospectus; there are risks associated with an investment in the Shares and you should rely only on the information contained in the Prospectus and not on any other information or representations from other sources; and you should not invest in the Shares unless you have an adequate means of providing for your current needs and personal contingencies and have no need for liquidity in this investment.

The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and Social Security/taxpayer identification number. The Company may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. You further agree that the Company may discuss your personal information and your investment in the Shares at any time with your then-current financial advisor. If the Company is unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, the Company reserves the right to take action as the Company deems appropriate, which may include closing your account.

By signing below, you also acknowledge that:

•	An investment in the Shares is not suitable for you if you might need access to the money you invest in the foreseeable future.

•	You may not have access to the money you invest for an indefinite period of time.

•	You should not expect to be able to sell your Shares regardless of how the Company performs.

•	If you are unable to sell your Shares, you will be unable to reduce your exposure on any market downturn.

•	The Company does not intend to list the Shares on any securities exchange during or for what may be a significant time after the offering period, and the Company does not expect a secondary market in the Shares to develop.

•	If you are able to sell your Shares before they are listed on an exchange, it is likely that you will receive less than you paid for them.

•	The Company intends to implement a share repurchase plan, but only a limited number of Shares will be eligible for repurchase. In addition, any such repurchases will be equal to the net asset value per share for the class of shares being repurchased calculated after the close of business on that day.

•	The Company’s distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Company for investment. Any capital returned to stockholders through distributions will be distributed after payment of fees and expenses.

•	The Company’s distributions may also be funded in significant part from the reimbursement of certain expenses, including through the waiver of certain investment advisory fees, that will be subject to repayment to the Company’s affiliate, Franklin Square Holdings, L.P. (“FS Investments”). Significant portions of these distributions may not be based on the Company’s investment performance and such waivers and reimbursements by FS Investments may not continue in the future. If FS Investments does not agree to reimburse certain of the Company’s expenses, including through the waiver of certain of its advisory fees, significant portions of these distributions may come from offering proceeds or borrowings. The repayment of any amounts owed to FS Investments will reduce the future distributions to which you would otherwise be entitled.

•	FS Investment Solutions, LLC, the dealer manager for the offering of the Shares, is not acting as the broker-dealer of record. Specifically, FS Investment Solutions, LLC shall not be responsible for carrying out any broker-dealer functions in connection with your purchase of the Shares, including but not limited to: (i) opening an individual account for you, (ii) determining whether any investment in the Shares is suitable for you, or (iii) verifying your identity. You acknowledge and agree that you do not have a customer relationship with FS Investment Solutions, LLC and any such relationship as customer is solely between you and your financial representative (including, if such financial advisor is a registered investment advisor (“RIA”), such RIA’s custodian).

The IRS does not require your consent to any provision of this Subscription Agreement other than the certifications required to avoid backup withholding.

Owner or authorized person signature	Date (mm/dd/yyyy)	Joint owner or authorized person signature	Date (mm/dd/yyyy)

9 Financial representative

The undersigned confirm on behalf of the broker-dealer, financial institution or registered investment advisor that they (i) are registered and/or properly licensed in the state in which the sale of the Shares to the investor executing this Subscription Agreement has been made and that the offering of the Shares is registered for sale in such state; (ii) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) have discussed such investor’s prospective purchase of Shares with such investor; (iv) have advised such investor of all pertinent facts with regard to the fundamental risks of the investment, including the lack of liquidity and marketability of the Shares; (v) have delivered a current Prospectus and related supplements, if any, to such investor; (vi) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vii) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that the undersigned will obtain and retain records relating to such investor’s suitability for a period of six years, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and that such investor has an understanding of the fundamental risks of the investment, the background and qualifications of the persons managing the Company and the tax consequences of purchasing and owning Shares; and (viii) the purchase of Shares is in the best interests of the investor. The undersigned financial representative further represents and certifies that in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing anti-money laundering program and customer identification program.

Broker-dealer name or RIA firm name

Financial representative name		Phone
(first, middle, last)

Mailing address
(street)		(city, state)	(ZIP)

Advisor/CRD number	Branch number	Email address

Financial representative signature	Date (mm/dd/yyyy)	Principal signature (if applicable)	Date (mm/dd/yyyy)

10 Investment instructions

☐ By wire transfer	☐ Custodial accounts	☐ By mail (Checks should be made payable to “FS CREIT”)
UMB Bank, N.A.,	Forward Subscription	FS CREIT	Regular mail	Express/overnight delivery
ABA routing #101000695,	Agreement to	c/o DST Systems Inc.	P.O. Box 219095	430 W. 7th Street
FS Credit Real Estate Income Trust, Inc.	the custodian		Kansas City, MO 64121	Kansas City, MO 64105
Account #XXXXXXXXXX				877-628-8575
Beneficial owner(s) (include in memo field)

APPENDIX C

DISTRIBUTION REINVESTMENT PLAN

FS Credit Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), pursuant to its Amended and Restated Articles of Incorporation, as further amended and restated from time to time (the “Articles”), has adopted a Distribution Reinvestment Program (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Articles unless otherwise defined herein.

1. Distribution Reinvestment. As agent for stockholders of the Company (“Stockholders”) who purchase Class T shares (the “Class T Shares”), Class T-C shares (the “Class T-C Shares”), Class D shares (the “Class D Shares”), Class M shares (the “Class M Shares”), Class I shares (the “Class I Shares”) Class S shares (the “Class S Shares and Class Y Shares (the “Class Y Shares”) of the Company’s common stock (the Class T Shares, Class T-C Shares, Class D Shares, Class M Shares, Class I Shares, Class S shares and Class Y shares together, the “Shares”) pursuant to the Company’s public offering which will commence immediately upon declaration of effectiveness of its Registration Statement initially filed with the SEC on February 13, 2017 (the “Offering”) or pursuant to a private offering and who elect to participate in the DRP (the “Participants), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares of the same class for such Participants directly, if permitted under state securities laws and, if not, through the dealer manager for participating dealers registered in the Participant’s state of residence.

2. Effective Date. The effective date of the DRP shall be the date that the registration statement on Form S-11 is declared effective by the Securities and Exchange Commission (the “SEC”).

3. Procedure for Participation. Any Stockholder may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the dealer manager or any participating dealer. If any Stockholder initially elects to not be a Participant, they may later become a Participant by subsequently completing and executing an enrollment form or any appropriate authorization form as may be available from the Company, the Company’s transfer agent, the dealer manager or any participating dealer participating in the distribution of Shares for the Offering. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Distributions are payable by the Company.

4. Suitability. Each Participant is requested to promptly notify the Company in writing if (i) the Participant experiences a material change in his or her financial condition, including the failure to meet the income, net worth and investment concentration standards imposed by such Participant’s state of residence and set forth in the Company’s most recent prospectus; or (ii) if any of the representations or warranties set forth in the Subscription Agreement are no longer true in any material respect with respect to such Participant. For the avoidance of doubt, this request in no way shifts to the Participant the responsibility of the Company’s sponsor, or any other person selling shares on behalf of the Company to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.

5. Purchase of Shares. Participants will acquire Shares from the Company (including Shares purchased by the Company for the DRP in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”)) at a price equal to the net asset value (the “NAV”) per Share applicable to the class of Shares purchased by the Participant on the date that the Distribution is payable (calculated as of the distribution date). No selling commissions or dealer manager fees will be payable with respect to Shares purchased pursuant to the DRP but such Shares may be subject to ongoing stockholder servicing fees or other fees described in the Company’s prospectus. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the percentage ownership and other limitations contained in the Articles.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the $250,000,000 in Shares which were registered for the DRP in the Offering, (b) Shares of the Company’s common stock purchased by the Company for the DRP in a Secondary Market, or (c) Shares to be registered by the Company with the SEC in a future offering for use in the DRP.

6. Taxes. THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.

7. Share Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form only until the Company begins to issue certificates for its outstanding common stock.

8. Reports. On at least a quarterly basis, the Company shall provide each Participant a statement of account describing, as to such Participant: (i) the Distributions reinvested during the quarter; (ii) the number and class of Shares purchased pursuant to the DRP during the quarter; (iii) the per share purchase price for such Shares; and (iv) the total number of Shares purchased on behalf of the Participant under the DRP. On an annual basis, tax information with respect to income earned on Shares under the DRP for the calendar year will be provided to each applicable participant.

9. Stockholder Servicing Fees. In connection with Class T Shares, Class T-C Shares, Class D Shares and Class M Shares sold pursuant to the DRP, the Company will pay stockholder servicing fees over time to the dealer manager as described in the Company’s prospectus for this Offering. No stockholder servicing fees will be paid with respect to the Class I Shares, Class S shares or Class Y shares.

10. Termination by Participant. A Participant may terminate participation in the DRP with ten (10) business days’ written notice to the Company at any time, without penalty. Prior to listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant requests that the Company repurchase all or any portion of the Participant’s Shares, the Participant’s participation in the DRP with respect to the Participant’s Shares for which repurchase was requested but that were not repurchased will be terminated. If a Participant terminates DRP participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in his or her account and provide a check for the cash value of any fractional share in such account. Upon termination of DRP participation, future Distributions will be distributed to the Stockholder in cash.

11. Amendment or Termination of DRP by the Company. The Board of Directors may by majority vote amend any aspect of the DRP; provided that the DRP cannot be amended to eliminate a Participant’s right to terminate participation in the DRP and that written notice of any material amendment must be provided to Participants at least ten (10) business days prior to the effective date of that amendment. The Board of Directors may by majority vote suspend or terminate the DRP for any reason upon ten (10) business days’ written notice to the Participants.

12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities act of a state, the Company has been advised that, in the opinion of the SEC and certain state securities commissions, such indemnification is contrary to public policy and, therefore, unenforceable.

13. Governing Law. This DRP shall be governed by the laws of the State of Maryland.

APPENDIX D

PRIVACY NOTICE

We are committed to protecting your privacy. This privacy notice explains the privacy policies of FS Credit Real Estate Income Trust, Inc. and its affiliates.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. The only information we collect from you is your name, address, number of shares you hold and your social security number. This information is used only so that we can send you annual reports and other information about us, and send you proxy statements or other information required by law.

We do not share this information with any non-affiliated third party except as described below.

●	Authorized Employees of our Adviser. It is our policy that only authorized employees of FS Real Estate Advisor, LLC who need to know your personal information will have access to it.

●	Service Providers. We may disclose your personal information to companies that provide services on our behalf, such as record keeping, processing your trades and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

●	Courts and Government Officials. If required by law, we may disclose your personal information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena or court order will be disclosed.

D-1

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Until November 10, 2017 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as participating dealers.

Maximum Offering of $2,750,000,000

Common Stock

FS CREDIT REAL ESTATE INCOME TRUST, INC.

PROSPECTUS

September 11, 2017